    AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON NOVEMBER 6, 1998


                                                      REGISTRATION NO. 333-59521
--------------------------------------------------------------------------------
--------------------------------------------------------------------------------
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549
                            ------------------------
                                    FORM S-4

                                AMENDMENT NO. 2

                                       TO
                          REGISTRATION STATEMENT UNDER
                           THE SECURITIES ACT OF 1933
                            ------------------------
                          CLEARVIEW CINEMA GROUP, INC.
             (EXACT NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)

                                    DELAWARE
                        (STATE OR OTHER JURISDICTION OF
                         INCORPORATION OR ORGANIZATION)

                                      7832
                          (PRIMARY STANDARD INDUSTRIAL
                           CLASSIFICATION CODE NUMBER

                                   22-3338356
                                (I.R.S. EMPLOYER

                              IDENTIFICATION NO.)
                            ------------------------

  (ADDRESS, INCLUDING ZIP CODE, AND TELEPHONE NUMBER, INCLUDING AREA CODE, OF
                   REGISTRANT'S PRINCIPAL EXECUTIVE OFFICES)

                                  A. DALE MAYO
                                 97 MAIN STREET
                               CHATHAM, NJ 07928
                                 (973) 377-4646
 (NAME, ADDRESS, INCLUDING ZIP CODE, AND TELEPHONE NUMBER, INCLUDING AREA CODE,
                             OF AGENT FOR SERVICE)
                            ------------------------
                                   Copies to:
                               JANICE C. HARTMAN
                           KIRKPATRICK & LOCKHART LLP
                              1500 OLIVER BUILDING
                           PITTSBURGH, PA 15222-2312
                                 (412) 355-6500
                            ------------------------
     APPROXIMATE DATE OF COMMENCEMENT OF THE PROPOSED SALE OF THE SECURITIES TO THE PUBLIC: AS SOON AS PRACTICABLE AFTER THE EFFECTIVE DATE OF THIS REGISTRATION STATEMENT.

     If the securities being registered on this Form are being offered in connection with the formation of a holding company and there is compliance with General Instruction G, check the following box. [ ]
                            ------------------------
     THE REGISTRANT HEREBY AMENDS THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANT SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(a) OF THE SECURITIES ACT OF 1933 OR UNTIL THIS REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE COMMISSION, ACTING PURSUANT TO SAID SECTION 8(a), MAY DETERMINE.
--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

                                                                                   ADDRESS INCLUDING ZIP CODE,
                                          STATE OR OTHER                              AND TELEPHONE NUMBER
                                          JURISDICTION OF                            INCLUDING AREA CODE, OF
      EXACT NAME OF REGISTRANT AS          INCORPORATION       I.R.S. EMPLOYER       REGISTRANT'S PRINCIPAL
       SPECIFIED IN ITS CHARTER           OR ORGANIZATION   IDENTIFICATION NUMBER       EXECUTIVE OFFICES
      ---------------------------         ---------------   ---------------------  ---------------------------
CCC Tenafly Cinema Corp.                        DE               22-3478510        97 Main Street
                                                                                   Chatham, NJ 07298
                                                                                   (973) 377-4646
CCC Bergenfield Cinema Corp.                    DE               22-3478509        97 Main Street
                                                                                   Chatham, NJ 07298
                                                                                   (973) 377-4646
CCC Closter Cinema Corp.                        DE               22-3478508        97 Main Street
                                                                                   Chatham, NJ 07298
                                                                                   (973) 377-4646
CCC B.C. Realty Corp.                           DE               22-3478512        97 Main Street
                                                                                   Chatham, NJ 07298
                                                                                   (973) 377-4646
CCC Bronxville Cinema Corp.                     DE               22-3523957        97 Main Street
                                                                                   Chatham, NJ 07298
                                                                                   (973) 377-4646
CCC Larchmont Cinema Corp.                      DE               22-3523953        97 Main Street
                                                                                   Chatham, NJ 07298
                                                                                   (973) 377-4646
CCC Mamaroneck Cinema Corp.                     DE               22-3523958        97 Main Street
                                                                                   Chatham, NJ 07298
                                                                                   (973) 377-4646
CCC Cinema 304 Corp.                            DE               22-3523955        97 Main Street
                                                                                   Chatham, NJ 07298
                                                                                   (973) 377-4646
CCC Wayne Cinema Corp.                          DE               22-3523951        97 Main Street
                                                                                   Chatham, NJ 07298
                                                                                   (973) 377-4646
CCC Bayonne Cinema Corp.                        DE               22-3532585        97 Main Street
                                                                                   Chatham, NJ 07298
                                                                                   (973) 377-4646
CCC Marboro Cinema Corp.                        DE               22-3532587        97 Main Street
                                                                                   Chatham, NJ 07298
                                                                                   (973) 377-4646
CCC Roslyn Cinema Corp.                         DE               22-3546047        97 Main Street
                                                                                   Chatham, NJ 07298
                                                                                   (973) 377-4646
CCC Bellevue Cinema Corp.                       DE               22-3547418        97 Main Street
                                                                                   Chatham, NJ 07298
                                                                                   (973) 377-4646
CCC Cedar Grove Cinema Corp.                    DE               22-3547423        97 Main Street
                                                                                   Chatham, NJ 07298
                                                                                   (973) 377-4646

                                                                                   ADDRESS INCLUDING ZIP CODE,
                                          STATE OR OTHER                              AND TELEPHONE NUMBER
                                          JURISDICTION OF                            INCLUDING AREA CODE, OF
      EXACT NAME OF REGISTRANT AS          INCORPORATION       I.R.S. EMPLOYER       REGISTRANT'S PRINCIPAL
       SPECIFIED IN ITS CHARTER           OR ORGANIZATION   IDENTIFICATION NUMBER       EXECUTIVE OFFICES
      ---------------------------         ---------------   ---------------------  ---------------------------
CCC Kin Mall Cinema Corp.                       DE               22-3547422        97 Main Street
                                                                                   Chatham, NJ 07298
                                                                                   (973) 377-4646
CCC Mansfield Cinema Corp.                      DE               22-3547402        97 Main Street
                                                                                   Chatham, NJ 07298
                                                                                   (973) 377-4646
CCC Middlebrook Cinema Corp.                    DE               22-3547420        97 Main Street
                                                                                   Chatham, NJ 07298
                                                                                   (973) 377-4646
CCC Parsippany Cinema Corp.                     DE               22-3547401        97 Main Street
                                                                                   Chatham, NJ 07298
                                                                                   (973) 377-4646
CCC Succasunna Cinema Corp.                     DE               22-3547399        97 Main Street
                                                                                   Chatham, NJ 07298
                                                                                   (973) 377-4646
CCC Edison Cinema Corp.                         DE               22-3552613        97 Main Street
                                                                                   Chatham, NJ 07298
                                                                                   (973) 377-4646
CCC Woodbridge Cinema Corp.                     DE               22-3552614        97 Main Street
                                                                                   Chatham, NJ 07298
                                                                                   (973) 377-4646
CCC Babylon Cinema Corp.                        DE               22-3562503        97 Main Street
                                                                                   Chatham, NJ 07298
                                                                                   (973) 377-4646
CCC Manhasset Cinema Corp.                      DE               22-3562505        97 Main Street
                                                                                   Chatham, NJ 07298
                                                                                   (973) 377-4646
Millburn Twin Cinema Corp.                      DE               22-3559804        97 Main Street
                                                                                   Chatham, NJ 07298
                                                                                   (973) 377-4646
CCC Morristown Cinema Corp.                     DE               22-3566664        97 Main Street
                                                                                   Chatham, NJ 07298
                                                                                   (973) 377-4646
CCC Narberth Cinema Corp.                       DE               23-2944155        97 Main Street
                                                                                   Chatham, NJ 07298
                                                                                   (973) 377-4646
CCC Bala Cynwyd Cinema Corp.                    DE               52-2074896        97 Main Street
                                                                                   Chatham, NJ 07298
                                                                                   (973) 377-4646
CCC Great Neck Cinema Corp.                     DE               22-3562506        97 Main Street
                                                                                   Chatham, NJ 07298
                                                                                   (973) 377-4646
CCC Franklin Square Cinema Corp.                DE               22-3562510        97 Main Street
                                                                                   Chatham, NJ 07298
                                                                                   (973) 377-4646

                                                                                   ADDRESS INCLUDING ZIP CODE,
                                          STATE OR OTHER                              AND TELEPHONE NUMBER
                                          JURISDICTION OF                            INCLUDING AREA CODE, OF
      EXACT NAME OF REGISTRANT AS          INCORPORATION       I.R.S. EMPLOYER       REGISTRANT'S PRINCIPAL
       SPECIFIED IN ITS CHARTER           OR ORGANIZATION   IDENTIFICATION NUMBER       EXECUTIVE OFFICES
      ---------------------------         ---------------   ---------------------  ---------------------------
CCC Clairidge Cinema Corp.                      DE               22-3559805        97 Main Street
                                                                                   Chatham, NJ 07298
                                                                                   (973) 377-4646
CCC Screening Zone Cinema Corp.                 DE               22-3559806        97 Main Street
                                                                                   Chatham, NJ 07298
                                                                                   (973) 377-4646
CCC Carmel Cinema Corp.                         DE               52-2110588        97 Main Street
                                                                                   Chatham, NJ 07298
                                                                                   (973) 377-4646
CCC Cobble Hill Cinema Corp.                    DE               22-3568867        97 Main Street
                                                                                   Chatham, NJ 07298
                                                                                   (973) 377-4646
CCC West Milford Cinema Corp.                   DE               22-3577466        97 Main Street
                                                                                   Chatham, NJ 07298
                                                                                   (973) 377-4646
CCC Colony Cinema Corp.                         DE               22-3577463        97 Main Street
                                                                                   Chatham, NJ 07298
                                                                                   (973) 377-4646

INFORMATION CONTAINED HEREIN IS SUBJECT TO COMPLETION OR AMENDMENT. A REGISTRATION STATEMENT RELATING TO THESE SECURITIES HAS BEEN FILED WITH THE SECURITIES AND EXCHANGE COMMISSION. THESE SECURITIES MAY NOT BE SOLD NOR MAY OFFERS TO BUY BE ACCEPTED PRIOR TO THE TIME THE REGISTRATION STATEMENT BECOMES EFFECTIVE. THIS PROSPECTUS SHALL NOT CONSTITUTE AN OFFER TO SELL OR THE SOLICITATION OF AN OFFER TO BUY NOR SHALL THERE BE ANY SALE OF THESE SECURITIES IN ANY STATE IN WHICH SUCH OFFER, SOLICITATION OR SALE WOULD BE UNLAWFUL PRIOR TO REGISTRATION OR QUALIFICATION UNDER THE SECURITIES LAWS OF ANY SUCH STATE.


                 SUBJECT TO COMPLETION, DATED NOVEMBER 6, 1998


PROSPECTUS

                                  $80,000,000

                          CLEARVIEW CINEMA GROUP, INC.

                             OFFER TO EXCHANGE ITS
                         10 7/8% SENIOR NOTES DUE 2008
                        THAT HAVE BEEN REGISTERED UNDER
                    THE SECURITIES ACT OF 1933, AS AMENDED,
                 FOR UP TO $80,000,000 PRINCIPAL AMOUNT OF ITS
                   OUTSTANDING 10 7/8% SENIOR NOTES DUE 2008
                               ------------------


THE EXCHANGE OFFER WILL EXPIRE AT 5:00 P.M., NEW YORK CITY TIME, ON DECEMBER   ,
1998 UNLESS EXTENDED.


     Clearview Cinema Group, Inc., a Delaware corporation ("Clearview" or the "Company"), hereby offers, upon the terms and subject to the conditions set forth in this Prospectus and the accompanying Letter of Transmittal (which together constitute the "Exchange Offer"), to exchange its 10 7/8% Senior Notes due 2008 (the "New Notes") that have been registered under the Securities Act of 1933, as amended (the "Securities Act"), pursuant to a Registration Statement (as defined) of which this Prospectus constitutes a part, for up to $80,000,000 aggregate principal amount of its outstanding 10 7/8% Senior Notes due 2008 (the "Old Notes"), of which $80,000,000 aggregate principal amount is outstanding as of the date hereof.


     The New Notes will evidence the same debt as the Old Notes and will be issued under and be entitled to the same benefits under the Indenture (as defined) as the Old Notes. In addition, the New Notes and the Old Notes will be treated as one series of securities under the Indenture. The terms of the New Notes are identical in all material respects to the terms of the Old Notes for which they may be exchanged pursuant to this offer, except for certain transfer restrictions, registration rights and terms providing for an increase in the interest rate on the Old Notes under certain circumstances relating to the registration rights. The New Notes and the Old Notes are collectively referred to herein as the "Notes." See "Description of Notes."



     On October 29, 1998, the Company commenced a solicitation (the "Consent Solicitation") of consents ("Consents") to approve certain proposed amendments (the "Proposed Amendments") to the Indenture under which the Notes were issued and to execution of a supplemental indenture effecting such Proposed Amendments, and also commenced an offer to purchase any and all of the Notes for cash upon the terms and subject to the conditions set forth in the offer (the "Tender Offer"). If valid and unrevoked Consents are received from the Holders of a majority in principal amount of the outstanding Notes, and if certain other conditions are satisfied, Holders should be aware that the New Notes to be issued



                                                          Continued on next page



     SEE "RISK FACTORS" BEGINNING ON PAGE 14 FOR A DISCUSSION OF CERTAIN FACTORS THAT HOLDERS OF THE OLD NOTES SHOULD CONSIDER IN CONNECTION WITH THE EXCHANGE OFFER.

                               ------------------
  THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION NOR HAS THE SECURITIES
   AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION PASSED UPON THE ACCURACY OR ADEQUACY OF THIS PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY IS A
                               CRIMINAL OFFENSE.


               The date of this Prospectus is November   , 1998.

Continued from previous page


in the Exchange Offer will contain terms as modified by the Proposed Amendments. See "Description of Notes--The Proposed Amendments." If on December 10, 1998, the time to submit Consents has expired but the Tender Offer has not expired, Holders who have tendered Old Notes in the Tender Offer may participate in the Exchange Offer by complying with the procedures for withdrawal of tendered Old Notes from the Tender Offer as set forth in the Consent Solicitation and Tender Offer materials and described herein under "The Exchange Offer--Procedures for Tendering," and tendering such withdrawn Old Notes in the Exchange Offer. Whether or not Holders have previously tendered Old Notes in the Tender Offer, Holders may instruct the Exchange Agent in the accompanying Letter of Transmittal to automatically tender New Notes issued in the Exchange Offer into the Tender Offer after consummation of the Exchange Offer. The Exchange Agent also is acting as the Depositary in the Consent Solicitation and Tender Offer.



     The New Notes will mature on June 12, 2008. Interest on the New Notes will be payable semiannually on June 1 and December 1 of each year, commencing June 1, 1999, at a rate of 10.875% per annum. The New Notes will be redeemable at the option of the Company, in whole or in part, at any time on or after June 1, 2003, at the redemption prices set forth herein, plus accrued and unpaid interest and Liquidated Damages (as defined), if any, thereon to the date of redemption. In addition, at any time prior to June 1, 2001, the Company may redeem up to 33% of the aggregate principal amount of the New Notes at a redemption price of 110.875% of the principal amount thereof, plus accrued and unpaid interest and Liquidated Damages, if any, thereon to the date of redemption, with the net cash proceeds of one or more public equity offerings or Strategic Equity Investments (as defined); provided that at least $53.3 million of the aggregate principal amount of the New Notes remains outstanding immediately after the occurrence of each such redemption.


     Upon the occurrence of a Change of Control (as defined), each holder of New Notes will have the right to require the Company to purchase all or any part of such holder's New Notes at a purchase price equal to 101% of the aggregate principal amount thereof, plus accrued and unpaid interest and Liquidated Damages, if any, to the date of purchase. See "Business--Recent Developments" and "Description of Notes--Repurchase at the Option of Holders--Change of Control."


     The Notes represent general unsecured obligations of the Company and rank pari passu in right of payment with all current and future senior indebtedness of the Company. The New Notes will be effectively subordinated to all senior secured indebtedness of the Company to the extent of such security, including indebtedness under the New Credit Facility (as defined), which provides for up to $15.0 million of revolving credit loans guaranteed by the Company's subsidiaries and secured as described herein. As of June 30, 1998, the Company had $80.0 million of indebtedness outstanding, all of which is represented by the Notes. If the Proposed Amendments are adopted, the Company will be permitted to incur additional indebtedness. See "Description of Notes--The Proposed Amendments." The operations of the Company are conducted through its subsidiaries. The Notes are unconditionally guaranteed, jointly and severally, by the Subsidiary Guarantors (as defined). The Subsidiary Guarantees (as defined) are general, unsecured obligations of the Subsidiary Guarantors and rank pari passu in right of payment with all current and future senior indebtedness of the Subsidiary Guarantors. As of June 30, 1998, the Subsidiary Guarantors had no indebtedness outstanding other than the Subsidiary Guarantees of the Notes. See "Capitalization" and "Description of New Credit Facility."


     The New Notes are being offered hereunder in order to satisfy certain obligations of the Company under the Registration Rights Agreement dated as of June 12, 1998 (the "Registration Rights Agreement") among the Company, the Subsidiary Guarantors and Lehman Brothers Inc., as the initial purchaser of the Old Notes (the "Initial Purchaser").

     The Company is making the Exchange Offer in reliance on the position of the staff of the Securities and Exchange Commission (the "Commission") as set forth in certain no-action letters addressed to other parties in other transactions. However, the Company has not sought its own no-action letter, and there can be no assurance that the staff of the Commission will make a similar determination with respect to the Exchange Offer as in such other circumstances. Based upon these interpretations by the staff of the Commission, the Company believes that New Notes issued pursuant to the Exchange Offer in exchange for Old Notes may be offered for resale, resold and otherwise transferred by a holder thereof other than (i) a broker-dealer who purchased such Old Notes directly from the Company to resell pursuant to Rule 144A or any other available exemption under the Securities Act or (ii) a person that is an "affiliate" (as defined in Rule 405 of the Securities Act) of the Company without

Continued from previous page

compliance with the registration and prospectus delivery provisions of the Securities Act, provided that such New Notes are acquired in the ordinary course of such holder's business and that such holder is not participating, and has no arrangement or understanding with any person to participate, in the distribution of such New Notes. Holders of Old Notes accepting the Exchange Offer will represent to the Company in the Letter of Transmittal that such conditions have been met. Any holder who participates in the Exchange Offer for the purpose of participating in a distribution of the New Notes may not rely on the position of the staff of the Commission as set forth in these no-action letters and would have to comply with the registration and prospectus delivery requirements of the Securities Act in connection with any secondary resale transaction. A secondary resale transaction in the United States by a holder who is using the Exchange Offer to participate in the distribution of New Notes must be covered by a registration statement containing the selling securityholder information required by applicable regulations promulgated under the Securities Act.

     Each broker-dealer (other than an "affiliate" of the Company) that receives New Notes for its own account pursuant to the Exchange Offer must acknowledge that it acquired the Old Notes as a result of market-making activities or other trading activities and will deliver a prospectus in connection with any resale of such New Notes. The Letter of Transmittal states that by so acknowledging and by delivering a prospectus, a broker-dealer will not be deemed to admit that it is an "underwriter" within the meaning of the Securities Act. This Prospectus, as it may be amended or supplemented from time to time, may be used by a broker-dealer in connection with resales of New Notes received in exchange for Old Notes where such Old Notes were acquired by such broker-dealer as a result of market-making activities or other trading activities. The Company has agreed that, for a period of 90 days after the date of this Prospectus, it will make this Prospectus available to any broker-dealer for use in connection with any such resale. See "Plan of Distribution." Any broker-dealer who is an affiliate of the Company may not rely on such no-action letters and must comply with the registration and prospectus delivery requirements of the Securities Act in connection with any secondary resale transaction. See "The Exchange Offer--Purpose of the Exchange Offer."

     The New Notes are new securities for which there is currently no market. Although the New Notes are expected to be eligible for trading in the Private Offerings, Resale and Trading through Automated Linkages ("PORTAL") Market of the Nasdaq Stock Market, Inc., the Company presently does not intend to apply for listing of the New Notes on any securities exchange or for quotation through the National Association of Securities Dealers Automated Quotation System ("NASDAQ"). The Company has been advised by the Initial Purchaser that, following completion of the Exchange Offer, it currently intends to make a market in the New Notes; however, the Initial Purchaser is not obligated to do so, and any market-making activities with respect to the New Notes may be discontinued at any time without notice. There can be no assurance that an active public market for the New Notes will develop.

     THIS PROSPECTUS AND THE RELATED LETTER OF TRANSMITTAL CONTAIN IMPORTANT INFORMATION. HOLDERS OF OLD NOTES ARE URGED TO READ THIS PROSPECTUS AND THE RELATED LETTER OF TRANSMITTAL CAREFULLY BEFORE DECIDING WHETHER TO TENDER THEIR OLD NOTES PURSUANT TO THE EXCHANGE OFFER.


     Any Old Notes not tendered and accepted in the Exchange Offer will remain outstanding and will be entitled to all the rights and preferences and will be subject to the limitations applicable thereto under the Indenture. Following consummation of the Exchange Offer, the holders of Old Notes will continue to be subject to the existing restrictions upon transfer thereof, and the Company will have no obligation to such holders (other than the Initial Purchaser) to provide for the registration under the Securities Act of the Old Notes held by them, except in limited circumstances. See "Description of Notes--Registration Rights; Liquidated Damages." To the extent that Old Notes are tendered and accepted in the Exchange Offer, a holder's ability to sell untendered Old Notes could be adversely affected. It is not expected that an active market for the Old Notes will develop while they are subject to restrictions on transfer. The Company will accept for exchange any and all Old Notes that are validly tendered and not withdrawn on or prior to 5:00 p.m., New York City time, on the date the Exchange
Offer expires, which will be December   , 1998 (the "Expiration Date"), unless
the Exchange Offer is extended by the Company in its sole discretion (in which case the Expiration Date shall be the latest date and time to which the Exchange Offer is extended.) Tenders of Old Notes may be withdrawn at any time prior to 5:00 p.m., New York

Continued from previous page

City time, on the Expiration Date, unless previously accepted for payment by the Company. The Exchange Offer is not conditioned upon any minimum principal amount of Old Notes being tendered for exchange. However, the Exchange Offer is subject to certain conditions which may be waived by the Company and to the terms and provisions of the Registration Rights Agreement. Old Notes may be tendered only in denominations of $1,000 and integral multiples thereof. The Company has agreed to pay the expenses of the Exchange Offer. See "The Exchange Offer--Fees and Expenses."


     This Prospectus, together with the Letter of Transmittal, is being sent to
all registered holders of Old Notes as of November   , 1998.


     The Company will not receive any proceeds from the Exchange Offer. No dealer-manager is being used in connection with the Exchange Offer. See "Use of Proceeds" and "Plan of Distribution."


     UNTIL MARCH   , 1999, ALL BROKER-DEALERS EFFECTING TRANSACTIONS IN THE NEW
NOTES, WHETHER OR NOT PARTICIPATING IN THE EXCHANGE OFFER, MAY BE REQUIRED TO DELIVER A PROSPECTUS. THIS IS IN ADDITION TO THE OBLIGATIONS OF BROKER-DEALERS TO DELIVER A PROSPECTUS WHEN ACTING AS UNDERWRITERS AND WITH RESPECT TO THEIR UNSOLD ALLOTMENTS OR SUBSCRIPTIONS.

     No broker-dealer, salesperson or other individual has been authorized to give any information or to make any representation in connection with the Exchange Offer other than those contained in this Prospectus and the Letter of Transmittal and, if given or made, such information or representation must not be relied upon as having been authorized by the Company. The delivery of this Prospectus shall not, under any circumstances, create any implication that the information herein is correct at any time subsequent to its date.

     THE EXCHANGE OFFER IS NOT BEING MADE TO, NOR WILL THE COMPANY ACCEPT TENDERS FOR EXCHANGE FROM, HOLDERS OF OLD NOTES IN ANY JURISDICTION IN WHICH THE EXCHANGE OFFER OR THE ACCEPTANCE THEREOF WOULD NOT BE IN COMPLIANCE WITH THE SECURITIES OR BLUE SKY LAWS OF SUCH JURISDICTION.

     This Prospectus includes "forward-looking statements" within the meaning of
Section 27A of the Securities Act and Section 21E of the Securities and Exchange Act of 1934, as amended (the "Exchange Act"). All statements other than statements of historical facts included in this Prospectus, including, without limitation, the statements under "Prospectus Summary," "Management's Discussion and Analysis of Financial Condition and Results of Operations," and "Business" and located elsewhere herein regarding industry prospects, the Company's prospects and the Company's financial position are forward-looking statements. Although the Company believes that the expectations reflected in such forward-looking statements are reasonable, it can give no assurance that such expectations will prove to have been correct. Important factors that could cause actual results to differ materially from the Company's expectations ("Cautionary Statements") are disclosed in this Prospectus, including, without limitation, in conjunction with the forward-looking statements included in this Prospectus under "Risk Factors." All subsequent written and oral forward-looking statements attributable to the Company or persons acting on its behalf are expressly qualified in their entirety by the Cautionary Statements.

                             AVAILABLE INFORMATION

     The Company is subject to the informational requirements of the United States Securities Exchange Act of 1934 (the "Exchange Act") and in accordance therewith files periodic reports, proxy solicitation materials and other information with the Commission. Such reports, proxy solicitation materials and other information can be inspected and copied at the public reference facilities maintained by the Commission at Judiciary Plaza, 450 Fifth Street, N.W., Washington, D.C. 20549 and at the Commission's Regional Offices located at Seven World Trade Center, Suite 1300, New York, New York 10048 and Citicorp Center, 500 West Madison Street, Suite 1400, Chicago, Illinois 60661-2511. Copies of such materials can be obtained from the Public Reference Section of the Commission, 450 Fifth Street, N.W., Washington, D.C. 20549, at prescribed rates. The Commission maintains a Web site that contains reports, proxy and information statements and other information regarding registrants that file electronically with the Commission. Such reports, proxy and information statements and other information may be found on the Commission's site address, http://www.sec.gov. The Company's common stock, $0.01 par value per share (the "Common Stock") is listed on the American Stock Exchange (the "AMEX"). Such reports, proxy solicitation materials and other information can also be inspected and copied at the offices of the AMEX at 86 Trinity Place, New York, New York 10006.

     The Company has filed with the Commission a Registration Statement on Form S-4 under the Securities Act (the "Registration Statement") with respect to the New Notes offered hereby. This Prospectus, which constitutes part of the Registration Statement, does not contain all of the information set forth in the Registration Statement, certain portions of which are omitted in accordance with the rules and regulations of the Commission. Such additional information may be obtained from the Commission's principal office in Washington, D.C. or their Web site as set forth above. For further information, reference is hereby made to the Registration Statement, including the exhibits filed as a part thereof or otherwise incorporated herein. Statements made in this Prospectus as to the contents of any documents referred to are necessarily summaries of such documents and are not complete, and in each instance reference is made to such documents for a more complete description and each such statement is qualified in its entirety by such reference.

                               PROSPECTUS SUMMARY

     The following is a summary of certain information contained elsewhere in this Prospectus. Reference is made to, and this summary is qualified in its entirety by, the more detailed information and financial statements, including the notes thereto, contained elsewhere in this Prospectus. As used in this Prospectus, unless the context indicates otherwise, the terms the "Company" and "Clearview" refer to Clearview Cinema Group, Inc. and its subsidiaries.

                                  THE COMPANY


     Clearview is a major regional first-run motion picture exhibitor that operates primarily community-based multiplex theaters in affluent suburban communities in the New York/New Jersey metropolitan area. Clearview offers a broad mix of first run films with a particular focus on films designed to appeal to sophisticated moviegoers and families with younger children residing in these communities. As of September 30, 1998, the Company has 43 theaters with a total of 203 screens. Through additions of screens to existing theaters and new theater development, the Company also plans to add a total of 60 new screens by May 31, 1999. Based on the number of screens currently operated, the Company believes that it is one of the largest motion picture exhibitors in the New York/New Jersey metropolitan region and the second largest in New Jersey, thus enabling it to compete effectively with the major national theater circuits in its markets. As of September 30, 1998, approximately 70.0% of the Company's theaters were the sole exhibitors in their film zones, and approximately 16.0% were the leading exhibitors in their film zones.



     Clearview operates clean, comfortable, visually appealing and service-oriented theaters predominantly located in affluent towns and communities rather than in shopping malls or near highways. The Company believes that, in many suburban communities in the Middle Atlantic and New England states, theaters located in town or in community-based retail centers serve audiences that prefer the convenience and familiarity of such theaters to the larger out-of-town megaplex theaters that appear to be the focus of the major theater circuits. Many of the Company's target markets are in densely populated, affluent areas consisting of numerous small municipalities with local business districts that are well suited to the Company's strategy of operating community-based theaters. In many of these areas it can be difficult for theater circuit operators to build or expand theaters into large multiplexes or megaplexes due to a lack of affordable real estate, zoning laws and community resistance.



     Founded in 1994 with four theaters and eight screens, the Company has grown through both acquisitions and theater development. Since that time, the Company has completed 16 acquisitions, representing 34 theaters with a total of 170 screens, and entered into agreements to operate four theaters with 13 screens. Management has successfully integrated these theaters into its operations by reducing operating expenses and implementing new operating standards, management controls and information systems. The Company has also upgraded the seating, improved the sound and projection equipment, refurbished the interior furnishings and broadened the concession offerings in most locations. Additionally, since early 1995 the Company has added seven screens to existing theaters and constructed a new five-screen theater in an existing building, resulting in an aggregate of 43 theaters with a total of 203 screens as of September 30, 1998. See "Business--Existing Theaters."


     During the past ten years, overall movie theater attendance in the United States has grown from 1,089 million in 1987 to 1,388 million in 1997. Admission revenue increased from a total of approximately $4.3 billion in 1987 to approximately $6.4 billion in 1997, or a compound annual growth rate of 4.1%. The theatrical exhibition industry is fragmented. Although the eleven largest theater circuits operated approximately 60% of the screens at May 1, 1997, 268 of the approximately 478 remaining exhibitors operated four or fewer screens. There is also a strong trend toward consolidation in the motion picture exhibition industry. Two recent major transactions combined Cineplex Odeon Corporation ("Cineplex") (approximately 1,729 screens) with Sony/Loews Theater Exhibition Group ("Sony/Loews") (approximately 1,020 screens), and combined Act III Cinemas ("Act III") (approximately 832 screens) with Regal Cinemas, Inc. ("Regal") (approximately 2,337 screens). The Company believes that it has an opportunity to acquire additional theaters as the major circuits seek to divest theaters which do not fit into their strategic plans and independent theater operators find it increasingly difficult to compete with larger circuits.

RECENT DEVELOPMENTS

     On August 13, 1998, Clearview announced that it had entered into an Agreement and Plan of Merger, dated August 12, 1998 (the "Merger Agreement"), among Cablevision Systems Corporation, a Delaware corporation ("Cablevision"), CCG Holdings Inc., a Delaware corporation and a wholly-owned subsidiary of Cablevision ("CCG Holdings") and the Company, upon the terms and subject to the conditions of which the Company will be merged (the "Merger") with CCG Holdings, and the surviving corporation in the Merger (the "Surviving Corporation") will be a wholly-owned subsidiary of Cablevision. Subject to certain allocation and proration provisions contained in the Merger Agreement, the Merger Agreement provides, among other things, that at the Effective Time (as defined in the Merger Agreement), (i) each outstanding share of Clearview common stock, $.01 par value per share (the "Common Stock"), will be converted into the right to receive, at the option of the holder thereof, (A) $24.25 per share in cash or
(B) that number of shares of Class A Common Stock, par value $.01 per share, of Cablevision ("Cablevision Class A Common Stock"), equal to the amount derived by dividing $24.25 by the average of the average daily per share high and low sales prices of Cablevision Class A Common Stock as reported on the American Stock Exchange, Inc. on each of the ten trading days ending on and including the third trading day prior to the closing of the Merger (the "Share Conversion Number"); provided, however, that if such average price for Cablevision Class A Common Stock is less than $36.00, no holders of Clearview Common Stock will have the right to elect to receive Cablevision Class A Common Stock; (ii) each outstanding share of Class A Preferred Stock, $.01 par value per share ("Class A Preferred Stock") of Clearview will be converted into the right to receive, at the option of the holder thereof, the cash consideration or the stock consideration described above, as if the outstanding shares of Class A Preferred Stock had been converted into shares of Common Stock immediately prior to the Effective Time; provided, that if the average price for Cablevision Class A Common Stock described above is less than $36.00, no holders of Clearview Class A Preferred Stock will have the right to elect to receive Cablevision Class A Common Stock; and (iii) each outstanding share of Class C Preferred Stock, $.01 par value per share of Clearview ("Class C Preferred Stock", and together with the Class A Preferred Stock, "Preferred Stock" and, together with the Common Stock, the "Company Securities") will be converted into the right to receive, at the option of the holder thereof, (A) the amount in cash equal to $24.25 per share multiplied by the number of shares of Common Stock issuable upon conversion of a share of Class C Preferred Stock based on an exchange ratio of 51 shares of Common Stock per share of Class C Preferred Stock (the "Class C Conversion Number") or (B) that number of shares of Cablevision Class A Common Stock equal to the amount derived by multiplying the Class C Conversion Number and the Share Conversion Number; provided, that if the average price for Cablevision Class A Common Stock described above is less than $36.00, no holders of Class C Preferred Stock will have the right to elect to receive Cablevision Class A Common Stock.

     Cablevision will account for the Merger using the purchase method of accounting in accordance with the provisions of Accounting Principles Board Opinion No. 16, "Business Combinations." Accordingly, Cablevision will record at its cost the acquired assets less liabilities assumed, with the excess of such cost over the estimated fair value of such net assets reflected as goodwill. Additionally, certain costs directly related to the acquisition will be reflected as additional purchase price in excess of the net assets acquired. Cablevision has not yet determined whether the new basis of the net assets of Clearview will be recorded on Clearview's separate financial statements. Should Cablevision record such amounts on such separate financial statements, the increase in net assets would result principally in the recording of goodwill, which would be amortized over future periods.

     Contemporaneously with the execution and delivery of the Merger Agreement, and as a condition and inducement to Cablevision's and CCG Holdings' willingness to enter into the Merger Agreement, certain holders (the "Selling Stockholders") of Company Securities and warrants to purchase shares of Common Stock ("Warrants" and together with Company Securities, "Securities"), holding shares representing 56.3% of the total number of votes entitled to be cast by the holders of shares of Clearview Securities at a special meeting of the stockholders of the Company held to consider the Merger (the "Special Meeting"), entered into an agreement (the "Stockholders Agreement") with Cablevision pursuant to which such Selling Stockholders have agreed, among other things, to vote in favor of adoption of the Merger Agreement and to deliver an irrevocable proxy to that effect to Cablevision at its request.

     The execution and delivery of the Stockholders Agreement constituted a Change in Control under the Indenture pursuant to which the Notes were issued. The Indenture provides that upon the occurrence of a Change of Control each holder of the Notes has the right to require the Company to purchase all or any part (equal to $1,000 or an integral multiple thereof) of such holder's Notes at an offer price in cash equal to 101% of the aggregate principal amount thereon plus accrued and unpaid interest and Liquidated Damages (as defined in the Indenture) thereon, if any, to the date of purchase. Pursuant to the Merger Agreement, Cablevision had agreed with the Company, subject to certain conditions, to purchase any Notes required to be purchased by the Company. On August 19, 1998, the Company mailed a Notice of Change of Control to all holders of the Notes, informing such holders of their right to require the Company to purchase the Notes. The change of control offer expired September 17, 1998, and no holders requested that the Company purchase their Notes. If the Merger is completed, a Change of Control will occur under the Indenture and each Holder of the Notes will have the right to require the Company to purchase all or any part (equal to $1,000 or an integral multiple thereof) of such Holder's Notes at an offer price in cash equal to 101% of the aggregate principal amount thereon plus accrued and unpaid interest and Liquidated Damages thereon, if any, to the date of purchase.



     On October 29, 1998, the Company commenced the Consent Solicitation to the Proposed Amendments and to the execution of a supplemental indenture effecting such Proposed Amendments (the "Supplemental Indenture") to, among other things, modify or eliminate certain restrictive covenants contained in the Indenture and pursuant to which the Company will pay a consent fee (the "Consent Payment") equal to $20 for each $1,000 of principal amount of Notes in respect of which a Consent is validly delivered prior to November 9, 1998, unless extended (the "Consent Time"). On October 29, 1998, the Company also commenced the Tender Offer to purchase any and all of the Notes for cash upon the terms and subject to the conditions set forth in the Tender Offer. Any tender of Notes pursuant to the Tender Offer prior to the Consent Time will also constitute the delivery of a Consent with respect to such Notes. For Notes tendered prior to the Consent Time, the purchase price will be $1,100 for each $1,000 of principal amount of the Notes, plus accrued and unpaid interest to but excluding the settlement date (the "Total Consideration"), which includes the Consent Payment. For Notes tendered after the Consent Time, no Consent Payment will be made and the purchase price will be $1,080 for each principal amount of the Notes, plus accrued and unpaid interest to but excluding the settlement date (the "Tender Purchase Price"). The Consent Solicitation and Tender Offer are being made in connection with the proposed Merger involving Cablevision. The Consent Solicitation, the Company's obligation to pay the Consent Payments, the Proposed Amendments, the Tender Offer and the Company's obligation to pay the Total Consideration and the Tender Purchase Price are conditioned on, among other things, (a) the satisfaction or waiver of all the conditions to the Merger contained in the Merger Agreement (the "Merger Conditions") and (b) the receipt by The Bank of New York as depositary (the "Depositary") of valid and unrevoked Consents from record Holders of a majority in principal amount of the outstanding Notes (the "Minimum Consent Condition"). The Merger, however, is not conditioned on the successful completion of the Consent Solicitation or the Tender Offer or the adoption of the Proposed Amendments. The Merger may be consummated without the adoption of the Proposed Amendments. The Tender Offer will expire at 12:00 Noon, New York City Time on December 1, 1998, unless extended or earlier terminated (as it may be extended, the "Tender Offer Expiration Time").



     Any Consent delivered may be revoked, and any Notes tendered pursuant to the Tender Offer may be withdrawn, at any time prior to the Consent Time. A valid withdrawal of tendered Notes prior to the Consent Time will constitute the concurrent valid revocation of such record Holder's related Consent. In addition, if on December 10, 1998, the Consent Time shall have occurred and the Tender Offer Expiration Time shall not have occurred, Holders who have tendered Old Notes in the Tender Offer may participate in the Exchange Offer by complying with the procedures for withdrawal of tendered Old Notes from the Tender Offer set forth in the Consent Solicitation and Tender Offer materials and described herein under "The Exchange Offer -- Procedures for Tendering," and tendering such withdrawn Old Notes in the Exchange Offer. Whether or not Holders have previously tendered Old Notes in the Tender Offer, Holders may instruct the Exchange Agent in the accompanying Letter of Transmittal to automatically tender New Notes issued in the Exchange Offer into the Tender Offer after consummation of the Exchange Offer. The Exchange Agent also is acting as the Depositary in the Consent Solicitation and Tender Offer.



     If the Proposed Amendments become effective, the Proposed Amendments will be binding on all Holders that did not tender Notes in the Tender Offer, including Holders of New Notes. Holders who do not tender their

Notes in the Tender Offer will hold their Notes under the Indenture as modified by the Supplemental Indenture and such Holders will no longer be entitled to the benefits of the covenants modified or eliminated by the Proposed Amendments. The modification or elimination of restrictive covenants and other provisions pursuant to the Proposed Amendments may permit the Company to take actions that could increase the credit risks with respect to the Company faced by non-tendering Holders, adversely affect the market price of the Notes that remain outstanding or otherwise be adverse to the interest of non-tendering Holders. For a description of the Proposed Amendments, see "Description of Notes--The Proposed Amendments" and "Description of Notes--Indenture Comparison." The Proposed Amendments may be revised, modified, amended or supplemented after the date hereof, and if necessary, a supplemental prospectus will be distributed to the Holders of the Notes.


OPERATING STRATEGY


     The Company's objective is to expand its position as a major regional first-run motion picture exhibitor operating multiplex theaters based on strict operating controls, principally at in-town locations or in retail centers that are the focus of community life. The following are the key elements of the Company's operating strategy:


     Maintain and Expand Strong Regional Focus. Based on the number of screens currently operated, the Company believes that it is one of the largest motion picture exhibitors in the New York/New Jersey metropolitan region and is the second largest in New Jersey, thus enabling it to compete effectively with the major national theater circuits in its markets. In addition, at September 30, 1998, based on the number of screens currently operated, the Company is the leading motion picture exhibitor in such upscale suburban areas as Morris County, New Jersey; Essex County, New Jersey; and the North Shore of Long Island. The Company seeks to continue to acquire or develop theaters that are close to the Company's existing theaters and to acquire or develop similar clusters of theaters in other target markets in the Middle Atlantic and New England states. Approximately 80% of the Company's theaters are within a 30 mile radius and substantially all of the Company's theaters are within a 50 mile radius. By developing clusters of theaters, the Company generally reduces its operating expenses through the sharing of skilled personnel and management oversight. Also, with a large number of screens in one area, the Company can operate separate theaters as if they were a single larger multiplex, thereby enabling the Company to offer a wide selection of films, play successful films longer and play films with very strong demand on a number of screens at one time.

     Dominate Film Zones. The Company seeks to operate theaters that will be the sole or leading exhibitors in their geographic film licensing zones. A geographic film licensing zone or "film zone" is a geographic area (typically having a three to five mile radius in suburban markets) customarily recognized by film distributors, in which a film is licensed for exhibition at only one theater. As of September 30, 1998, approximately 70.0% of the Company's theaters were the sole exhibitors in their film zones and approximately 16.0% were the leading exhibitors in their film zones. Being the sole or leading exhibitor in a film zone allows the Company to choose which films to exhibit from among the various films licensed by the production companies. Management believes that this flexibility in film selection, combined with management's experience and expertise in selecting films for its target markets, is an important factor in the Company's success.

     Pursue Community-Based Niche Strategy. Clearview operates clean, comfortable, visually appealing and service-oriented theaters in predominantly affluent towns and communities rather than in shopping malls or near highways. The Company believes that, in many suburban communities in the Middle Atlantic and New England states, theaters located in town or in community-based retail centers serve audiences that prefer the convenience and familiarity of such theaters to the larger out-of-town megaplex theaters that appear to be the focus of the major theater circuits. By concurrently showing first run commercial, art and family-oriented films, the Company seeks to appeal to three main groups in affluent suburban communities: baby boomers, older moviegoers and families with younger children (10 years of age and younger). Because of its community-based focus, Clearview can adjust its mix of films based on its sensitivity to the tastes of the audiences in each community. Examples of successful releases at Clearview theaters during the past twelve months include One True Thing, The Governor, Titanic, As Good As It Gets, L.A. Confidential, Good Will Hunting, The Apostle, Spanish Prisoner, Parent Trap, Mousehunt and Paulie. Also as part of its community-based strategy, Clearview encourages community interaction and involvement through regular participation in local fund-raising and charity functions and through the hiring of local employees. Clearview believes that its community-based, niche strategy is exemplified by the Company's motto, "We Bring Neighbors to the Movies."

     Maintain Cost Controls and Pursue Margin Enhancement. The Company seeks to improve the profitability of its theaters by: (i) controlling theater-level costs through centralized management; (ii) increasing efficiencies in concession purchasing; (iii) reducing general and administrative expenses as a percentage of revenues; and (iv) selecting films that appeal to Clearview's target audiences but result in relatively low aggregate film rental costs as a percentage of box office receipts. For the year ended December 31, 1997, Clearview's box office margin (total box office revenues less film rental and booking fees divided by total box office revenues) was 52.3% and its concession margin (total concession revenues less cost of concession sales divided by total concession revenues) was 83.8%. For the six months ended June 30, 1998, Clearview's box office margin was 52.2% and its concession margin was 85.6%. The Company believes that such percentages compared favorably with those of the five largest motion picture exhibitors for the year ended December 31, 1997. The Company believes that its regional focus, centralized management and emphasis on sophisticated management information systems also create efficiencies and reduce operating and general and administrative expenses as a percentage of revenues for most of the theaters it acquires.

     Operate Clean, Modern Theaters which Appeal to Customer Base. Clearview's theaters generally are multiplexes located in towns and communities rather than in shopping malls or near highways. Each of the Company's theaters has at least one auditorium equipped with digital sound. Most locations are surrounded by stores and restaurants, with available parking nearby. An important aspect of Clearview's operating strategy is to provide a clean, comfortable and visually appealing environment, which usually includes chandeliers, a decorative fireplace and silk flower arrangements. When Clearview acquires a theater, it typically refurbishes the existing seats and equips them with cup holders. In addition, Clearview will generally redecorate the lobby, upgrade the concession stand, provide a courtesy phone so that patrons can make free local telephone calls and selectively add digital sound. The concession stand at each theater offers snack and food items designed to appeal to the Company's generally upscale customer base, such as fruit, bottled water, ice cream, cappuccino and Swiss chocolates, as well as more traditional theater concession items such as soft drinks, popcorn and an assortment of candy items. The Company has adopted a set of procedures designed to keep its theaters clean and to ensure proper film presentation.

GROWTH STRATEGY

     The Company intends to increase revenues and cash flow by: (i) selectively acquiring theaters in its target markets; (ii) adding screens to its existing theaters; (iii) developing new theaters; and (iv) increasing other sources of high margin revenues.

     Selectively Acquire Theater Operations. The Company believes that one of its strengths is its ability to identify available theaters at attractive prices in appropriate locations. Clearview identifies many of its potential acquisitions from the following two sources: (i) major circuits seeking to divest theaters which do not fit into their strategic plans and (ii) independent theater operators finding it increasingly difficult to compete with larger circuits. In addition, Clearview believes it is able to acquire these theaters at favorable prices as compared with prices for acquisitions of theaters that fit more closely into the strategic plans of many of the larger theater circuits. Potential acquisition candidates typically exhibit the following characteristics: (i) location that strengthens Clearview's position in an existing market or, when combined with other available acquisitions or new theater development, provides a sufficient entree into a new market; (ii) position as the sole or a leading exhibitor in a film zone; (iii) demographics consistent with the Company's other locations; and (iv) availability at favorable prices. The Company believes that it has improved the profitability of its acquired theaters by aggressively implementing cost controls and other measures to enhance margins.

     Add Screens to Existing Theaters. The Company adds screens to existing theaters when the Company believes that such additions will increase revenues and cash flow and provide sufficient return on capital. By adding screens, the Company is able to offer a larger selection of films that can attract more patrons. Depending on the configuration of an existing theater, the Company may add screens without necessarily increasing the overall dimensions of the theater by dividing an individual auditorium into two or more smaller auditoriums. Dividing an auditorium in this fashion can create additional revenue with only a marginal increase in expense. In certain instances, the Company may also add screens by expanding into adjacent space for the buildout of additional screens. The Company currently plans to add 20 screens to existing theaters by March 31, 1999. See "Business--Theater Expansion and Development."

     Develop New Theaters. The Company believes that it can successfully identify locations in suitable communities that can be developed into theaters. The Company currently plans to develop four theaters with a total of 40 screens in the New York/New Jersey metropolitan area and the Philadelphia main line by May 31, 1999. See "Business--Theater Expansion and Development." From time to time, opportunities are presented to Clearview by real estate developers who wish to enhance the value of their properties with the presence of a movie theater. These opportunities often require limited direct investment by the Company. In addition, due to its reputation for operating community-based theaters, Clearview has been approached by local governments or community development agencies of towns in the New York/New Jersey metropolitan area and the Philadelphia main line that are interested in revitalizing parts of their communities and believe that a movie theater could provide an impetus to such redevelopment.

     Increase Other Sources of Revenues. Clearview seeks to increase revenues and cash flow from sources other than admissions and concessions, including party, theater rental and on-screen advertising revenues. For the year ended December 31, 1997, Clearview had other revenues of approximately $420,000, or 2.4% of total revenues, and for the six months ended June 30, 1998, had other revenues of approximately $590,000, or 3.1% of total revenues. Clearview intends to increase these high margin revenue sources in the future. For example, in May 1998 the Company initiated a children's party program designed to maximize use of its theaters at times when they otherwise would not be operating. In addition, the Company has recently renegotiated its advertising contracts to increase the rates for on-screen advertising. See "Business--Other Sources of Revenue."


RECENT ACQUISITIONS


     Since its initial acquisition of four theaters and eight screens in December 1994, Clearview has completed 16 acquisitions, representing 34 theaters with an aggregate of 170 screens. See "Business--Existing Theaters." Listed below is a summary of the Company's acquisitions during 1997 and 1998.

  1997 ACQUISITIONS

     UA I Theaters. On September 12, 1997, the Company purchased from United Artists Theater Circuits, Inc., for total consideration of approximately $8.7 million in cash, the Mamaroneck Playhouse in Mamaroneck, NY (4 screens), the Bronxville Cinemas in Bronxville, NY (3 screens), the Larchmont Cinemas in Larchmont, NY (1 screen), the Cinema 304 in New City, NY (2 screens) and the Wayne Preakness Cinemas in Wayne, NJ (4 screens) (collectively, the "UA I Theaters").

     Nelson Ferman Theaters. On November 21, 1997, the Company purchased from an independent theater operator, for total consideration of $18.5 million paid in a combination of cash, subordinated notes of the Company and shares of Common Stock, the Parsippany Cinema 12 in Parsippany, NJ (12 screens) and the Succasunna Cinema 10 in Succasunna, NJ (10 screens) (together, the "Nelson Ferman Theaters").

     CJM Theaters. On December 12, 1997, the Company purchased from an independent theater operator, for total consideration of $8.7 million paid in a combination of cash, shares of the Company's Class B Nonvoting Cumulative Redeemable Preferred Stock, $.01 par value (the "Class B Preferred Stock"), and shares of Common Stock, the Bellevue Theaters in Upper Montclair, NJ (4 screens), the Kin Mall Cinemas in Kinnelon, NJ (8 screens), the Cinema 23 in Cedar Grove, NJ (5 screens) and the Middlebrook Galleria Cinema in Middlebrook, NJ (10 screens) (collectively, the "CJM Theaters").

     Other 1997 Acquisitions. Also during 1997, the Company acquired for an aggregate of approximately $2.0 million in cash, the Roslyn Cinemas in Roslyn, NY (3 screens), the Edison Cinemas in Edison, NJ (8 screens) and the Woodbridge Cinemas in Woodbridge, NJ (5 screens) (collectively, the "Other 1997 Acquisitions"). The acquisitions of the UA I Theaters, the Nelson Ferman Theaters and the CJM Theaters, together with the Other 1997 Acquisitions, are hereinafter referred to as the "1997 Acquisitions."

  1998 ACQUISITIONS

     During the six months ended June 30, 1998, Clearview has purchased for an aggregate of approximately $15.3 million, paid in a combination of cash and shares of Common Stock, the Clairidge Cinemas in Montclair, NJ (6 screens), the Manhasset Cinemas in North Hempstead, NY (3 screens), the Babylon Cinemas in Babylon, NY (3 screens), the Cobble Hill Cinemas in Brooklyn, NY (5 screens) (the "Cobble Hill Acquisition"), the

Headquarters 10 Cinemas in Morristown, NJ (10 screens) (the "AMC Acquisition"), the Great Neck Squire Cinemas in Great Neck, NY (7 screens), and the Franklin Square Cinemas in Franklin Square, NY (6 screens) (together, the "Great Neck/Franklin Square Acquisition"); and, subsequent to June 30, 1998, Clearview has purchased for an aggregate of $2.2 million in cash, the Colony Cinemas in Livingston, NJ (3 screens) the West Milford Cinemas in West Milford, NJ (4 screens) and the Bala Theater in Bala Cynwyd, PA (3 screens) (the "Bala Cynwyd Acquisition") (together, the "Subsequent Acquisitions" and collectively, the "1998 Acquisitions").

     Clearview has financed all of its completed acquisitions through a combination of borrowings under the Old Credit Facility, the issuance of subordinated promissory notes, Class B Preferred Stock and shares of Common Stock, and the net proceeds from its initial public offering of Common Stock in August 1997 (the "Common Stock Offering"), its sale of Class C Preferred Stock in April 1998 and its offering of the Old Notes in June 1998 (the "Notes Offering"). See Clearview's consolidated financial statements and the notes thereto included elsewhere in this Prospectus and "Management's Discussion and Analysis of Financial Condition and Results of Operations of Clearview."

RECENT FINANCING TRANSACTIONS

     In August 1997, Clearview completed the Common Stock Offering for $7.1 million in aggregate net proceeds. In late 1997 and early 1998, Clearview amended its Credit Agreement with The Provident Bank (as amended, the "Old Credit Facility") to, among other things, increase availability under the term loans from $11.2 million to $40.8 million, substantially all of which was used to fund in part the acquisition of additional theaters. In April 1998, Clearview completed the sale of Class C Preferred Stock to Marshall Capital Management, Inc. for aggregate consideration of approximately $3.0 million. See "Capitalization" and "Description of Capital Stock--Class C Preferred Stock." Additionally, in June 1998, Clearview completed the Notes Offering for $80,000,000 in gross proceeds before fees and expenses. Concurrent with the closing of the Notes Offering, Clearview repaid the Old Credit Facility and entered into the New Credit Facility with The Provident Bank, which provides for a secured revolving line of credit in the aggregate principal amount of $15.0 million. See "Description of New Credit Facility."


     References in this Prospectus to the "Transactions" are to (i) the Notes Offering and the application of the net proceeds therefrom (including the AMC Acquisition, the Great Neck/Franklin Square Acquisition and the Subsequent Acquisitions); (ii) the issuance of the Class C Preferred Stock; and (iii) the issuance of shares of Common Stock in connection with the acquisition of the leasehold interest and related construction permit for a new theater in Mansfield Township, New Jersey (the "Mansfield Theater"). Prior to June 30, 1998, the net proceeds from the sale of the Notes have been used to repay the amount outstanding under the Old Credit Facility of $40.2 million along with a prepayment premium of approximately $400,000 and accrued interest of approximately $470,000; to repay the outstanding indebtedness of approximately $6.3 million; to repurchase 600 shares of the outstanding Class B Preferred Stock for approximately $600,000; to pay the issuance costs on the New Credit Facility of approximately $155,000; to fund the aggregate purchase price of $9.3 million for the AMC Acquisition and the Great Neck/Franklin Square Acquisition; to purchase the fee real estate interest in a property Clearview had been operating under lease for approximately $700,000 (the "Rosyln Purchase"); and to pay approximately $3.7 million in fees and expenses of the Notes Offering. Subsequent to June 30, 1998, the net proceeds from the sale of the Notes have been used to fund the aggregate purchase price for the Subsequent Acquisitions of approximately $2.2 million; a $750,000 escrow account in connection with the acquisition of the CJM Theaters; and the purchase for $1,150,000 of the fee real estate interest of one theater Clearview had been operating under an agreement with the owner (the "Millburn Purchase") (together, the "Post June 30 Transactions"). The remaining net proceeds will be used to fund the $1,115,000 to purchase the operations and leasehold of three theaters Clearview had been operating under an agreement with the owner (the "Long Island Purchase") (together with the Post June 30 Transactions, the "Subsequent Transactions"); and for working capital, capital expenditures and general corporate purposes, including the buildout of additional screens at existing theaters, new theater developments and possible additional theater acquisitions. See "Business--Theater Expansion and Development."

                               THE EXCHANGE OFFER

The Exchange Offer............   The Company is offering to exchange pursuant to
                                 the Exchange Offer an aggregate principal amount of up to $80,000,000 of New Notes for a like principal amount of Old Notes. The Company will issue the New Notes on or promptly after the Exchange Date. As of the date of this Prospectus, $80,000,000 aggregate principal amount of the Old Notes is outstanding. The terms of the New Notes are identical in all material respects to the terms of the Old Notes for which they may be exchanged pursuant to this offer, except for certain transfer restrictions, registration rights and terms providing for an increase in the interest rate on the Old Notes under certain circumstances relating to the registration rights. The New
                                 Notes will evidence the same debt as the Old
                                 Notes and will be issued under and be entitled to the same benefits under the Indenture as the Old Notes. The issuance of the New Notes and the Exchange Offer are intended to satisfy certain obligations of the Company under the Registration Rights Agreement. See "The
                                 Exchange Offer" and "Description of Notes."


Expiration Date...............   The Exchange Offer will expire at 5:00 p.m.,
                                 New York City time on December   , 1998, unless
                                 extended by the Company in its sole discretion
                                 (in which case the Expiration Date will be the latest date and time to which the Exchange
                                 Offer is extended). See "The Exchange
                                 Offer--Expiration Date; Extensions;
                                 Amendments."


Exchange Date.................   The date of acceptance for exchange of the Old
                                 Notes and the consummation of the Exchange
                                 Offer will be the first business day following the Expiration Date unless extended. See "The
                                 Exchange Offer--Terms of the Exchange."

Conditions of the Exchange
Offer.........................   The Company's obligation to consummate the
                                 Exchange Offer will be subject to certain conditions. See "The Exchange Offer--Conditions to the Exchange Offer." The Company reserves the right to terminate or amend the Exchange
                                 Offer at any time prior to the Expiration Date.

Withdrawal Rights.............   Tenders may be withdrawn at any time prior to
                                 5:00 p.m., New York City time, on the
                                 Expiration Date; otherwise, all tenders will be irrevocable. See "The Exchange
                                 Offer--Withdrawal of Tenders."

Procedures For Tendering Old
Notes.........................   See "The Exchange Offer--Procedures for
                                 Tendering."

U.S. Federal Income Tax
Consequences..................   The exchange of Old Notes for New Notes
                                 pursuant to the Exchange Offer will not result in any income, gain or loss to holders who participate in the Exchange Offer or to the Company for U.S. federal income tax purposes.
                                 See "Certain United States Federal Income Tax
                                 Consequences."

Resales of New Notes..........   The Company is making the Exchange Offer in
                                 reliance on the position of the staff of the
                                 Commission as set forth in certain no-action
                                 letters addressed to other parties in other
                                 transactions. However, the Company has not
                                 sought its own no-action letter, and there can
                                 be no assurance that the staff of the
                                 Commission would make a similar determination
                                 with respect to the Exchange Offer as in such
                                 other circumstances. Based on these
                                 interpretations by the staff of the Commission,
                                 the Company believes that New Notes issued
                                 pursuant to the Exchange Offer in exchange for
                                 Old Notes may be offered for
                                 resale, resold and otherwise transferred by a
                                 holder thereof other than (i) a broker-dealer
                                 who purchased such Old Notes directly from the
                                 Company to resell pursuant to Rule 144A or any
                                 other available exemption under the Securities
                                 Act or (ii) a person that is an "affiliate" (as
                                 defined in Rule 405 of the Securities Act) of
                                 the Company without compliance with the
                                 registration and prospectus delivery provisions
                                 of the Securities Act, provided that such New
                                 Notes are acquired in the ordinary course of
                                 such holder's business and that such holder is
                                 not participating, and has no arrangement or
                                 understanding with any persons to participate,
                                 in the distribution of such New Notes. Holders
                                 of Old Notes accepting the Exchange Offer will
                                 represent to the Company in the Letter of
                                 Transmittal that such conditions have been met.
                                 Any holder who participates in the Exchange
                                 Offer for the purpose of participating in a
                                 distribution of the New Notes may not rely on
                                 the position of the staff of the Commission as
                                 set forth in these no-action letters and would
                                 have to comply with the registration and
                                 prospectus delivery requirements of the
                                 Securities Act in connection with any secondary
                                 resale transaction. A secondary resale
                                 transaction in the United States by a holder
                                 who is using the Exchange Offer to participate
                                 in the distribution of New Notes must be
                                 covered by a registration statement containing
                                 the selling securityholder information required
                                 by applicable regulations promulgated under the
                                 Securities Act. Each broker-dealer (other than
                                 an "affiliate" of the Company) that receives
                                 New Notes for its own account pursuant to the
                                 Exchange Offer must acknowledge that it
                                 acquired the Old Notes as the result of
                                 market-making activities or other trading
                                 activities and will deliver a prospectus in
                                 connection with any resale of such New Notes.
                                 The Letter of Transmittal states that by so
                                 acknowledging and by delivering a prospectus, a
                                 broker-dealer will not be deemed to admit that
                                 it is an "underwriter" within the meaning of
                                 the Securities Act. This Prospectus, as it may
                                 be amended or supplemented from time to time,
                                 may be used by a broker-dealer in connection
                                 with resales of New Notes received in exchange
                                 for Old Notes where such Old Notes were
                                 acquired by such broker-dealer as a result of
                                 market-making activities or other trading
                                 activities. In addition, pursuant to Section
                                 4(3) under the Securities Act, until March   ,
                                 all dealers effecting transactions in the New
                                 Notes, whether or not participating in the Exchange Offer, may be required to deliver a Prospectus. The Company has agreed that, for a period of 90 days after the date of this Prospectus, it will make this Prospectus available to any broker-dealer for use in connection with any such resale. See "Plan of Distribution." Any broker-dealer who is an affiliate of the Company may not rely on such no-action letters and must comply with the registration and prospectus delivery requirements of the Securities Act in connection with any secondary resale transaction. See "The Exchange Offer--Purpose of the Exchange Offer."



Consequences of Failure to
Tender Old Notes..............   Holders of Old Notes who do not tender their
                                 Old Notes in the Exchange Offer or whose Old
                                 Notes are not accepted for exchange will continue to hold such Old Notes and will be entitled to all the rights and preferences, and will be subject to the limitations, applicable thereto under the Indenture. If the Proposed
                                 Amendments which are the subject of the Consent
                                 Solicitation become effective, the

                                 Proposed Amendments will be binding on all Holders that did not tender Old Notes in the Exchange Offer as well as all Holders that did not tender Notes in the Tender Offer. All untendered and tendered but unaccepted Old Notes (collectively, the "Remaining Old Notes") will continue to bear legends restricting their transfer. In general, the Old Notes may not be offered or sold, unless registered under the Securities Act, except pursuant to an exemption from, or in a transaction not subject to, the Securities Act and applicable state securities laws. To the extent that the Exchange Offer is effected, the trading market, if any, for Remaining Old Notes could be adversely affected. See "Risk Factors--Consequences of Failure to Properly Tender Old Notes Pursuant to the Exchange Offer" and "The Exchange Offer--Terms of the Exchange."


Exchange Agent................   The exchange agent with respect to the Exchange
                                 Offer is The Bank of New York (the "Exchange
                                 Agent"). The address and telephone number of the Exchange Agent are set forth in "The
                                 Exchange Offer--Exchange Agent."

Use of Proceeds...............   There will be no proceeds to the Company from
                                 the exchange pursuant to the Exchange Offer.
                                 See "Use of Proceeds."


Consent Solicitation and
Tender Offer..................   If on December 10, 1998, the Consent Time for
                                 the Consent Solicitation shall have occurred and the Tender Offer Expiration Time shall not have occurred, Holders who have tendered Old
                                 Notes in the Tender Offer may participate in the Exchange Offer by complying with the procedures for withdrawal of tendered Old Notes from the Tender Offer set forth in the Consent
                                 Solicitation and Tender Offer materials and described herein under "The Exchange
                                 Offer -- Procedures for Tendering," and
                                 tendering such withdrawn Old Notes in the Exchange Offer. Whether or not Holders have previously tendered Old Notes in the Tender
                                 Offer, Holders may instruct the Exchange Agent in the accompanying Letter of Transmittal to automatically tender New Notes issued in the Exchange Offer into the Tender Offer after consummation of the Exchange Offer. The
                                 Exchange Agent also is acting as the Depositary in the Consent Solicitation and Tender Offer.


                                 THE NEW NOTES

Securities Offered............   $80,000,000 in aggregate principal amount of
                                 10 7/8% Senior Notes due 2008 that have been registered under the Securities Act.

Maturity Date.................   June 12, 2008.

Interest Rate.................   10.875% per annum.

Interest Payment Dates........   Interest will accrue from the most recent date
                                 to which interest has been paid or duly
                                 provided for on the Old Notes surrendered in exchange for such New Notes or, if no such interest has been paid or duly provided for on such Old Notes, from June 12, 1998, the date of issuance of the Old Notes, and will be payable semiannually on each June 1 and December 1, commencing December 1, 1998.

Optional Redemption...........   New Notes will be redeemable at the option of
                                 the Company, in whole or in part, at any time after June 1, 2003, at the redemption prices set forth herein, plus accrued and unpaid interest and Liquidated Damages, if any, thereon to the date of redemption. In addition, at any time prior to June 1, 2001, the Company may redeem up to 33% of the aggregate principal amount of the Notes at a redemption price of 110.875% of the principal amount thereof, plus accrued and unpaid interest and Liquidated Damages thereon, if any, to the redemption date, with the net cash proceeds from one or more public equity offerings or Strategic Equity Investments;
                                 provided that at least $53.3 million of the aggregate principal amount of Notes remains outstanding immediately after the occurrence of each such redemption. See "Description of Notes--Optional Redemption."

Ranking.......................   The New Notes will be general unsecured
                                 obligations of the Company, ranking pari passu in right of payment with all future senior indebtedness of the Company. The New Notes will be effectively subordinated to all senior secured indebtedness of the Company to the extent of such security, including indebtedness under the New Credit Facility, which provides for up to $15.0 million of revolving credit loans guaranteed by the Company's subsidiaries and secured by substantially all of the assets of the Company. As of June 30, 1998, the
                                 Company had $80.0 million of indebtedness outstanding, all of which was represented by the Notes. The operations of the Company are conducted through its subsidiaries. The New
                                 Notes are unconditionally guaranteed, jointly and severally, by the Subsidiary Guarantees.
                                 The Subsidiary Guarantees are general,
                                 unsecured obligations of the Subsidiary
                                 Guarantors and rank pari passu in right of payment with all current and future senior indebtedness of the Subsidiary Guarantors. As of June 30, 1998, the Subsidiary Guarantors had no indebtedness outstanding other than the Subsidiary Guarantees of the Notes. See
                                 "Capitalization" and "Description of New Credit
                                 Facility."

Subsidiary Guarantees.........   The New Notes will be unconditionally
                                 guaranteed, jointly and severally, by the Subsidiary Guarantors. The Subsidiary
                                 Guarantees will be general, unsecured
                                 obligations of the Subsidiary Guarantors and will rank pari passu in right of payment with all current and future senior indebtedness of the Subsidiary Guarantors. As of June 30, the
                                 Subsidiary Guarantors had no indebtedness outstanding other than the Subsidiary
                                 Guarantees of the Notes. The Subsidiary
                                 Guarantors will also guarantee, on a senior secured basis, all borrowings by the Company under the New Credit Facility. See "Description of Notes--Subsidiary Guarantees."

Change of Control.............   Upon the occurrence of a Change of Control,
                                 each holder of New Notes will have the right to require the Company to repurchase all or any part of such holders' New Notes at a price equal to 101% of the aggregate principal amount thereof, plus accrued and unpaid interest and Liquidated Damages, if any, to the date of purchase. See "Business--Recent Developments" and "Description of Notes--Repurchase at the Option of Holders--Change of Control."

Certain Covenants.............   The Indenture pursuant to which the Old Notes
                                 were issued and the New Notes will be issued
                                 (the "Indenture") contains certain covenants that, among other things, limit the ability of the Company and its Restricted Subsidiaries (as defined) to (i) incur additional indebtedness and issue preferred stock, (ii) pay dividends or make certain other restricted payments,
                                 (iii) enter into transactions with affiliates,
                                 (iv) make certain asset dispositions, (v) merge or consolidate with, or transfer substantially all its assets to, another person, (vi) encumber assets under certain circumstances, (vii) restrict dividends and other payments from Restricted Subsidiaries and (viii) engage in certain business activities. See "Description of Notes--Certain Covenants." In addition, under certain circumstances, the Company will be required to offer to purchase the New Notes at a price equal to 100% of the principal amount thereof, plus accrued and unpaid interest and Liquidated Damages thereon, if any, to the date of purchase with the proceeds of certain Asset Sales (as defined). See
                                 "Description of Notes--Repurchase at the Option of Holders--Asset Sales."


Proposed Amendments...........   The Proposed Amendments will, among other
                                 things, modify or eliminate certain so-called
                                 "restrictive covenants" contained in the
                                 Indenture. For a comparison of the Proposed
                                 Amendments with the corresponding existing provisions contained in the Indenture, see
                                 "Description of Notes--Indenture Comparison."
                                 The following summary and the indenture
                                 comparison are qualified in their entirety by reference to the Supplemental Indenture and the Indenture, copies of which may be obtained from MacKenzie Partners, Inc., 156 Fifth Avenue, New
                                 York, New York 10010, telephone (212) 929-5500
                                 (collect) or (800) 322-2885 (toll free), which is acting as information agent in the Consent
                                 Solicitation and Tender Offer (the "Information
                                 Agent"). Capitalized terms used and not defined in this section shall have the meaning ascribed to them in the Indenture and the Supplemental
                                 Indenture.



                                 The Company is seeking approval of the Proposed Amendments in order to give it greater operating flexibility after the Merger, when it will become a member of the Cablevision group. The Proposed Amendments amend certain covenants contained in the Indenture to more closely resemble the equivalent covenants contained in Cablevision's senior debt indentures.



                                 Among other things, the Proposed Amendments modify Section 4.9 (Incurrence of Indebtedness and Issuance of Preferred Stock) to replace the Fixed Charge Ratio test with a Cash Flow Ratio test. Section 4.9 of the Indenture limits the Company's ability to incur additional Indebtedness or issue Disqualified Stock, if after giving effect to such incurrence or issuance, the Fixed Charge Coverage Ratio would be less than 2.0 to 1.0. Under the proposed Cash Flow Ratio test, the Company's ability to incur Indebtedness or issue Disqualified Stock would be limited if after giving effect to such incurrence or issuance, the Cash Flow Ratio would be greater than 9.0 to 1.0. The Proposed Amendments also increase the level of Permitted Debt that the Company may incur under Credit Facilities from $15 million to $100 million. Accordingly, under the Cash Flow Ratio test the Company's ability to incur additional Indebtedness would be increased.



                                 Section 4.12 (Liens) limits the Company's ability to secure Indebtedness with Liens on its assets except for certain Permitted Liens. Permitted Liens include Liens securing Indebtedness under the Company's bank credit facility that was permitted to be incurred under the terms of the Indenture. As a result, one of the effects arising out of the replacement of the Fixed Charge Ratio test with the Cash Flow Ratio test is to increase the Company's ability to incur additional secured Indebtedness. Likewise, the Proposed Amend-ments replace the Fixed Charge Ratio test included in Section 4.13 (Sale and Leaseback Transactions) with the Cash Flow Ratio test described above, thereby increasing the Company's ability to enter into Sale and Leaseback transactions.



                                 The Proposed Amendments also modify Section 4.7 (Restricted Payments) to (i) delete the restriction on Restricted Investments and (ii) amend the test permitting certain Restricted Payments. The Proposed Amendments would add a $25 million base amount and take into account contributions of property in exchange for equity in the Company in calculating the level of Restricted Payments that would be permitted to be made under the Indenture. In addition, the existing Indenture limits the Company's ability to make any Restricted Payments, if after giving effect to such Restricted Payments, the Company would be unable to incur an additional $1.00 of Indebtedness under the Fixed Charge Ratio test set forth in Section
                                 4.9. Under the Proposed Amendments, this Fixed Charge Ratio test would be replaced with the Cash Flow Ratio test described above. Accordingly, under the Proposed Amendments, the Company's ability to make Restricted Payments would be increased.



                                 The Proposed Amendments will also: (a) delete the definitions of "Consolidated Cash Flow"; "Fixed Charge Coverage Ratio"; "Fixed Charges"; "Permitted Investments"; and "Restricted Investments"; (b) add definitions for "Annualized Operating Cash Flow"; "Cash Flow Ratio"; "Operating Cash Flow"; and "Theatre Completions"; (c) amend Section 4.3 (Reports) so that the requirement to provide a quarterly Management's Discussion and Analysis of Financial Condition and Results of Operation only exists for so long as the Company remains a reporting company under the Securities Exchange Act of 1934, as amended; (d) amend
                                 Section 4.11 (Transactions with Affiliates) to eliminate the requirement to obtain the approval of the Board of Directors and a fairness opinion; (e) delete Section 4.15 (Business Activities); and (f) amend Section
                                 5.1 (Merger, Consolidation or Sale of Assets) to eliminate the Consolidated Net Worth and Fixed Charge Ratio tests.



                                 The Proposed Amendments will be set forth in a Supplemental Indenture. The Supplemental Indenture will be executed by the Company and the Trustee as soon as practicable after receipt of Consents from the Holders of a majority of the principal amount of the outstanding Notes; however, the Proposed Amendments will not become operative unless and until the Merger Conditions have been satisfied or waived and certain other conditions are met. In addition, the Proposed Amendments may be revised, modified, amended or supplemented after the date hereof, and if necessary, a supplemental prospectus will be distributed to the Holders of the Notes.

                SUMMARY HISTORICAL AND PRO FORMA FINANCIAL DATA



     The following summary financial data should be read in conjunction with "Management's Discussion and Analysis of Financial Condition and Results of Operations" and the historical consolidated financial statements, including the notes thereto, appearing elsewhere in this Prospectus. The Statement of Operations Data for the year ended December 31, 1997 presented below are derived from Clearview's consolidated financial statements audited by PricewaterhouseCoopers LLP ("PricewaterhouseCoopers"), independent accountants, whose report covering Clearview's consolidated financial statements as of December 31, 1997 and for the year then ended and the related financial statements are included elsewhere herein. The Statement of Operations Data for the years ended December 31, 1996 and 1995 presented below are derived from Clearview's consolidated financial statements audited by Wiss & Company, LLP, independent accountants, whose report covering Clearview's consolidated financial statements as of December 31, 1996 and 1995 and for the years then ended and the related financial statements are included elsewhere herein. The Statement of Operations Data for the periods ended as of June 30, 1998 and 1997 included in the following selected historical financial data have been derived from financial statements of Clearview that have not been audited, but that, in the opinion of the management of Clearview, reflect all adjustments necessary for the fair presentation of such data for the interim periods. Operating Data presented below have been derived from other records of the Company.



                                                SIX MONTHS ENDED JUNE 30,                    YEAR ENDED DECEMBER 31,
                                            ----------------------------------   -----------------------------------------------
                                            PRO FORMA                            PRO FORMA
                                             1998(2)        1998        1997      1997(2)      1997(1)      1996(1)       1995
                                            ----------   ----------   --------   ----------   ----------   ----------   --------
                                                      (DOLLARS IN THOUSANDS, EXCEPT OPERATING DATA AND PER SHARE DATA)
STATEMENT OF OPERATIONS DATA:
Theatre revenues:
 Box office...............................   $ 16,343    $   13,645   $  4,709    $ 35,704    $   12,926   $    6,195   $  1,759
 Concession...............................      5,465         4,591      1,338      11,498         3,914        1,861        555
 Other....................................        613           590        141       1,175           422          142         31
                                             --------    ----------   --------    --------    ----------   ----------   --------
 Total....................................     22,421        18,826      6,188      48,377        17,262        8,198      2,345
                                             --------    ----------   --------    --------    ----------   ----------   --------
Operating expenses:
 Film rental and booking fees.............      7,829         6,529      2,189      16,247         6,168        3,022        824
 Cost of concession sales.................        795           660        221       1,881           635          279         99
 Theatre operating expenses...............      8,807         7,140      2,449      18,161         6,591        3,298      1,078
 General and administrative expenses......      1,690         1,670        405       2,849         1,131          590        375
 Depreciation and amortization............      3,428         2,883        798       6,045         2,051          635        100
                                             --------    ----------   --------    --------    ----------   ----------   --------
 Total....................................     22,549        18,882      6,062      45,183        16,576        7,824      2,476
                                             --------    ----------   --------    --------    ----------   ----------   --------
Operating income (loss)...................       (128)          (56)       126       3,194           686          374       (131)
Interest expense..........................      3,787         2,626        724       7,725         2,015          592         85
                                             --------    ----------   --------    --------    ----------   ----------   --------
Loss before extraordinary item............     (3,915)       (2,682)      (598)     (4,531)       (1,329)        (218)      (216)
Extraordinary item--loss on redemption of
 debt.....................................         --        (2,030)        --          --            --           --         --
                                             --------    ----------   --------    --------    ----------   ----------   --------
Net loss..................................   $ (3,915)   $   (4,712)  $   (598)   $ (4,531)   $   (1,329)  $     (218)  $   (216)
                                             ========    ==========   ========    ========    ==========   ==========   ========
Basic and diluted loss per share(3).......   $  (1.67)   $    (2.71)  $   (.33)   $  (2.79)   $    (1.03)  $     (.29)  $   (.36)
                                             ========    ==========   ========    ========    ==========   ==========   ========
Ratio of earnings to fixed charges(4).....         --            --                     --            --           --         --
Deficiency of earnings available to cover
 fixed charges............................   $ (3,915)   $   (2,683)              $ (4,572)   $   (1,370)  $     (218)  $   (216)
OPERATING DATA:
Box office margin(5)......................       52.1%         52.2%      53.5%       54.5%         52.3%        51.2%      53.2%
Concession margin(6)......................       85.5%         85.6%      83.5%       83.6%         83.8%        85.0%      82.2%
Number of theatres........................         43            40         16          43            31           16          7
Number of screens.........................        203           193         64         203           148           60         21
Attendance................................                2,487,000    892,000                 2,322,063    1,167,409    315,406
Average ticket price(7)...................               $     5.49   $   5.28                $     5.57   $     5.31   $   5.58
Average concession revenue per
 patron(8)................................               $     1.85   $   1.50                $     1.69   $     1.59   $   1.76
CASH FLOWS FROM:
Operating activities......................               $    1,716   $    538                $    3,934   $    1,147   $    119
Investing activities......................                  (18,128)    (1,494)                  (33,647)      (7,295)    (1,239)
Financing activities......................                   36,005        963                    30,608        6,723        853

                                                                AS OF JUNE 30, 1998
                                                              -----------------------
                                                              HISTORICAL    PRO FORMA
                                                              ----------    ---------
                                                              (DOLLARS IN THOUSANDS)
BALANCE SHEET DATA:
Cash and cash equivalents...................................   $21,240       $16,012
Total assets................................................    97,273        96,523
Total long-term debt........................................    80,000        80,000
Redeemable preferred shares.................................       750            --
Total stockholders' equity..................................    10,240        10,240

---------------
(1) See Note 2 of the Notes to Consolidated Financial Statements of Clearview Cinema Group, Inc. for the year ended December 31, 1997 with respect to its acquisitions in 1996 and 1997.

(2) For a discussion of assumptions and adjustments underlying the unaudited pro forma combined financial information, see "Unaudited Pro Forma Combined Financial Information."


(3) Basic loss per share is calculated by dividing net loss available for Common Stock by the weighted average number of shares of Common Stock outstanding during the period. Diluted loss per share is calculated by dividing net loss by the weighted average number of shares of Common Stock outstanding, while also giving effect to all dilutive potential shares of Common Stock that were outstanding during the period.


(4) The ratio of earnings to fixed charges is computed by dividing operating income (loss) before fixed charges by fixed charges. Fixed charges is calculated as interest expense, including capitalized interest, plus one-third of rental expense. Management believes one-third of rental expense represents an appropriate portion representative of the interest factor.

(5) Box office margin represents total box office revenues less film rental and booking fees divided by total box office revenues.

(6) Concession margin represents total concession revenues less cost of concession sales divided by total concession revenues.

(7) Average ticket price represents total box office revenue divided by attendance.

(8) Average concession revenue per patron represents concession revenue divided by attendance.

                                  RISK FACTORS

     Prospective investors should consider carefully the risk factors set forth below, as well as the other information appearing in this Prospectus, before making any investment in the New Notes.

CONSEQUENCES OF FAILURE TO PROPERLY TENDER OLD NOTES PURSUANT TO THE EXCHANGE OFFER


     Issuance of the New Notes in exchange for the Old Notes pursuant to the Exchange Offer will be made only after timely receipt by the Exchange Agent of such Old Notes, a properly completed and duly executed Letter of Transmittal and all other required documents. Therefore, holders of the Old Notes desiring to tender such Old Notes in exchange for New Notes should allow sufficient time to ensure timely delivery. The Company is under no duty to give notification of defects or irregularities with respect to tenders of Old Notes for exchange. Old Notes that are not tendered or that are tendered but not accepted by the Company for exchange, will, following consummation of the Exchange Offer, continue to be subject to the existing restrictions upon transfer thereof under the Securities Act and, upon consummation of the Exchange Offer, certain registration rights under the Registration Rights Agreement will terminate. If the Proposed Amendments which are the subject of the Consent Solicitation become effective, the Proposed Amendments will be binding on all Holders that did not tender Notes in the Tender Offer including Holders of New Notes. See "Description of Notes--The Proposed Amendments" and "Description of Notes--Registration Rights; Liquidated Damages."


     Remaining Old Notes will continue to be subject to the following restrictions on transfer: (i) the Remaining Old Notes may be resold only if registered pursuant to the Securities Act, if any exemption from registration is available thereunder, or if neither such registration nor such exemption is required by law, and (ii) the Remaining Old Notes will bear a legend restricting transfer in the absence of registration or an exemption therefrom. The Company does not currently anticipate that it will register the Old Notes under the Securities Act. To the extent that Old Notes are tendered and accepted in connection with the Exchange Offer, any trading market for Remaining Old Notes could be adversely affected.

SUBSTANTIAL LEVERAGE; RESTRICTIONS IMPOSED BY THE TERMS OF THE COMPANY'S INDEBTEDNESS

     The Company is, and will continue after the Exchange Offer to be, highly leveraged. As of June 30, 1998, the Company had total consolidated indebtedness of approximately $80.0 million and total stockholders' equity of approximately $10.2 million. For the year ended December 31, 1997, on a pro forma basis after giving effect to the 1997 Acquisitions, the 1998 Acquisitions and the Transactions, the Company's earnings would have been insufficient to cover fixed charges by $4,571,868. For the six months ended June 30, 1998, on a pro forma basis after giving effect to the 1998 Acquisitions (other than the Cobble Hill Acquisition and the Bala Cynwyd Acquisition) and the Transactions, earnings would have been insufficient to cover fixed charges by $3,915,000. Clearview and its subsidiaries will be permitted to incur additional indebtedness in the future, including up to $15.0 million under the New Credit Facility. See "Capitalization," "Management's Discussion and Analysis of Financial Condition and Results of Operations," "Description of New Credit Facility" and "Description of Notes."

     The degree to which the Company is leveraged could have important consequences to holders of the New Notes, including, but not limited to: (i) making it more difficult for the Company to satisfy its obligations with respect to the Notes, (ii) increasing the Company's vulnerability to general adverse economic and industry conditions, (iii) limiting the Company's ability to obtain additional financing to fund future working capital, acquisitions, capital expenditures and other general corporate requirements, (iv) requiring the dedication of a substantial portion of the Company's cash flow from operations to the payment of principal of, and interest on, its indebtedness, thereby reducing the availability of such cash flow to fund working capital, acquisitions, capital expenditures or other general corporate purposes, (v) limiting the Company's flexibility in planning for, or reacting to, changes in its business and the industry and (vi) placing the Company at a competitive disadvantage compared to less leveraged competitors. In addition, the degree to which the Company is leveraged could prevent it from repurchasing all of the Notes tendered to it upon the occurrence of a Change of Control. See "--Repurchase of the Notes Upon a Change of Control," "Description of New Credit Facility" and "Description of Notes--Repurchase at the Option of Holders--Change of Control."

     The Company's ability to make scheduled payments of principal of, or to pay interest on, its debt obligations, and its ability to refinance any such debt obligations (including the Notes), or to fund acquisitions or planned capital expenditures, will depend on its future performance, which, to a certain extent, is subject to general economic, financial, competitive, regulatory and other factors that are beyond its control. The Company's growth strategy contemplates substantial expansion of its theaters and screens. Based on the Company's current operations and anticipated revenue growth, management believes that cash flow from operations and other available cash, including available borrowings under the New Credit Facility, will be sufficient to fund the Company's growth strategy through at least the end of 1998. Thereafter, however, or in the event the Company exceeds its currently anticipated expansion plans, the Company anticipates that it will need to seek additional equity or debt financing to fund its growth strategy. Failure to obtain any such financing could have a material adverse effect on the Company's ability to achieve its growth strategy. In addition, the Company may need to refinance all or a portion of its indebtedness (including the Notes) on or prior to its scheduled maturity. There can be no assurance that the Company will generate sufficient cash flow from operations in the future, that anticipated revenue growth will be realized or that future borrowings, equity contributions or loans from affiliates will be available in an amount sufficient to service its indebtedness, fund acquisitions and make anticipated capital expenditures. In addition, there can be no assurance that the Company will be able to effect any required refinancings of its indebtedness (including the Notes) on commercially reasonable terms or at all. See "--Expansion Plans" and "Management's Discussion and Analysis of Financial Condition and Results of Operations."

     The Indenture and the New Credit Facility contain numerous restrictive covenants, including but not limited to covenants that restrict the Company's ability to incur indebtedness, pay dividends, create liens, sell assets and engage in certain mergers and acquisitions. In addition, the New Credit Facility requires the Company to maintain certain financial ratios. The ability of the Company to comply with the covenants and other terms of the New Credit Facility and the Indenture and to satisfy its respective debt obligations (including, without limitation, borrowings and other obligations under the New Credit Facility) will depend on the future operating performance of the Company. In the event the Company fails to comply with the various covenants contained in the New Credit Facility or the Indenture, as applicable, it would be in default thereunder, and in any such case, the maturity of substantially all of its long-term indebtedness could be accelerated. A default under the Indenture would also constitute an event of default under the New Credit Facility. See "Description of New Credit Facility" and "Description of Notes."


     The Proposed Amendments will, among other things, modify or eliminate certain so-called "restrictive covenants" contained in the Indenture. Among other things, the Proposed Amendments modify Section 4.9 (Incurrence of Indebtedness and Issuance of Preferred Stock) to replace the Fixed Charge Ratio test with a Cash Flow Ratio test. Section 4.9 of the Indenture limits the Company's ability to incur additional Indebtedness or issue Disqualified Stock, if after giving effect to such incurrence or issuance, the Fixed Charge Coverage Ratio would be less than 2.0 to 1.0. Under the proposed Cash Flow Ratio test, the Company's ability to incur Indebtedness or issue Disqualified Stock would be limited if after giving effect to such incurrence or issuance, the Cash Flow Ratio would be greater than 9.0 to 1.0. The Proposed Amendments also increase the level of Permitted Debt that the Company may incur under Credit Facilities from $15 million to $100 million. Accordingly, under the Cash Flow Ratio test the Company's ability to incur additional Indebtedness would be increased.



     Section 4.12 (Liens) limits the Company's ability to secure Indebtedness with Liens on its assets except for certain Permitted Liens. Permitted Liens include Liens securing Indebtedness under the Company's bank credit facility that was permitted to be incurred under the terms of the Indenture. As a result, one of the effects arising out of the replacement of the Fixed Charge Ratio test with the Cash Flow Ratio test is to increase the Company's ability to incur additional secured Indebtedness. Likewise, the Proposed Amendments replace the Fixed Charge Ratio test included in Section 4.13 (Sale and Leaseback Transactions) with the Cash Flow Ratio test described above, thereby increasing the Company's ability to enter into Sale and Leaseback transactions.



     The Proposed Amendments also modify Section 4.7 (Restricted Payments) to
(i) delete the restriction on Restricted Investments and (ii) amend the test permitting certain Restricted Payments. The Proposed Amendments would add a $25 million base amount and take into account contributions of property in exchange for equity in the Company in calculating the level of Restricted Payments that would be permitted to be made under the Indenture. In addition, the existing Indenture limits the Company's ability to make any Restricted Payments, if after giving effect to such Restricted Payments, the Company would be unable to incur an additional $1.00 of Indebtedness under the Fixed Charge Ratio test set forth in Section 4.9. Under the Proposed Amendments, this Fixed Charge Ratio test would be replaced with the Cash Flow Ratio test described above. Accordingly, under the Proposed Amendments, the Company's ability to make Restricted Payments would be increased.



     The Proposed Amendments will also (a) delete certain definitions; (b) add certain definitions; (c) amend certain reporting requirements; (d) eliminate the requirement to obtain the approval of the Board of Directors and a fairness opinion in certain circumstances; (e) delete the section related to certain business activities; and (f) eliminate the Consolidated Net Worth and Fixed Charge Ratio tests.



     The Proposed Amendments will be set forth in a Supplemental Indenture. The Supplemental Indenture will be executed by the Company and the Trustee as soon as practicable after receipt of Consents from the Holders of a majority of the principal amount of the outstanding Notes; however, the Proposed Amendments will not become operative unless and until the Merger Conditions have been satisfied or waived and certain other conditions are met. In addition, the Proposed Amendments may be revised, modified, amended or supplemented after the date hereof, and if necessary, a supplemental prospectus will be distributed to the Holders of the Notes.


RANKING OF THE NOTES; ASSET ENCUMBRANCES

     The Notes represent general unsecured obligations of the Company and will rank pari passu in right of payment with all future senior indebtedness of the Company. The Notes will be effectively subordinated to all senior secured indebtedness of the Company to the extent of such security, including indebtedness under the New Credit Facility, which provides for revolving credit borrowings of up to $15.0 million. The Company's obligations under the New Credit Facility are secured by a pledge of substantially all of the capital stock of the Company's subsidiaries, and the tangible and intangible assets of the Company and its subsidiaries. If the Company becomes insolvent or is liquidated, or if payment under the New Credit Facility is accelerated, the lenders under the New Credit Facility will be entitled to exercise the remedies available to a secured lender under applicable law pursuant to the New Credit Facility. Accordingly, such lenders will have a prior claim with respect to such assets. Further, to the extent the Company is permitted under the Indenture to incur indebtedness in excess of $15.0 million under the New Credit Facility or any refinancing or replacement thereof, the Indenture would permit such additional borrowings to be secured. The Subsidiary Guarantees also will be effectively subordinated to all senior secured indebtedness of the Subsidiary Guarantors to the extent of such security, including the guarantees by such Subsidiary Guarantors of indebtedness of the Company under the New Credit Facility. See "Capitalization," "Description of New Credit Facility" and "Description of Notes."

LIMITED OPERATING HISTORY AND RESULTS; NET LOSSES

     The Company was incorporated on November 23, 1994 and acquired the leaseholds of four theaters with eight screens on December 21, 1994. Since that time, Clearview has completed 16 acquisitions, representing 34 theaters with a total of 170 screens, and entered into agreements to operate four theaters with 13 screens. Additionally, since early 1995 Clearview has added seven screens to existing theaters and constructed a new five-screen theater in an existing building, resulting in a total of 43 theaters and 203 screens in operation as of September 30, 1998. As a result of this rapid growth in the number of screens operated, the Company has a limited combined operating history. In addition, the Company had net losses of $216,316, $218,328 and $1,328,938 for the years ended December 31, 1995, 1996 and 1997, respectively, and net losses of $597,699 and $4,712,246 for the six months ended June 30, 1997 and 1998, respectively. For the year ended December 31, 1997, on a pro forma basis after giving effect to the 1997 Acquisitions, the 1998 Acquisitions and the Transactions, the Company would have had a net loss of $4,530,636. For the six months ended June 30, 1998, on a pro forma basis after giving effect to the 1998 Acquisitions (other than the Cobble Hill Acquisition and the Bala Cynwyd Acquisition) and the Transactions, the Company would have had a net loss of $3,914,975. There can be no assurance that the Company will generate net income in the future. See "Unaudited Pro Forma Combined Financial Data," "Management's Discussion and Analysis of Financial Condition and Results of Operations" and the Company's consolidated financial statements, including the notes thereto, appearing elsewhere in this Prospectus.

EXPANSION PLANS

     The Company's growth strategy is to acquire or develop theaters and add screens to its existing theaters where appropriate. The Company's ability to implement its expansion plans will depend on a number of factors, including obtaining any required financing, the selection and availability of suitable locations, the hiring and training of sufficiently skilled management and other personnel and other factors, such as general economic and demographic conditions, that are beyond the control of the Company. There can be no assurance that the Company will be able to execute this strategy or to operate profitably the theaters that it develops or acquires. See "Business--Operating Strategy" and "--Growth Strategy."

     Need For Additional Financing. Clearview intends to continue to acquire theaters and is pursuing the acquisition of additional locations. Based on the Company's current operations and anticipated revenue growth, management believes that cash flow from operations and other available cash, including available borrowings under the New Credit Facility, will be sufficient to fund the Company's growth strategy through at least the end of 1998. Thereafter, however, or in the event the Company exceeds its currently anticipated expansion plans, the Company anticipates that it will need to seek additional equity or debt financing to fund its growth strategy. Failure to obtain any such financing could have a material adverse effect on the Company's ability to achieve its growth strategy. The Company's estimates of its cash requirements to develop or acquire and renovate theaters and service any debts incurred in connection with such development or acquisition and renovation are and will be based upon certain assumptions, including assumptions as to the Company's revenues and cash flows after any such acquisition or development. There can be no assurance that such assumptions will prove to be accurate or that unforeseen costs will not be incurred.

     Dependence on Ability to Secure Favorable Locations and Lease Terms. The success of the Company's growth strategy is dependent on its ability to acquire or develop theaters in favorable locations, with advantageous lease terms in the case of leased locations. There can be no assurance that the Company will be able to locate or develop theaters in appropriate communities or, if it does locate any such theaters, purchase or lease them on favorable terms. The failure of the Company to acquire or develop theaters in favorable locations or to purchase or lease theaters on advantageous terms could result in an inability to achieve the objectives of its growth strategy.

     Possible Risks in Theater Development and Renovation. In connection with the development of new theaters, the Company either will enter into an agreement with the property owner/developer who will oversee most of the construction and completion of a theater or will oversee that construction and completion itself. When acquiring the right to operate an existing theater (either by entering into a lease or purchasing the theater and its underlying real estate), the Company generally will take responsibility for the completion of any proposed renovations or the construction of new screens. As a result, the Company will, at times, be subject to the risks inherent in the development of real estate, many of which are beyond its control. Such risks include changes in federal, state or local laws or regulations, strikes, adverse weather, material shortages, increases in the costs of labor and materials and adverse changes in financial and economic conditions generally. There can be no assurance that any such theater development or renovation will be successfully completed in a timely manner.

DEPENDENCE ON PRESIDENT AND CHIEF EXECUTIVE OFFICER

     The Company's success depends upon the continued contributions of A. Dale Mayo, its Chairman of the Board, President and Chief Executive Officer. The loss or unavailability of Mr. Mayo to the Company for an extended period of time could have a material adverse effect upon the Company's business and development. To the extent that the services of Mr. Mayo are unavailable to the Company for any reason, the Company will be required to hire other personnel to manage and operate the Company. There can be no assurance that the Company will be able to locate qualified personnel to manage and operate the Company or to employ them on acceptable terms. The Company has entered into an employment agreement with Mr. Mayo that provides for his employment through 2003. In addition, the Company maintains key man life insurance in the amount of $2.5 million on the life of Mr. Mayo. See "Management."

GEOGRAPHIC CONCENTRATION

     Substantially all of the Company's current theaters are presently located in the New York/New Jersey metropolitan area and the theaters that it has agreed to or is contemplating acquiring or developing are principally in the same area. As a result, negative economic or demographic changes in that area could have a disproportionately large and adverse effect on the success of the Company's operations when compared to the effect of any such changes on its competitors that have a wider geographic distribution of theaters.

CONFLICTS OF INTEREST

     Brett E. Marks, who is a director of and a consultant to Clearview, is also a licensed real estate salesman with First New York Realty Co. Inc. ("First New York"), a New York City-based realty brokerage firm. Mr. Marks' main consulting work for Clearview relates to the identification of theaters that could be suitable acquisition candidates for the Company, because of their locations and the demographics of their communities, and of communities that could be appropriate for the development of new theaters, given their demographics and the available locations in such communities, and the performance of due diligence with respect thereto. If the Company decides to acquire any such theater, First New York may be entitled to a commission, which Mr. Marks would be entitled to share, from the owner of that theater, or Mr. Marks personally may be entitled to a commission directly from the owner. In connection with Clearview's acquisition of the UA I Theaters in September 1997, First New York and Mr. Marks received approximately $259,500 and $77,850, respectively. In connection with Clearview's acquisitions of a three-screen theater in Roslyn, New York, the CJM Theaters, the Nelson Ferman Theaters, a six-screen theater in Montclair, New Jersey, two three-screen theaters in Manhasset and Babylon, New York, the Cobble Hill Acquisition and the Great Neck/Franklin Square Acquisition, Mr. Marks received fees of approximately $100,200 in the aggregate. In addition, in connection with the Company's lease of office space in Chatham, New Jersey, Mr. Marks received a fee of approximately $5,000. See "Certain Transactions."

COMPETITION

     The motion picture exhibition industry is highly competitive, particularly with respect to licensing films, attracting patrons and finding theater sites. There are a number of well-established theater circuits with substantially greater financial and other resources than the Company that operate in the New York/New Jersey metropolitan area and in the Middle Atlantic and New England states generally. Some of these theater operators have been in existence significantly longer than the Company and may be better established in the Company's markets and better capitalized. Moreover, alternative delivery systems are available for the presentation of filmed entertainment, including cable television, direct satellite delivery, video cassettes and pay-per-view television. An expansion or increase in popularity of such delivery systems could have a material adverse effect on movie theater attendance in general and upon the Company's business and results of operations in particular. See "Business--Industry Overview" and "--Competition."

DEPENDENCE ON FILMS

     The ability of the Company to operate successfully depends upon a number of factors, the most important of which is the availability of marketable motion pictures. Poor relationships with film distributors, a disruption in the production of motion pictures or poor commercial success for motion pictures could have a material adverse effect upon the Company. See "Business--Film Licensing."

DEPENDENCE ON CONCESSION SALES

     Concession sales accounted for approximately 23% of the Company's revenues in each of the years ended December 31, 1996 and 1997. Accordingly, the financial success of the Company depends, to a significant extent, on its ability to successfully generate concession sales in the future. See "Business--Concessions."

FLUCTUATIONS IN QUARTERLY RESULTS OF OPERATIONS

     Generally, the most marketable motion pictures have been released during the summer and the Thanksgiving through year-end holiday season. Thus, the motion picture exhibition industry's revenues are seasonal, although the emergence of hit films during other periods can alter this traditional trend. In any case, the timing of releases is likely to have a substantial effect on the Company's results of operations and the results for any one quarter may not necessarily be indicative of results of operations for subsequent quarters. See "Management's Discussion and Analysis of Financial Condition and Results of Operations--Quarterly Results and Seasonality."

OWNERSHIP AND SIGNIFICANT INFLUENCE OF PRINCIPAL STOCKHOLDERS


     As of September 30, 1998, the directors and executive officers of the Company (the "Senior Management") collectively beneficially own approximately 58.8% of the outstanding Common Stock assuming the conversion of the outstanding shares of Class A Preferred Stock (approximately 55.5% of the Common Stock assuming the additional conversion of the outstanding shares of Class C Preferred Stock), including approximately 24.3% of the outstanding Common Stock which is subject to voting trusts for which Mr. Mayo is the trustee. As a result of this ownership, if the directors and executive officers as a group or some combination thereof act in concert, they will have the ability to exert significant influence over the policies and affairs of the Company and corporate actions requiring stockholder approval, including the composition of the Board of Directors. This concentration of ownership could have the effect of delaying, deferring or preventing a change of control of the Company, including a business combination with an unaffiliated party. See "Management" and "Principal Stockholders."


RISK OF FRAUDULENT CONVEYANCE LIABILITY

     Various laws enacted for the protection of creditors may apply to the Company's incurrence of indebtedness and other obligations in connection with the Notes Offering, including the issuance of the Notes. If a court were to find in a lawsuit by an unpaid creditor or representative of creditors of the Company that the Company did not receive fair consideration or reasonably equivalent value for incurring such indebtedness or obligation and, at the time of such incurrence, the Company (i) was insolvent; (ii) was rendered insolvent by reason of such incurrence; (iii) was engaged in a business or transaction for which the assets remaining in the Company constituted unreasonably small capital; or (iv) intended to incur or believed it would incur obligations beyond its ability to pay such obligations as they mature, such court, subject to applicable statutes of limitation, could determine to invalidate, in whole or in part, such indebtedness and obligations as fraudulent conveyances or subordinate such indebtedness and obligations to existing or future creditors of the Company.

     The measure of insolvency for purposes of the foregoing will vary depending on the law of the jurisdiction which is being applied. Generally, however, the Company would be considered insolvent at a particular time if the sum of its debts was then greater than all of its property at a fair valuation or if the present fair saleable value of its assets was then less than the amount that would be required to pay its probable liabilities on its existing debts as they become absolute and matured. On the basis of its historical financial information, its recent operating history as discussed in "Management's Discussion and Analysis of Financial Condition and Results of Operations" and other factors, the Company's management believes that, after giving effect to the Notes Offering, the Company was not rendered insolvent, it has sufficient capital for the businesses in which it will be engaged and it will be able to pay its debts as they mature. However, management has not obtained any independent opinion regarding such issues. There can be no assurance as to what standard a court would apply in making such determinations.

     In addition, the Subsidiary Guarantees may be subject to review under relevant federal and state fraudulent conveyance and similar statutes in a bankruptcy or reorganization case or a lawsuit by or on behalf of creditors of any of the Subsidiary Guarantors. In such a case, the analysis set forth above would generally apply, except that the Subsidiary Guarantees could also be subject to the claim that, since the Subsidiary Guarantees were incurred for the benefit of the Company (and only indirectly for the benefit of the Subsidiary Guarantors), the obligations of the Subsidiary Guarantors thereunder were incurred for less than reasonably equivalent value or fair consideration. A court could avoid a Subsidiary Guarantor's obligation under its Subsidiary Guarantee, subordinate the Subsidiary Guarantee to other indebtedness of a Subsidiary Guarantor or take other action detrimental to the holders of the Notes.

REPURCHASE OF THE NOTES UPON A CHANGE OF CONTROL


     Upon a Change of Control, the holders of the Notes will have the right to require Clearview to repurchase such holders' Notes, in whole or in part, at a price equal to 101% of the principal amount thereof, plus accrued and unpaid interest and Liquidated Damages thereon, if any, to the date of purchase. If a Change of Control were to occur, Clearview might not have the financial resources to repurchase all of the Notes and repay any other indebtedness that would become payable upon the occurrence of such Change of Control. In particular, a Change of Control may cause an acceleration of, or require the repayment of loans under, the New Credit Facility, in which case such loans would be required to be repaid in full prior to any repurchase of the Notes. The inability to repay such indebtedness, if accelerated, and to purchase all of the tendered Notes, would constitute an event of default under the Indenture. The Change of Control purchase feature of the Notes may in certain circumstances discourage or make more difficult a sale or takeover of the Company. If the Merger is completed, a Change of Control will occur under the Indenture and each Holder of the Notes will have the right to require the Company to purchase all or any part (equal to $1,000 or an integral multiple thereof) of such Holder's Notes at an offer price in cash equal to 101% of the aggregate principal amount thereon plus accrued and unpaid interest and Liquidated Damages thereon, if any, to the date of purchase. See "Business--Recent Developments" and "Description of Notes--Repurchase at the Option of Holders--Change of Control."


ABSENCE OF PUBLIC MARKET; RESTRICTIONS ON TRANSFER

     The New Notes will constitute a new class of securities with no established trading market. The New Notes are expected to be eligible for trading in the PORTAL market by "qualified institutional buyers" ("QIBs"), as defined in Rule 144A under the Securities Act; however, there can be no assurance given as to the liquidity of, or the trading market for, the New Notes, the ability of holders of the New Notes to sell their New Notes or the price at which holders would be able to sell their New Notes. The Company does not intend to list the New Notes on any national securities exchange or to seek the admission thereof to trading on the NASDAQ National Market System. Future trading prices of the New Notes will depend on many factors, including, among other things, prevailing interest rates, the Company's operating results and the market for similar securities. The Initial Purchaser has advised the Company that it currently intends to make a market in the New Notes. The Initial Purchaser is not obligated to do so, however, and any market-making activities will be subject to the limits imposed by the Securities Act and the Exchange Act, and may be limited during the Exchange Offer and the pendency of any Shelf Registration Statement.

YEAR 2000

     The Year 2000 issue is the result of computer programs being written using two digits (rather than four) to define the applicable year. Any of Clearview's programs that have time-sensitive software may recognize a date using "00" as the year 1900 rather than the year 2000, which could result in miscalculations or system failures, causing disruption in operations, including, but not limited to, an inability to send and receive electronic data, or to engage in routine business activities and operations.


     This issue creates risk for Clearview from unforeseen problems in its own computer systems and from third parties with whom Clearview deals on transactions. Clearview is in the early stages of evaluating the potential impact of the Year 2000 on the electronic data processing and other information systems relevant to Clearview's business, and is developing a plan to resolve this issue. As part of that plan, Clearview recently hired an outside consulting firm to assist in the completion of the first phase of its Year 2000 project. Those activities, which will occur in the fourth quarter of 1998, include the compiling of a detailed inventory of Clearview's computer hardware and software applications, the identification of imbedded chips in any non-IT equipment, the development of detailed project plans to address each component, and the development of an estimated cost for the remainder of the project.

     Clearview has had formal discussions with certain of its major suppliers concerning their Year 2000 compliance, and intends to continue such discussions into the fourth quarter of 1998. However, there can be no assurance that the systems of other companies that interact with Clearview will be sufficiently Year 2000 compliant so as to avoid an adverse impact on Clearview's operations, financial condition and results of operations.

     Clearview anticipates that it will complete its Year 2000 project, including contingency planning, during 1999 but there can be no assurance that Clearview will be successful in meeting this schedule. It is currently unknown what specific potential adverse consequences could result from failure to properly mitigate the Year 2000 problem, and in addition, Clearview is currently unable to estimate the overall cost associated with its Year 2000 project. No costs have been incurred to date.

                               THE EXCHANGE OFFER

PURPOSE OF THE EXCHANGE OFFER

     In connection with the sale of the Old Notes, the Company entered into the Registration Rights Agreement with the Initial Purchaser, pursuant to which the Company agreed to use its best efforts to file with the Commission a registration statement with respect to the exchange of the Old Notes for a series of registered debt securities with terms identical in all material respects to the terms of the Old Notes, except for certain transfer restrictions, registration rights and terms providing for an increase in the interest rate on the Old Notes under certain circumstances relating to the registration rights.

     The Company is making the Exchange Offer in reliance on the position of the staff of the Commission as set forth in Exxon Capital Holdings Corp., SEC No-Action Letter (April 13, 1989), Morgan Stanley & Co. Inc., SEC No-Action Letter (June 5, 1991) and Shearman & Sterling, SEC No-Action Letter (July 2,
1993). However, the Company has not sought its own no-action letter, and there can be no assurance that the staff of the Commission would make a similar determination with respect to the Exchange Offer as in such other circumstances. Based upon these interpretations by the staff of the Commission, the Company believes that New Notes issued pursuant to the Exchange Offer in exchange for Old Notes may be offered for resale, resold and otherwise transferred by a holder thereof other than (i) a broker-dealer who purchased such Old Notes directly from the Company to resell pursuant to Rule 144A or any other available exemption under the Securities Act or (ii) a person that is an "affiliate" (as defined in Rule 405 of the Securities Act) of the Company without compliance with the registration and prospectus delivery provisions of the Securities Act, provided that such New Notes are acquired in the ordinary course of such holder's business and that such holder is not participating, and has no arrangement or understanding with any person to participate, in the distribution of such New Notes. Holders of Old Notes accepting the Exchange Offer will represent to the Company in the Letter of Transmittal that such conditions have been met. Any holder who participates in the Exchange Offer for the purpose of participating in a distribution of the New Notes may not rely on the position of the staff of the Commission as set forth in these no-action letters and would have to comply with the registration and prospectus delivery requirements of the Securities Act in connection with any secondary resale transaction. A secondary resale transaction in the United States by a holder who is using the Exchange Offer to participate in the distribution of New Notes must be covered by a registration statement containing the selling securityholder information required by applicable regulations promulgated under the Securities Act.

     Each broker-dealer that receives New Notes for its own account pursuant to the Exchange Offer must acknowledge that it acquired the Old Notes as a result of market-making activities or other trading activities and will deliver a prospectus in connection with any resale of such New Notes. This Prospectus, as it may be amended or supplemented from time to time, may be used by a broker-dealer in connection with resales of New Notes received in exchange for Old Notes where such Old Notes were acquired by such broker-dealer as a result of market-making activities or other trading activities. The Letter of Transmittal states that by acknowledging and delivering a prospectus, a broker-dealer will not be deemed to admit that it is an "underwriter" within the meaning of the Securities Act. The Company has agreed that for a period of 90 days after the date of this Prospectus, it will make this Prospectus available to broker-dealers for use in connection with any such resale. See "Plan of Distribution."

     Except as described above, this Prospectus may not be used for an offer to resell, resale or other retransfer of New Notes.

     The Exchange Offer is not being made to, nor will the Company accept tenders for exchange from, holders of Old Notes in any jurisdiction in which the Exchange Offer or the acceptance thereof would not be in compliance with the securities or blue sky laws of such jurisdiction.

TERMS OF THE EXCHANGE

     Upon the terms and subject to the conditions of the Exchange Offer, the Company will, unless such Old Notes are withdrawn in accordance with the withdrawal rights specified in "--Withdrawal of Tenders", accept any and all Old Notes validly tendered prior to 5:00 p.m., New York City time, on the Expiration Date. The date of acceptance for exchange of the Old Notes, and consummation of the Exchange Offer, is the Exchange Date, which will be the first business day following the Expiration Date (unless extended as described herein). The Company will issue, on or promptly after the Exchange Date, an aggregate principal amount of up to $80,000,000 of New Notes in exchange for a like principal amount of outstanding Old Notes tendered and accepted in connection with the Exchange Offer. The New Notes issued in connection with the Exchange Offer will be delivered on the earliest practicable date following the Exchange Date. Holders may tender some or all of their Old Notes in connection with the Exchange Offer. However, Old Notes may be tendered only in integral multiples of $1,000.

     The terms of the New Notes are identical in all material respects to the terms of the Old Notes, except for certain transfer restrictions, registration rights and terms providing for an increase in the interest rate on the Old Notes under certain circumstances relating to the registration rights. The New Notes will evidence the same debt as the Old Notes and will be issued under and be entitled to the same benefits under the Indenture as the Old Notes. As of the date of this Prospectus, $80,000,000 aggregate principal amount of the Old Notes is outstanding.

     In connection with the issuance of the Old Notes, the Company arranged for the Old Notes originally purchased by qualified institutional buyers to be issued and transferable in book-entry form through the facilities of The Depository Trust Company ("DTC"), acting as depositary. Except as described under "Description of Notes--Book-Entry, Delivery and Form," the New Notes will be issued in the form of a global note registered in the name of DTC or its nominee and each holder's interest therein will be transferable in book-entry form through DTC. See "Description of Notes--Book-Entry, Delivery and Form."

     Holders of Old Notes do not have any appraisal or dissenters' rights in connection with the Exchange Offer. Old Notes which are not tendered for exchange or are tendered but not accepted in connection with the Exchange Offer will remain outstanding and be entitled to the benefits of the Indenture, but will be entitled to registration rights under the Registration Rights Agreement only in limited circumstances.

     The Company shall be deemed to have accepted validly tendered Old Notes when, as and if the Company has given oral or written notice thereof to the Exchange Agent. The Exchange Agent will act as agent for the tendering holders for the purposes of receiving the New Notes from the Company.

     If any tendered Old Notes are not accepted for exchange because of an invalid tender, the occurrence of certain other events set forth herein or otherwise, certificates for any such unaccepted Old Notes will be returned, without expense, to the tendering holder thereof as promptly as practicable after the Expiration Date.

     Holders who tender Old Notes in connection with the Exchange Offer will not be required to pay brokerage commissions or fees or, subject to the instructions in the Letter of Transmittal, transfer taxes with respect to the exchange of Old Notes in connection with the Exchange Offer. The Company will pay all charges and expenses, other than certain applicable taxes described below, in connection with the Exchange Offer. See "--Fees and Expenses."

EXPIRATION DATE; EXTENSIONS; AMENDMENTS


     The term "Expiration Date" shall mean 5:00 p.m., New York City time, on
December   , 1998, unless extended by the Company in its sole discretion (in which case the Expiration Date shall be the latest date and time to which the Exchange Offer is extended).


     The Company reserves the right, in its sole discretion (i) to delay accepting any Old Notes, to extend the Exchange Offer or to terminate the Exchange Offer and to refuse to accept Old Notes not previously accepted, if any of the conditions set forth below under "Conditions to the Exchange Offer" shall not have been satisfied and shall not have been waived by the Company (if permitted to be waived by the Company) and (ii) to amend the terms of the Exchange Offer in any manner. Any such delay in acceptance, extension, termination or amendment will be followed as promptly as practicable by oral or written notice thereof to the registered holders. If the Exchange Offer is amended in a manner determined by the Company to constitute a material change, the Company will promptly disclose such amendment by means of a prospectus supplement that will be distributed to the registered holders of the Old Notes, and the Company will extend the Exchange Offer for a period of five to ten business days, depending upon the significance of the amendment and the manner of disclosure to the registered holders, if the Exchange Offer would otherwise expire during such five to ten business day period.

     If the Company determines to make a public announcement of any delay, extension, amendment or termination of the Exchange Offer, the Company shall have no obligation to publish, advertise or otherwise communicate any such public announcement, other than by making a timely release to an appropriate news agency.

INTEREST OF THE NEW NOTES

     Each New Note will bear interest at the rate of 10 7/8% per annum from the most recent date to which interest has been paid or duly provided for on the Old Note surrendered in exchange for such New Note or, if no interest has been paid or duly provided for on such Old Note, from June 12, 1998. Interest on the New Notes will be payable semiannually on June 1 and December 1 of each year, commencing on the first such date following the original issuance date of the New Notes.

     Holders of Old Notes whose Old Notes are accepted for exchange will not receive accrued interest on such Old Notes for any period from and after the last Interest Payment Date to which interest has been paid or duly provided for on such Old Notes prior to the original issue date of the New Notes or, if no such interest has been paid or duly provided for, will not receive any accrued interest on such Old Notes, and will be deemed to have waived the right to receive any interest on such Old Notes accrued from and after such Interest Payment Date or, if no such interest has been paid or duly provided for, from and after June 12, 1998.

CONDITIONS TO THE EXCHANGE OFFER

     Notwithstanding any other term of the Exchange Offer, the Company will not be required to accept for exchange, or to exchange, any Old Notes for any New Notes, and may terminate or amend the Exchange Offer before the acceptance of any Old Notes for exchange, if:

          (a) any action or proceeding is instituted or threatened in any court or by or before any governmental agency with respect to the Exchange Offer which, in the Company's reasonable good faith judgment, would be expected to impair the ability of the Company to proceed with the Exchange Offer, or

          (b) any law, statute, rule or regulation is adopted or enacted, or any existing law, statute, rule or regulation is interpreted by the Commission or its staff, which, in the Company's reasonable good faith judgment, would be expected to impair the ability of the Company to proceed with the Exchange Offer.

     If the Company determines in its reasonable good faith judgment that either of the foregoing conditions exist, the Company may (i) refuse to accept any Old Notes and return all tendered Old Notes to the tendering holders, (ii) extend the Exchange Offer and retain all Old Notes tendered prior to the expiration of the Exchange Offer, subject, however, to the rights of holders who tendered such Old Notes to withdraw their tendered Old Notes which have not been withdrawn. If such waiver constitutes a material change to the Exchange Offer, the Company will promptly disclose such waiver by means of a prospectus supplement that will be distributed to the registered holders, and the Company will extend the Exchange Offer for a period of five to ten business days, depending upon the significance of the waiver and the manner of disclosure to the registered holders, if the Exchange Offer would otherwise expire during such five to ten business days.


CONSENT SOLICITATION AND TENDER OFFER



     The Company is soliciting Consents to the Proposed Amendments and to the execution of the Supplemental Indenture to, among other things, modify or eliminate certain restrictive covenants contained in the Indenture. The Company is also offering to purchase any and all of the Notes for cash upon the terms and subject to the conditions set forth in the Tender Offer. If on December 10, 1998, the Consent Time shall have occurred under the Consent Solicitation and the Tender Offer Expiration Time shall not have occurred, Holders who have tendered Old Notes in the Tender Offer may participate in the Exchange Offer by complying with the procedures for withdrawal of tendered Old Notes from the Tender Offer set forth in the Consent Solicitation and Tender

Offer materials and described herein under "The Exchange Offer--Procedures for Tendering," and tendering such withdrawn Old Notes in the Exchange Offer.


PROCEDURES FOR TENDERING


     Only a holder of record of Old Notes on October 28, 1998 may tender such Old Notes in connection with the Exchange Offer. To tender in connection with the Exchange Offer, a holder must complete, sign and date the Letter of Transmittal, or a facsimile thereof, have the signatures thereon guaranteed if required by the Letter of Transmittal and deliver such Letter of Transmittal or such facsimile, together with the Old Notes (unless such tender is being effected pursuant to the procedure for book-entry transfer described below) and any other required documents, to the Exchange Agent prior to 5:00 p.m., New York City time, on the Expiration Date.



     If on December 10, 1998, the Consent Time for the Consent Solicitation shall have occurred and the Tender Offer Expiration Time shall not have occurred, Holders who have tendered Old Notes in the Tender Offer may participate in the Exchange Offer by complying with the procedures for withdrawal of tendered Old Notes from the Tender Offer set forth in the Consent Solicitation and Tender Offer materials and described below and tendering such withdrawn Old Notes in the Exchange Offer. Whether or not Holders have previously tendered Old Notes in the Tender Offer, Holders may instruct the Exchange Agent in the accompanying Letter of Transmittal to automatically tender New Notes issued in the Exchange Offer into the Tender Offer after consummation of the Exchange Offer. The Exchange Agent also is acting as the Depositary in the Consent Solicitation and Tender Offer.



  WITHDRAWAL OF NOTES FROM TENDER OFFER



     For a withdrawal of Notes from the Tender Offer to be effective, a written or facsimile transmission notice of withdrawal must be timely received by the Depositary at one of the following addresses: by mail--The Bank of New York, 101 Barclay Street, New York, New York 10286, Attention: Marcia Brown, Reorganization Section; by overnight courier/hand--The Bank of New York, 101 Barclay Street, New York, New York 10286, Corporate Trust Services Window, Ground Level, Attention: Marcia Brown, Reorganization Section; or by facsimile for Eligible Institutions--only: (212) 571-3080 and confirm by telephone: (212) 815-6333.



     The withdrawal notice must:



          (a) specify the name of the Holder who tendered the Notes to be withdrawn (and, if different, the name of the registered Holder and record Holder of such Notes) or, in the case of Notes tendered by book-entry transfer, the name of the DTC participant for whose account such Notes were tendered and such DTC participant's account number at DTC to be credited with the withdrawn Notes,



          (b) contain a description of the Notes to be withdrawn (including the principal amount to be withdrawn and, in the case of the Notes tendered by delivery of certificates rather than book-entry transfer, the certificate numbers thereof), and



          (c) be signed by the Holder of such Notes (and, if different, the record Holder of such Notes) in the same manner as the original signature on the Letter of Transmittal and Consent (for the Consent Solicitation and Tender Offer), including any required signature guarantees (or, in the case of Notes tendered by a DTC participant through DTC's Automated Tender Offer Program ("ATOP"), be signed by such participant in the same manner as the participant's name listed on the applicable Agent's Message), or be accompanied by evidence satisfactory to the Company that the person withdrawing the tender has succeeded to the beneficial ownership of such Notes.



     The signature on the notice of withdrawal must be guaranteed by an Eligible Institution unless such Notes have been tendered for the account of an Eligible Institution. If certificates for the Notes to be withdrawn have been delivered or otherwise identified to the Depositary, a signed notice of withdrawal will be effective immediately upon receipt by the Depositary of written or facsimile transmission notice of withdrawal even if physical release is not yet effected.



     Withdrawal of tendered Notes may not be rescinded, and any Notes properly withdrawn will thereafter be deemed not validly tendered for purposes of the Tender Offer. Properly withdrawn Notes may, however, be retendered by again following one of the procedures described above at any time prior to the Expiration Time.



     Withdrawals of tendered Notes and revocation of the related Consents in the Consent Solicitation and Tender Offer can only be accomplished in accordance with the foregoing procedures.



  TENDERS OF OLD NOTES IN EXCHANGE OFFER


     Any financial institution that is a participant in DTC's Book-Entry Transfer Facility system may make book-entry delivery of the Old Notes by causing DTC to transfer such Old Notes into the Exchange Agent's account in accordance with DTC's procedure for such transfer. Although delivery of Old Notes may be effected through book-entry transfer into the Exchange Agent's account at DTC, the Letter of Transmittal (or facsimile thereof), with any required signature guarantees and any other required documents, must, in any case, be transmitted to and received or confirmed by the Exchange Agent at its addresses set forth under the caption "Exchange Agent," below, prior to 5:00 p.m., New York City time, on the Expiration Date. DELIVERY OF DOCUMENTS TO DTC IN ACCORDANCE WITH ITS PROCEDURES DOES NOT CONSTITUTE DELIVERY TO THE EXCHANGE AGENT.

     The tender by a holder of Old Notes will constitute an agreement between such holder and the Company in accordance with the terms and subject to the conditions set forth herein and in the Letter of Transmittal.

     The method of delivery of Old Notes and the Letter of Transmittal and all other required documents to the Exchange Agent is at the election and risk of the holders. Instead of delivery by mail, it is recommended that holders use an overnight or hand delivery service. In all cases, sufficient time should be allowed to assure delivery to the Exchange Agent before the Expiration Date. No Letter of Transmittal or Old Notes should be sent to the Company. Holders may request their respective brokers, dealers, commercial banks, trust companies or nominees to effect the tenders for such holders.

     Any beneficial owner whose Old Notes are registered in the name of a broker, dealer, commercial bank, trust company or other nominee and who wishes to tender should contact the registered holder promptly and instruct such registered holder to tender on such beneficial owner's behalf. If such beneficial owner wishes to tender on such owner's own behalf, such owner must, prior to completing and executing the Letter of Transmittal and delivery of such owner's Old Notes, either make appropriate arrangements to register ownership of the Old Notes in such owner's name or obtain a properly completed bond power from the registered holder. The transfer of registered ownership may take considerable time.

     Signature on a Letter of Transmittal or a notice of withdrawal, as the case may be, must be guaranteed by an Eligible Institution (as defined below) unless the Old Notes tendered pursuant thereto are tendered (i) by a registered holder who has not completed the box entitled "Special Payment Instructions" or "Special Delivery Instructions" on the Letter of Transmittal, or (ii) for the account of an Eligible Institution. In the event that signatures on a Letter of Transmittal or a notice of withdrawal, as the case may be, are required to be guaranteed, such guarantee must be by a member firm of a registered national securities exchange or of the National Association of Securities Dealers, Inc., a commercial bank or trust company having an office or correspondent in the United States or an "eligible guarantor institution" within the meaning of Rule 17Ad-15 under the Exchange Act (an "Eligible Institution").

     If the Letter of Transmittal is signed by a person other than the registered holder of any Old Notes listed therein, such Old Notes must be endorsed by such registered holder or accompanied by a properly completed bond power, in each case signed or endorsed in blank by such registered holder as such registered holder's name appears on such Old Notes.

     If the Letter of Transmittal or any Old Notes or bond powers are signed or endorsed by trustees, executors, administrators, guardians, attorney-in-fact, officers of corporations or others acting in a fiduciary or representative capacity, such persons should so indicate when signing, and unless waived by the Company, evidence satisfactory to the Company of their authority to so act must be submitted with the Letter of Transmittal.

     All questions as to the validity, form, eligibility (including time of receipt) and acceptance and withdrawal of tendered Old Notes will be determined by the Company in its sole discretion, which determination will be final and binding. The Company reserves the absolute right to reject any and all Old Notes not properly tendered or any Old Notes whose acceptance by the Company would, in the opinion of counsel to the Company, be unlawful. The Company also reserves the right to waive any defects, irregularities or conditions of tender as to any particular Old Notes either before or after the Expiration Date. The Company's interpretation of the terms and conditions of the Exchange Offer (including the instructions in the Letter of Transmittal) will be final and binding on all parties. Unless waived, any defects or irregularities in connection with tenders of Old Notes must be cured within such time as the Company shall determine. Although the Company intends to request the Exchange Agent to notify holders of defects or irregularities with respect to tenders of Old Notes, neither the Company, the Exchange Agent nor any other person shall have any duty or incur any liability for failure to give such notification. Tenders of Old Notes will not be deemed to have been made until such defects or irregularities have been cured or waived. Any Old Notes received by the Exchange Agent that are not properly tendered and as to which the defects or irregularities have not been cured or waived will be returned by the Exchange Agent to the tendering holders, unless otherwise provided in the Letter of Transmittal, as soon as practicable following the Expiration date.

     In addition, the Company reserves the right, as set forth above under the caption "Conditions to the Exchange Offer," to terminate the Exchange Offer.

     By tendering, each holder represents to the Company that, among other things, the New Notes acquired in connection with the Exchange Offer are being obtained in the ordinary course of business of the person receiving such New Notes, whether or not such person is the holder, that neither the holder nor any such other person has an arrangement or understanding with any person to participate in the distribution of such New Notes and that neither the holder nor any such other person is an "affiliate" (as defined in Rule 405 under the Securities Act) of the Company. If the holder is a broker-dealer that will receive New Notes for its own account in exchange of Old Notes, it will acknowledge that it acquired such Old Notes as the result of market-making activities or other trading activities and that it will deliver a prospectus in connection with any resale of such New Notes. See "Plan of Distribution."

GUARANTEED DELIVERY PROCEDURES

     Holders who wish to tender their Old Notes and (i) whose Old Notes are not immediately available, or (ii) who cannot deliver their Old Notes, the Letter of Transmittal or any other required documents to the Exchange Agent, or cannot complete the procedure for book-entry transfer, prior to the Expiration Date, may effect a tender of their Old Notes if:

          (a) The tender is made through an Eligible Institution;

          (b) Prior to the Expiration Date, the Exchange Agent receives from such Eligible Institution a properly completed and duly executed Notice of Guaranteed Delivery (by facsimile transmission, mail or hand delivery) setting forth the name and address of the holder, the certificate number or numbers of such Old Notes and the principal amount of Old Notes tendered, stating that the tender is being made thereby and guaranteeing that, within five business days after the Expiration Date, the Letter of Transmittal (or facsimile thereof) together with the certificate or certificates representing the Old Notes to be tendered in proper form for transfer (or confirmation of a book-entry transfer into the Exchange Agent's account at DTC of Old Notes delivered electronically) and any other documents required by the Letter of Transmittal will be deposited by the Eligible Institution with the Exchange Agent; and

          (c) Such properly completed and executed Letter of Transmittal (or facsimile thereof) as well as the certificate or certificates representing all tendered Old Notes in proper form for transfer (or confirmation of a book-entry transfer into the Exchange Agent's account at DTC of Old Notes delivered electronically) and all other documents required by the Letter of Transmittal are received by the Exchange Agent within five business days after the Expiration Date.

WITHDRAWAL OF TENDERS

     Except as otherwise provided herein, tenders of Old Notes may be withdrawn at any time prior to 5:00 p.m., New York City time, on the Expiration Date.

     To withdraw a tender of Old Notes in connection with the Exchange Offer, a written facsimile transmission notice of withdrawal must be received by the Exchange Agent at its address set forth herein prior to 5:00 p.m., New York City time, on the Expiration Date. Any such notice of withdrawal must (i) specify the name of the person who deposited the Old Notes to be withdrawn (the "Depositor"), (ii) identify the Old Notes to be withdrawn (including the certificate number or numbers and principal amount of such Old Notes), (iii) be signed by the Depositor in the same manner as the original signature on the Letter of Transmittal by which such Old Notes were tendered (including any required signature guarantees) or be accompanied by documents of transfer sufficient to have the trustee register the transfer of such Old Notes into the name of the person withdrawing the tender, and (iv) specify the name in which any such Old Notes are to be registered, if different from that of the Depositor. All questions as to the validity, form and eligibility (including time of receipt) of such withdrawal notices will be determined by the Company, whose determination shall be final and binding on all parties. Any Old Notes so withdrawn will be deemed not to have been validly tendered for purposes of the Exchange Offer and no New Notes will be issued with respect thereto unless Old Notes so withdrawn are validly re-tendered. Any Old Notes which have been tendered but which are not accepted for exchange or which are withdrawn will be returned to the holder thereof without cost to such holder as soon as practicable after withdrawal, rejection of tender or termination of the Exchange Offer. Properly withdrawn Old Notes may be retendered by following one of the procedures described above under the caption "Procedures for Tendering" at any time prior to the Expiration Date.

EXCHANGE AGENT

     The Bank of New York has been appointed as Exchange Agent for the Exchange Offer. Questions and requests for assistance and requests for additional copies of this Prospectus or of the Letter of Transmittal and requests for Notice of Guaranteed Delivery should be directed to the Exchange Agent address as follows:

          By Mail:               By Facsimile Transmission:               By Hand:
    The Bank of New York         (For Eligible Institutions         The Bank of New York
     101 Barclay Street                    Only)                     101 Barclay Street
        Floor 7 East                   (212) 815-6339             New York, New York 10286
  New York, New York 10286                                        Attention: Ground Level
Attention: Denise Robinson,        Confirm by Telephone:              Corporate Trust
   Reorganization Section              (212) 815-2791                 Services Window
                                   By Overnight Delivery:
                                    The Bank of New York
                                     101 Barclay Street
                                        Floor 7 East
                                  New York, New York 10286
                                Attention: Denise Robinson,
                                   Reorganization Section

     The Bank of New York also serves as Trustee under the Indenture.


FEES AND EXPENSES


     The Company will not make any payment to brokers, dealers or others soliciting acceptances of the Exchange Offer. The Company will pay certain other expenses to be incurred in connection with the Exchange Offer, including the fees and expenses of the Exchange Agent, accounting fees and certain legal fees.

     Holders who tender their Old Notes for exchange will not be obligated to pay any transfer taxes in connection therewith. If, however, New Notes are to be delivered to, or are to be issued in the name of, any person other than the registered holder of the Old Notes tendered, or if tendered Old Notes are registered in the name of any person other than the person signing the Letter of Transmittal, or if a transfer tax is imposed for any reason other than the exchange of Old Notes in connection with the Exchange Offer, then the amount of any such transfer taxes (whether imposed on the registered holder or any other persons) will be payable by the tendering holder. If satisfactory evidence of payment of such taxes or exemption therefrom is not submitted with the Letter of Transmittal, the amount of such transfer taxes will be billed directly to such tendered holder.

ACCOUNTING TREATMENT

     The New Notes will be recorded at the same carrying value as the Old Notes as reflected in the Company's accounting records on the date of the exchange. Accordingly, no gain or loss for accounting purposes will be recognized by the Company upon the consummation of the Exchange Offer. Any expenses of the Exchange Offer that are paid by the Company will be amortized by the Company over the term of the New Notes in accordance with generally accepted accounting principles.

CONSEQUENCES OF FAILURE TO PROPERLY TENDER OLD NOTES IN THE EXCHANGE

     Issuance of the New Notes in exchange for the Old Notes pursuant to the Exchange Offer will be made only after timely receipt by the Exchange Agent of such Old Notes, a properly completed and duly executed Letter of Transmittal and all other required documents. Therefore, holders of the Old Notes desiring to tender such Old Notes in exchange for New Notes should allow sufficient time to ensure timely delivery. The Company is under no duty to give notification of defects or irregularities with respect to tenders of Old Notes for exchange. Old Notes that are not tendered or that are tendered but not accepted by the Company, will, following consummation of the Exchange Offer, continue to be subject to the existing restrictions upon transfer thereof under the Securities Act and, upon consummation of the Exchange Offer, certain registration rights under the Registration Rights Agreement will terminate. See "Description of Notes--Registration Rights; Liquidated Damages."

     In the event the Exchange Offer is consummated, the Company will be required to register the Remaining Old Notes only in limited circumstances. Remaining Old Notes will continue to be subject to the following restrictions on transfer: (i) the Remaining Old Notes may be resold only if registered pursuant to the Securities Act, if any exemption from registration is available thereunder, or if neither such registration nor such exemption is required by law, and (ii) the Remaining Old Notes will bear a legend restricting transfer in the absence of registration or an exemption therefrom. The Company does not currently anticipate that it will register the Remaining Old Notes under the Securities Act. To the extent that Old Notes are tendered and accepted in connection with the Exchange Offer, any trading market for Remaining Old Notes could be adversely affected.

                                USE OF PROCEEDS

     The Company will not receive any cash proceeds from the issuance of the New Notes offered hereby. In consideration for issuing the New Notes as described in this Prospectus, the Company will receive in exchange Old Notes in like principal amount, the terms of which are identical in all material respects to those of the New Notes, except for certain transfer restrictions, registration rights and terms providing for an increase in the interest rate on the Old Notes under certain circumstances relating to the registration rights. The Old Notes surrendered in exchange for the New Notes will be retired and canceled and cannot be reissued. Accordingly, the issuance of the New Notes will not result in any change in indebtedness of the Company.

                                 CAPITALIZATION

     The following table sets forth as of June 30, 1998 the historical capitalization of the Company and the capitalization of the Company as adjusted to give effect to the Subsequent Transactions. The following table should be read in conjunction with "Unaudited Pro Forma Combined Financial Information", "Management's Discussion and Analysis of Financial Condition and Results of Operations" and the Company's consolidated financial statements, including the notes thereto, appearing elsewhere in this Prospectus. See also "Business--Existing Theaters."

                                                                   JUNE 30, 1998
                                                              ------------------------
                                                                            PRO FORMA
                                                              HISTORICAL   AS ADJUSTED
                                                              ----------   -----------
                                                                   (IN THOUSANDS)
Cash and cash equivalents, including escrow deposit(1)......   $21,240       $16,012
                                                               =======       =======

Debt (including current maturities):
  Senior Notes due 2008.....................................   $80,000       $80,000

Class B Redeemable Preferred Stock..........................       750

Stockholders' equity:
  Undesignated Preferred Stock, 2,475,697 shares
     authorized.............................................
  Class A Convertible Preferred Stock, par value $.01, 1,303
     shares authorized, 779 shares issued and outstanding...        --            --
  Class C Convertible Preferred Stock, par value $.01, 3,000
     shares authorized, issued and outstanding..............        --            --
  Common Stock, par value $.01, 10,000,000 shares
     authorized, 2,304,802 issued and outstanding...........        23            23
  Additional paid-in-capital................................    18,231        18,231
  Accumulated deficit.......................................    (8,014)       (8,014)
                                                               -------       -------
     Total stockholders' equity.............................    10,240        10,240
                                                               -------       -------
     Total capitalization...................................   $90,990       $90,240
                                                               =======       =======

---------------
(1) For a reconciliation of Historical and Pro Forma As Adjusted cash and cash equivalents, see Note 1 of Notes to Unaudited Pro Forma Combined Balance Sheet.

               UNAUDITED PRO FORMA COMBINED FINANCIAL INFORMATION

     The following Unaudited Pro Forma Combined Financial Information presents the Pro Forma Combined Balance Sheet of Clearview at June 30, 1998 and the Pro Forma Combined Statements of Operations of Clearview for the year ended December 31, 1997 and the six months ended June 30, 1998.

     The Unaudited Pro Forma Combined Balance Sheet is based on the historical consolidated balance sheet of Clearview as of June 30, 1998, and gives effect to the Subsequent Transactions as if they had been consummated by June 30, 1998.

     The Unaudited Pro Forma Combined Statement of Operations for the year ended December 31, 1997 is based on the historical combined statements of operations of Clearview, the UA I Theaters, the CJM Theaters, the Nelson Ferman Theaters, the Other 1997 Acquisitions, and the 1998 Acquisitions and gives effect to the Transactions, the 1997 Acquisitions and the 1998 Acquisitions as if they had been consummated at January 1, 1997.

     The Unaudited Pro Forma Combined Statement of Operations for the six months ended June 30, 1998 is based on the historical combined statements of operations of Clearview and the 1998 Acquisitions and gives effect to the Transactions and the 1998 Acquisitions as if they had been consummated at January 1, 1997.

     In the opinion of Clearview's management, all adjustments necessary to present fairly such unaudited pro forma combined financial information have been made.

     The pro forma acquisition adjustments give effect to the acquisitions under the purchase method of accounting and the assumptions and adjustments (which Clearview believes to be reasonable) described in the accompanying Notes to Unaudited Pro Forma Combined Financial Information. Under the purchase method of accounting, assets acquired and liabilities assumed will be recorded at their estimated fair value at the date of acquisition. The pro forma adjustments set forth in the following Unaudited Pro Forma Combined Financial Information are estimated and may differ from the actual adjustments when they become known.

     In connection with the Merger, Cablevision will account for the Merger using the purchase method of accounting in accordance with the provisions of Accounting Principles Board Opinion No. 16, "Business Combinations." Accordingly, Cablevision will record at its cost the acquired assets less liabilities assumed, with the excess of such cost over the estimated fair value of such net assets reflected as goodwill. Additionally, certain costs directly related to the acquisition will be reflected as additional purchase price in excess of the net assets acquired. Cablevision has not yet determined whether the new basis of the net assets of Clearview will be recorded on Clearview's separate financial statements. Should Cablevision record such amounts on such separate financial statements, the increase in net assets would result principally in the recording of goodwill, which would be amortized over future periods.

     The Pro Forma Combined Financial Information is provided for comparative purposes only. It does not purport to be indicative of the results that actually would have occurred if the acquisitions of the UA I Theaters, the CJM Theaters, the Nelson Ferman Theaters, the Other 1997 Acquisitions and the 1998 Acquisitions had been consummated on the dates indicated or that may be obtained in the future. The Unaudited Pro Forma Combined Financial Information should be read in conjunction with the notes thereto, the financial statements of the UA I Theaters, the CJM Theaters, and the Nelson Ferman Theaters and the notes thereto, included elsewhere herein, and Clearview's consolidated financial statements and the notes thereto, included elsewhere herein.

                   UNAUDITED PRO FORMA COMBINED BALANCE SHEET

                              AS OF JUNE 30, 1998
                             (DOLLARS IN THOUSANDS)


                                                                                    PRO FORMA
                                                                          -----------------------------
                                                             HISTORICAL    PRO FORMA         PRO FORMA
                                                             CLEARVIEW    ADJUSTMENTS       AS ADJUSTED
                                                             ----------   ------------      -----------
ASSETS
Current assets:
  Cash and cash equivalents, including escrow deposit......   $21,240      $   (5,228)(1)     $16,012
  Inventories..............................................       187                             187
  Other current assets.....................................       559                             559
                                                              -------      ----------         -------
     Total current assets..................................    21,986          (5,228)         16,758
Property, equipment and leaseholds, net....................    41,283           2,535(2)       43,818
Intangible assets, net.....................................    33,200           2,456(2)       35,656
Other non-current assets...................................       804            (513)(3)         291
                                                              -------      ----------         -------
                                                              $97,273      $     (750)        $96,523
                                                              =======      ==========         =======
LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities:
  Accounts payable and accrued expenses....................     6,283                           6,283
                                                              -------                         -------
     Total current liabilities.............................     6,283                           6,283
Senior Notes...............................................    80,000                          80,000
Class B Redeemable Preferred Shares........................       750            (750)(4)
Stockholders' equity:
  Undesignated Preferred Shares, 2,475,697 shares
     authorized............................................        --                              --
  Class A Preferred Shares, par value $.01, 1,303 shares
     authorized, 779 shares issued and outstanding.........        --                              --
  Class C Preferred Shares, par value $.01, 3,000 shares
     authorized, issued and outstanding....................        --                              --
  Common Stock, par value $.01, 10,000,000 shares
     authorized 2,304,802 shares issued and outstanding....        23                              23
  Additional paid-in capital...............................    18,231                          18,231
  Accumulated deficit......................................    (8,014)                         (8,014)
                                                              -------      ----------         -------
     Total stockholders' equity............................    10,240                          10,240
                                                              -------      ----------         -------
                                                              $97,273      $     (750)        $96,523
                                                              =======      ==========         =======

              NOTES TO UNAUDITED PRO FORMA COMBINED BALANCE SHEET
                              AS OF JUNE 30, 1998

(1) Cash and cash equivalents, including escrow deposit, has been adjusted for the following (in thousands):


  - Redemption of Class B Preferred Shares..................     (750)
  - Purchase price of the Subsequent Acquisitions...........   (2,213)
  - Purchase of real estate formerly under lease............   (1,150)
  - Long Island Purchase....................................   (1,115)
                                                              -------
Net change in cash..........................................  $(5,228)
                                                              =======


     Cash and cash equivalents includes $750,000 which is restricted and which is held in escrow to fund the contingent additional consideration to be paid to a seller in connection with the acquisition of the CJM Theaters.


(2) Reflects the allocation of purchase price paid (or to be paid in the case of the Long Island Purchase) in connection with the following, based on the estimated fair values of the assets acquired (or to be acquired), which includes only land, buildings and improvements or leasehold interests, furniture and equipment and intangible assets.


                            BALA                              WEST      LONG
                           CYNWYD    MILLBURN   LIVINGSTON   MILFORD   ISLAND   TOTAL
                           -------   --------   ----------   -------   ------   ------
Land.....................            $   150      $  150                        $  300
Buildings and
  improvements...........                600         600                         1,200
Leasehold interest and
  improvements...........   $ 29                              $ 39                  68
Furniture and
  equipment..............    207         118         175       128     $  339      967
                            ----     -------      ------      ----     ------   ------
     Total property,
       equipment and
       leaseholds, net...    236         868         925       167        339    2,535
Covenant non-compete.....     10                                           60       70
Goodwill.................    467         282         125       283      1,229    2,386
                            ----     -------      ------      ----     ------   ------
     Total intangible
       assets............    477         282         125       283      1,289    2,456
                            ----     -------      ------      ----     ------   ------
Total purchase price.....   $713     $ 1,150      $1,050      $450     $1,628   $4,991
                            ====     =======      ======      ====     ======   ======

(3) Reflects the elimination of escrow deposit relating to the Long Island Purchase which will be applied against the purchase price and allocated to property, equipment, leasehold and intangible assets for these theaters.

(4) Reflects the application of the proceeds from the Notes Offering to repay indebtedness and to redeem Class B Preferred Stock of $750,000.

              UNAUDITED PRO FORMA COMBINED STATEMENT OF OPERATIONS

                      FOR THE YEAR ENDED DECEMBER 31, 1997
                             (DOLLARS IN THOUSANDS)

                                                         HISTORICAL                                               PRO FORMA
                                 ----------------------------------------------------------                      -----------

                                                                                 OTHER
                                                                 NELSON        COMPLETED         PRO FORMA        PRO FORMA
                                 CLEARVIEW   UA I(1)   CJM(2)   FERMAN(3)   ACQUISITIONS(4)     ADJUSTMENTS       COMBINED
                                 ---------   -------   ------   ---------   ---------------   ---------------    -----------
Theater revenues
  Box office...................   $12,926    $2,599    $4,382    $4,594         $11,203                             $35,704
  Concession...................     3,914       759    1,259      1,095           3,207            $1,264(5)         11,498
  Other........................       422       178       15         96             464                               1,175
                                  -------    ------    ------    ------         -------           -------         ---------
                                   17,262     3,536    5,656      5,785          14,874             1,264            48,377
                                  -------    ------    ------    ------         -------           -------         ---------
Operating expenses
  Film rental and booking
    fees.......................     6,168     1,167    1,999      1,990           5,201              (278)(6)        16,247
  Cost of concession sales.....       635       126      241                        433               446(5)          1,881
  Theater operating expenses...     6,591     1,288    2,101      1,768           6,400                13(7)         18,161
  General and administrative
    expenses...................     1,131       181      145        820             647               (75)(8)         2,849
  Depreciation and
    amortization...............     2,051       132      242        356             988             2,276(9)          6,045
                                  -------    ------    ------    ------         -------           -------         ---------
                                   16,576     2,894    4,728      4,934          13,669             2,382            45,183
                                  -------    ------    ------    ------         -------           -------         ---------
Operating income (loss)........       686       642      928        851           1,205            (1,118)            3,194
Interest expense, net..........     2,015       306      191        176             324             3,307(10)         6,319
Provision for income taxes.....                           26                                          (26)
                                  -------    ------    ------    ------         -------           -------         ---------
Net income (loss)..............   $(1,329)   $  336    $ 711     $  675         $   881           $(4,399)        $  (3,125)
                                  =======    ======    ======    ======         =======           =======         =========
Basic and diluted loss per
  share(11)....................   $ (1.03)

                                        PRO FORMA
                                 ------------------------
                                 PRO FORMA
                                   NOTES       PRO FORMA
                                  OFFERING         AS
                                 ADJUSTMENT     ADJUSTED
                                 ----------    ----------
Theater revenues
  Box office...................                 $35,704
  Concession...................                  11,498
  Other........................                   1,175
                                 ----------     -------
                                                 48,377
                                 ----------     -------
Operating expenses
  Film rental and booking
    fees.......................                  16,247
  Cost of concession sales.....                   1,881
  Theater operating expenses...                  18,161
  General and administrative
    expenses...................                   2,849
  Depreciation and
    amortization...............                   6,045
                                 ----------     -------
                                                 45,183
                                 ----------     -------
Operating income (loss)........                   3,194
Interest expense, net..........       1,406(10)    7,725
Provision for income taxes.....
                                 ----------     -------
Net income (loss)..............  $   (1,406)    $(4,531)
                                 ==========     =======
Basic and diluted loss per
  share(11)....................                 $ (2.79)

                          NOTES TO UNAUDITED PRO FORMA
                        COMBINED STATEMENT OF OPERATIONS

                      FOR THE YEAR ENDED DECEMBER 31, 1997

 (1) Derived from the unaudited financial statements of United Artists Theaters at Bronxville, Larchmont, Wayne, New City and Mamaroneck for the period from January 1, 1997 through September 12, 1997, the date of acquisition of the UA I Theaters.

 (2) Derived from the audited combined financial statements of the CJM Theaters at Kin-Mall, Middlebrook, Cedar Grove and Bellevue for the period from January 1, 1997 through September 30, 1997 and the unaudited results for the period from October 1, 1997 through December 11, 1997.

 (3) Derived from the audited combined financial statements of Nelson Ferman Theaters at Parsippany and Roxbury for the period from January 1, 1997 through September 30, 1997 and the unaudited combined financial statements for the period from October 1, 1997 through the acquisition date of November 21, 1997.

 (4) Other Completed Acquisitions includes combined results of the Other 1997 Acquisitions and the 1998 Acquisitions. The historical results were derived from:

      (a) Unaudited historical financial information of the Roslyn Cinemas in Roslyn, NY for the period from January 1, 1997 through the acquisition date of November 3, 1997.

      (b) Unaudited historical financial information for Edison Cinemas in Edison, NJ and Woodbridge Cinemas in Woodbridge, NJ for the period from January 1, 1997 through the acquisition dates of December 12, 1997.

      (c) Unaudited historical financial information for Clairidge Cinemas in Montclair, NJ; Manhasset Cinemas in North Hempstead, NY; Babylon Cinemas in Babylon, NY; and Cobble Hill Cinemas in Brooklyn, NY for the year ended December 31, 1997.

      (d) Unaudited historical financial information of the Great Neck Squire Cinemas in Great Neck, NY for the twelve month period from February 14, 1997 through February 11, 1998.

      (e) Unaudited historical financial information of the Franklin Square Cinemas in Franklin Square, NY for the year ended December 31, 1997.

      (f) Unaudited historical financial information of the Headquarters 10 Cinemas in Morristown, NJ for the fiscal year period from March 28, 1997 through March 27, 1998.

      (g) Unaudited historical financial information of the Colony Cinemas in Livingston, NJ and the West Milford Cinemas in West Milford, NJ for the year ended December 31, 1997.

      (h) Unaudited historical financial information of the Bala Theater in Bala Cynwyd, PA for the year ended December 31, 1997.

 (5) Reflects an increase in historical concession revenue of approximately $1,264,000, representing revenues that were not recognized by the sellers for the Nelson Ferman Theaters, Clairidge Cinemas, Franklin Square Cinemas and Great Neck Squire Cinemas because each of the sellers operated the respective concession stands through independent third party concessionaires. The cost of concession sales of approximately $446,000 is estimated based on the historical costs of the concession sales of Clearview. Upon acquisition of such theaters by Clearview, theater management began operating the concession stands, and the respective agreements with the independent third party concessionaires were terminated.

 (6) In February 1998, Clearview employed three professionals to perform film booking services in-house for all screens operated by Clearview and, in March 1998, terminated its arrangements for third party film booking services. The pro forma adjustment of approximately $278,000 in film rental and booking fees represents amounts paid for third party film booking services by Clearview, the Nelson Ferman Theaters and the CJM Theaters during 1997. The pro forma adjustment to general and administrative expenses includes an

                          NOTES TO UNAUDITED PRO FORMA
                        COMBINED STATEMENT OF OPERATIONS

                      FOR THE YEAR ENDED DECEMBER 31, 1997

     increase of approximately $190,000 representing costs of Clearview's three film booking professionals assuming that such professionals were hired on January 1, 1997. See note (8) below.

 (7) Reflects a reduction of rent of $50,000 for the Roslyn Cinemas as the application of net proceeds from the Notes Offering includes the acquisition of the underlying fee real estate of this theater and an increase in rent of $62,800 for the Bala Theater as the former owners owned the property and did not charge rent to the theater.

 (8) The former owners of the Franklin Square Cinemas, the Cobble Hill Cinemas and the CJM Theaters provided management advisory services to the theaters and received compensation for such services of approximately $100,000, $100,000 and $70,000, respectively during the year ended December 31, 1997. Upon acquisition of these theaters, the owner/manager of each no longer provides such services to the theaters as Clearview is able to support the operations of these seven theaters under its current management structure. These decreases in expenses have been offset by $190,000 in general and administrative expenses related to the employment of the three film booking professionals referred to in note (6) above.


 (9) Reflects an increase in depreciation and amortization expense of $2,276,000 for property and equipment, leasehold interests and intangible assets acquired or to be acquired in the 1997 Acquisitions, the 1998 Acquisitions, and the Long Island Purchase, including amortization of the excess of the purchase price (or expected purchase price) over the estimated fair values of the assets acquired. Clearview estimates the useful lives to be 40 years for buildings and improvements and five to seven years for furniture and equipment. Leasehold interests represent acquired rights to operate theaters under previously existing operating leases. The fair value assigned to these leasehold interests is amortized over the term of the lease. Goodwill represents the excess of the purchase price, including acquisition costs, over the fair value of the tangible and identifiable intangible assets acquired which is amortized over fifteen years.


(10) Pro forma interest expense is calculated as follows:

  Historical combined interest expense, net (pre-acquisition basis).................................................  $3,012
  Interest expense adjustment assuming all acquisitions were consummated on January 1, 1997 under the Old Credit
     Facility...............................................   3,307
                                                              ------
  Pro forma combined interest expense.......................   6,319
                                                              ------
  Less: amounts in historical combined interest expense for
     refinanced debt........................................  (6,267)
  Add: interest expense on the Notes at 10.875%.............   7,303
  Amortization of debt issuance costs.......................     370
                                                              ------
  Pro forma Notes Offering adjustment.......................   1,406
                                                              ------
  Pro forma interest expense................................  $7,725
                                                              ======

     Pro forma interest expense has been calculated based on the amount of the Notes which was or will be used to repay the Old Credit Facility, repay other indebtedness, redeem the Class B Preferred Stock, pay the escrow deposit, close the Subsequent Acquisitions and pay estimated fees and expenses of the Notes Offering of $67.2 million. Pro forma interest expense is not indicative of results that will actually occur upon issuance of the $80 million of Notes as it does not include interest expense of approximately $1,397,000 on $12.8 million of the Notes to be used for general corporate purposes.

                          NOTES TO UNAUDITED PRO FORMA
                        COMBINED STATEMENT OF OPERATIONS

                      FOR THE YEAR ENDED DECEMBER 31, 1997

(11) Basic loss per share is calculated by dividing net loss by the weighted average number of shares outstanding during the period. Diluted loss per share is calculated by dividing net loss by the weighted average number of common shares outstanding, while also giving effect to all dilutive potential common shares that were outstanding during the period. Unaudited pro forma basic and diluted loss per share has been calculated for the year ended December 31, 1997 by dividing unaudited pro forma net loss available to common shareholders by the weighted average number of shares outstanding during the period. Unaudited pro forma net loss available to common shareholders is computed as unaudited pro forma net loss less preferred stock dividends. Unaudited pro forma net loss available to common shareholders, includes recognition of non-cash preferred stock dividends on the Class C Preferred Stock issued on April 23, 1998. The non-cash preferred stock dividend of $1.7 million represents the amount that will be reflected in stockholders' equity during 1998 (the period from issuance to earliest conversion date in July 1998) based on the fair value of the conversion feature as measured on the date of issuance. The pro forma weighted average number of common shares outstanding used to calculate pro forma basic and diluted loss per share for the year ended December 31, 1997 is 2,304,802 shares.

              UNAUDITED PRO FORMA COMBINED STATEMENT OF OPERATIONS

                     FOR THE SIX MONTHS ENDED JUNE 30, 1998
                             (DOLLARS IN THOUSANDS)

                                           HISTORICAL                                PRO FORMA
                                   ---------------------------   --------------------------------------------------
                                                                  PRO FORMA                PRO FORMA
                                                    1998         ACQUISITION   PRO FORMA    OFFERING     PRO FORMA
                                   CLEARVIEW   ACQUISITIONS(1)   ADJUSTMENTS   COMBINED    ADJUSTMENT   AS ADJUSTED
                                   ---------   ---------------   -----------   ---------   ----------   -----------
Theater revenues
  Box office.....................   $13,645        $2,698                       $16,343                   $16,343
  Concession.....................     4,591           737             137(2)      5,465                     5,465
  Other..........................       590            23                           613                       613
                                    -------        ------           -----       -------      -----        -------
                                     18,826         3,458             137        22,421                    22,421
                                    -------        ------           -----       -------      -----        -------
Operating expenses
  Film rental and booking fees...     6,529         1,346             (46)(3)     7,829                     7,829
  Cost of concession sales.......       660            91              44(2)        795                       795
  Theater operating expenses.....     7,140         1,695             (28)(4)     8,807                     8,807
  General and administrative
     expenses....................     1,670           109             (89)(5)     1,690                     1,690
  Depreciation and
     amortization................     2,883           148             397(6)      3,428                     3,428
                                    -------        ------           -----       -------      -----        -------
                                     18,882         3,389             278        22,549                    22,549
                                    -------        ------           -----       -------      -----        -------
Operating income (loss)..........       (56)           69            (141)         (128)                     (128)
Interest expense, net............     2,626           117             449(7)      3,192        595(7)       3,787
                                    -------        ------           -----       -------      -----        -------
Net loss from continuing
  operations(8)..................   $(2,682)       $  (48)          $(590)      $(3,320)     $(595)       $(3,915)
                                    -------        ------           -----       -------      -----        -------
Basic and diluted loss per
  share(9).......................   $ (2.71)                                                              $ (1.67)

                          NOTES TO UNAUDITED PRO FORMA
                        COMBINED STATEMENT OF OPERATIONS

                     FOR THE SIX MONTHS ENDED JUNE 30, 1998

(1) The historical results of the 1998 Acquisitions were derived from:

     (a) Unaudited historical financial information for Clairidge Cinemas in Montclair, NJ for the period from January 1, 1998 through the acquisition date of February 12, 1998.

     (b) Unaudited historical financial information for Manhasset Cinemas in North Hempstead, NY and Babylon Cinemas in Babylon, NY for the period from January 1, 1998 through the acquisition date of March 6, 1998.

     (c) Unaudited historical financial information for the period from January 1, 1998 through the acquisition date of June 17, 1998 for Franklin Square Cinemas in Franklin Square, NY and the Great Neck Squire Cinemas in Great Neck, NY.

     (d) Historical financial information for Cobble Hill Cinemas in Brooklyn, NY for the period from January 1, 1998 through the acquisition date of March 23, 1998 has not been included as no financial information was available.


     (e) Unaudited historical financial information for the period from January 1, 1998 through the acquisition date of June 24, 1998 for the Headquarters 10 Cinemas in Morristown, NJ.


     (f) Unaudited historical financial information for the six months ended June 30, 1998 of the Colony Cinemas in Livingston, NJ, and the West Milford Cinemas in West Milford, NJ.

     (g) Historical financial information for the Bala Theater in Bala Cynwyd, PA for the six months ended June 30, 1998 has not been included as no financial information was available.

(2) Reflects an increase in historical concession revenue of approximately $137,000, representing revenues that were not recognized by the sellers, for the Clairidge Cinemas, Franklin Square Cinemas and Great Neck Squire Cinemas because each of the sellers operated the respective concession stands through independent third party concessionaires. The cost of concession sales of approximately $44,000 is estimated based on the historical costs of the concession sales of Clearview. Upon acquisition of such theaters by Clearview, theater management began operating the concession stands and the respective agreements with the independent third party concessionaires have been terminated.

(3) In February 1998, Clearview employed three professionals to perform film booking services in-house for all screens operated by Clearview and, in March 1998, terminated its arrangements for third party film booking services. The pro forma adjustment of approximately $46,000 in film rental and booking fees represents amounts paid for third party film booking services by Clearview during 1998. The pro forma adjustment to general and administrative expenses includes an increase of approximately $48,000 representing costs of Clearview's three film booking professionals assuming that such professionals were hired on January 1, 1997.

(4) Reflects a reduction of rent of $28,000 for the Roslyn Cinemas as the application of net proceeds of the Offering includes the acquisition of the underlying fee real estate of this theater.

(5) The net decrease in general and administrative expenses is due to management advisory services provided by the former owner of the Franklin Square Cinemas, offset by the addition of film booking professionals for the six months ended June 30, 1998 as more fully described in note (3) above and in note (8) to the Unaudited Pro Forma Combined Statement of Operations for the year ended December 31, 1997.

(6) Reflects an increase in depreciation and amortization expense of $397,000 for property and equipment, leasehold interests and intangible assets acquired in connection with the 1998 Acquisitions and the Long Island Purchase, including amortization of the excess of the purchase price over the estimated fair values of the assets acquired. Clearview estimates the useful lives to be 40 years for buildings and improvements and five to seven years for furniture and equipment. Leasehold interests represent acquired rights to operate

                          NOTES TO UNAUDITED PRO FORMA
                 COMBINED STATEMENT OF OPERATIONS--(CONTINUED)

                     FOR THE SIX MONTHS ENDED JUNE 30, 1998

    theaters under previously existing operating leases. The fair value assigned to these leasehold interests is amortized over the term of the lease. Goodwill represents the excess of the purchase price, including acquisition costs, over the fair value of the tangible and identifiable intangible assets acquired which is amortized over fifteen years.

(7) Pro forma interest expense is calculated as follows:

Historical combined interest expense, net (pre-acquisition
  basis)....................................................  $2,743
Interest expense adjustment assuming all acquisitions were
  consummated on January 1, 1997 under the Old Credit
  Facility..................................................     449
                                                              ------
Pro forma combined interest expense, net....................   3,192
                                                              ------
Less: amounts in historical combined interest expense for
  refinanced debt...........................................  (2,835)
Add: interest expense on the Notes at 10.875%...............   3,266
Amortization of debt issuance costs.........................     164
                                                              ------
Pro forma Notes Offering adjustment.........................     595
                                                              ------
Pro forma interest expense..................................  $3,787
                                                              ======

   Pro forma interest expense has been calculated based on the amount of the Notes which was or will be used to repay the Old Credit Facility, repay other indebtedness, redeem the Class B Preferred Stock, pay the escrow deposit, close the Great Neck/Franklin Square Acquisition, the AMC Acquisition and the Subsequent Acquisitions, purchase the underlying leases of five theaters formerly operated under agreements with the previous owners and pay fees and expenses of the Notes Offering of $67.2 million. Pro forma interest expense is not indicative of results that will actually occur upon issuance of the $80 million of Notes as it does not include interest expense of approximately $699,000 on the $12.8 million of the Notes to be used for general corporate purposes.

(8) The historical results of operations of Clearview does not include an extraordinary loss of approximately $2,030,000 resulting from the repayment of the Old Credit Facility. The extraordinary loss includes a prepayment penalty of $410,000 and write-off of unamortized debt discount and debt issuance costs of approximately $242,000 and $1,378,000, respectively.

(9) Basic loss per share is calculated by dividing net loss by the weighted average number of shares outstanding during the period. Diluted loss per share is calculated by dividing net loss by the weighted average number of common shares outstanding, while also giving effect to all dilutive potential common shares that were outstanding during the period. Unaudited pro forma basic and diluted loss per share has been calculated for the six months ended June 30, 1998 by dividing unaudited pro forma net loss available to common shareholders by the weighted average number of shares outstanding during the period. Unaudited pro forma net loss available to common shareholders is computed as unaudited pro forma net loss less preferred stock dividends. The pro forma weighted average number of common shares outstanding used to calculate pro forma basic and diluted loss per share for the six month period ended is 2,304,802 shares of Common Stock.

                       SELECTED HISTORICAL FINANCIAL DATA


     The following summary financial data should be read in conjunction with "Management's Discussion and Analysis of Financial Condition and Results of Operations" and the historical consolidated financial statements, including the notes thereto, appearing elsewhere in this Prospectus. The Statement of Operations Data for the year ended December 31, 1997 presented below are derived from Clearview's consolidated financial statements audited by PricewaterhouseCoopers, independent accountants, whose report covering Clearview's consolidated financial statements as of December 31, 1997 and for the year then ended and the related financial statements are included elsewhere herein. The Statement of Operations Data for the years ended December 31, 1996 and 1995 presented below are derived from Clearview's consolidated financial statements audited by Wiss & Company, LLP, independent accountants, whose report covering Clearview's consolidated financial statements as of December 31, 1996 and 1995 and for the years then ended and the related financial statements are included elsewhere herein. The Statement of Operations Data for the periods ended as of June 30, 1998 and 1997 included in the following selected historical financial data have been derived from financial statements of Clearview that have not been audited, but that, in the opinion of the management of Clearview, reflect all adjustments necessary for the fair presentation of such data for the interim periods. Operating Data presented below have been derived from other records of the Company.



                                 SIX MONTHS ENDED JUNE 30,          YEAR ENDED DECEMBER 31,
                                 -------------------------    ------------------------------------
                                    1998          1997         1997(1)       1996(1)        1995
                                 ----------    -----------    ----------    ----------    --------
                                  (DOLLARS IN THOUSANDS EXCEPT OPERATING DATA AND PER SHARE DATA)
STATEMENT OF OPERATIONS DATA:
Theatre revenues:
  Box office.................    $   13,645     $  4,709      $   12,926    $    6,195    $  1,759
  Concession.................         4,591        1,338           3,914         1,861         555
  Other......................           590          141             422           142          31
                                 ----------     --------      ----------    ----------    --------
  Total......................        18,826        6,188          17,262         8,198       2,345
                                 ----------     --------      ----------    ----------    --------
Operating expenses:
  Film rental and booking
     fees....................         6,529        2,189           6,168         3,022         824
  Cost of concession sales...           660          221             635           279          99
  Theatre operating
     expenses................         7,140        2,449           6,591         3,298       1,078
  General and administrative
     expenses................         1,670          405           1,131           590         375
  Depreciation and
     amortization............         2,883          798           2,051           635         100
                                 ----------     --------      ----------    ----------    --------
  Total......................        18,882        6,062          16,576         7,824       2,476
                                 ----------     --------      ----------    ----------    --------
Operating income (loss)......           (56)         126             686           374        (131)
Interest expense.............         2,626          724           2,015           592          85
                                 ----------     --------      ----------    ----------    --------
Loss before extraordinary
  item.......................    $   (2,682)    $   (598)     $   (1,329)   $     (218)   $   (216)
Extraordinary item--loss on
  redemption of debt.........        (2,030)          --              --            --          --
                                 ----------     --------      ----------    ----------    --------
Net loss.....................        (4,712)        (598)         (1,329)         (218)       (216)
                                 ==========     ========      ==========    ==========    ========
Basic and diluted loss per
  share(2)...................    $    (2.71)    $   (.33)     $    (1.03)   $     (.29)   $   (.36)
                                 ==========     ========      ==========    ==========    ========
Ration of earnings to fixed
  charges(3).................            --                           --            --          --
Deficiency of earnings
  available to cover fixed
  charges....................    $   (2,683)                  $   (1,370)   $     (218)   $   (216)

                                 SIX MONTHS ENDED JUNE 30,          YEAR ENDED DECEMBER 31,
                                 -------------------------    ------------------------------------
                                    1998          1997         1997(1)       1996(1)        1995
                                 ----------    -----------    ----------    ----------    --------
                                  (DOLLARS IN THOUSANDS EXCEPT OPERATING DATA AND PER SHARE DATA)
OPERATING DATA:
Box office margin(4).........          52.2%        53.5%           52.3%         51.2%       53.2%
Concession margin(5).........          85.6%        83.5%           83.8%         85.0%       82.2%
Number of theatres...........            40           16              31            16           7
Number of screens............           193           64             148            60          21
Attendance...................     2,487,000      892,000       2,322,063     1,167,409     315,406
Average ticket price(6)......    $     5.49     $   5.28      $     5.57    $     5.31    $   5.58
Average concession revenue
  per patron(7)..............    $     1.85     $   1.50      $     1.69    $     1.59    $   1.76
CASH FLOWS FROM:
Operating activities.........    $    1,716     $    538      $    3,934    $    1,147    $    119
Investing activities.........       (18,128)      (1,494)        (33,647)       (7,295)     (1,239)
Financing activities.........        36,005          963          30,608         6,723         853


                                                                AS OF JUNE 30, 1998
                                                                -------------------
                                                                    HISTORICAL
                                                                -------------------
                                                                    (UNAUDITED)
BALANCE SHEET DATA:
Cash and cash equivalents...................................          $21,240
Total assets................................................           97,273
Total long-term debt, including current maturities..........           80,000
Redeemable preferred stock..................................              750
Total stockholders' equity..................................           10,240

---------------
(1) See Note 2 of the Notes to Consolidated Financial Statements of Clearview Cinema Group, Inc. for the year ended December 31, 1997 with respect to its acquisitions in 1996 and 1997.

(2) Basic loss per share is calculated by dividing net loss available for common stock by the weighted average number of common shares outstanding during the period. Diluted loss per share is calculated by dividing net loss by the weighted average number of common shares outstanding, while also giving effect to all dilutive potential common shares that were outstanding during the period.

(3) The ratio of earnings to fixed charges is computed by dividing operating income (loss) before fixed charges by fixed charges. Fixed charges is calculated as interest expense, including capitalized interest, plus one-third of rental expense. Management believes one-third of rental expense represents an appropriate portion of the interest factor.

(4) Box office margin represents total box office revenues less film rental and booking fees divided by total box office revenues.

(5) Concession margin represents total concession revenues less cost of concession sales divided by total concession revenues.

(6) Average ticket price represents total box office revenue divided by attendance.

(7) Average concession revenue per patron represents concession revenue divided by attendance.

                    MANAGEMENT'S DISCUSSION AND ANALYSIS OF
                 FINANCIAL CONDITION AND RESULTS OF OPERATIONS

     The following discussion and analysis of Clearview's results of operations and financial condition should be read in conjunction with the information set forth in the financial statements and the notes thereto included elsewhere in this Proxy Statement/Prospectus.

OVERVIEW


     Since the inception of its business in December 1994, when Clearview acquired the right to operate four theaters with eight screens, through June 30, 1998, Clearview had acquired the right to operate an additional 35 theaters with 173 screens, had added seven screens to three existing theaters and had constructed a new five-screen theater in an existing building, resulting in a total of 40 theaters and 193 screens operated by Clearview at June 30, 1998. Clearview operated 16 theaters with 64 screens as of June 30, 1997. Clearview expects that its future revenue growth will be derived primarily from the acquisition of additional theaters, the addition of screens to existing theaters and the development of new theaters. In order to fund its plans for continued growth, Clearview may need to seek additional debt or equity financing. Failure to obtain any such financing could require Clearview to significantly curtail its acquisition activities. Clearview has had no theater closings since inception.


     On August 13, 1998, the Company announced that it had entered into the Merger Agreement pursuant to which Clearview would be acquired by Cablevision.

     Clearview's revenues are predominantly generated from box office receipts, concession sales and on-screen advertising. Direct theater costs include film rental and the cost of concessions. Other theater operating expenses consist primarily of theater labor and related fringe benefit costs and occupancy costs (including rent and/or real estate taxes, utilities, repairs and maintenance, cleaning costs and supplies). Film rental costs are directly related to the popularity of a film and the number of weeks the film has run. Film rental costs generally decline as a percentage of box office receipts the longer a film has been showing. Because certain concession items, such as fountain drinks and popcorn, are purchased in bulk and not prepackaged for individual servings, Clearview has significant gross profit margins on those items.

     General and administrative expenses consist primarily of corporate overhead costs, such as management and office salaries and related fringe benefits costs, professional fees, insurance costs and general office expenses. Clearview believes that its current internal controls and management information system will allow Clearview to expand its number of screens significantly without incurring proportionate increases in general and administrative expenses. Clearview's management information system has on-line capabilities to collect information concerning box office receipts, ticketing, concession sales, inventory control and booking. This system allows Clearview to closely track and manage box office and concession revenues.

     During the six months ended June 30, 1998, Clearview purchased the Clairidge Cinemas in Montclair, New Jersey (6 screens) for $2.1 million in cash and 14,782 shares of Common Stock; the Manhasset Cinemas in North Hempstead, NY (3 screens) and the Babylon Cinemas in Babylon, NY (3 screens) for an aggregate of $1.5 million in cash; the Cobble Hill Cinemas in Brooklyn, NY (5 screens) for $2.2 million in cash; the Great Neck Squire Cinemas in Nassau, NY (7 screens) and the Franklin Square Cinemas in Suffolk, NY (6 screens) for $6.5 million in cash; and the Headquarters 10 Cinema in Morristown, NJ (10 screens) for $2.8 million in cash. In the first three months of 1998, Clearview also leased the Millburn Twin Cinemas in Millburn, New Jersey (2 screens) and The Screening Zone in Montclair, New Jersey (2 screens). The acquisition and lease of these additional theaters increased Clearview's total number of theaters to 40 and its screen count to 193, as of June 30, 1998.

RESULTS OF OPERATIONS

  COMPARISON OF SIX MONTHS ENDED JUNE 30, 1998 AND JUNE 30, 1997

     Total Revenues. Total revenues for the six months ended June 30, 1998 and 1997 were $18,825,637 and $6,187,810, respectively. The increase in revenues of 204.2% was primarily due to the operation of the theaters acquired in the third and fourth quarters of 1997 and in the first two quarters of 1998. Box office receipts for the six months ended June 30, 1998 were $13,644,849 and $4,708,854, respectively. The increase in box office receipts of 189.8% resulted primarily from the increase in attendance of 178.8% to approximately 2,487,000 for the six months ended June 30, 1998 from 892,000 attendees in the comparable 1997 period. Total concession sales for the six months ended June 30, 1998 and 1997 were $4,591,268 and $1,337,821, respectively. The increase in concession sales of 243.2% was primarily due to the increase in the number of theaters operated. Other revenues, which consist primarily of advertising revenue and rental income on fee-owned properties, were $589,520 and $141,135 for the six months ended June 30, 1998 and 1997, respectively. The increase in other revenues of 317.7% is the result of operating additional theaters during 1998, and an increase in Clearview's on-screen advertising, which provided for increased commission rates in 1998.



     Film Rental Fees. Film rental fees increased by 198.3% to $6,529,384 for the six months ended June 30, 1998 from $2,188,700 for the six months ended June 30, 1997. The increase was principally due to the operation of additional theaters, as previously discussed. Film rental fees as a percentage of box office receipts was 47.9% for the six months ended June 30, 1998, as compared to 46.5% for the same 1997 period. The increase was due to weak film product in the second quarter, along with high rental costs for that product and unusually high film settlements in the second quarter.


     Cost of Concession Sales. Cost of concession sales increased by 198.3% to $660,148 for the six months ended June 30, 1998 from $221,278 for the six months ended June 30, 1997. This increase was attributable primarily to the operation of the theaters acquired in the third and fourth quarters of 1997 and in the first two quarters of 1998. As a percentage of concession revenues, the cost of concession sales were 14.4 % for the six months ended June 30, 1998 compared to 16.5% for the six months ended June 30, 1997. The decrease was primarily attributable to the concession purchasing efficiencies made as a result of achieving greater economies of scale from Clearview's growth and the participation in a vendor rebate program.

     Theater Operating Expenses. Theater operating expenses increased by 191.6% to $7,140,267 for the six months ended June 30, 1998 from $2,448,960 for the six months ended June 30, 1997. This increase was attributable primarily to the operation of the theaters acquired as previously discussed. Theater operating expenses as a percentage of total revenues decreased to 37.9% for the six months ended June 30, 1998 compared to 39.6% for the six months ended June 30, 1997. This decrease was attributable to Clearview's efficient management of its controllable operating costs, and in particular, direct theater labor costs.

     General and Administrative Expenses. General and administrative expenses increased by 312.5% to $1,669,519 for the six months ended June 30, 1998 from $404,718 for the six months ended June 30, 1997. The increase was due principally to the hiring of personnel and related increases in salaries to support Clearview's growth. As a percentage of total revenues, general and administrative expenses increased to 8.9% for the six months ended June 30, 1998 compared to 6.5% for the six months ended June 30, 1997. The increase was due to the increased expenses attributable to the establishment of in-house film buying and legal departments in the first quarter of 1998 to support Clearview's growth and future expansion plans, and the incurrence of outside professional costs in connection with Clearview's first fiscal year-end since becoming a publicly traded company.

     Depreciation and Amortization. Depreciation and amortization expense increased by 261.4% to $2,882,568 for the six months ended June 30, 1998 from $797,707 for the six months ended June 30, 1997. The increase is a direct result of the addition of 24 theaters through acquisition or build-out in the second half of 1997 and first half of 1998, which significantly increased Clearview's depreciable and amortizable assets.

     Operating Income (Loss). Clearview had an operating loss of $56,249 for the six months ended June 30, 1998, compared with operating income of $126,447 for the six months ended June 30, 1997. As a percentage of total revenues, operating income (loss) was (0.3%) for the six months ended June 30, 1998 and 2.0% for the six months ended June 30, 1997. The increase in operating loss as a percentage of total revenues is due to the increase in depreciation and amortization, as a direct result of the increase in theaters, the aforementioned increase in film rental fees, and the first quarter 1998 increase in general and administrative expenses as explained above.

     Interest Expense. Interest expense increased by 262.7% to $2,626,348 for the six months ended June 30, 1998 from $724,146 for the six months ended June 30, 1997. The increase is due to the significant increase in total debt outstanding during the first half of 1998 as compared to the corresponding 1997 period, primarily to fund acquisitions. The increase in outstanding debt was partially offset by a decrease in the interest rate under Clearview's credit facility, from Prime + 2% to Prime + 1.5% in September 1997. All of Clearview's debt was retired and replaced in June 1998 by the issuance of Senior Notes bearing interest at 10.875%.


     Extraordinary Item. The extraordinary item of $2,029,649 relates to the early extinguishment of the debt under Clearview's then-existing credit facility in June 1998.


     Net Loss. Net loss increased to $4,712,246 for the six months ended June 30, 1998 from $597,699 for the six months ended June 30, 1997. The increase in net loss was attributable primarily to substantial increases in both depreciation and amortization expense, interest expense, and general and administrative expenses resulting from Clearview's growth through acquisitions and related borrowings, and the above-mentioned extraordinary item.

     Loss Available for Shares. Loss Available for Common Shares reflects the net loss, the components of which are explained above, and preferred shares dividends of $1,392,915 for the six months ended June 30, 1998. The preferred shares dividend is primarily a result of the April 1998 issuance of 3,000 shares of Class C Preferred Stock, and the resulting non-cash dividend recorded through June 30, 1998. In accordance with Emerging Issues Task Force Abstract D-60 ("EITF Abstract D-60"), "Accounting for the Issuance of Convertible Preferred Stock with a Nondetachable Conversion Feature," the intrinsic value of the beneficial conversion feature of the Class C Preferred Stock, which is measured as the difference between the conversion price and fair value of the common shares on the date of issuance, is recognized as a non-cash preferred shares dividend over the period from issuance to earliest conversion (90 days) in the statement of changes in shareholders' equity. Based on Clearview's share price on April 23, 1998 (issuance date), the fair value of the conversion feature is $1,714,286, which will be reflected as a preferred share dividend over the period from issuance through July 20, 1998, the earliest conversion date. The amount recorded from issuance through June 30, 1998 was $1,295,238, with the remainder to be recorded in July 1998.

  YEARS ENDED DECEMBER 31, 1997 AND 1996

     Total Revenues. Total revenues for 1997 increased 110.6% to $17,261,977 from $8,197,974 in 1996. The increase in box office receipts resulted primarily from an increase in attendance of 98.9% to approximately 2,322,000 attendees in 1997 from approximately 1,167,000 attendees in 1996. This increase in attendance is attributable primarily to Clearview's operation of the nine theaters acquired during 1996 for a full year in 1997, as well as the operation of the 14 theaters acquired and the one theater developed during 1997. Additionally, the average ticket price increased from $5.31 in 1996 to $5.57 in 1997. Total concession sales increased 110.3% for 1997 to $3,914,416 from $1,861,155 in the comparable 1996 period, primarily due to the increase in the number of theaters operated.

     Film Rental and Booking Fees. Film rental and booking fees for 1997 increased 104.1% to $6,168,380 in 1997 from $3,022,377 in 1996, principally due to the operation of additional theaters as discussed above. Film rental and booking fees, as a percentage of box office receipts, decreased to 47.7% for the year ended December 31, 1997 compared to 48.8% for 1996.

     Cost of Concession Sales. Cost of concession sales for 1997 increased 126.9% to $634,395 from $279,549 for 1996. This increase was attributable primarily to the operation of the additional theaters acquired in 1997 and 1996. As a percentage of concession revenues, the cost of concession sales increased to 16.2% in 1997 from 15.0% in 1996. This increase was attributable to the number of theaters Clearview added at the height of the 1997 holiday season when the majority of the concession sales are lower-margin candy sales.

     Theater Operating Expenses. Theater operating expenses for 1997 increased 99.8% to $6,590,703 from $3,297,825 for 1996. This increase was attributable primarily to the operation of the additional theaters acquired in 1997 and 1996. As a percentage of total revenues, theater operating expenses decreased to 38.2% in 1997 from 40.2% in 1996. The decrease, as a percentage of total revenues, was primarily due to Clearview's ability to control and manage its variable costs, such as labor, and the lower average per-theater fixed costs, such as occupancy costs, property taxes and utilities, of the theaters acquired in 1997 as compared to Clearview's other theaters.

     General and Administrative Expenses. General and administrative expenses for 1997 increased 91.7% to $1,130,855 from $589,822 in 1996. This increase was due principally to the hiring of additional personnel and related increases in salaries resulting from the transition from seven locations and 21 screens at January 1, 1996 to 16 locations and 60 screens at January 1, 1997 and to 31 theaters and 148 screens at December 31, 1997. The increase was also due to the increase in certain costs in 1997, such as professional fees, which are typically associated with the transition from a private company to a public company. As a percentage of total revenues, however, general and administrative expenses for 1997 decreased to 6.6% from 7.2% for 1996. This decrease was primarily due to Clearview's internal controls and management information system which allowed Clearview to expand its number of screens without incurring proportionate increases in general and administrative expenses.

     Depreciation and Amortization. Depreciation and amortization expense for 1997 increased 223.0% to $2,051,163 from $635,007 in 1996. This increase was a direct result of the 14 additional theaters acquired in 1997, which significantly increased Clearview's depreciable and amortizable assets, as well as the effect of a full year of depreciation and amortization on the assets of the nine theaters acquired in 1996.

     Operating Income. Operating income for 1997 increased 83.8% to $686,481 from $373,394 for 1996. As a percentage of total revenues, operating income decreased to 4.0% for the year ended December 31, 1997, compared to 4.6% for the year ended December 31, 1996. Operating income decreased as a percentage of total revenues primarily due to the substantial increase in depreciation and amortization expense, which more than tripled in 1997 over 1996, compared to total revenues, which approximately doubled over the same period. Excluding depreciation and amortization, increases in Clearview's other operating expenses were less, on a percentage basis, than the growth in total revenues, as summarized below:

                                                           PERCENTAGE
                                                          INCREASE OVER
                                                              1996
                                                          -------------
Total theater revenues................................        110.6%
Film rental and booking fees..........................        104.1%
Other theater operating expenses......................         99.8%
General and administrative expenses...................         91.7%
Depreciation and amortization.........................        223.0%

     Interest Expense. Interest expense increased 240.6% in 1997 to $2,015,419 from $591,722 in 1996. Clearview's borrowing rate on its credit facility decreased from Prime +2% to Prime +1.5% in September 1997. This decrease was offset by a significant increase in total debt outstanding during 1997 as a result of the funding of Clearview's acquisitions.

     Net Loss. Net loss for the year ended December 31, 1997 increased to $1,328,938 from $218,328 in the comparable 1996 period. This increase in net loss was attributable primarily to the substantial increases in both depreciation and amortization ($1,416,156) and interest expense ($1,423,697), together totaling over $2,800,000. These increases were due to the additional screens operated by Clearview in 1997 and their related acquisition financing costs, which were offset by reduced film rental costs, theater operating expenses and general and administrative expenses, which were less, on a percentage basis, than the growth in total revenues.

  YEARS ENDED DECEMBER 31, 1996 AND 1995

     Total Revenues. Total revenues for 1996 increased 249.5% to $8,197,974 from $2,345,697 for 1995. This increase in total revenues was primarily a result of an increase in attendance of 270% to approximately 1,167,000 attendees in 1996 from approximately 315,000 attendees in 1995. The increase in attendance occurred principally because of the addition of 39 screens during 1996 and the first full year of operation of the 11 screens added during 1995. Revenues from those theaters operated by Clearview throughout 1995 and 1996 increased 15.7% from $1,541,843 to $1,783,260. This increase in same-theater revenues was attributable primarily to an overall increase in attendance at two theaters and the conversion from a single-screen to a triplex at another theater

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

location. Average ticket prices for Clearview's theaters remained relatively constant during 1995 and 1996. Total concession sales increased 235.5% in 1996 to $1,861,155 from $554,671 in 1995 principally for the same reasons.

     Film Rental and Booking Fees. Film rental and booking fees for 1996 increased 266.9% to $3,022,377 from $823,791 for 1995. As a percentage of box office receipts, film rental and booking fees increased to 48.8% from 46.8% for the years ended December 31, 1996 and 1995, respectively. This increase was primarily attributable to Clearview's acquisition of the six theaters acquired in May and July of 1996 (film rental and booking fees as a percentage of box office receipts are generally higher during the summer months than most of the rest of the year).

     Cost of Concession Sales. Cost of concession sales for 1996 increased 181.6% to $279,549 from $99,261 for 1995. As a percentage of concession revenues, the cost of concession sales decreased to 15.0% from 17.9% for the years ended December 31, 1996 and 1995, respectively. Clearview's gross margin on concession revenues improved in 1996 when compared to 1995 as a result of obtaining volume discounts.

     Theater Operating Expenses. Theater operating expenses for 1996 increased 205.8% to $3,297,825 from $1,078,370 for 1995 primarily due to Clearview's acquisitions during 1996. As a percentage of total revenues, theater operating expenses decreased to 40.2% from 46.0% for the years ended December 31, 1996 and 1995, respectively. This reduction was due to Clearview's careful management of its theater labor and fringe benefit costs and the lower average per-theater fixed costs, such as occupancy costs, taxes and common area maintenance costs, of the theaters acquired in 1996 as compared to Clearview's other theaters. As a percentage of box office receipts, theater labor and fringe benefit costs decreased to 20.9% from 23.2% for the years ended December 31, 1996 and 1995, respectively.

     General and Administrative Expenses. General and administrative expenses for 1996 increased 57.2% to $589,822 from $375,262 for 1995. This increase was due principally to the hiring of additional personnel and increases in salaries resulting from the transition from seven locations and 21 screens at the beginning of 1996 to 16 locations and 60 screens by the end of 1996. As a percentage of total revenues, however, general and administrative expenses decreased to 7.2% from 16.0% for the years ended December 31, 1996 and 1995, respectively. This decrease was primarily due to Clearview's internal controls and management information system which allowed Clearview to expand its number of screens without incurring proportionate increases in general and administrative expenses.

     Depreciation and Amortization. Depreciation and amortization expense for 1996 increased 537.4% to $635,007 from $99,632 for 1995. This increase was primarily a result of the acquisition of the nine theaters acquired in 1996, which significantly increased Clearview's depreciable and amortizable assets.

     Operating Income. Operating income for 1996 increased to $373,394 from an operating loss of $130,619 for 1995. This increase in Clearview's operating income was primarily due to certain improvements in operating efficiency, the lower average occupancy costs per theater of the theaters acquired in 1996 as compared to Clearview's other theaters, and an increase in general and administrative expenses which was less, on a percentage basis, than the growth in total revenues, offset by higher depreciation and amortization expense.

     Interest Expense. Interest expense for 1996 increased 590.5% to $591,722 from $85,697 for 1995. The increase was primarily attributable to the significant increase in Clearview's total debt during 1996, which was primarily incurred to finance Clearview's acquisitions during that year.

     Net Loss. Net loss for 1996 increased 1.0% to $218,328 from a net loss of $216,316 for 1995. The increase in net loss was primarily due to Clearview's acquisitions during 1996 that resulted in a significant increase in depreciation and amortization expense, which is a non-cash expense, and a large increase in interest expense, offset by better operating efficiencies indicated above.

LIQUIDITY AND CAPITAL RESOURCES

     Clearview receives substantially all of its revenues in cash from box office receipts and concession sales and, therefore, benefits from minimal accounts receivable and inventory requirements. Clearview's most significant

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

operating expense, film rental fees, continues to be paid to distributors 30 to 45 days following the receipt of the applicable cash ticket payments. In addition, nearly all of Clearview's other operating expenses such as concession purchases, theater payroll and theater rents, are paid bi-weekly or monthly, respectively. The period between the receipt of cash from operations and the use of that cash to pay the related expenses provides certain operating capital to Clearview.

     Since Clearview is in an industry which is capital intensive, substantially all of its assets are non-current. Clearview's primary current asset is cash, while inventories are relatively insignificant throughout the fiscal year. Clearview had positive working capital of $15,702,761 at June 30, 1998 and negative working capital of $1,766,222 at June 30, 1997, respectively. Clearview had negative working capital of $5,334,136 at December 31, 1997 and $1,710,825 at December 31, 1996, respectively. The increase in working capital from June 30, 1997 to June 30, 1998 was attributable to an increase in cash due to the proceeds from the Notes and Class C Preferred Stock Offerings, partially offset by an increase in accounts payable and film rent payable to support Clearview's additional theaters. The increases in negative working capital from 1996 to 1997 were attributable to the increase in the current portion of long-term debt used to finance Clearview's theater acquisitions during such periods, and the increase in film rental fees payable due to the increase in the number of screens.

     Clearview has financed its day-to-day operations principally from the cash flow generated by its operating activities. Such cash flow totaled $1,715,484 for the six months ended June 30, 1998, as compared to $537,526 for the comparable 1997 period, and $3,934,204 in 1997 as compared to $1,147,062 in 1996. The difference between Clearview's net losses and its cash flows from operating activities for these periods was principally due to non-cash depreciation and amortization expenses and increases in accounts payable and accrued expenses. In addition, the 1998 period was impacted by the extraordinary item related to the early extinguishment of debt.

     Clearview's primary capital requirements are to fund additional theater acquisitions and for remodeling, expansion and maintenance of existing theaters. While Clearview has acquired fee-owned theaters from time to time, Clearview prefers to acquire theaters as leasehold properties in order to preserve capital. Clearview also has historically developed, and plans to continue developing, new theaters principally by entering into long-term leases, which provide an opportunity to share construction and development costs with the lessor. All of Clearview's landlords are unaffiliated third parties. As of June 30, 1998, the aggregate annualized minimum lease payments for all Clearview's theaters over the next five years after giving effect to the Subsequent Acquisitions are as follows: 1998: $3,991,672; 1999: $4,290,069; 2000:
$4,239,306; 2001: $4,049,198; and 2002: $4,109,480.

     Capital expenditures, exclusive of theater acquisitions, totaled approximately $2,871,487 in the first six months of 1998 and $1,392,692 in the first six months of 1997. The 1998 amount includes $700,000 related to the purchase of the underlying real estate of a theater previously leased, and $445,117 of construction costs related to the Mansfield Theater. During 1998 Clearview funded its capital expenditures, other than theater acquisitions, through cash flow from operations.

     Clearview's capital requirements in 1997 arose principally in connection with theater acquisitions ($37.9 million), the renovation of acquired and existing theaters ($2.4 million), the development of a new theater ($866,000) and the addition of screens to an existing theater ($258,000). Capital expenditures, exclusive of theater acquisitions, totaled approximately $3,486,000 in 1997 and $318,000 in 1996. During 1997, Clearview funded its capital expenditures, including theater acquisitions, through the net proceeds of its initial public offering of approximately $7.1 million, approximately $24 million of bank borrowings, issuance of $6.0 million of subordinated debt, the issuance of 750 Class B Preferred Stock valued at $750,000 and the issuance of 104,297 Shares, valued at approximately $1.2 million.


     On June 12, 1998, Clearview received $80.0 million in aggregate gross proceeds before fees and expenses from the Notes Offering, repaid the $40.2 million outstanding under the Old Credit Facility, and entered into the New Credit Facility providing for a secured revolving line of credit in the aggregate principal amount of $15.0 million. The New Credit Facility will mature on June 12, 2003. The New Credit Facility is collateralized by substantially all of the assets of Clearview and contains various restrictive covenants.

     In April 1998, Clearview designated a new series, consisting of 3,000 shares of its preferred stock, $.01 par value, as the Class C Preferred Stock. Concurrently, Clearview entered into a Securities Purchase Agreement and issued the 3,000 shares of its Class C Preferred Stock for $2.97 million in cash, net of offering costs.

     Clearview's future capital expenditures for planned maintenance will be funded through cash flow from operations. In accordance with Clearview's strategic plan, Clearview intends to continue to acquire theaters and is pursuing the acquisition of additional locations. Based on Clearview's current operations and anticipated revenue growth, management believes that cash flow from operations and other available cash (including from the Notes Offering), together with available borrowings under the New Credit Facility, will be sufficient to fund Clearview's growth strategy through at least the end of 1998. Thereafter, however, or in the event Clearview exceeds its currently anticipated expansion plans, Clearview anticipates that it will need to seek additional debt or equity financing to fund its growth strategy. Failure to obtain any such financing could have a material adverse effect on Clearview's ability to achieve its growth strategy. In the absence of additional financing, Clearview believes that it is capable of funding its current operations (including principal and interest payments as they come due) through internally-generated cash flow from operations and existing debt financing.

     On August 13, 1998, Clearview announced that it had entered into the Merger Agreement among Cablevision, CCG Holdings Inc., a wholly-owned subsidiary of Cablevision, and Clearview pursuant to which Clearview would be merged with and into CCG Holdings, Inc. Each issued and outstanding share of common shares of Clearview would be acquired at $24.25 per share, payable in a combination of cash and Cablevision Class A Common Stock on the basis of 55% cash and 45% Cablevision Class A Common Stock. The gross value of the transaction is estimated at approximately $160 million, based on the acquisition of approximately 3.3 million shares of Clearview Common Stock on a fully diluted basis and the assumption of the $80 million of Notes outstanding as of August 13, 1998. Clearview made a tender offer to repurchase its 10 7/8% Senior Notes with the funding for such repurchase to be made by Cablevision. The tender offer expired September 17, 1998, with no holders electing to tender their Notes.

QUARTERLY RESULTS AND SEASONALITY

     Historically, the most successful films have been released during the summer months (July and August) and Thanksgiving through the year-end holiday season. Consequently, motion picture exhibitors generally have had proportionally higher revenues during such periods, although seasonality of motion picture exhibition revenues has become less pronounced in recent years as studios have begun to release major motion pictures more evenly throughout the year. Clearview believes that its regular exhibition of first-run independent films has contributed to a moderation in the seasonality of its own revenues as compared to the seasonality of the revenues of some of its competitors. Nevertheless, Clearview's revenues and income in any particular quarter will be substantially the result of the commercial success of the particular films being exhibited during such quarter.

EFFECTS OF INFLATION

     Inflation has not had a significant impact on Clearview's operations to date.

YEAR 2000

     The Year 2000 issue is the result of computer programs being written using two digits (rather than four) to define the applicable year. Any of Clearview's programs that have time-sensitive software may recognize a date using "00" as the year 1900 rather than the Year 2000, which could result in miscalculations or system failures, causing disruption in operations, including, but not limited to, an inability to send and receive electronic data, or to engage in routine business activities and operations.

     This issue creates risk for Clearview from unforeseen problems in its own computer systems and from third parties with whom Clearview deals on transactions. Clearview is in the early stages of evaluating the potential impact of the Year 2000 on the electronic data processing and other information systems relevant to Clearview's business, and is developing a plan to resolve this issue. As part of that plan, Clearview recently hired an outside consulting firm to assist in the completion of the first phase of its Year 2000 project. Those activities, which will occur in the fourth quarter of 1998, include the compiling of a detailed inventory of Clearview's computer
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

hardware and software applications; the identification of imbedded chips in any non-IT equipment, the development of detailed project plans to address each component, and the development of an estimated cost for the remainder of the project.

     Clearview has had formal discussions with certain of its major suppliers concerning their Year 2000 compliance, and intends to continue such discussions into the fourth quarter of 1998. However, there can be no assurance that the systems of other companies that interact with Clearview will be sufficiently Year 2000 compliant so as to avoid an adverse impact on Clearview's operations, financial condition and results of operations.

     Clearview anticipates that it will complete its Year 2000 project, including contingency planning, during 1999 but there can be no assurance that Clearview will be successful in meeting this schedule. It is currently unknown what specific potential adverse consequences could result from failure to properly mitigate the Year 2000 problem, and in addition, Clearview is currently unable to estimate the overall cost associated with its Year 2000 project. No costs have been incurred to date.

                                    BUSINESS

     Clearview is a major regional first run motion picture exhibitor that operates primarily community-based multiplex theaters in affluent suburban communities in the New York/New Jersey metropolitan area. Clearview offers a broad mix of first run films with a particular focus on films designed to appeal to sophisticated moviegoers and families with younger children residing in these communities. As of September 30, 1998, the Company had 43 theaters with a total of 203 screens. Through additions of screens to existing theaters and new theater development, the Company also plans to add a total of 60 new screens by May 31, 1999. Based on the number of screens currently operated, the Company believes that it is one of the largest motion picture exhibitors in the New York/New Jersey metropolitan region and the second largest in New Jersey, thus enabling it to compete effectively with the major national theater circuits in its markets. As of September 30, 1998, approximately 70.0% of the Company's theaters were the sole exhibitors in their film zones, and approximately 16.0% were the leading exhibitors in their film zones.

     Clearview operates clean, comfortable, visually appealing and service-oriented theaters predominantly located in affluent towns and communities rather than in shopping malls or near highways. The Company believes that, in many suburban communities in the Middle Atlantic and New England states, theaters located in town or in community-based retail centers serve audiences that prefer the convenience and familiarity of such theaters to the larger out-of-town megaplex theaters that appear to be the focus of the major theater circuits. Many of the Company's target markets are in densely populated, affluent areas consisting of numerous small municipalities with local business districts that are well-suited to the Company's strategy of operating community-based theaters. In many of these areas it can be difficult for theater circuit operators to build or expand theaters into large multiplexes or megaplexes due to a lack of affordable real estate, zoning laws and community resistance.

     Founded in 1994 with four theaters and eight screens, the Company has grown through both acquisitions and theater development. Since that time, the Company has completed 16 acquisitions, representing 34 theaters with a total of 170 screens, and entered into agreements to operate an additional four theaters with a total of 13 screens. Management has successfully integrated these theaters into its operations by reducing operating expenses and implementing new operating standards, management controls and information systems. The Company has also upgraded the seating, improved the sound and projection equipment, refurbished the interior furnishings and broadened the concession offerings in most locations. Additionally, since early 1995 the Company has added seven screens to existing theaters and constructed a new five-screen theater in an existing building, resulting in an aggregate of 43 theaters with a total of 203 screens as of September 30, 1998. See "Business--Existing Theaters and Pending Acquisitions."

     During the past ten years, overall movie theater attendance in the United States has grown from 1,089 million in 1987 to 1,388 million in 1997. Admission revenue increased from a total of approximately $4.3 billion in 1987 to approximately $6.4 billion in 1997, or a compound annual growth rate of 4.1%. The theatrical

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

exhibition industry is fragmented. Although the eleven largest theater circuits operated approximately 60% of the screens at May 1, 1997, 268 of the approximately 478 remaining exhibitors operated four or fewer screens. There is also a strong trend toward consolidation in the motion picture exhibition industry. Two recent major transactions combined Cineplex (approximately 1,729 screens) with Sony/Loews (approximately 1,020 screens), and combined Act III (approximately 832 screens) with Regal (approximately 2,337 screens). The Company believes that it has an opportunity to acquire additional theaters as the major circuits seek to divest theaters which do not fit into their strategic plans and independent theater operators find it increasingly difficult to compete with larger circuits.

RECENT DEVELOPMENTS

     On August 13, 1998, Clearview announced that it had entered into the Merger among Agreement Cablevision Holdings and the Company, upon the terms and subject to the conditions of which the Company will be merged with CCG Holdings, and the Surviving Corporation will be a wholly-owned subsidiary of Cablevision. Subject to certain allocation and proration provisions contained in the Merger Agreement, the Merger Agreement provides, among other things, that at the Effective Time, (i) each outstanding share of Clearview Common Stock will be converted into the right to receive, at the option of the holder thereof, (A) $24.25 per share in cash or (B) the Share Conversion Number; provided, that if such average price for Cablevision Class A Common Stock is less than $36.00, no holders of Common Stock will have the right to elect to receive Cablevision Class A Common Stock; (ii) each outstanding share of Class A Preferred Stock will be converted into the right to receive, at the option of the holder thereof, the cash consideration or the stock consideration described above, as if the outstanding shares of Class A Preferred Stock had been converted into shares of Common Stock; provided, that if the average price for Cablevision Class A Common Stock described above is less than $36.00, no holders of Class A Preferred Stock will have the right to elect to receive Cablevision Class A Common Stock; and (iii) each outstanding share of Class C Preferred Stock will be converted into the right to receive, at the option of the holder thereof, (A) the amount in cash equal to $24.25 per share multiplied by the Class C Conversion Number or (B) that number of shares of Cablevision Class A Common Stock equal to the amount derived by multiplying the Class C Conversion Number and the Share Conversion Number; provided, that if the average price for Cablevision Class A Common Stock described above is less than $36.00, no holders of Class C Preferred Stock will have the right to elect to receive Cablevision Class A Common Stock.

     Cablevision will account for the Merger using the purchase method of accounting in accordance with the provisions of Accounting Principles Board Opinion No. 16, "Business Combinations." Accordingly, Cablevision will record at its cost the acquired assets less liabilities assumed, with the excess of such cost over the estimated fair value of such net assets reflected as goodwill. Additionally, certain costs directly related to the acquisition will be reflected as additional purchase price in excess of the net assets acquired. Cablevision has not yet determined whether the new basis of the net assets of Clearview will be recorded on Clearview's separate financial statements. Should Cablevision record such amounts on such separate financial statements, the increase in net assets would result principally in the recording of goodwill, which would be amortized over future periods.


     Contemporaneously with the execution and delivery of the Merger Agreement, and as a condition and inducement to Cablevision's and CCG Holdings' willingness to enter into the Merger Agreement, the Selling Stockholders, holding shares representing 54.7% of the total number of votes entitled to be cast by the holders of Clearview Securities at the Special Meeting, entered into the Stockholders Agreement with Cablevision pursuant to which such selling Stockholders have agreed, among other things, to vote in favor of adoption of the Merger Agreement and to deliver an irrevocable proxy to that effect to Cablevision at its request.


     The execution and delivery of the Stockholders Agreement constituted a change in control under the Indenture pursuant to which the Notes were issued. The Indenture provides that upon the occurrence of a Change of Control each holder of the Notes has the right to require the Company to purchase all or any part (equal to $1,000 or an integral multiple thereof) of such holder's Notes at an offer price in cash equal to 101% of the aggregate principal amount thereon plus accrued and unpaid interest and Liquidated Damages (as defined in the Indenture) thereof, if any, to the date of purchase. Pursuant to the Merger Agreement, Cablevision had agreed with the Company, subject to certain conditions, to purchase any Notes required to be purchased by the Company. On August 19, 1998, the Company mailed a Notice of Change of Control to all holders of the Notes, informing such holders of their right to require the Company to purchase the Notes. The change of control offer expired September 17, 1998, and no holders requested that the Company purchase their Notes. If the Merger is completed, a Change of Control will occur under the Indenture and each Holder of the Notes will have the right to require the Company to purchase all or any part (equal to $1,000 or an integral multiple thereof) of such Holder's Notes at an offer price in cash equal to 101% of the aggregate principal amount thereon plus accrued and unpaid interest and Liquidated Damages thereon, if any, to the date of purchase.



     On October 29, 1998, the Company commenced the Consent Solicitation to the Proposed Amendments and to the execution of the Supplemental Indenture effecting such Proposed Amendments to, among other things, modify or eliminate certain restrictive covenants contained in the Indenture and pursuant to which the Company will make a Consent Payment equal to $20 for each $1,000 of principal amount of Notes in respect of which a Consent is validly delivered prior to the Consent Time. The Company is also offering to purchase any and all of the Notes for cash upon the terms and subject to the conditions set forth in the Tender Offer. Any tender of Notes pursuant to the Tender Offer prior to the Consent Time will also constitute the delivery of a Consent with respect to such Notes. For Notes tendered prior to the Consent Time, the Total Consideration will be $1,100 for each $1,000 of principal amount of the Notes, plus accrued and unpaid interest to but excluding the settlement date, which includes the Consent Payment. For Notes tendered after the Consent Time, no Consent Payment will be made and the Tender Purchase Price will be $1,080 for each principal amount of the Notes, plus accrued and unpaid interest to but excluding the settlement date. The Consent Solicitation and Tender Offer are being made in connection with the proposed Merger involving Cablevision. The Consent Solicitation, the Company's obligation to pay the Consent Payments, the Proposed Amendments, the Tender Offer and the Company's obligation to pay the Total Consideration and the Tender Purchase Price are conditioned on, among other things, (a) the satisfaction or waiver of all the Merger Conditions and (b) the receipt by The Bank of New York as the Depositary of valid and unrevoked Consents from record Holders of a majority in principal amount of the outstanding Notes. The Merger, however, is not conditioned on the successful completion of the Consent Solicitation or the Tender Offer or the adoption of the Proposed Amendments. The Merger may be consummated without the adoption of the Proposed Amendments. The Tender Offer will expire on the Tender Offer Expiration Time.



     Any Consent delivered may be revoked, and any Notes tendered pursuant to the Tender Offer may by withdrawn, at any time prior to the Consent Time. A valid withdrawal of tendered Notes prior to the Consent Time will constitute the concurrent valid revocation of such record Holder's related Consent. In addition, if on December 10, 1998, the Consent Time shall have occurred and the Tender Offer Expiration Time shall not have occurred, Holders who have tendered Old Notes in the Tender Offer may participate in the Exchange Offer by complying with the procedures for withdrawal of tendered Old Notes from the Tender Offer set forth in the Consent Solicitation and Tender Offer materials and described herein under "The Exchange Offer--Procedures for Tendering," and tendering such withdrawn Old Notes in the Exchange Offer. Whether or not Holders have previously tendered Old Notes in the Tender Offer, Holders may instruct the Exchange Agent in the accompanying Letter of Transmittal to automatically tender New Notes issued in the Exchange Offer into the Tender Offer after consummation of the Exchange Offer. The Exchange Agent also is acting as the Depositary in the Consent Solicitation and Tender Offer.



     If the Proposed Amendments become effective, the Proposed Amendments will be binding on all Holders that did not tender Notes in the Tender Offer, including Holders of New Notes. Holders who do not tender their Notes in the Tender Offer will hold their Notes under the Indenture as modified by the Supplemental Indenture and such Holders will no longer be entitled to the benefits of the covenants modified or eliminated by the Proposed Amendments. The modification or elimination of restrictive covenants and other provisions pursuant to the Proposed Amendments may permit the Company to take actions that could increase the credit risks with respect to the Company faced by non-tendering Holders, adversely affect the market price of the Notes that remain outstanding or otherwise be adverse to the interest of non-tendering Holders. For a description of the Proposed Amendments, see "Description of Notes--the Proposed Amendments" and "Description of Notes--Indenture Comparison." The Proposed Amendments may be revised, modified, amended or supplemented after the date hereof, and if necessary, a supplemental prospectus will be distributed to Holders of the Notes.


OPERATING STRATEGY

     The Company's objective is to expand its position as a major regional first run motion picture exhibitor operating multiplex theaters based on strict operating controls, principally at in-town locations or in retail centers that are the focus of community life. The following are the key elements of the Company's operating strategy:

     Maintain and Expand Strong Regional Focus. Based on the number of screens currently operated, the Company believes that it is one of the largest motion picture exhibitors in the New York/New Jersey metropolitan region and is the second largest in New Jersey, thus enabling it to compete effectively with the major national theater circuits in its markets. In addition, at September 30, 1998, based on the number of screens currently operated, the Company is the leading motion picture exhibitor in such upscale suburban areas as Morris County, New Jersey; Essex County, New Jersey; and the North Shore of Long Island. The Company seeks to continue to acquire or develop theaters that are close to the Company's existing theaters and to acquire or develop similar clusters of theaters in other target markets in the Middle Atlantic and New England states. Approximately 80% of the Company's theaters are within a 30 mile radius and substantially all of the Company's theaters are within a 50 mile radius. By developing clusters of theaters, the Company generally reduces its operating expenses through the sharing of skilled personnel and management oversight. Also, with a large number of screens in one area, the Company can operate separate theaters as if they were a single larger multiplex, thereby enabling the Company to offer a wide selection of films, play successful films longer and play films with very strong demand on a number of screens at one time.

     Dominate Film Zones. The Company seeks to operate theaters that will be the sole or leading exhibitors in their geographic film licensing zones. A geographic film licensing zone or "film zone" is a geographic area (typically having a three to five mile radius in suburban markets) customarily recognized by film distributors, in which a film is licensed for exhibition at only one theater. As of September 30, 1998, approximately 70.0% of the Company's theaters were the sole exhibitors in their film zones and approximately 16.0% were the leading exhibitors in their film zones. Being the sole or leading exhibitor in a film zone allows the Company to choose which films to exhibit from among the various films licensed by the production companies. Management believes that this flexibility in film selection, combined with management's experience and expertise in selecting films for its target markets, is an important factor in the Company's success.

     Pursue Community-Based Niche Strategy. Clearview operates clean, comfortable, visually appealing and service-oriented theaters in predominantly affluent towns and communities rather than in shopping malls or near highways. The Company believes that, in many suburban communities in the Middle Atlantic and New England states, theaters located in town or in community-based retail centers serve audiences that prefer the convenience and familiarity of such theaters to the larger out-of-town megaplex theaters that appear to be the focus of the major theater circuits. By concurrently showing first run commercial, art and family-oriented films, the Company seeks to appeal to three main groups in affluent suburban communities: baby boomers, older moviegoers and families with younger children (10 years of age and younger). Because of its community-based focus, Clearview can adjust its mix of films based on its sensitivity to the tastes of the audiences in each community. Examples of successful releases at Clearview theaters during the past twelve months include One True Thing, The Governor, Titanic, As Good As It Gets, L.A. Confidential, Good Will Hunting, The Apostle, Spanish Prisoner, Parent Trap, Mousehunt and Paulie. Also as part of its community-based strategy, Clearview encourages community interaction and involvement through regular participation in local fund-raising and charity functions and through the hiring of local employees. Clearview believes that its community-based, niche strategy is exemplified by the Company's motto, "We Bring Neighbors to the Movies."

     Maintain Cost Controls and Pursue Margin Enhancement. The Company seeks to improve the profitability of its theaters by: (i) controlling theater-level costs through centralized management; (ii) increasing efficiencies in concession purchasing; (iii) reducing general and administrative expenses as a percentage of revenues; and (iv) selecting films that appeal to Clearview's target audiences but result in relatively low aggregate film rental costs as a percentage of box office receipts. For the year ended December 31, 1997, Clearview's box office margin (total box office revenues less film rental and booking fees divided by total box office revenues) was 52.3% and its concession margin (total concession revenues less cost of concession sales divided by total concession revenues) was 83.8%. For the six months ended June 30, 1998, Clearview's box office margin was 52.1% and its concession margin was 85.6%. The Company believes that such percentages compared favorably with those of the five largest motion picture exhibitors for the year ended December 31, 1997. The Company believes that its regional focus, centralized management and emphasis on sophisticated management information systems also create efficiencies and reduce operating and general and administrative expenses as a percentage of revenues for most of the theaters it acquires.

     Operate Clean, Modern Theaters which Appeal to Customer Base. Clearview's theaters generally are multiplexes located in towns and communities rather than in shopping malls or near highways. Each of the Company's theaters has at least one auditorium equipped with digital sound. Most locations are surrounded by stores and restaurants, with available parking nearby. An important aspect of Clearview's operating strategy is to provide a clean, comfortable and visually appealing environment, which usually includes chandeliers, a decorative fireplace and silk flower arrangements. When Clearview acquires a theater, it typically refurbishes the existing seats and equips them with cup holders. In addition, Clearview will generally redecorate the lobby, upgrade the concession stand, provide a courtesy phone so that patrons can make free local telephone calls and selectively add digital sound. The concession stand at each theater offers high-margin snack and food items, such as fruit, bottled water, ice cream, cappuccino and Swiss chocolates (items designed to appeal to the Company's generally upscale customer base), as well as more traditional theater concession items such as soft drinks, popcorn and an assortment of candy items. The Company has adopted a set of procedures designed to keep its theaters clean and to ensure proper film presentation.

GROWTH STRATEGY

     The Company intends to increase revenues and cash flow by: (i) selectively acquiring theaters in its target markets; (ii) adding screens to its existing theaters; (iii) developing new theaters; and (iv) increasing other sources of high margin revenues.

     Selectively Acquire Theater Operations. The Company believes that one of its strengths is its ability to identify available theaters at attractive prices in appropriate locations. Clearview identifies many of its potential acquisitions from the following two sources: (i) major circuits seeking to divest theaters which do not fit into their strategic plans and (ii) independent theater operators finding it increasingly difficult to compete with larger circuits. In addition, Clearview believes it is able to acquire these theaters at favorable prices as compared with prices for acquisitions of theaters that fit more closely into the strategic plans of many of the larger theater circuits. Potential acquisition candidates typically exhibit the following characteristics: (i) location that strengthens Clearview's position in an existing market or, when combined with other available acquisitions or new theater development, provides a sufficient entree into a new market; (ii) position as the sole or a leading exhibitor in a film zone; (iii) demographics consistent with the Company's other locations; and (iv) availability at favorable prices. The Company believes that it has improved the profitability of its acquired theaters by aggressively implementing cost controls and other measures to enhance margins.

     Add Screens to Existing Theaters. The Company adds screens to existing theaters when the Company believes that such additions will increase revenues and cash flow and provide sufficient return on capital. By adding screens, the Company is able to offer a larger selection of films that can attract more patrons. Depending on the configuration of an existing theater, the Company may add screens without necessarily increasing the overall dimensions of the theater by dividing an individual auditorium into two or more smaller auditoriums. Dividing an auditorium in this fashion can create additional revenue with only a marginal increase in expense. In certain instances, the Company may also add screens by expanding into adjacent space for the buildout of additional screens. The Company currently plans to add 20 screens to existing theaters by March 31, 1999. See "--Theater Expansion and Development."

     Develop New Theaters. The Company believes that it can successfully identify locations in suitable communities that can be developed into theaters. The Company currently plans to develop four theaters with a total of 40 screens in the New York/New Jersey metropolitan area and the Philadelphia main line by May 31,

1999. See "--Theater Expansion and Development." From time to time, opportunities are presented to Clearview by real estate developers who wish to enhance the value of their properties with the presence of a movie theater. These opportunities often require limited direct investment by the Company. In addition, due to its reputation for operating community-based theaters, Clearview has been approached by local governments or community development agencies of towns in the New York/New Jersey metropolitan area and the Philadelphia main line that are interested in revitalizing parts of their communities and believe that a movie theater could provide an impetus to such redevelopment.

     Increase Other Sources of Revenues. Clearview seeks to increase revenues and cash flow from sources other than admissions and concessions, including party, theater rental and on-screen advertising revenues. For the year ended December 31, 1997, Clearview had other revenues of approximately $420,000, or 2.4% of total revenues, and for the six months ended June 30, 1998, had other revenues of approximately $590,000, or 3.1% of total revenues. Clearview intends to increase these high margin revenue sources in the future. For example, in May 1998 the Company initiated a children's party program designed to maximize use of its theaters at times when they otherwise would not be operating. In addition, the Company has recently renegotiated its advertising contracts to increase the rates for on-screen advertising. See "--Other Sources of Revenue."

EXISTING THEATERS

     Founded in 1994 with four theaters and eight screens, Clearview has since acquired 34 theaters, entered into agreements to operate four theaters and developed one theater, resulting in an increase in the number of Clearview theaters to 43 and the number of Clearview screens to 203. A list of the theaters currently operated by Clearview is set forth in the following table:

                                                                           NUMBER
   DATE OF INITIAL               COMMUNITY/                 COUNTY/          OF
     ACQUISITION                THEATER NAME                 STATE         SCREENS   OCCUPANCY       EXPIRATION
----------------------  ----------------------------  -------------------  -------   ---------   ------------------
Dec. 21, 1994.........  Bernardsville                 Somerset, NJ            3      Lease       Dec. 31, 1999(1)
                        (Bernardsville Cinema 3)
Dec. 21, 1994.........  Chester                       Morris, NJ              6      Lease       Jan. 31, 2008(1)
                        (Chester Cinema 6)
Dec. 21, 1994.........  Madison                       Morris, NJ              4      Lease       Dec. 31, 2000(1)
                        (Madison Cinema 4)
Dec. 21, 1994.........  Manasquan                     Monmouth, NJ            1      Lease       Jan. 14, 2002
                        (Algonquin Arts Theater)
Sept. 8, 1995.........  Baldwin                       Nassau, NY              2      Operating   Aug. 31, 2015(2)
                        (Grand Avenue Cinema)                                         Contract
Sept. 8, 1995.........  New Hyde Park                 Nassau, NY              2      Operating   Aug. 31, 2022(2)
                        (Herricks Cinemas)                                            Contract
Sept. 8, 1995.........  Port Washington               Nassau, NY              7      Operating   Jan. 31, 2010(2)
                        (Port Washington Cinemas)                                     Contract
May 29, 1996..........  Clifton                       Passaic, NJ             6      Lease       Jan. 14, 2007
                        (Allwood Cinemas)
May 29, 1996..........  Emerson                       Bergen, NJ              4      Lease       Dec. 31, 2006
                        (Emerson Quad)
May 29, 1996..........  New City                      Rockland, NY            6      Lease       Dec. 31, 2017
                        (New City Cinemas)
May 29, 1996..........  Washington Twp.               Bergen, NJ              3      Lease       Oct. 31, 2006
                        (Washington Twp. Cinemas)
July 18, 1996.........  Bedford                       Westchester, NY         2      Lease       Dec. 31, 2011
                        (Bedford Cinemas)
July 18, 1996.........  Mount Kisco                   Westchester, NY         5      Lease       Dec. 31, 2003
                        (Mt. Kisco Cinemas)
Dec. 13, 1996.........  Bergenfield                   Bergen, NJ              5      Own         (3)
                        (Bergenfield Cinema 5)

                                                                           NUMBER
   DATE OF INITIAL               COMMUNITY/                 COUNTY/          OF
     ACQUISITION                THEATER NAME                 STATE         SCREENS   OCCUPANCY       EXPIRATION
----------------------  ----------------------------  -------------------  -------   ---------   ------------------
Dec. 13, 1996.........  Closter                       Bergen, NJ              4      Lease       Aug. 31, 1999(1)
                        (Closter Cinema 4)
Dec. 13, 1996.........  Tenafly                       Bergen, NJ              4      Own         (3)
                        (Tenafly Cinema 4)
July 2, 1997..........  Summit                        Union, NJ               5      Lease       Dec. 31, 2007(1)
                        (Beacon Hill 5)
Sept. 12, 1997........  Bronxville                    Westchester, NY         3      Own         (3)
                        (Bronxville Cinemas)
Sept. 12, 1997........  Larchmont                     Westchester, NY         1      Lease       Sept. 30, 2016(1)
                        (Larchmont Cinemas)
Sept. 12, 1997........  Mamaroneck                    Westchester, NY         4      Own         (3)
                        (Mamaroneck Playhouse)
Sept. 12, 1997........  New City                      Rockland, NY            2      Own         (3)
                        (Cinema 304 New City)
Sept. 12, 1997........  Wayne                         Passaic, NJ             4      Lease       Nov. 2006(1)
                        (Wayne Preakness Cinemas)
Nov. 7, 1997..........  Roslyn                        Nassau, NY              4      Own         (3)(5)(6)
                        (Roslyn Cinemas)
Nov. 21, 1997.........  Parsippany                    Morris, NJ             12      Lease       Dec. 2015 (1)
                        (Parsippany Cinema 12)
Nov. 21, 1997.........  Succasunna                    Morris, NJ             10      Lease       Dec. 31, 2019(1)
                        (Succasunna Cinema 10)
Dec. 9, 1997..........  Edison                        Middlesex, NJ           8      Lease       Dec. 31, 2004(1)
                        (Edison Cinemas )
Dec. 9, 1997..........  Woodbridge                    Middlesex, NJ           5      Lease       Dec. 30, 2003
                        (Woodbridge Cinemas)
Dec. 12, 1997.........  Upper Montclair               Essex, NJ               4      Lease       Nov. 30, 2017(1)
                        (Bellevue Theaters)
Dec. 12, 1997.........  Cedar Grove                   Essex, NJ               5      Lease       May 31, 2010
                        (Cinema 23)
Dec. 12, 1997.........  Kinnelon                      Morris, NJ              8      Lease       April 30, 2002(1)
                        (Kin Mall Cinemas)
Dec. 12, 1997.........  Middlebrook                   Monmouth, NJ           10      Lease       Oct. 31, 1999(1)
                        (Middlebrook Galleria
                        Cinemas)
Jan. 29, 1998.........  Millburn                      Essex, NJ               2      Own         (3)(4)
                        (Millburn Twin Cinemas)
Feb. 13, 1998.........  Montclair                     Essex, NJ               6      Lease       Dec. 31, 2016(1)
                        (Clairidge Cinemas)
Feb. 15, 1998.........  Montclair                     Essex, NJ               2      Operating   Feb. 15, 2008
                        (The Screening Zone)                                          Contract
Mar. 6, 1998..........  Manhasset                     Nassau, NY              3      Own         (3)
                        (Manhasset Cinemas)
Mar. 6, 1998..........  Babylon                       Suffolk, NY             3      Own         (3)
                        (Babylon Cinemas)
Mar. 23, 1998.........  Cobble Hill                   Kings, NY               5      Lease       Mar. 23, 2003(1)
                        (Cobble Hill Cinema)
Jun. 17, 1998.........  Great Neck                    Nassau, NY              7      Lease       May 31, 2021(1)
                        (Great Neck Squire Cinemas)
Jun. 17, 1998.........  Franklin Square               Suffolk, NY             6      Lease       Dec. 31, 2014(1)
                        (Franklin Square Cinemas)

                                                                           NUMBER
   DATE OF INITIAL               COMMUNITY/                 COUNTY/          OF
     ACQUISITION                THEATER NAME                 STATE         SCREENS   OCCUPANCY       EXPIRATION
----------------------  ----------------------------  -------------------  -------   ---------   ------------------
Jun. 24, 1998.........  Morristown                    Morris, NY             10      Lease       July 31, 2007(1)
                        (Headquarters 10)
Aug. 13, 1998.........  Bala Cynwyd                   Montgomery, PA          3      Lease       Aug. 31, 2018(1)
                        (Bala Theater)
Aug. 20, 1998.........  Livingston                    Essex, NJ               3      Own         (3)
                        (Colony Cinemas)
Aug. 20, 1998.........  West Milford                  Passaic, NH             4      Lease       Mar. 31, 2000(1)
                        (West Milford Cinemas)

---------------
(1) Under these leases, Clearview has one or more renewal options.

(2) The Company has an option expiring in September 2000 to acquire the operations and leaseholds of these theaters. The Company's right to operate these theaters will terminate if the option is not exercised.

(3) Not applicable because the theater is owned by Clearview.

(4) In August 1998, Clearview exercised its option to acquire the operations and fee real estate interest of this theater.

(5) During the second quarter of 1998, Clearview added a screen to their theater to increase the number of screens from three to four.

(6) In June 1998, Clearview acquired the fee real estate interest of this theater.

THEATER EXPANSION AND DEVELOPMENT

     Part of Clearview's growth strategy is theater expansion and development. When considering theater expansion and development opportunities, Clearview typically analyzes the demographics, including population density and household income data, admissions revenue data for existing theaters within a 10 to 15 mile radius of the proposed site, and projected return on investment, to assess a location's desirability for a new theater or additional screens. Clearview also researches existing and proposed development plans of its competitors for this purpose.

     Screen Additions. Since inception, Clearview has added a total of seven screens to three existing theaters. The following table sets forth the screens which Clearview currently plans to add to existing theaters. There can be no assurance that all or any of such additions will be made.

                           PROJECTED SCREEN ADDITIONS

                                                           NUMBER OF               TOTAL
  PROJECTED OPENING DATE            COMMUNITY         SCREENS TO BE ADDED    RESULTING SCREENS
---------------------------         ---------         -------------------    -----------------
March 1999.................    Mamaroneck, NY                  1                     5
December 1998..............    Millburn, NJ                    2                     4
February 1999..............    Kinnelon, NJ                    3                    11
December 1998..............    Larchmont, NY                   2                     3
January 1999...............    Succasunna, NJ                  6                    16
March 1999.................    Bronxville, NY                  1                     4
January 1999...............    New Hyde Park, NY               2                     4
January 1999...............    Baldwin, NY                     3                     5
                                                              --                    --
                                                              20                    52

     New Theater Development. Clearview has constructed one five-screen theater in an existing building (the Beacon Hill 5 in Summit, New Jersey), and currently plans to develop four theaters with a total of 40 screens in the New York/New Jersey metropolitan area and the Philadelphia main line by May 31, 1999. The following table sets forth Clearview's planned new theater development. There can be no assurance that any or all of such projects will be completed or, if completed, that the development ultimately will prove profitable.

                        PLANNED NEW THEATER DEVELOPMENT

                                                                                      PROJECTED
                                                                                        NUMBER
PROJECTED OPENING DATE                      COMMUNITY        NUMBER OF THEATERS       OF SCREENS
----------------------                  -----------------    ------------------    ----------------
December 1998.........................  Anthony Wayne, PA            1                     4
December 1998.........................  Mansfield, NJ                1                    15
March 1999............................  Carmel, NY                   1                    11
May 1999..............................  Bayonne, NJ                  1                    10
                                                                     --                  ---
                                                                     4                    40


     In April 1998, Clearview issued approximately $1.5 million in Common Stock to acquire the leasehold interest and related construction permit for the Mansfield Theater. Construction began in May 1998 and is expected to be completed by the end of December 1998. The estimated cost of development is $3.1 million. The Mansfield Theater will be located in Warren County, New Jersey and currently is planned to be a 15-screen multiplex. Clearview began paying 50% of the monthly rental payments of $29,167 as of May 1, 1998 and will become liable for the full monthly rent on the earlier of the opening of the theater and January 1, 1999. Currently, there is no multiplex in Warren County, New Jersey, and Clearview is not aware of any other proposed development in that county.


     In March 1998, Clearview entered into an agreement with a public real estate investment trust, subject to obtaining certain approvals, to develop a new 11-screen multiplex theater in the Carmel ShopRite Center in Putnam County, New York. The agreement provides that after the theater is constructed Clearview will add the seats, projection equipment and a concession stand at a cost of approximately $1.1 million. Monthly rental payments of $22,500 are payable beginning on the earlier of 120 days after the landlord completes construction and the date that Clearview begins operating the theater. Construction is expected to be completed by March 1999.

     In February 1997, Clearview entered into an agreement with a private developer to lease a new multiplex theater to be constructed by the landlord on a 'turn key" basis. This theater project is currently planned to include at least 10 screens in Bayonne, New Jersey. The landlord has agreed to install all theater seats, projection and sound equipment, concession stands and final finishes according to Clearview's specifications. Clearview does not expect to incur any capital costs for this project. Currently there is no multiplex in Bayonne, New Jersey, and the Clearview is not aware of any other proposed development in that county. Construction is expected to be completed in May 1999, at which time a subsidiary of Clearview would be obligated to make monthly rental payments of $41,667. The construction contract for this theater has not yet been signed.

     In June 1998, Clearview entered into an agreement with a private developer to develop a new multiplex theater, subject to obtaining certain approvals, in Anthony Wayne, Pennsylvania, along the Philadelphia main line. The estimated cost of development is $750,000. The theater is expected to have four screens, and construction is expected to be completed by December 1998. A subsidiary of Clearview will be obligated to make monthly rental payments of $4,500 on the earlier of 120 days after all permits have been obtained or the date that Clearview begins operating the theater.

FILM LICENSING

     Clearview's success depends to a significant extent on its knowledge of movie-viewing trends. To augment its resources in this aspect of its business, Clearview hired Mr. Craig Zeltner in February 1998 to serve as its Vice President--Film. Mr. Zeltner has more than 20 years of experience as a film buyer, particularly in film buying for Clearview's target market. Clearview also employs two film "bookers" to assist Mr. Zeltner, and a recently hired a senior film buyer. Clearview licenses films from distributors on a film-by-film and theater-by-theater basis. Prior to negotiating for film licenses, senior management of Clearview evaluates the prospects for upcoming films using many factors, including cast, director, plot, performance of similar films, estimated film rental costs and expected Motion Picture Association of America rating. Clearview's success when licensing particular films depends in large part upon its knowledge of trends, historical film preferences of the residents in the markets served by its theaters, as well as on the availability of motion pictures that Clearview believes will be successful in those markets.


     Films are licensed either from film distributors owned by major film production companies or from one of the independent film distributors that generally distribute films for smaller production companies for exhibition at only one theater in a particular film licensing zone. Film distributors typically recognize geographic film licensing zones with radii of three to five miles in suburban markets, depending primarily on population density. Of Clearview's current theaters, approximately 70% are the sole exhibitors in their film zones, permitting Clearview to choose which films it wishes to exhibit at these theaters, and approximately 16% are the leading exhibitors in their film zones.

     In film zones where Clearview is the sole exhibitor, a film license is generally obtained by Clearview after selecting a film from among those offered and negotiating directly with its distributor. In film zones where there are multiple exhibitors, a distributor will either require the exhibitors in the film zone to bid for a film or will allocate films among the exhibitors in the film zone. When films are licensed under the allocation process, a distributor will choose which exhibitor is to be offered a movie and then that exhibitor will negotiate film rental terms directly with that distributor. Over the past several years, distributors have almost exclusively used the allocation process rather than the bidding process to license their films in the New York/New Jersey metropolitan area. When films are licensed through a bidding process, exhibitors compete for licenses based upon the film rental fees to be paid. Clearview currently does not bid for films in any of its film zones, although it may be required to do so in the future.

     Clearview predominantly licenses "first run" films. If Clearview believes that a film has substantial remaining potential following its first run, it may license that film for a "second run." Second runs enable Clearview to exhibit a variety of films during periods in which there are few new releases and to offer its target audience an opportunity to see a film that did not fit into Clearview's first run schedule. Film distributors establish second run availability on a national or market-by-market basis after a film's release from first run theaters and generally permit each theater within a market to exhibit that film.

     Each film license typically specifies that the rental fee is based on either a gross box office receipts formula or a theater admissions revenue formula, depending upon which one results in the larger film rental fee. In addition, if a distributor deems a film to be extremely promising, exhibitors may be required to pay non-refundable guarantees of film rental fees or to make refundable advance payments of film rental fees or both in order to obtain a license for that film. Under a gross box office receipts formula, the distributor receives a specified percentage of box office receipts from the licensed film, with the percentage declining over the term of the film run. First run commercial and family-oriented film rental fees typically begin at approximately 70% to 50% of box office receipts for the licensed film (depending on the type of film and its distributor) and gradually decline, over a period of four to seven weeks, to as low as 30% of box office receipts. First run art film rental fees and second run commercial and family-oriented film rental fees typically begin at 35% to 40% of box office receipts for the licensed film and often decline to 30% to 35% of box office receipts after the first week. Under a theater admissions revenue formula (commonly known as a "90/10" clause), the distributor receives a specified percentage (i.e., 90%) of the excess of box office receipts for a given film over a negotiated allowance for theater overhead expenses. Although generally not specifically contemplated by the provisions of film licenses, the terms of a film license often are adjusted or renegotiated subsequent to the initial release of the film.


     Clearview's business is dependent upon the availability of marketable first-run commercial, family-oriented and art motion pictures and its relationships with distributors. Although many distributors provide first run movies to the motion picture exhibition industry, distribution has been dominated historically by a limited number of distributors (Warner Brothers, Paramount, 20th Century Fox, Universal, Disney/Touchstone, MGM/ UA and Columbia/Tri-Star) which, since 1989, have typically accounted for well over 75% of domestic admission revenues and virtually every one of the top 25 grossing films in a given year. No single major distributor dominates the market. Disruption in the production of motion pictures by the major studios and/or independent producers, poor commercial success of motion pictures or poor relationships with distributors could have a material adverse effect upon Clearview's business and results of operations.


     Clearview licenses films from each of the major distributors and believes that it has good relationships with these distributors. Clearview also licenses films from independent film distributors on a consistent basis. Because these distributors often have difficulty licensing films at theaters that are well-maintained and technologically up-to-date, these distributors have generally cooperated with Clearview when it seeks to move prints, modify the length of a film's run or change a film's rental fee. From year to year, the box office revenues of Clearview attributable to individual distributors will vary depending upon the films they distribute. Set forth below are the top 15 and 16 distributors to Clearview for 1996 and 1997, ranked by the number of films shown.


                DISTRIBUTORS RANKED BY NUMBER OF FILMS EXHIBITED

                     1996                                               1997
-----------------------------------------------    -----------------------------------------------
               NAME                  # OF FILMS                   NAME                  # OF FILMS
               ----                  ----------                   ----                  ----------
Buena Vista........................      31        Buena Vista........................      29
Sony...............................      22        Sony...............................      27
Warner Brothers....................      21        Warner Brothers....................      25
Miramax............................      20        Paramount..........................      22
Paramount..........................      17        20th Century Fox...................      21
20th Century Fox...................      16        Miramax............................      18
MCA/Universal......................      15        New Line...........................      14
MGM/UA.............................      13        MCA/Universal......................      11
New Line...........................       9        MGM/UA.............................       7
Gramercy...........................       6        Gramercy...........................       6
Fine Line..........................       4        Sony Classic.......................       5
Orion..............................       4        October............................       5
Samuel Goldwyn.....................       4        Fox Search Light...................       4
Sony Classic.......................       4        Orion..............................       3
October............................       3        Fine Line..........................       3
                                                   Dream Works........................       3

CONCESSIONS

     Concession sales are generally the second largest source of revenue for Clearview after box office receipts, representing approximately 22.7% of the revenue for the year ended December 31, 1997 and 24.3% of revenue for the six months ended June 30, 1998. Clearview has devoted considerable management effort to increasing concession sales and improving concession margins. Clearview's concession margin was 83.8% for the year ended December 31, 1997 and 85.6% for the six months ended June 30, 1998. Clearview's efforts include implementing the following strategies:

     Tailoring product mix to customer base. Clearview's mix of concession items reflects the preferences of its customer base. While Clearview's theaters provide the traditional concession items such as popcorn, soda and candy, Clearview also offers items which appeal to more upscale moviegoers. Examples of these products include cappuccino, Swiss chocolates, fruit and bottled water. Clearview varies its concessions by theater based on preferences of the particular community. Clearview believes its product mix further enhances the appeal of its theaters to its patrons by differentiating its theaters from those of larger circuits.

     Cost control. Clearview negotiates its concession supplies on a bulk rate basis for all of its theaters. Clearview often realizes improvements in the concession margins of acquired theaters by integrating their concession purchasing with Clearview's existing theaters. Clearview believes that acquisitions of additional theaters would further increase Clearview's ability to obtain more favorable pricing from concession distributors.

OTHER SOURCES OF REVENUE

     Clearview also seeks to increase revenues and cash flow from sources other than admissions and concessions, including party, theater rental and on-screen advertising revenues. For the year ended December 31, 1997, Clearview had other revenues of approximately $420,000, or 2.4% of total revenues, and for the six months ended June 30, 1998 had other revenues of approximately $590,000, or 3.1% of total revenues. Clearview intends to increase these high margin revenue sources in the future. For example, in May 1998 Clearview initiated a children's party program which is designed to maximize use of its theaters at times when they otherwise would not be operating. Clearview also rents certain of its theaters to special interest groups, receiving a fixed payment for the screen rental and incremental concession income. In addition, the special interest groups supply the films and pay the film rental costs. With respect to on-screen advertising, Clearview sells advertising space on its screens prior to the exhibition of films in both slide form, which typically promotes local area businesses, and rolling stock form, which focuses more on national promotions. The slide and rolling stock promotions are sold through third parties. Clearview has recently renegotiated its contracts to increase the rates for slide and rolling stock promotions.

     The following table shows Clearview's other revenues for each of the last three years and for the six months ended June 30, 1998:

                                             YEAR ENDED DECEMBER 31,
                                 ------------------------------------------------
                                                                     SIX MONTHS
                                                                        ENDED
                                  1995        1996        1997      JUNE 30, 1998
                                 -------    --------    --------    -------------
Other Revenues.................  $31,895    $141,420    $421,427      $589,520
Other Revenues as a % of Total
  Revenues.....................      1.4%        1.7%        2.4%          3.1%

INDUSTRY OVERVIEW

     Theatrical exhibition is the primary initial distribution channel for new motion picture releases. Clearview believes that the successful theatrical release of a movie abroad and in "downstream" distribution channels, such as home video and pay-per-view, network, syndicated and satellite television, is largely dependent upon its successful theatrical release in the United States. Clearview further believes that the emergence of new motion picture distribution channels has not adversely affected attendance at theaters and that these distribution channels do not provide an experience comparable to the out-of-home experience of viewing a movie in a theater. Clearview also believes that the public will continue to recognize the advantages of viewing a movie on a large screen with superior audio and visual quality, while enjoying a variety of concessions and sharing the experience with a large audience. In addition, when compared with other forms of entertainment, such as many sporting events and cultural events, movies remain one of the best entertainment values for families.


     The theatrical exhibition industry is fragmented. Although the 10 largest theater circuits operated approximately 60% of the screens at May 1, 1997, 268 of the remaining approximately 478 exhibitors operated four or fewer screens. From 1987 through 1997, the net number of indoor screens increased from approximately 21,048 to approximately 30,825. There is a strong trend toward consolidation in the motion picture exhibition industry. Two recent major transactions combined Cineplex (approximately 1,729 screens) with Loews Theater Exhibition Group (approximately 1,020 screens), and combined Act III (approximately 832 screens) with Regal (approximately 2,337 screens).


     The multiplex theater was introduced to the movie going public in the 1960's and multiplexes are now considered the industry standard. The advantages of a multiplex format include the following: (i) the ability to play a range of movies to fit the various tastes of the movie-going public; (ii) the ability to accommodate the expected size of the audience for a particular movie; (iii) the ability to run a popular movie for a longer period of time and to exhibit newer films immediately upon their release; and (iv) the ability to show a single film in two or more auditoriums simultaneously, thereby effectively increasing the viewing capacity for a popular film.

     Revenues for the theatrical exhibition industry are a function of theater attendance, ticket prices, trends in movie releases and concession sales. According to data released by the Motion Picture Association of America, overall movie theater attendance in the United States has grown from 1,089 million in 1987 to 1,388 million in 1997. Clearview believes that the primary reason for year-to-year variances in attendance is the overall audience appeal of the films released and, to a lesser extent, general economic conditions. Admissions revenues increased from a total of approximately $4.3 billion in 1987 to approximately $6.4 billion in 1997, or a compound annual growth rate of 4.1%. Over the same period, the average ticket price increased at a compound annual growth rate of approximately 1.6%, whereas the U. S. Consumer Price Index increased at a compound annual growth rate of approximately 3.4%. The following table represents the results of a survey by the Motion Picture Association of America outlining the historical trends in U. S. theater attendance, average ticket prices and box office sales for the last eleven years.

YEAR   ATTENDANCE      AVERAGE TICKET PRICE      U.S. BOX OFFICE SALES
----   ----------      --------------------      ---------------------
       (MILLIONS)                                (DOLLARS IN BILLIONS)
1987..   1,089                $3.91                      $4.25
1988..   1,085                 4.11                       4.46
1989..   1,263                 3.99                       5.03
1990..   1,189                 4.23                       5.02
1991..   1,141                 4.21                       4.80
1992..   1,173                 4.15                       4.87
1993..   1,244                 4.14                       5.15
1994..   1,292                 4.18                       5.40
1995..   1,263                 4.35                       5.49
1996..   1,339                 4.42                       5.91
1997..   1,388                 4.59                       6.37

---------------
Sources: MPAA; 1989-1997 figures for attendance and average ticket prices based on Ernst & Young survey; previous years based on CPI-W index.


     From 1987 to 1997, the number of movies released remained relatively constant, and Clearview expects that trend to continue, with some annual variability. Clearview also believes that movies generally are being released to a wider number of screens as studios seek to recover higher costs. Historically, the motion picture industry was somewhat seasonal, as major film distributors generally released the films expected to have the greatest commercial appeal during the summer and during the Thanksgiving through year-end holiday season. The seasonality of motion picture exhibition has become less pronounced in recent years as studios have begun to release major motion pictures somewhat more evenly throughout the year.


     Clearview believes that certain demographic trends favor the theater exhibition industry. Information obtained from the U.S. Bureau of Census indicates that the number of 10 to 20 year olds in the United States, the largest movie-going segment of the population, was projected to grow an aggregate of 5.8% from 1996 through the year 2000. Furthermore, of particular significance for Clearview's target audiences, according to the Motion Picture Association of America, the number of patrons over 40 years old as a percentage of the total movie audience has increased from approximately 20% in 1987 to approximately 33% in 1997. According to American Demographics, film attendance by the age groups 45-54 and 55-64 is expected to grow 14.5% and 12.2%, respectively, in years 1996-2000 and 14.1% and 28.5% in years 2000-2006. Also according to American Demographics, based on 1996 data, the percentage of adults who attend movies at least once a month rises with household income.

COMPETITION

     The motion picture exhibition industry is highly competitive, particularly with respect to licensing films, attracting patrons and acquiring or developing theaters to operate. Clearview's theaters compete with theaters operated by national and regional circuits and by smaller independent exhibitors. Clearview believes that the principal competitive factors with respect to film licensing include licensing terms, seating capacity, location and reputation of an exhibitor's theaters, quality of projection and sound equipment at an exhibitor's theaters and an exhibitor's ability and willingness to promote films. Competition for patrons is dependent upon factors such as the availability of popular films, the location of theaters, the comfort and quality of theaters and ticket prices. Clearview believes that it competes favorably with respect to each of these factors.

     There were approximately 489 domestic motion picture exhibitors as of May 1, 1997. Motion picture exhibitors vary substantially in size, from small independent operators of single-screen theaters to large national chains of multi-screen theaters. Many of Clearview's larger competitors have been in existence significantly longer than Clearview and may be better established in the markets where Clearview's theaters are, or may in the future be, located. Certain of Clearview's larger competitors have sought to increase the number of theaters and screens in operation in particular markets. Such increases may cause those markets or portions of those markets to become overscreened, which could negatively impact the earnings of Clearview's theaters, if any, in those markets.

     Clearview analyzes the level of competition in a geographic area prior to, and in the early stages of, the negotiation of any development or acquisition of a theater. This analysis is critical, as many of Clearview's potential theater locations are in well-established communities that have previously experienced the building of large out-of-town multiplexes and the addition of screens to in-town theaters.

     Clearview's theaters also face competition from a number of other motion-picture delivery systems, such as cable television, direct satellite delivery, video cassettes and pay-per-view television. The impact of such delivery systems on the motion picture exhibition industry is difficult to determine precisely, and there can be no assurance that existing or future delivery systems will not have an adverse impact on attendance at movie theaters. Clearview, however, believes that the public will continue to recognize the advantages of viewing a movie on a large screen with superior audio-visual quality as a shared experience in a public forum and that alternative delivery systems do not provide an experience comparable to the out-of-home entertainment experience of attending a movie in a theater. Clearview believes that movie theaters also face competition from other forms of outside-the-home entertainment that compete for the public's leisure time and disposable income. Clearview believes that movie exhibition is priced competitively relative to other out-of-home entertainment options, such as music concerts, sporting events and live theater.

EMPLOYEES

     As of June 30, 1998, Clearview had 960 employees, of whom 22 were employed at the corporate headquarters, 6 were district managers, 15 were salaried theater managers and 917 were hourly employees, including 205 theater managers and/or projectionists. Clearview employs one primary manager and one or more relief managers at each of its theaters. In most of its theaters, each shift (which is five to six hours) has a manager and a projectionist or a single manager/projectionist. Generally, the theater manager serves as the projectionist if the applicable theater has four or fewer screens. In the larger theaters there are separate managers and projectionists. In addition, Clearview's six district managers, each of whom also manages a theater within his district, have certain supervisory obligations. Clearview has entered into an agreement with the International Alliance of Theatrical Stage Employees union that provides for a skilled projectionist for every shift at a substantial number of its theaters. Clearview believes that it has a positive working relationship with the union.

REGULATORY ENVIRONMENT

     The distribution of motion pictures is in large part regulated by U.S. federal and state antitrust laws and has been the subject of numerous antitrust cases. Clearview has never been a party to any of such cases or the resulting decrees, but its licensing operations are subject to those decrees. The consent decrees resulting from such cases bind certain major motion picture distributors and require the films of those distributors to be offered and licensed to exhibitors, including Clearview, on a film-by-film and theater-by-theater basis. Consequently, exhibitors such as Clearview cannot assure themselves of a supply of films by entering into long-term arrangements with major distributors, but must negotiate for licenses on a film-by-film and theater-by-theater basis.

     The U.S. Americans With Disabilities Act (the "Disabilities Act") prohibits discrimination on the basis of disability in public accommodations and employment. The Disabilities Act became effective as to public accommodations in January 1992 and as to employment in July 1992. Clearview will have new theaters constructed to be accessible to the disabled and believes that it is otherwise in substantial compliance with all current applicable regulations relating to accommodations for the disabled. Clearview intends to comply with any future regulations relating to accommodating the needs of the disabled, and Clearview currently does not anticipate that such compliance will require Clearview to expend substantial funds.

     Clearview's theater operations are also subject to U.S. federal, state and local laws governing such matters as wages and working conditions, health and sanitation requirements and licensing. A significant portion of Clearview's employees are paid just above the federal minimum wage and, accordingly, further increases in that minimum wage could increase Clearview's labor costs.

     In connection with the construction, renovation and operation of its theaters, Clearview and its contractors and landlords are required to obtain proper building and operating permits and to comply with the other requirements of local zoning and other laws and regulations. Clearview does not anticipate that compliance with such laws and regulations will have a material adverse effect on its business.

PROPERTIES


     Clearview leases or otherwise operates under contract all of its theaters other than ten theaters located in Livingston, Millburn, Tenafly and Bergenfield, New Jersey, and Bronxville, Mamaroneck, New City, Manhasset, Babylon and Roslyn, New York. Those ten theaters are owned by Clearview. The theaters located in Baldwin, New Hyde Park and Port Washington, New York are being operated under agreements pursuant to which Clearview pays rent to the landlords and has the right to acquire the underlying leaseholds and theater operations upon payment of an amount to be calculated based on the operating cash flow of the theaters. This option will expire in September 2000 if not exercised, and Clearview's right to lease the theaters would terminate in such event. For a discussion of the Long Island Purchase, see "--Recent Financing Transactions."


     When Clearview develops a theater or negotiates directly with a landlord, the term of the relevant lease, including all renewal options, is usually more than 25 years. If a lease is acquired from an exhibitor, typically the lease is assigned to Clearview and still has a substantial term. Most of Clearview's current leases have terms, including all renewal options, of at least ten years and provide for periodic rent increases. Only one theater that is leased by the Clearview has a lease that expires in the next five years under which Clearview does not have one or more renewal options or an option to purchase the theater, and that theater is not material to Clearview's business and future operations. All of Clearview's landlords are unaffiliated third parties. As of June 30, 1998, the aggregate annual minimum lease payments for all of Clearview's theaters over the next five years are as follows: 1998: $4,086,000;1999:
$4,385,000; 2000: $4,334,000; 2001: $4,144,000; and 2002: $4,205,000. After
giving effect to the Subsequent Acquisitions, such aggregate annual minimum lease payments would be: 1998: $3,991,672; 1999: $4,290,069; 2,000: $4,239,306;
2001: $4,049,198; and 2002: $4,109,480.

     Clearview's corporate office is located in approximately 4,000 square feet of space in Chatham, New Jersey, and is subject to a lease agreement, the term of which expires on December 31, 2002.

LEGAL PROCEEDINGS

     From time to time Clearview is involved in litigation in the ordinary course of its business. Currently, Clearview does not have pending any litigation that management believes would have a material adverse effect upon Clearview.

                                   MANAGEMENT

DIRECTORS AND EXECUTIVE OFFICERS

     Under the Company's Amended and Restated Certificate of Incorporation and Amended and Restated Bylaws, the members of the Board of Directors are divided into two groups; one group (the "Common Directors") is elected by the holders of the Common Stock and the other group (the "Preferred Directors") is elected by the holders of the Class A Preferred Stock. Further, the Common Directors are divided into three classes, with the classes as equal in number as possible. At each annual meeting of stockholders, Common Directors are elected for three-year terms to succeed the Common Directors of the class whose terms are expiring. The Preferred Directors are elected for one-year terms.

     Set forth below is certain information concerning the Company's directors and executive officers.

              NAME                 AGE                POSITION
              ----                 ---                --------
A. Dale Mayo                       57     Chairman of the Board, President,
                                          Chief Executive Officer and
                                          Director
Paul Kay                           58     Senior Vice President--Operations
Craig L. Zeltner                   47     Vice President--Film, and
                                          President--Cinema Services
                                          Division
Sueanne Hall Mayo                  51     Vice President--Management
                                          Information Systems, Assistant
                                          Secretary and Director
Joan M. Romine                     47     Vice President--Finance, Chief
                                          Financial Officer and Treasurer
Robert D. Lister                   29     Vice President, General Counsel
                                          and Secretary
Wayne L. Clevenger                 55     Director
Robert G. Davidoff                 70     Director
Philip M. Getter                   61     Director
Brett E. Marks                     36     Director
Denis Newman                       68     Director

     A. DALE MAYO has been the Chairman of the Board, President and Chief Executive Officer and a director of the Company since its incorporation in 1994. He was the President of Clearview Cinema Corp. from 1987 to 1993. Mr. Mayo founded and was President of Clearview Leasing Corporation, a lessor of computer peripherals for larger scale computer systems, from 1981 to 1987. Mr. Mayo is a member of the Foundation of Motion Picture Pioneers and the Motion Picture Club. He is the spouse of Sueanne Hall Mayo. Mr. Mayo is a Class III Common Director, with a term expiring in 2000.

     Clearview Cinema Corp. was formed in 1987 by Mr. Mayo and two other persons to operate one theater and it acquired an additional three theaters over the next several years. It was sold in 1993, after Mr. Mayo and his then-partners were unable to agree on its future, with Mr. Mayo retaining the rights to the Clearview name and trademark and one of those theaters through 1994.

     PAUL KAY was appointed Senior Vice President--Operations on February 23, 1998 and had been the Vice President--Operations of the Company since its incorporation. He was the vice president and general manager of Clearview Cinema Corp. from 1987 to 1993. Prior to joining Clearview, Mr. Kay was an independent theater owner and had held various management positions with Universal Pictures and Paramount Pictures. Mr. Kay has over 30 years of experience in the film industry.

     CRAIG ZELTNER was appointed Vice President--Film and President of the Company's Cinema Services Division on February 23, 1998. Prior to joining Clearview, Mr. Zeltner was the President of Cinema Services,

Inc., an independent film buying service, for more than 20 years. Prior to that, Mr. Zeltner held various positions as a film buyer and in the advertising and publicity divisions of Loews Theater, Esquire Theaters and Mid-States Theaters.

     SUEANNE HALL MAYO has been the Vice President--Management Information Systems and Assistant Secretary of the Company since 1997, and a director of the Company since its incorporation. She joined the Company in 1994 as its Vice President--Finance and Treasurer. Ms. Mayo was the Treasurer of Clearview Cinema Corp. from 1987 to 1993. Ms. Mayo has more than 25 years of experience in computerized accounting systems. She is married to A. Dale Mayo. Ms. Mayo is a Class II Common Director, with a term expiring in 1999.

     JOAN M. ROMINE has been the Vice President--Finance, Chief Financial Officer and Treasurer of the Company since September 1998. From 1997 through September 1998, she served as Treasurer and Chief Financial Officer of the Company. Prior to joining the Company in 1996 as its Controller, she was the Controller of Magic Cinemas, L.L.C. from 1995 through 1996 and Controller and Treasurer of Hanita Cutting Tools, Inc., a U.S. subsidiary of an international metalworking company, from 1988 through 1994.

     ROBERT D. LISTER has been the Vice President, General Counsel and Secretary of the Company since September 1998. From March 1998 to September 1998, he served as General Counsel and Secretary of the Company. From September 1993 through March 1996, Mr. Lister was an attorney with Kelley Drye & Warren, a New York law firm, and served as associate general counsel of Merit Behavioral Care Corporation, a behavioral healthcare company, from March 1996 until his employment by the Company.

     WAYNE L. CLEVENGER has been a director of the Company since 1996. He has been a managing director of MidMark Advisors, Inc., the general partner of MidMark Equity Partners, L.P., since 1994 and a managing director of MidMark Associates, Inc. ("MidMark Associates"), the general partner of MidMark Capital, L.P. ("MidMark"), a small business investment company registered with the Small Business Administration, since 1994. Mr. Clevenger has been a managing director of MidMark Management, Inc., ("MidMark Management") a private investment management company, since 1989. Mr. Clevenger is a Preferred Director.

     ROBERT G. DAVIDOFF has been a director of the Company since 1994. He has been a managing director of Carl Marks & Co., Inc., a general partner of CMNY Capital II, L.P. ("CMNY"), a small business investment company registered with the Small Business Administration and a managing director of CMCO, Inc. ("CMCO"), a New York corporation, since 1982. Mr. Davidoff also serves on the Boards of Directors of Marisa Christina, Inc., Rex Stores, Inc., Hubco Exploration, Inc., SIDARI Corp., Consco Enterprises, Inc., Paging Partners Corp. and Audio Network Communications, Inc. Mr. Davidoff is a Class II Common Director, with a term expiring in 1999.

     PHILIP M. GETTER has been a director of the Company since October 1997. He has been a Managing Director of Prime Charter Ltd. ("Prime Charter") since April 1996, and was Senior Vice President of Prime Charter for more than five years prior thereto. Mr. Getter is a member of the League of American Theater Owners and Producers. Mr. Getter is a Class III Common Director, with a term expiring in 2000.

     BRETT E. MARKS has been a director of the Company since its incorporation and was its Vice President-- Department of Development from such date to 1997. He has been an executive vice president of First New York, a realty brokerage firm specializing in commercial leasing and investment sales, since 1987, and the president of Marks Capital Management, a real estate management company, since 1989. Mr. Marks is a Class I Common Director, with a term expiring in 2001.

     DENIS NEWMAN has been a director of the Company since 1996. He has been a managing director of MidMark Advisors, Inc., the general partner of MidMark Equity Partners, L.P., since 1994; a managing director of MidMark Associates, the general partner of MidMark, since 1994; and a managing director of MidMark Management since 1989. Mr. Newman also serves on the Board of Directors of First Brands Corporation. Mr. Newman is a Preferred Director.

DIRECTOR COMPENSATION

     The Company does not currently compensate its directors or reimburse them, as such, for their expenses incurred in connection with attendance at Board of Directors' meetings and has no current plans to change this policy. See "Certain Transactions."

THE BOARD OF DIRECTORS

     During the fiscal year ended December 31, 1997 ("Fiscal 1997"), the Board of Directors met on one occasion and acted by unanimous written consent fourteen times. The Board has an Audit Committee, but does not have standing compensation or nominating committees.

     The members of the Audit Committee are Messrs. A. Dale Mayo, Robert G. Davidoff and Philip M. Getter. The Audit Committee reviews matters relating to the quality of financial reporting and internal accounting controls and the nature, extent and results of the audits by the Company's independent auditors, and maintains communications between the Company's auditors and the Board of Directors. The Audit Committee held no meetings in Fiscal 1997, and last met April 15, 1998.

EXECUTIVE COMPENSATION

     The following table sets forth information concerning the compensation of the Company's Chairman of the Board, President and Chief Executive Officer, the only executive officer of the Company whose annual salary and bonus exceeded $100,000 during Fiscal 1997.

                           SUMMARY COMPENSATION TABLE

     The following table sets forth compensation information for each of the two fiscal years ended December 31, 1997 for the Company's Chief Executive Officer.

                                                                                            LONG TERM
                                                                                          COMPENSATION
                                                                                    -------------------------
                                               ANNUAL COMPENSATION                  SECURITIES
                                 -----------------------------------------------    UNDERLYING    ALL OTHER
           NAME AND                                               OTHER ANNUAL       OPTIONS     COMPENSATION
    PRINCIPAL POSITION (1)       YEAR   SALARY ($)   BONUS ($)   COMPENSATION($)       (3)           ($)
    ----------------------       ----   ----------   ---------   ---------------    ----------   ------------
A. Dale Mayo(2)
  Chairman of the Board,
  Chief Executive Officer
  and President                  1997    120,000      104,500           --            50,000          --
                                 1996     99,167       37,371           --                --          --

---------------
(1) No other officer earned more than $100,000 in total annual salary and bonus for either of the two fiscal years ended December 31, 1997.

(2) Since May 29, 1996, Mr. Mayo's compensation has been determined in accordance with his employment agreement (as described below). Prior to that date, Mr. Mayo's annual compensation was equal to 2% of the first $5,000,000 in gross revenues of the Company, plus 1% of gross revenues in excess of $5,000,000.

(3) Represents options granted pursuant to the Company's 1997 Stock Incentive Plan.

                       OPTION GRANTS IN LAST FISCAL YEAR

     The table below sets forth information with respect to stock options granted to Mr. Mayo during Fiscal 1997 under the Company's 1997 Stock Incentive Plan. The options listed below are included in the Summary Compensation Table above.

                                                         % OF TOTAL OPTIONS
                               NUMBER OF SECURITIES          GRANTED TO           EXERCISE
                                UNDERLYING OPTIONS          EMPLOYEES IN           PRICE        EXPIRATION
            NAME                    GRANTED(1)               FISCAL YEAR           ($/SH)          DATE
            ----               --------------------      -------------------      --------      ----------
A. Dale Mayo                          50,000                    40.8%               8.00        8/18/2007

---------------
(1) The options were granted under the Company's 1997 Stock Incentive Plan. The exercise price of the options was set at 100% of the fair market value of the shares on the date of grant. The options have a ten-year term and become exercisable over four years from the date of grant in installments of 5,000, 12,500, 15,000 and 17,500 shares, respectively, subject to earlier vesting or termination in certain circumstances. In the event of a change in control (as defined in the 1997 Stock Incentive Plan), options become fully exercisable. The options will remain exercisable for one year following a termination of employment by reason of death, disability or retirement but will expire on the date of termination for any other reason. The exercise price may be paid by delivery of cash or shares owned for more than six months, and any income tax obligations related to exercise may be satisfied by surrender of shares received upon exercise, subject to certain conditions.

     The table below sets forth information with respect to the number of unexercised options held by Mr. Mayo on December 31, 1997 on a pre-tax basis.

                         FISCAL YEAR END OPTION VALUES

                                                  NUMBER OF SECURITIES              VALUE OF UNEXERCISED
                                                  UNDERLYING OPTIONS AT            IN-THE-MONEY OPTIONS AT
                                                     FISCAL YEAR END               FISCAL YEAR END ($)(1)
                   NAME                         EXERCISABLE/UNEXERCISABLE         EXERCISABLE/UNEXERCISABLE
                   ----                      -------------------------------      -------------------------
A. Dale Mayo                                           -0-/50,000                        -0-/162,500

---------------

(1) Computed as the difference between the aggregate fair market value of the shares subject to the options on December 31, 1997, based on the closing price of the Common Stock on the AMEX on that date, and the aggregate exercise price of the options.

EMPLOYMENT AGREEMENT

     Pursuant to an Employment Agreement by and between the Company and Mr. Mayo dated May 29, 1996 (the "Mayo Employment Agreement"), Mr. Mayo has agreed to serve as Chairman of the Board, President and Chief Executive Officer of the Company. As compensation, Mr. Mayo is to receive an annual base salary of not less than $120,000, plus an annual bonus equal to one percent of the Company's annual gross revenues in excess of $7,000,000; provided, however, that such total compensation may not exceed $750,000 in any one year. The initial term of the Mayo Employment Agreement expires on May 29, 2003. Thereafter, the term of the Mayo Employment Agreement will be automatically extended for successive one-year periods ending on May 29 of each year, unless terminated by either party upon at least six months' advance notice. The Mayo Employment Agreement also provides that, for a period of three years after its termination, Mr. Mayo may not, directly or indirectly, engage, have a financial interest in or become interested in any other businesses similar to or in competition with the Company within a 50 mile radius of any theater owned or operated by the Company as of the date of that termination.

                              CERTAIN TRANSACTIONS

     Pursuant to a Contribution and Exchange Agreement dated December 21, 1994, the Company issued to Mr. Mayo and Mr. Marks 330,000 and 120,000 shares of Common Stock, respectively, in exchange for (i) all of the outstanding shares of capital stock of Clearview Theater Group, Inc., CCC Madison Triple Cinema Corp., CCC Chester Twin Cinema Corporation and CCC Manasquan Cinema Corporation (collectively, the "Subsidiaries") and (ii) promissory notes of certain of the Subsidiaries with an aggregate principal amount of $250,000. The principal assets of the Subsidiaries were the leases for the Company's existing movie theaters in Bernardsville, Chester, Madison and Manasquan, New Jersey and the related leasehold improvements and equipment. Concurrent with that contribution and pursuant to an Investment and Stockholders Agreement dated December 21, 1994 (the "Investment Agreement"), the Company sold 150,000 shares of Common Stock of the Company to CMNY for an aggregate purchase price of $500,000 in cash. Mr. Davidoff, a Common Director, is a general partner of CMNY and a managing partner of CMCO.

     Mr. Mayo had formed CCC Chester Twin Cinema Corporation in August 1993 to be the lessee of the Chester Twin Theater. In September 1993, as part of the consideration for the sale of Clearview Cinema Corp., Mayo acquired the capital stock of Clearview Theater Group, Inc. The terms of that sale were negotiated at arm's length between the owners of Clearview Cinema Corp. and the purchaser. In February 1994, Mr. Mayo had sold to Mr. Marks 49% of the capital stock of CCC Madison Triple Cinema Corp. and of CCC Chester Twin Cinema Corporation for $10,000 and $5,000, respectively. Simultaneously, Mr. Marks had loaned CCC Madison Triple Cinema Corp. $125,000 and received a promissory note in exchange. In May 1994, Mr. Mayo had formed CCC Manasquan Cinema Corporation to be the lessee of the Algonquin Theater in Manasquan, New Jersey.

     No third party was retained by the Company, CMNY, Messrs. Mayo or Marks to value the interests being exchanged by Messrs. Mayo and Marks for shares of Common Stock or to determine the relationship between those values and the purchase price paid by CMNY for its shares of Common Stock. The valuation to be placed on those interests and that relationship was determined by arm's length negotiations between Messrs. Mayo and Marks and a representative of CMNY. Under the Investment Agreement, CMNY had the right to sell its shares of Common Stock to the Company during a 30-day period commencing in 2002 at a price based upon a formula set forth therein and, if CMNY did not exercise that right, the Company had the right to purchase those shares of Common Stock from CMNY during the 90-day period commencing after the expiration of such 30-day period at a price based upon the same formula. CMNY and the Company terminated such repurchase and sale rights in connection with the Common Stock Offering.

     As of June 1, 1997, Mr. Marks and the Company entered into a consulting and confidentiality agreement pursuant to which Mr. Marks agreed to assist the Company as a consultant in the identification of possible locations for the development of theaters and of potential acquisition candidates and provide other services as requested by the Company. Mr. Marks is also an executive vice president of First New York. To the extent, if any, that Mr. Marks identifies any person who is interested in leasing a site to the Company in his capacity as an employee of First New York and Clearview determines to lease that site, First New York could be entitled to a commission from that person and Mr. Marks could then be entitled to a commission from First New York.

     In connection with the acquisition of the UA I Theaters, First New York and Mr. Marks received commissions of $259,500 and $77,850, respectively, paid by United Artists. In connection with the Company's acquisition of a three-screen theater in Roslyn, New York, the Nelson-Ferman Theaters, the CJM Theaters, a six-screen theater in Montclair, New Jersey, two three-screen theaters in Manhasset and Babylon, New York, the Cobble Hill Acquisition and the Great Neck/Franklin Square Acquisition, NY, Mr. Marks received commissions of approximately $10,000, $3,500, $5,000, $2,500, $34,200, $20,000, and $25,000,
respectively. In addition, in connection with the Company's lease of office space in Chatham, New Jersey, Mr. Marks received a commission of approximately $5,000. In order to formalize the relationships among the parties, First New York, Mr. Marks and Clearview entered into an agreement on September 1, 1997. In that agreement, First New York acknowledged that Mr. Marks, as a consultant to Clearview, may from time to time engage in activities that may, under other circumstances, result in commissions being earned by First New York and Mr. Marks, but that Clearview has sole discretion to determine whether any such activity will result in commissions being payable to First New York or Mr. Marks.

     On August 31, 1995, CMNY, CMCO and Mr. Davidoff each purchased an 8% Note in the principal amounts of $300,000, $50,000 and $50,000, respectively. In connection with the sale of these 8% Notes, the Company issued to each purchaser warrants ("A/B Warrants") to purchase 75 shares, 12.5 shares and 12.5 shares of Common Stock, respectively. On October 11, 1995, Mr. Davidoff and CMCO each purchased an additional 8% Note in the principal amount of $50,000. In connection with the sale of these 8% Notes, the Company issued to each purchaser A/B Warrants to purchase 12.5 shares of Common Stock. On December 13, 1996, Mr. Davidoff and CMCO each purchased an additional 8% Note due December 13, 1998 in the principal amount of $300,000. In connection with the sale of these 8% Notes, the Company issued to each purchaser A/B Warrants to purchase 37.5 shares of Common Stock. In connection with the Common Stock Offering, the holders of the A/B Warrants exchanged 162.5 of the A/B Warrants for an aggregate of 66,000 shares of Common Stock.

     In October 1997, the Company repaid the 8% Notes issued during 1995 from borrowings under the Old Credit Facility. Pursuant to an agreement among the Company, CMCO and Mr. Davidoff dated December 12, 1997, CMCO and Mr. Davidoff each exchanged their 8% Notes issued in 1996 for 300 shares of Class B Preferred Stock. In connection with this exchange, CMCO and Mr. Davidoff terminated the remaining A/B Warrants.

     The terms of the 8% Notes, the A/B Warrants and the agreements related to the termination and exchange transactions described above were negotiated at arm's length by Mr. Davidoff, for himself and as a representative of CMNY and CMCO, and the Company.

     Messrs. Clevenger and Newman, each a Preferred Director, are managing directors of MidMark Associates, which is the general partner of MidMark. MidMark acquired from the Company a total of 779 shares of Class A Preferred Stock and two warrants (the "Preferred Warrants") to purchase a total of 471 shares of Class A Preferred Stock in two transactions in 1996. Pursuant to the Purchase Agreements under which MidMark acquired its shares of Class A Preferred Stock and the Preferred Warrants, MidMark acquired the right to sell to the Company, under certain circumstances, those shares of Class A Preferred Stock or those shares of Common Stock into which those shares were converted (the "Put Right"). In connection with the Common Stock Offering, MidMark terminated the Put Right in exchange for 60,000 shares of Common Stock of the Company and exchanged its Preferred Warrants for a new Warrant ("Class A Warrant") exercisable for 282,600 shares of Common Stock of the Company.

     In accordance with a Consulting Agreement between MidMark Associates and the Company dated May 23, 1997 (the "Consulting Agreement"), MidMark Associates will provide the Company with business and organizational strategy and financial and investment management services for a fee equal to $60,000 per year. The Consulting Agreement terminates on August 22, 2003, unless sooner terminated because no officer of MidMark Associates is on the Board of Directors and the holders of the Class A Preferred Stock are no longer entitled to vote separately for directors.

     Mr. Getter, a Common Director, is a Managing Director of Prime Charter. Prime Charter acted as the representative of the several underwriters (collectively, the "IPO Underwriters") who purchased an aggregate of 1,150,000 shares (including 150,000 shares purchased solely to cover over-allotments) of the Common Stock in the Common Stock Offering.

     Pursuant to the terms of the Underwriting Agreement between the Company and Prime Charter dated August 18, 1997 (the "IPO Underwriting Agreement"), the Company paid Prime Charter on behalf of the IPO Underwriters $736,000 for discounts and commissions and $276,940 for additional expenses incurred by Prime Charter in connection with the Common Stock Offering. In addition, the Company sold to Prime Charter for nominal consideration warrants to purchase an aggregate of 100,000 shares of Common Stock (the "IPO Underwriter Warrants"). The IPO Underwriter Warrants are exercisable for a four-year period commencing on August 12, 1998. Also commencing on August 12, 1998, the Company will (i) be obligated for five years to register, pursuant to the Securities Act, the shares of Common Stock issued or issuable upon exercise of the IPO Underwriter Warrants and (ii) be obliged for seven years to include shares of Common Stock in any appropriate registration statement which may be filed by the Company.

     Prime Charter has the right to send a representative to observe each meeting of the Board of Directors until August 2002. At Prime Charter's election, in lieu of such representative, Prime Charter may require the Company to use its reasonable best efforts to elect one designee of Prime Charter to the Board of Directors for the longer of (i) two years following the consummation of the Common Stock Offering or (ii) up to five years following consummation of the Common Stock Offering. Mr. Getter is Prime Charter's designee on the Board of Directors. Prime Charter and its affiliates are the beneficial owners of at least 50% of the IPO Underwriter Warrants and/or the underlying shares of Common Stock.

     Prior to the Common Stock Offering, there was no public market for the Common Stock. Accordingly, the Common Stock Offering price was determined by negotiation between the Company and Prime Charter.

     All of the transactions described above were negotiated at arm's length among the various parties thereto and the Company believes that each of these transactions has terms that would be appropriate in a transaction between unaffiliated parties and that are fair to the Company as a whole. It is the policy of the Company to have any transaction with an affiliated party reviewed and approved by the directors of the Company who have no relationship with that party or that transaction.

                             PRINCIPAL STOCKHOLDERS

     The following table sets forth the beneficial ownership of the Common Stock as of September 29, 1998 by each beneficial owner of more than 5% of the outstanding Common Stock, each director, and all of the Company's directors and executive officers as a group. All of the Class A Preferred Stock is owned by MidMark. All of the Class C Preferred Stock is owned by Marshall Capital Management, Inc., an affiliate of Credit Suisse First Boston Corporation. Unless otherwise indicated, the holders of all shares shown in the table have sole voting and investment power with respect to such shares.


                                                                   SHARES OF
                                                                  COMMON STOCK
                                                               BENEFICIALLY OWNED
                                                              --------------------
                    NAME AND ADDRESS(1)                        NUMBER      PERCENT
                    -------------------                       ---------    -------
A. Dale Mayo(2)                                                 881,802     38.1%
MidMark Capital, L.P.(3)                                        527,400     19.0%
CMNY Capital II, L.P.(4)                                        184,080      8.0%
Marshall Capital Management, Inc.(5)                            156,437      6.4%
Wayne L. Clevenger(3)(6)                                        527,400     19.0%
Robert G. Davidoff(5)(7)                                        216,000      9.4%
Philip M. Getter(8)                                                  --       --
Brett E. Marks(2)(9)                                            118,600      5.1%
Denis Newman(3)(6)                                              527,400     19.0%
Sueanne Hall Mayo(10)                                                --       --
All directors and executive officers as a group(2)            1,626,202     58.8%


---------------

 (1) The address of each person set forth above is 97 Main Street, Chatham, New Jersey 07928, except as otherwise noted.


 (2) Includes 5,000 shares of Common Stock subject to options that are exercisable within 60 days of the date of the table set forth above. Mr. Mayo owns directly 316,000 shares of Common Stock. The other 560,802 shares are owned by other stockholders of the Company, including Emerson Cinema, Inc. and Mr. Marks, subject to voting trust agreements for which Mr. Mayo is the trustee. Under those agreements, Mr. Mayo has the right to exercise all voting rights with respect to those shares for a period of 20 years or until they are sold in a public offering under the Securities Act or in accordance with Rule 144 under the Securities Act.


 (3) The address for MidMark and Messrs. Clevenger and Newman is c/o MidMark Associates, Inc., 466 Southern Boulevard, Chatham, New Jersey 07928. MidMark beneficially owns 527,400 shares of Common Stock by means of its ownership of (i) 60,000 shares of Common Stock and (ii) 779 shares of Class A Preferred Stock, which represent all of the outstanding shares of Class A Preferred Stock, and which are convertible into 467,400 shares of Common Stock.

 (4) The address for CMNY and Mr. Davidoff is c/o Carl Marks & Co., Inc., 135 East 57th Street, New York, New York 10022.

 (5) Represents the shares of Common Stock into which the Class C Preferred Stock was convertible at June 30, 1998. See "Description of Capital Stock--Class C Preferred Stock." The address for Marshall Capital Management, Inc. is 11 Madison Avenue, New York, New York 10010.

 (6) Comprises the shares owned by MidMark. Both Mr. Clevenger and Mr. Newman disclaim beneficial ownership of the shares of Common Stock beneficially owned by MidMark.

 (7) Includes 184,080 shares owned by CMNY and 15,960 shares owned by CMCO. Mr. Davidoff disclaims beneficial ownership of the shares of Common Stock owned by either CMNY or CMCO.

 (8) The address for Philip M. Getter is 810 Seventh Avenue, 9th Floor, New York, New York 10019.


 (9) Includes 1,000 shares of Common Stock subject to options that are exercisable within 60 days of the date of the table set forth above. The address for Mr. Marks is c/o First New York, 310 Madison Avenue, New York, New York 10017.


(10) Ms. Mayo disclaims beneficial ownership of all of the shares beneficially owned by Mr. Mayo.

                              DESCRIPTION OF NOTES

GENERAL

     The Old Notes were issued and the New Notes will be issued pursuant to an Indenture (the "Indenture") dated as of June 12, 1998 between the Company, the Subsidiary Guarantors and The Bank of New York, as trustee (the "Trustee"), a copy of which is included as an exhibit to the Registration Statement of which this Prospectus forms a part. The terms of the New Notes will be identical in all material respects with the terms of the Old Notes, except for certain transfer restrictions, registration rights and terms providing for an increase in the interest rate on the Old Notes under certain circumstances relating to the registration of the New Notes. The New Notes and the Old Notes are deemed the same series of Notes under the Indenture and are entitled to the benefits thereof. Accordingly, unless specifically stated to the contrary, the following is a summary of certain provisions of the Indenture and the Notes that is equally applicable to the Old Notes and the New Notes. Such summary does not purport to be complete and is subject to, and is qualified in its entirety by reference to, all the provisions of the Indenture (including the definitions of certain terms therein and those terms made apart thereof by the Trust Indenture Act of 1939, as amended (the "Trusted Indenture Act")) and the Notes. Capitalized terms used in the following description and not otherwise defined therein shall have the meanings assigned to them in the Indenture. Copies of the Indenture and the Registration Rights Agreement are available as set fourth above under "Available Information." The definitions of certain terms used in the following summary are set forth below under "--Certain Definitions." For purposes of this summary, the term "Company" refers only to Clearview Cinema Group, Inc. and not to any of its Subsidiaries.

     The Notes are general unsecured obligations of the Company and rank pari passu in right of payment with all future senior indebtedness of the Company. As of June 30, 1998, the Company had $80.0 million of indebtedness outstanding, all of which is represented by the Notes, and had up to $15.0 million of secured revolving credit borrowings available under the New Credit Facility. The Indenture permits the incurrence of additional senior indebtedness in the future.

     As of the date of the Indenture, all of the Company's Subsidiaries were Restricted Subsidiaries. However, under certain circumstances, the Company is able to designate future Subsidiaries as Unrestricted Subsidiaries. Unrestricted Subsidiaries are subject to many of the restrictive covenants set forth in the Indenture.


THE PROPOSED AMENDMENTS



     If the Proposed Amendments become effective, the Proposed Amendments will be binding on all Holders that did not tender Notes in the Tender Offer, including Holders of New Notes. Holders who do not tender their Notes in the Tender Offer will hold their Notes under the Indenture as modified by the Supplemental Indenture and such Holders will no longer be entitled to the benefits of the covenants modified or eliminated by the Proposed Amendments. Accordingly, the description of Notes sent forth below is subject to modification by the Proposed Amendments and will not represent a complete description of the Notes if the Proposed Amendments become effective. The modification or elimination of restrictive covenants and other provisions pursuant to the Proposed Amendments may permit the Company to take actions that could increase the credit risks with respect to the Company faced by non-tendering Holders, adversely affect the market price of the Notes that remain outstanding or otherwise be adverse to the interest of non-tendering Holders. The Proposed Amendments may be revised, modified, amended or supplemented after the date hereof, and if necessary, a supplemental prospectus will be distributed to Holders of the Notes.



     The Proposed Amendments will, among other things, modify or eliminate certain so-called "restrictive covenants" contained in the Indenture. For a comparison of the Proposed Amendments with the corresponding existing provisions contained in the Indenture, see "Description of Notes--Indenture Comparison" below. The following summary and indenture comparison are qualified in their entirety by reference to the Supplemental Indenture and the Indenture, copies of which may be obtained from the Information Agent. Capitalized terms used and not defined in this section shall have the meaning ascribed to them in the Indenture and the Supplemental Indenture.

     The Company is seeking approval of the Proposed Amendments in order to give it greater operating flexibility after the Merger, when it will become a member of the Cablevision group. The Proposed Amendments amend certain covenants contained in the Indenture to more closely resemble the equivalent covenants contained in Cablevision's senior debt indentures.



     Among other things, the Proposed Amendments modify Section 4.9 (Incurrence of Indebtedness and Issuance of Preferred Stock) to replace the Fixed Charge Ratio test with a Cash Flow Ratio test. Section 4.9 of the Indenture limits the Company's ability to incur additional indebtedness or issue Disqualified Stock, if after giving effect to such incurrence or issuance, the Fixed Charge Coverage Ratio would be less than 2.0 to 1.0. The Fixed Charge Coverage Ratio equals the ratio of Consolidated Cash Flow to Fixed Charges, where Fixed Charges is defined to include consolidated interest expense (including capitalized interest expense), dividends (before tax) and certain other items. For the fiscal year ending December 31, 1997, the Company's Fixed Charge Coverage Ratio was 1.2 to
1.0. Under the proposed Cash Flow Ratio test, the Company's ability to incur Indebtedness or issue Disqualified Stock would be limited if after giving effect to such incurrence or issuance, the Cash Flow Ratio would be greater than 9.0 to
1.0. The Cash Flow Ratio equals the ratio of (i) the aggregate principal amount of outstanding Indebtedness (excluding Hedging Obligations) plus the aggregate undrawn face amount of letters of credit to (ii) Annualized Operating Cash Flow. For the fiscal year ending December 31, 1997, the Company's Cash Flow Ratio was
8.7 to 1.0, excluding any pro forma effect from Theatre Completions or from incremental contributions to Operating Cash Flow from asset acquisitions. The Proposed Amendments also increase the level of Permitted Debt that the Company may incur under Credit Facilities from $15 million to $100 million. Accordingly, under the Cash Flow Ratio test the Company's ability to incur additional Indebtedness would be increased.



     Section 4.12 (Liens) limits the Company's ability to secure Indebtedness with Liens on its assets except for certain Permitted Liens. Permitted Liens include Liens securing Indebtedness under the Company's bank credit facility that was permitted to be incurred under the terms of the Indenture. As a result, one of the effects arising out of the replacement of the Fixed Charge Ratio test with the Cash Flow Ratio test is to increase the Company's ability to incur additional secured Indebtedness. Likewise, the Proposed Amendments replace the Fixed Charge Ratio test included in Section 4.13 (Sale and Leaseback Transactions) with the Cash Flow Ratio test described above, thereby increasing the Company's ability to enter into Sale and Leaseback transactions.



     The Proposed Amendments also modify Section 4.7 (Restricted Payments) to
(i) delete the restriction on Restricted Investments and (ii) amend the test permitting certain Restricted Payments. The Proposed Amendments would add a $25 million base amount and take into account contributions of property in exchange for equity in the Company in calculating the level of Restricted Payments that would be permitted to be made under the Indenture. In addition, the existing Indenture limits the Company's ability to make any Restricted Payments, if after giving effect to such Restricted Payments, the Company would be unable to incur an additional $1.00 of Indebtedness under the Fixed Charge Ratio test set forth in Section 4.9. Under the Proposed Amendments, this Fixed Charge Ratio test would be replaced with the Cash Flow Ratio test described above. Accordingly, under the Proposed Amendments, the Company's ability to make Restricted Payments would be increased.



     The Proposed Amendment will also: (a) delete the definitions of "Consolidated Cash Flow"; "Fixed Charge Coverage Ratio"; "Fixed Charges"; "Permitted Investments"; and "Restricted Investments"; (b) add definitions for "Annualized Operating Cash Flow"; "Cash Flow Ratio"; "Operating Cash Flow"; and "Theatre Completions"; (c) amend Section 4.3 (Reports) so that the requirement to provide a quarterly Management's Discussion and Analysis of Financial Condition and Results of Operations only exists for so long as the Company remains a reporting company under the Securities Exchange Act of 1934, as amended; (d) amend Section 4.11 (Transactions with Affiliates) to eliminate the requirement to obtain the approval of the Board of Directors and a fairness opinion; (e) delete Section 4.15 (Business Activities); and (f) amend Section
5.1 (Merger, Consolidation or Sale of Assets) to eliminate the Consolidated Net Worth and Fixed Charge Ratio tests.



     The Supplemental Indenture will be executed by the Company and the Trustee as soon as practicable after receipt of Consents from the Holders of a majority of the principal amount of the outstanding Notes; however, the Proposed Amendments will not become operative unless and until the Merger Conditions have been satisfied or waived and certain other conditions are met.

PRINCIPAL, MATURITY AND INTEREST

     The Notes are limited in aggregate principal amount to $80.0 million and mature on June 1, 2008. Interest on the Notes accrues at the rate of 10 7/8% per annum and is payable semi-annually in arrears on June 1 and December 1, commencing on December 1, 1998, to Holders of record on the immediately preceding May 15 and November 15. Interest on the Notes accrues from the most recent date to which interest has been paid or, if no interest has been paid, from the date of original issuance. Interest is computed on the basis of a 360-day year comprised of twelve 30-day months. Principal, premium, if any, and interest and liquidated damages as set forth in the Indenture (the "Liquidated Damages") on the Notes are payable at the office or agency of the Company maintained for such purpose within the City and State of New York or, at the option of the Company, payment of interest and Liquidated Damages may be made by check mailed to the Holders of the Notes at their respective addresses set forth in the register of Holders of Notes; provided that all payments of principal, premium, interest and Liquidated Damages with respect to Notes the Holders of which have given wire transfer instructions to the Company will be required to be made by wire transfer of immediately available funds to the accounts specified by the Holders thereof. Until otherwise designated by the Company, the Company's office or agency in New York will be the office of the Trustee maintained for such purpose. The Old Notes were, but the New Notes will be, issued in denominations of $1,000 and integral multiples thereof.

SUBSIDIARY GUARANTEES

     The Company's payment obligations under the Notes are fully and unconditionally guaranteed, on a joint and several basis (the "Subsidiary Guarantees"), by the Subsidiary Guarantors. The Subsidiary Guarantors include all of the Company's Subsidiaries in existence on the date of the Indenture, each of which is currently wholly-owned by the Company. The Subsidiary Guarantee of each Subsidiary Guarantor ranks pari passu with all senior indebtedness of such Subsidiary Guarantor. The obligations of each Subsidiary Guarantor under its Subsidiary Guarantee will be limited so as not to constitute a fraudulent conveyance under applicable law. See, however, "Risk Factors--Fraudulent Conveyance Matters."

     The Indenture provides that no Subsidiary Guarantor may consolidate with or merge with or into (whether or not such Subsidiary Guarantor is the surviving Person), another corporation, Person or entity whether or not affiliated with such Subsidiary Guarantor unless (i) subject to the provisions of the following paragraph, the Person formed by or surviving any such consolidation or merger (if other than such Subsidiary Guarantor) assumes all the obligations of such Subsidiary Guarantor pursuant to a supplemental indenture in form and substance reasonably satisfactory to the Trustee, under the Notes, the Indenture and the Registration Rights Agreement; (ii) immediately after giving effect to such transaction, no Default or Event of Default exists; and (iii) the Company would be permitted by virtue of the Company's pro forma Fixed Charge Coverage Ratio, immediately after giving effect to such transaction, to incur at least $1.00 of additional Indebtedness pursuant to the Fixed Charge Coverage Ratio test set forth in the covenant described above under the caption "--Incurrence of Indebtedness and Issuance of Preferred Stock." Notwithstanding the foregoing clause (iii), each Subsidiary Guarantor may consolidate with or merge into the Company or another Guarantor.

     The Indenture provides that in the event of a sale or other disposition of all of the assets of any Subsidiary Guarantor, by way of merger, consolidation or otherwise, or a sale or other disposition of all of the capital stock of any Subsidiary Guarantor, then such Subsidiary Guarantor (in the event of a sale or other disposition, by way of such a merger, consolidation or otherwise, of all of the capital stock of such Subsidiary Guarantor) or the corporation acquiring the property (in the event of a sale or other disposition of all of the assets of such Subsidiary Guarantor) will be released and relieved of any obligations under its Subsidiary Guarantee; provided that the Net Proceeds of such sale or other disposition are applied in accordance with the applicable provisions of the Indenture. See "Repurchase at the Option of Holders--Asset Sales."

     As of June 30, 1998, the Subsidiary Guarantors would have had no indebtedness outstanding other than the Subsidiary Guarantees of the Notes.

OPTIONAL REDEMPTION

     The Notes are not redeemable at the Company's option prior to June 1, 2003. Thereafter, the Notes are subject to redemption at any time at the option of the Company, in whole or in part, upon not less than 30 nor more than 60 days' notice, at the redemption prices (expressed as percentages of principal amount) set forth below plus accrued and unpaid interest and Liquidated Damages thereon, if any, to the applicable redemption date, if redeemed during the twelve-month period beginning on June 1 of the years indicated below:

                            YEAR                              PERCENTAGE
                            ----                              ----------
2003........................................................   105.4375%
2004........................................................   103.6250
2005........................................................   101.8125
2006 and thereafter.........................................   100.0000

     Notwithstanding the foregoing, at any time prior to June 1, 2001, the Company may on any one or more occasions redeem up to 33% of the aggregate principal amount of Notes originally issued under the Indenture at a redemption price of 110.875% of the principal amount thereof, plus accrued and unpaid interest and Liquidated Damages thereon, if any, to the redemption date, with the net cash proceeds of a public offering of common stock of the Company or the net cash proceeds from a Strategic Equity Investment in the Company; provided that at least $53.3 million in aggregate principal amount of Notes remains outstanding immediately after the occurrence of such redemption (excluding Notes held by the Company and its Subsidiaries); and provided, further, that such redemption shall occur within 45 days of the date of the closing of such public offering or Strategic Equity Investment.

     If less than all of the Notes are to be redeemed at any time, selection of Notes for redemption will be made by the Trustee in compliance with the requirements of the principal national securities exchange, if any, on which the Notes are listed, or, if the Notes are not so listed, on a pro rata basis, by lot or by such method as the Trustee shall deem fair and appropriate; provided that no Notes of $1,000 or less shall be redeemed in part. Notices of redemption shall be mailed by first class mail at least 30 but not more than 60 days before the redemption date to each Holder of Notes to be redeemed at its registered address. Notices of redemption may not be conditional. If any Note is to be redeemed in part only, the notice of redemption that relates to such Note shall state the portion of the principal amount thereof to be redeemed. A new Note in principal amount equal to the unredeemed portion thereof will be issued in the name of the Holder thereof upon cancellation of the original Note. Notes called for redemption become due on the date fixed for redemption. On and after the redemption date, interest ceases to accrue on Notes or portions of them called for redemption.

MANDATORY REDEMPTION

     The Company is not required to make mandatory redemption or sinking fund payments with respect to the Notes.

REPURCHASE AT THE OPTION OF HOLDERS

  CHANGE OF CONTROL

     Upon the occurrence of a Change of Control, each Holder of Notes has the right to require the Company to repurchase all or any part (equal to $1,000 or an integral multiple thereof) of such Holder's Notes pursuant to the offer described below (the "Change of Control Offer") at an offer price in cash equal to 101% of the aggregate principal amount thereof plus accrued and unpaid interest and Liquidated Damages thereon, if any, to the date of purchase (the "Change of Control Payment"). Within ten days following any Change of Control, the Company will mail a notice to each Holder describing the transaction or transactions that constitute the Change of Control and offering to repurchase Notes on the date specified in such notice, which date shall be no earlier than 30 days and no later than 60 days from the date such notice is mailed (the "Change of Control Payment Date"), pursuant to the procedures required by the Indenture and described in such notice. The Company will comply with the requirements of Rule 14e-1 under the Exchange Act and any other securities laws and regulations thereunder to the extent such laws and regulations are applicable in connection with the repurchase of the Notes as a result of a

Change of Control. See "Business--Recent Developments" for a discussion of a Change of Control which occurred upon the execution of the Stockholders' Agreement in connection with the proposed Merger with Cablevision.

     On the Change of Control Payment Date, the Company will, to the extent lawful, (1) accept for payment all Notes or portions thereof properly tendered pursuant to the Change of Control Offer, (2) deposit with the Paying Agent an amount equal to the Change of Control Payment in respect of all Notes or portions thereof so tendered and (3) deliver or cause to be delivered to the Trustee the Notes so accepted together with an Officers' Certificate stating the aggregate principal amount of Notes or portions thereof being purchased by the Company. The Paying Agent will promptly mail to each Holder of Notes so tendered the Change of Control Payment for such Notes, and the Trustee will promptly authenticate and mail (or cause to be transferred by book entry) to each Holder a new Note equal in principal amount to any unpurchased portion of the Notes surrendered, if any; provided that each such new Note will be in a principal amount of $1,000 or an integral multiple thereof. The Indenture provides that, prior to complying with the provisions of this covenant, but in any event within 90 days following a Change of Control, the Company will either repay all outstanding indebtedness under the New Credit Facility or obtain the requisite consents, if any, under the New Credit Facility to permit the repurchase of Notes required by this covenant. The Company will publicly announce the results of the Change of Control Offer on or as soon as practicable after the Change of Control Payment Date.

     The Change of Control provisions described above are applicable whether or not any other provisions of the Indenture are applicable. Except as described above with respect to a Change of Control, the Indenture does not contain provisions that permit the Holders of the Notes to require that the Company repurchase or redeem the Notes in the event of a takeover, recapitalization or similar transaction.

     The New Credit Facility limits the ability of the Company to purchase any Notes and provides that certain change of control events with respect to the Company would constitute a default thereunder. Any future credit agreements or other agreements relating to senior indebtedness to which the Company becomes a party may contain similar restrictions and provisions. In the event a Change of Control occurs at a time when the Company is prohibited from purchasing Notes, the Company could seek the consent of its lenders to the purchase of Notes or could attempt to refinance the borrowings that contain such prohibition. If the Company does not obtain such a consent or repay such borrowings, the Company will remain prohibited from purchasing Notes. In such case, the Company's failure to purchase tendered Notes would constitute an Event of Default under the Indenture which would, in turn, constitute a default under the New Credit Facility.

     The Company is not required to make a Change of Control Offer upon a Change of Control if a third party makes the Change of Control Offer in the manner, at the times and otherwise in compliance with the requirements set forth in the Indenture applicable to a Change of Control Offer made by the Company and purchases all Notes validly tendered and not withdrawn under such Change of Control Offer.


     If the proposed Merger with Cablevision is completed, a Change of Control will occur under the Indenture and each Holder of the Notes will have the right to require the Company to purchase all or any part (equal to $1,000 or an integral multiple thereof) of such Holder's Notes pursuant to a Change of Control Offer.


     "Change of Control" means the occurrence of any of the following: (i) the sale, lease, transfer, conveyance or other disposition (other than by way of merger or consolidation), in one or a series of related transactions, of all or substantially all of the assets of the Company and its Restricted Subsidiaries taken as a whole to any "person" (as such term is used in Section 13(d)(3) of the Exchange Act) other than the Principal (as defined below) or a Related Party (as defined below) of the Principal, (ii) the adoption of a plan relating to the liquidation or dissolution of the Company, (iii) the consummation of any transaction (including, without limitation, any merger or consolidation) the result of which is that (A) any "person" (as defined above), other than the Principal and its Related Parties, becomes the "beneficial owner" (as such term is defined in Rule 13d-3 and Rule 13d-5 under the Exchange Act, except that a person shall be deemed to have "beneficial ownership" of all securities that such person has the right to acquire, whether such right is currently exercisable or is exercisable only upon the occurrence of a subsequent condition), directly or indirectly, of more than 40% of the Voting Stock of the Company (measured by voting power rather than number of shares) and (B) the Principal and its Related Parties "beneficially own" (as defined above), directly or indirectly, in the aggregate a lesser percentage of the Voting

Stock of the Company (measured by voting power rather than number of shares) than any such "person" (as defined above), (iv) the first day on which a majority of the members of the Board of Directors of the Company are not Continuing Directors (as defined below) or (v) the Company consolidates with, or merges with or into, any Person, or any Person consolidates with, or merges with or into, the Company, in any such event pursuant to a transaction in which any of the outstanding Voting Stock of the Company is converted into or exchanged for cash, securities or other property, other than any such transaction where the Voting Stock of the Company outstanding immediately prior to such transaction is converted into or exchanged for Voting Stock (other than Disqualified Stock) of the surviving or transferee Person constituting a majority of the outstanding shares of such Voting Stock of such surviving or transferee Person (immediately after giving effect to such issuance).

     The definition of Change of Control includes a phrase relating to the sale, lease, transfer, conveyance or other disposition of "all or substantially all" of the assets of the Company and its Restricted Subsidiaries taken as a whole. Although there is a developing body of case law interpreting the phrase "substantially all," there is no precise established definition of the phrase under applicable law. Accordingly, the ability of a Holder of Notes to require the Company to repurchase such Notes as a result of a sale, lease, transfer, conveyance or other disposition of less than all of the assets of the Company and its Restricted Subsidiaries taken as a whole to another Person or group may be uncertain.

     "Continuing Directors" means, as of any date of determination, any member of the Board of Directors of the Company who (i) was a member of such Board of Directors on the date of the Indenture, (ii) was nominated for election or elected to such Board of Directors with the approval of a majority of the Continuing Directors who were members of such Board at the time of such nomination or election or (iii) is a designee of the Principal or was nominated by the Principal.

     "Principal" means A. Dale Mayo.

     "Related Party" with respect to the Principal means (A) any controlling stockholder, 80% (or more) owned Subsidiary, or spouse or immediate family member (in the case of an individual) of such Principal or (B) any trust, corporation, partnership or other entity, the beneficiaries, stockholders, partners, owners or Persons beneficially holding an 80% or more controlling interest of which consist of such Principal and/or such other Persons referred to in the immediately preceding clause (A).

ASSET SALES

     The Indenture provides that the Company will not, and will not permit any of its Restricted Subsidiaries to, consummate an Asset Sale unless (i) the Company (or the Restricted Subsidiary, as the case may be) receives consideration at the time of such Asset Sale at least equal to the fair market value (evidenced by a resolution of the Board of Directors set forth in an Officers' Certificate delivered to the Trustee) of the assets or Equity Interests issued or sold or otherwise disposed of and (ii) at least 75% of the consideration therefore received by the Company or such Restricted Subsidiary is in the form of cash or Cash Equivalents; provided that the amount of (x) any liabilities (as shown on the Company's or such Restricted Subsidiary's most recent balance sheet), of the Company or any Restricted Subsidiary (other than contingent liabilities and liabilities that are by their terms subordinated to the Notes or any guarantee thereof) that are assumed by the transferee of any such assets pursuant to a customary novation agreement that releases the Company or such Restricted Subsidiary from further liability and (y) any securities, notes or other obligations received by the Company or any such Restricted Subsidiary from such transferee that are contemporaneously (subject to ordinary settlement periods) converted by the Company or such Restricted Subsidiary into cash (to the extent of the cash received), shall be deemed to be cash for purposes of this provision.

     Within 270 days after the receipt of any Net Proceeds from an Asset Sale, the Company may apply such Net Proceeds, at its option, (a) to repay Indebtedness under the New Credit Facility, or (b) to the acquisition of a majority of the assets of, or a majority of the Voting Stock of, an entity that is engaged in another Permitted Business and that becomes a Restricted Subsidiary, the making of a capital expenditure or the acquisition of other long-term assets that are used or useful in a Permitted Business ("Replacement Assets"); provided, however, that in connection with any repayment of Indebtedness under the New Credit Facility pursuant to clause (a), the Company will retire such Indebtedness and will cause the related commitment to be reduced in an amount equal to the principal amount so repaid. Pending the final application of any such Net Proceeds, the Company may temporarily reduce revolving credit borrowings or otherwise invest such Net Proceeds in any manner that is not prohibited by the Indenture. Any Net Proceeds from Asset Sales that are not applied or invested as provided in the first sentence of this paragraph will be deemed to constitute "Excess Proceeds." When the aggregate amount of Excess Proceeds exceeds $5.0 million, the Company will be required to make an offer to all Holders of Notes (an "Asset Sale Offer") to purchase the maximum principal amount of Notes that may be purchased out of the Excess Proceeds, at an offer price in cash in an amount equal to 100% of the principal amount thereof plus accrued and unpaid interest and Liquidated Damages thereon, if any, to the date of purchase, in accordance with the procedures set forth in the Indenture. To the extent that any Excess Proceeds remain after consummation of an Asset Sale Offer, the Company may use such Excess Proceeds for any purpose not otherwise prohibited by the Indenture. If the aggregate principal amount of Notes tendered into such Asset Sale Offer surrendered by Holders thereof exceeds the amount of Excess Proceeds, the Trustee shall select the Notes to be purchased on a pro rata basis. Upon completion of such offer to purchase, the amount of Excess Proceeds shall be reset at zero.

     Notwithstanding the immediately preceding paragraphs, the Company and its Restricted Subsidiaries are permitted to consummate an Asset Sale without complying with such paragraphs to the extent (i) 100% of the consideration for such Asset Sale constitutes either Replacement Assets or cash or Cash Equivalents or any combination thereof and (ii) such Asset Sale is for fair market value as determined in good faith by the Company's Board of Directors; provided, that if the total consideration with respect to any such Asset Sale is greater than $10.0 million (as determined in good faith by the Company's Board of Directors), the Company shall obtain a fairness opinion from an independent accounting, appraisal or investment banking firm of national standing; provided further, that any consideration not constituting Replacement Assets received by the Company or any of its Restricted Subsidiaries in connection with any Asset Sale permitted to be consummated under this paragraph shall constitute Net Proceeds subject to the provisions of the immediately preceding paragraph.

CERTAIN COVENANTS

  Restricted Payments

     The Indenture provides that the Company will not, and will not permit any of its Restricted Subsidiaries to, directly or indirectly: (i) declare or pay any dividend or make any other payment or distribution on account of the Company's or any of its Restricted Subsidiaries' Equity Interests (including, without limitation, any payment in connection with any merger or consolidation involving the Company or any of its Restricted Subsidiaries) or to the direct or indirect holders of the Company's or any of its Restricted Subsidiaries' Equity Interests in their capacity as such (other than dividends or distributions payable in Equity Interests (other than Disqualified Stock) of the Company or to the Company or a Restricted Subsidiary of the Company); (ii) purchase, redeem or otherwise acquire or retire for value (including, without limitation, in connection with any merger or consolidation involving the Company) any Equity Interests of the Company or other Affiliate of the Company (other than any such Equity Interests owned by the Company or any Restricted Subsidiary); (iii) make any payment on or with respect to, or purchase, redeem, defease or otherwise acquire or retire for value any Indebtedness that is subordinated to the Notes, except a payment of interest or principal at Stated Maturity; or (iv) make any Restricted Investment (all such payments and other actions set forth in clauses
(i) through (iv) above being collectively referred to as "Restricted Payments"), unless, at the time of and after giving effect to such Restricted Payment:

          (a) no Default or Event of Default shall have occurred and be continuing or would occur as a consequence thereof; and

          (b) the Company would, at the time of such Restricted Payment and after giving pro forma effect thereto as if such Restricted Payment had been made at the beginning of the applicable four-quarter period, have been permitted to incur at least $1.00 of additional Indebtedness pursuant to the Fixed Charge Coverage Ratio test set forth in the first paragraph of the covenant described below under caption "--Incurrence of Indebtedness and Issuance of Preferred Stock;" and

          (c) such Restricted Payment, together with the aggregate amount of all other Restricted Payments made by the Company and its Restricted Subsidiaries after the date of the Indenture (excluding Restricted

     Payments permitted by clauses (ii), (iii), (iv), (vi) and (vii) of the next succeeding paragraph), is less than the sum, without duplication, of (i) 50% of the Consolidated Net Income of the Company for the period (taken as one accounting period) from the beginning of the first fiscal quarter commencing after the date of the Indenture to the end of the Company's most recently ended fiscal quarter for which internal financial statements are available at the time of such Restricted Payment (or, if such Consolidated Net Income for such period is a deficit, less 100% of such deficit), plus
     (ii) 100% of the aggregate net cash proceeds received by the Company since the date of the Indenture as a contribution to its common equity capital or from the issue or sale of Equity Interests of the Company (other than Disqualified Stock) or from the issue or sale of Disqualified Stock or debt securities of the Company that have been converted into such Equity Interests (other than Equity Interests (or Disqualified Stock or convertible debt securities) sold to a Subsidiary of the Company), plus
     (iii) to the extent that any Restricted Investment that was made after the date of the Indenture is sold for cash or otherwise liquidated or repaid for cash, the lesser of (A) the cash return of capital with respect to such Restricted Investment (less the cost of disposition, if any) and (B) the initial amount of such Restricted Investment, plus (iv) 50% of any dividends received by the Company or a Restricted Subsidiary that is a Subsidiary Guarantor after the date of the Indenture from an Unrestricted Subsidiary of the Company, to the extent that such dividends were not otherwise included in Consolidated Net Income of the Company for such period, plus (v) to the extent that any Unrestricted Subsidiary is redesignated as a Restricted Subsidiary after the date of the Indenture, the lesser of (A) the fair market value of the Company's Investment in such Subsidiary as of the date of such redesignation or (B) such fair market value as of the date on which such Subsidiary was originally designated as an Unrestricted Subsidiary.

     The foregoing provisions do not prohibit (i) the payment of any dividend within 60 days after the date of declaration thereof, if at said date of declaration such payment would have complied with the provisions of the Indenture; (ii) the redemption, repurchase, retirement, defeasance or other acquisition of any subordinated Indebtedness or Equity Interests of the Company in exchange for, or out of the net cash proceeds of the substantially concurrent sale (other than to a Subsidiary of the Company) of, other Equity Interests of the Company (other than any Disqualified Stock); provided that the amount of any such net cash proceeds that are utilized for any such redemption, repurchase, retirement, defeasance or other acquisition shall be excluded from clause (ii) of the preceding paragraph; (iii) the defeasance, redemption, repurchase or other acquisition of subordinated Indebtedness with the net cash proceeds from an incurrence of Permitted Refinancing Indebtedness; (iv) the payment of any dividend by a Subsidiary of the Company to the holders of such Subsidiary's common Equity Interests on a pro rata basis; (v) the repurchase, redemption or other acquisition or retirement for value of any Equity Interests of the Company or any Subsidiary of the Company held by any member of the Company's (or any of its Subsidiaries') management pursuant to any management equity subscription agreement or stock option agreement in effect as of the date of the Indenture; provided that the aggregate price paid for all such repurchased, redeemed, acquired or retired Equity Interests shall not exceed $250,000 in any twelve-month period; (vi) the redemption or repayment on the date of the Indenture of (A) $1,350,000 aggregate liquidation preference of outstanding Series B Preferred Stock and (B) $6,000,000 aggregate principal amount of outstanding subordinated promissory notes issued in connection with the acquisition of the Nelson Ferman Theaters, in each case with the net proceeds from the offering of the Notes; (vii) the payment of dividends to holders of any class or series of Disqualified Stock of the Company issued or incurred after the date of the Indenture in accordance with the covenant "Incurrence of Indebtedness and Issuance of Preferred Stock," provided that after giving effect to any such dividend as a Fixed Charge on a pro forma basis, the Company and its Restricted Subsidiaries would have had a Fixed Charge Coverage Ratio of at least
2.0 to 1; and (viii) other Restricted Payments in an aggregate amount not to exceed $500,000; provided, however, that at the time of, and after giving effect to, any Restricted Payment permitted by clauses (ii), (iii), (iv), (v), (vii) and (viii) of this paragraph, no Default or Event of Default shall have occurred and be continuing.

     The Board of Directors may designate any Restricted Subsidiary acquired or created after the date of the Indenture (other than any Restricted Subsidiary created to effect the Pending Acquisitions) to be an Unrestricted Subsidiary if such designation would not cause a Default. For purposes of making such determination, all outstanding Investments by the Company and its Restricted Subsidiaries (except to the extent repaid in cash) in the Subsidiary so designated will be deemed to be Restricted Payments at the time of such designation and will reduce the amount available for Restricted Payments under the first paragraph of this covenant. All such outstanding Investments will be deemed to constitute Investments in an amount equal to the fair market value of such Investments at the time of such designation. Such designation will only be permitted if such Restricted Payment would be permitted at such time and if such Restricted Subsidiary otherwise meets the definition of an Unrestricted Subsidiary. Upon such designation, the Subsidiary Guarantee, if any, of such designated Unrestricted Subsidiary shall be automatically released.

     The amount of all Restricted Payments (other than cash) shall be the fair market value on the date of the Restricted Payment of the asset(s) or securities proposed to be transferred or issued by the Company or such Restricted Subsidiary, as the case may be, pursuant to the Restricted Payment. The fair market value of any non-cash Restricted Payment shall be determined by the Board of Directors whose resolution with respect thereto shall be delivered to the Trustee, such determination to be based upon an opinion or appraisal issued by an accounting, appraisal or investment banking firm of national standing if such fair market value exceeds $1.0 million. Not later than the date of making any Restricted Payment, the Company shall deliver to the Trustee an Officers' Certificate stating that such Restricted Payment is permitted and setting forth the basis upon which the calculations required by the covenant "Restricted Payments" were computed, together with a copy of any fairness opinion or appraisal required by the Indenture.


     The provisions concerning Restricted Payments are proposed to be amended by the Proposed Amendments. See "Description of Notes--The Proposed Amendments."


INCURRENCE OF INDEBTEDNESS AND ISSUANCE OF PREFERRED STOCK

     The Indenture provides that the Company will not, and will not permit any of its Restricted Subsidiaries to, directly or indirectly, create, incur, issue, assume, guarantee or otherwise become directly or indirectly liable, contingently or otherwise, with respect to (collectively, "incur") any Indebtedness (including Acquired Debt) and that the Company will not issue any Disqualified Stock and will not permit any of its Restricted Subsidiaries to issue any shares of preferred stock; provided, however, that if no Default or Event of Default shall have occurred and be continuing at the time of or as a consequence of such incurrence or issuance, (i) the Company may incur Indebtedness (including Acquired Debt) or issue shares of Disqualified Stock and
(ii) any Subsidiary Guarantor may incur Indebtedness (including Acquired Debt), in each case if the Fixed Charge Coverage Ratio for the Company's most recently ended four full fiscal quarters for which internal financial statements are available immediately preceding the date on which such additional Indebtedness is incurred or such Disqualified Stock is issued would have been at least 2.0 to 1, determined on a pro forma basis (including a pro forma application of the net proceeds therefrom), as if the additional Indebtedness had been incurred, or the Disqualified Stock had been issued, as the case may be, at the beginning of such four-quarter period.

     The provisions of the first paragraph of this covenant will not apply to the incurrence of any of the following items of Indebtedness (collectively, "Permitted Debt"):

          (i) the incurrence by the Company of Indebtedness and letters of credit (with letters of credit being deemed to have a principal amount equal to the maximum potential liability of the Company and its Restricted Subsidiaries thereunder) under Credit Facilities; provided that the aggregate principal amount of all Indebtedness outstanding under all Credit Facilities under this clause (i) after giving effect to such incurrence does not exceed an amount equal to $15 million, less the aggregate amount of all Net Proceeds of Asset Sales applied to repay Indebtedness under a Credit Facility pursuant to the covenant described above under the caption "--Asset Sales;"

          (ii) the incurrence by the Company and its Restricted Subsidiaries of the Existing Indebtedness;

          (iii) the incurrence by the Company of Indebtedness represented by the Notes and by the Subsidiary Guarantors of Indebtedness represented by the Subsidiary Guarantees;

          (iv) the incurrence by the Company or any of the Subsidiary Guarantors of Indebtedness represented by Capital Lease Obligations, mortgage financings or purchase money obligations, in each case incurred for the purpose of financing all or any part of the purchase price or cost of construction or improvement of property, plant or equipment used in the business of the Company or such Subsidiary Guarantor, in an aggregate principal amount not to exceed $5.0 million at any time outstanding;

          (v) the incurrence by the Company or any of its Restricted Subsidiaries of Permitted Refinancing Indebtedness in exchange for, or the net proceeds of which are used to refund, refinance or replace Indebtedness (other than intercompany Indebtedness) that was permitted by the Indenture to be incurred under the first paragraph hereof or clauses (ii) and (iv) of this paragraph;

          (vi) the incurrence by the Company or any Subsidiary Guarantor of intercompany Indebtedness between or among the Company and any Subsidiary Guarantor; provided, however, that (i) if the Company is the obligor on such Indebtedness, such Indebtedness is expressly subordinated to the prior payment in full in cash of all Obligations with respect to the Notes and
     (ii)(A) any subsequent issuance or transfer of Equity Interests that results in any such Indebtedness being held by a Person other than the Company or a Subsidiary Guarantor thereof and (B) any sale or other transfer of any such Indebtedness to a Person that is not either the Company or a Subsidiary Guarantor thereof shall be deemed, in each case, to constitute an incurrence of such Indebtedness by the Company or such Subsidiary Guarantor, as the case may be, that was not permitted by this clause (vi);

          (vii) the incurrence by the Company or any of its Restricted Subsidiaries of Hedging Obligations that are incurred for the purpose of fixing or hedging interest rate risk with respect to any floating rate Indebtedness that is permitted by the terms of this Indenture to be outstanding;

          (viii) the guarantee by the Company or any of the Subsidiary Guarantors of Indebtedness of the Company or a Restricted Subsidiary of the Company that was permitted to be incurred by another provision of this covenant;

          (ix) the incurrence by the Company or any Subsidiary Guarantor of additional Indebtedness in an aggregate principal amount (or accreted value, as applicable) at any time outstanding, including all Permitted Refinancing Indebtedness incurred to refund, refinance or replace any Indebtedness incurred pursuant to this clause (ix), not to exceed $10.0 million; and

          (x) the incurrence by the Company's Unrestricted Subsidiaries of Non-Recourse Debt, provided, however, that if any such Indebtedness ceases to be Non-Recourse Debt of an Unrestricted Subsidiary, such event shall be deemed to constitute an incurrence of Indebtedness by a Restricted Subsidiary of the Company that was not permitted by this clause (x).

     For purposes of determining compliance with this covenant, in the event that an item of Indebtedness meets the criteria of more than one of the categories of Permitted Debt described in clauses (i) through (x) above or is entitled to be incurred pursuant to the first paragraph of this covenant, the Company shall, in its sole discretion, classify such item of Indebtedness in any manner that complies with this covenant. Accrual of interest or accretion or amortization of original issue discount will not be deemed to be an incurrence of Indebtedness for purposes of this covenant; provided, in each such case, that the amount thereof is included in Fixed Charges of the Company as accrued.

     The Indenture also provides that the Company will not incur any Indebtedness that is contractually subordinated in right of payment to any other Indebtedness of the Company unless such Indebtedness is also contractually subordinated in right of payment to the Notes on substantially identical terms; provided, however, that no Indebtedness of the Company shall be deemed to be contractually subordinated in right of payment to any other Indebtedness of the Company solely by virtue of being unsecured.


     The provisions concerning incurrence of indebtedness and issuance of preferred stock are proposed to be amended by the Proposed Amendments. See "Description of Notes--The Proposed Amendments."


LIENS

     The Indenture provides that the Company will not and will not permit any of its Restricted Subsidiaries to, create, incur, assume or otherwise cause or suffer to exist or become effective any Lien of any kind securing Indebtedness or trade payables (other than Permitted Liens) upon any of their property or assets, now owned or hereafter acquired, unless all payments due under the Indenture, the Notes and the Subsidiary Guarantees are secured on an equal and ratable basis with the obligations so secured until such time as such obligations are no longer secured by a Lien.


     The provisions concerning Liens are proposed to be amended by the Proposed Amendments. See "Description of Notes--The Proposed Amendments."


DIVIDEND AND OTHER PAYMENT RESTRICTIONS AFFECTING SUBSIDIARIES

     The Indenture provides that the Company will not, and will not permit any of its Restricted Subsidiaries to, directly or indirectly, create or otherwise cause or suffer to exist or become effective any encumbrance or restriction on the ability of any Restricted Subsidiary to (i)(a) pay dividends or make any other distributions to the Company or any of its Restricted Subsidiaries (1) on its Capital Stock or (2) with respect to any other interest or participation in, or measured by, its profits, or (b) pay any indebtedness owed to the Company or any of its Restricted Subsidiaries, (ii) make loans or advances to the Company or any of its Restricted Subsidiaries or (iii) transfer any of its properties or assets to the Company or any of its Restricted Subsidiaries. However, the foregoing restrictions will not apply to encumbrances or restrictions existing under or by reason of (a) Existing Indebtedness as in effect on the date of the Indenture, (b) the Indenture and the Notes, (c) applicable law, (d) any instrument governing Indebtedness or Capital Stock of a Person acquired by the Company or any of its Restricted Subsidiaries as in effect at the time of such acquisition (except to the extent such Indebtedness was incurred in connection with or in contemplation of such acquisition), which encumbrance or restriction is not applicable to any Person, or the properties or assets of any Person, other than the Person, or the property or assets of the Person, so acquired, provided that, in the case of Indebtedness, such Indebtedness was permitted by the terms of the Indenture to be incurred, (e) customary non-assignment provisions in leases entered into in the ordinary course of business and consistent with past practices, (f) purchase money obligations for property acquired in the ordinary course of business that impose restrictions of the nature described in clause (iii) above on the property so acquired, (g) any agreement for the sale of a Restricted Subsidiary that restricts distributions by that Restricted Subsidiary pending its sale, (h) Permitted Refinancing Indebtedness, provided that the restrictions contained in the agreements governing such Permitted Refinancing Indebtedness are no more restrictive, taken as a whole (as determined in good faith by the Company), than those contained in the agreements governing the Indebtedness being refinanced, (i) secured Indebtedness otherwise permitted to be incurred pursuant to the provisions of the covenant described above under the caption "--Liens" that limits the right of the debtor to dispose of the assets securing such Indebtedness, (j) provisions with respect to the disposition or distribution of assets or property in joint venture agreements and other similar agreements entered into in the ordinary course of business and (k) restrictions on cash or other deposits or net worth imposed by customers under contracts entered into in the ordinary course of business.

MERGER, CONSOLIDATION OR SALE OF ASSETS

     The Indenture provides that the Company may not consolidate or merge with or into (whether or not the Company is the surviving corporation), or sell, assign, transfer, lease, convey or otherwise dispose of all or substantially all of its properties or assets in one or more related transactions, to another corporation, Person or entity unless (i) the Company is the surviving corporation or the entity or the Person formed by or surviving any such consolidation or merger (if other than the Company) or to which such sale, assignment, transfer, lease, conveyance or other disposition shall have been made is a corporation organized or existing under the laws of the United States, any state thereof or the District of Columbia; (ii) the entity or Person formed by or surviving any such consolidation or merger (if other than the Company) or the entity or Person to which such sale, assignment, transfer, lease, conveyance or other disposition shall have been made assumes all the obligations of the Company under the Registration Rights Agreement, the Notes and the Indenture pursuant to a supplemental indenture in a form reasonably satisfactory to the Trustee; (iii) immediately after such transaction no Default or Event of Default exists; and (iv) except in the case of a merger of the Company with or into a Wholly Owned Subsidiary of the Company, the Company or the entity or Person formed by or surviving any such consolidation or merger (if other than the Company), or to which such sale, assignment, transfer, lease, conveyance or other disposition shall have been made (A) will have Consolidated Net Worth immediately after the transaction equal to or greater than the Consolidated Net Worth of the Company immediately preceding the transaction and (B) will, at the time of such transaction and after giving pro forma effect thereto as if such transaction had occurred at the beginning of the applicable four-quarter period, be permitted to incur at least $1.00 of additional Indebtedness pursuant to the Fixed Charge Coverage Ratio test set forth in the first paragraph of the covenant described above under the caption "--Incurrence of Indebtedness and Issuance of Preferred Stock."

     The entity or the Person formed by or surviving any consolidation or merger (if other than the Company) will succeed to, and be substituted for, and may exercise every right and power of, the Company under the Indenture, but, in the case of a lease of all or substantially all its assets, the Company will not be released from the obligation to pay the principal of and interest on the Notes.


     The provisions concerning merger, consolidation or sale of assets are proposed to be amended by the Proposed Amendments. See "Description Notes--The Proposed Amendments."


TRANSACTIONS WITH AFFILIATES

     The Indenture provides that the Company will not, and will not permit any of its Restricted Subsidiaries to, make any payment to, or sell, lease, transfer or otherwise dispose of any of its properties or assets to, or purchase any property or assets from, or enter into or make or amend any transaction, contract, agreement, understanding, loan, advance or guarantee with, or for the benefit of, any Affiliate (each of the foregoing, an "Affiliate Transaction"), unless (i) such Affiliate Transaction is on terms that are no less favorable to the Company or the relevant Restricted Subsidiary than those that would have been obtained in a comparable transaction by the Company or such Restricted Subsidiary with an unrelated Person and (ii) the Company delivers to the Trustee
(a) with respect to any Affiliate Transaction or series of related Affiliate Transactions involving aggregate consideration in excess of $1.0 million, a resolution of the Board of Directors set forth in an Officers' Certificate certifying that such Affiliate Transaction complies with clause (i) above and that such Affiliate Transaction has been approved by a majority of the disinterested members of the Board of Directors and (b) with respect to any Affiliate Transaction or series of related Affiliate Transactions involving aggregate consideration in excess of $5.0 million, an opinion as to the fairness to the Holders of such Affiliate Transaction from a financial point of view issued by an independent accounting, appraisal or investment banking firm of national standing. Notwithstanding the foregoing, the following items shall not be deemed to be Affiliate Transactions: (i) any employment agreement approved by the Board of Directors and entered into by the Company or any of its Restricted Subsidiaries in the ordinary course of business and consistent with the past practice of the Company or such Restricted Subsidiary, (ii) transactions between or among the Company and/or its Restricted Subsidiaries, (iii) payment of reasonable directors fees to Persons who are not otherwise Affiliates of the Company and (iv) Restricted Payments that are permitted by the provisions of the Indenture described above under the caption "--Restricted Payments."


     The provisions concerning Affiliate Transactions are proposed to be amended by the Proposed Amendments. See "Description of Notes--The Proposed Amendments."


SALE AND LEASEBACK TRANSACTIONS

     The Indenture provides that the Company will not, and will not permit any of its Restricted Subsidiaries to, enter into any sale and leaseback transaction; provided that the Company may enter into a sale and leaseback transaction if (i) the Company could have (a) incurred Indebtedness in an amount equal to the Attributable Debt relating to such sale and leaseback transaction pursuant to the Fixed Charge Coverage Ratio test set forth in the first paragraph of the covenant described above under the caption "--Incurrence of Indebtedness and Issuance of Preferred Stock" and (b) incurred a Lien to secure such Indebtedness pursuant to the covenant described above under the caption "--Liens," (ii) the gross cash proceeds of such sale and leaseback transaction are at least equal to the fair market value (as determined in good faith by the Board of Directors and set forth in an Officers' Certificate delivered to the Trustee) of the property that is the subject of such sale and leaseback transaction and (iii) the transfer of assets in such sale and leaseback transaction is permitted by, and the Company applies the proceeds of such transaction in compliance with, the covenant described above under the caption "--Asset Sales."

     The provisions concerning sale and leaseback transactions are proposed to be amended by the Proposed Amendments. See "Description of Notes--The Proposed Amendments."


LIMITATION ON ISSUANCES AND SALES OF EQUITY INTERESTS IN RESTRICTED SUBSIDIARIES

     The Indenture provides that the Company (i) will not, and will not permit any Restricted Subsidiary of the Company to, transfer, convey, sell, lease or otherwise dispose of any Equity Interests in any Restricted Subsidiary of the Company to any Person (other than the Company or a Restricted Subsidiary of the Company), unless (a) such transfer, conveyance, sale, lease or other disposition is of all the Equity Interests owned by the Company in such Restricted Subsidiary and (b) the cash Net Proceeds from such transfer, conveyance, sale, lease or other disposition are applied in accordance with the covenant described above under the caption "--Repurchase at the Option of Holders--Asset Sales," and (ii) will not permit any Restricted Subsidiary of the Company to issue any of its Equity Interests (other than, if necessary, shares of its Capital Stock constituting directors' qualifying shares) to any Person other than to the Company or a Restricted Subsidiary of the Company, except that any Restricted Subsidiary acquired or created after the date of the Indenture in connection with an acquisition of a theater (other than any Restricted Subsidiary created to effect the Pending Acquisitions) may issue Equity Interests representing not more than 20% of the aggregate Voting Stock of such Restricted Subsidiary to the seller of such theater as part of the consideration for the acquisition thereof.

BUSINESS ACTIVITIES

     The Indenture provides that the Company will not, and will not permit any Restricted Subsidiary to, engage in any business other than Permitted Businesses, except to such extent as would not be material to the Company and its Restricted Subsidiaries taken as a whole.

ADDITIONAL SUBSIDIARY GUARANTEES

     The Indenture provides that if the Company or any of its Subsidiaries shall acquire or create another Restricted Subsidiary after the date of the Indenture, then such newly acquired or created Restricted Subsidiary shall become a Subsidiary Guarantor and execute a Supplemental Indenture and deliver an Opinion of Counsel, in accordance with the terms of the Indenture.

PAYMENTS FOR CONSENT

     The Indenture provides that neither the Company nor any of its Subsidiaries will, directly or indirectly, pay or cause to be paid any consideration, whether by way of interest, fee or otherwise, to any Holder of any Notes for or as an inducement to any consent, waiver or amendment of any of the terms or provisions of the Indenture or the Notes unless such consideration is offered to be paid or is paid to all Holders of the Notes that consent, waive or agree to amend in the time frame set forth in the solicitation documents relating to such consent, waiver or agreement.

REPORTS

     The Indenture provides that, whether or not required by the rules and regulations of the Commission, so long as any Notes are outstanding, the Company will furnish to the Holders of Notes (i) all quarterly and annual financial information that would be required to be contained in a filing with the Commission on Forms 10-Q and 10-K (or 10-QSB or 10-KSB, as applicable) if the Company were required to file such Forms, including a "Management's Discussion and Analysis of Financial Condition and Results of Operations," that describes the financial condition and results of operations of the Company and its consolidated Subsidiaries (showing in reasonable detail, either on the face of the financial statements or in the footnotes thereto the financial condition and results of operations of the Company and its Restricted Subsidiaries separate from the financial condition and results of operations of the Unrestricted Subsidiaries of the Company) and, with respect to the annual information only, a report thereon by the Company's certified independent accountants and (ii) all current reports that would be required to be filed with the Commission on Form 8-K if the Company were required to file such reports, in each case within the time periods specified in the Commission's rules and regulations. In addition, following the consummation of the Exchange Offer, whether or not required by the rules and regulations of the Commission, the Company will file a copy of all such information and reports with the Commission for public availability within the time periods specified in the Commission's rules and regulations (unless the Commission will not accept such a filing) and make such information available to securities analysts and prospective investors upon request. In addition, the Company and the Subsidiary Guarantors have agreed that, for so long as any Notes remain outstanding, they will furnish to the Holders and to securities analysts and prospective investors, upon their request, the information required to be delivered pursuant to Rule 144A(d)(4) under the Securities Act.


     The provisions concerning reports are proposed to be amended by the Proposed Amendments. See "Description of Notes--The Proposed Amendments."


EVENTS OF DEFAULT AND REMEDIES

     The Indenture provides that each of the following constitutes an Event of
Default: (i) default for 30 days in the payment when due of interest on, or Liquidated Damages with respect to, the Notes ; (ii) default in payment when due of the principal of or premium, if any, on the Notes (including, without limitation, pursuant to the provisions described under the captions "--Repurchase at the Option of Holders--Change of Control" and "--Repurchase at the Option of Holders--Asset Sales"); (iii) failure by the Company or any of its Subsidiaries to comply with the provisions described under the caption "--Merger, Consolidation or Sale of Assets"; (iv) failure by the Company or any of its Subsidiaries for 30 days after notice to comply with any of its other agreements in the Indenture or the Notes; (v) default under any mortgage, indenture or instrument under which there may be issued or by which there may be secured or evidenced any Indebtedness for money borrowed by the Company or any of its Subsidiaries (or the payment of which is guaranteed by the Company or any of its Subsidiaries) whether such Indebtedness or guarantee now exists, or is created after the date of the Indenture, which default (a) is caused by a failure to pay principal of or premium, if any, or interest on such Indebtedness prior to the expiration of the grace period provided in such Indebtedness on the date of such default (a "Payment Default") or (b) results in the acceleration of such Indebtedness prior to its express maturity and, in each case, the principal amount of any such Indebtedness, together with the principal amount of any other such Indebtedness under which there has been a Payment Default or the maturity of which has been so accelerated, aggregates $5.0 million or more; (vi) failure by the Company or any of its Subsidiaries to pay final judgments aggregating in excess of $5.0 million, which judgments are not paid, discharged or stayed for a period of 60 days; (vii) certain events of bankruptcy or insolvency with respect to the Company or any of its Significant Subsidiaries; and (viii) except as permitted by the Indenture, any Subsidiary Guarantee shall be held in any judicial proceeding to be unenforceable or invalid or shall cease for any reason to be in full force and effect or any Subsidiary Guarantor, or any Person acting on behalf of any Subsidiary Guarantor, shall deny or disaffirm its obligations under its Subsidiary Guarantee.

     If any Event of Default occurs and is continuing, the Trustee or the Holders of at least 25% in principal amount of the then outstanding Notes may declare all the Notes to be due and payable immediately. Notwithstanding the foregoing, in the case of an Event of Default arising from certain events of bankruptcy or insolvency, with respect to the Company, any Significant Subsidiary or any group of Subsidiaries that, taken together, would constitute a Significant Subsidiary, all outstanding Notes will become due and payable without further action or notice. Holders of the Notes may not enforce the Indenture or the Notes except as provided in the Indenture. Subject to certain limitations, Holders of a majority in principal amount of the then outstanding Notes may direct the Trustee in its exercise of any trust or power. The Trustee may withhold from Holders of the Notes notice of any continuing Default or Event of Default (except a Default or Event of Default relating to the payment of principal or interest) if it determines that withholding notice is in their interest.

     In the case of any Event of Default occurring by reason of any willful action (or inaction) taken (or not taken) by or on behalf of the Company with the intention of avoiding payment of the premium that the Company would have had to pay if the Company then had elected to redeem the Notes pursuant to the optional redemption provisions of the Indenture and if the maturity of the Notes is accelerated, an equivalent premium shall also become and be immediately due and payable to the extent permitted by law upon the acceleration of the Notes. If an Event of Default occurs prior to June 1, 2003 and if the maturity of the Notes is accelerated, by reason of any willful action (or inaction) taken (or not taken) by or on behalf of the Company with the intention of avoiding the prohibition on redemption of the Notes prior to June 1, 2003, then the premium specified in the Indenture shall also become immediately due and payable to the extent permitted by law upon the acceleration of the Notes.

     The Holders of a majority in aggregate principal amount of the Notes then outstanding by notice to the Trustee may on behalf of the Holders of all of the Notes waive any existing Default or Event of Default and its consequences under the Indenture except a continuing Default or Event of Default in the payment of interest on, or the principal of, the Notes.

     The Company is required to deliver to the Trustee annually a statement regarding compliance with the Indenture, and the Company is required upon becoming aware of any Default or Event of Default, to deliver to the Trustee a statement specifying such Default or Event of Default.

NO PERSONAL LIABILITY OF DIRECTORS, OFFICERS, EMPLOYEES AND STOCKHOLDERS

     No director, officer, employee, incorporator or stockholder of the Company, as such, shall have any liability for any obligations of the Company under the Notes, the Indenture or for any claim based on, in respect of, or by reason of, such obligations or their creation. Each Holder of Notes by accepting a Note waives and releases all such liability. The waiver and release are part of the consideration for issuance of the Notes. Such waiver may not be effective to waive liabilities under the federal securities laws and it is the view of the Commission that such a waiver is against public policy.

LEGAL DEFEASANCE AND COVENANT DEFEASANCE

     The Company may, at its option and at any time, elect to have all of its obligations discharged with respect to the outstanding Notes ("Legal Defeasance") except for (i) the rights of Holders of outstanding Notes to receive payments in respect of the principal of, premium, if any, and interest on such Notes when such payments are due from the trust referred to below, (ii) the Company's obligations with respect to the Notes concerning issuing temporary Notes, registration of Notes, mutilated, destroyed, lost or stolen Notes and the maintenance of an office or agency for payment and money for security payments held in trust, (iii) the rights, powers, trusts, duties and immunities of the Trustee, and the Company's obligations in connection therewith and (iv) the Legal Defeasance provisions of the Indenture. In addition, the Company may, at its option and at any time, elect to have the obligations of the Company released with respect to certain covenants that are described in the Indenture ("Covenant Defeasance") and thereafter any omission to comply with such obligations shall not constitute a Default or Event of Default with respect to the Notes. In the event Covenant Defeasance occurs, certain events (not including non-payment, bankruptcy, receivership, rehabilitation and insolvency events) described under "Events of Default" will no longer constitute an Event of Default with respect to the Notes.

     In order to exercise either Legal Defeasance or Covenant Defeasance, (i) the Company must irrevocably deposit with the Trustee, in trust, for the benefit of the Holders of the Notes, cash in U.S. dollars, non-callable Government Securities, or a combination thereof, in such amounts as will be sufficient, in the opinion of a nationally recognized firm of independent public accountants, to pay the principal of, premium, if any, and interest on the outstanding Notes on the stated maturity or on the applicable redemption date, as the case may be, and the Company must specify whether the Notes are being defeased to maturity or to a particular redemption date; (ii) in the case of Legal Defeasance, the Company shall have delivered to the Trustee an opinion of counsel in the United States reasonably acceptable to the Trustee confirming that (A) the Company has received from, or there has been published by, the Internal Revenue Service a ruling or (B) since the date of the Indenture, there has been a change in the applicable federal income tax law, in either case to the effect that, and based thereon such opinion of counsel shall confirm that, the Holders of the outstanding Notes will not recognize income, gain or loss for federal income tax purposes as a result of such Legal Defeasance and will be subject to federal income tax on the same amounts, in the same manner and at the same times as would have been the case if such Legal Defeasance had not occurred; (iii) in the case of Covenant Defeasance the Company shall have delivered to the Trustee an opinion of counsel in the United States reasonably acceptable to the Trustee confirming that the Holders of the outstanding Notes will not recognize income, gain or loss for federal income tax purposes as a result of such Covenant Defeasance and will be subject to federal income tax on the same amounts, in the same manner and at the same times as would have been the case if such Covenant Defeasance had not occurred; (iv) no

Default or Event of Default shall have occurred and be continuing on the date of such deposit (other than a Default or Event of Default resulting from the borrowing of funds to be applied to such deposit) or insofar as Events of Default from bankruptcy or insolvency events are concerned, at any time in the period ending on the 123rd day after the date of deposit; (v) such Legal Defeasance or Covenant Defeasance will not result in a breach or violation of, or constitute a default under any material agreement or instrument (other than the Indenture) to which the Company or any of its Subsidiaries is a party or by which the Company or any of its Restricted Subsidiaries is bound; (vi) the Company must have delivered to the Trustee an opinion of counsel to the effect that after the 123rd day following the deposit, the trust funds will not be subject to the effect of any applicable bankruptcy, insolvency, reorganization or similar laws affecting creditors' rights generally; (vii) the Company must deliver to the Trustee an Officers' Certificate stating that the deposit was not made by the Company with the intent of preferring the Holders of Notes over the other creditors of the Company with the intent of defeating, hindering, delaying or defrauding creditors of the Company or others; and (viii) the Company must deliver to the Trustee an Officers' Certificate and an opinion of counsel, each stating that all conditions precedent provided for relating to the Legal Defeasance or the Covenant Defeasance have been complied with.

TRANSFER AND EXCHANGE

     A Holder may transfer or exchange Notes in accordance with the Indenture. The Registrar and the Trustee may require a Holder, among other things, to furnish appropriate endorsements and transfer documents and the Company may require a Holder to pay any taxes and fees required by law or permitted by the Indenture. The Company is not required to transfer or exchange any Note selected for redemption. Also, the Company is not required to transfer or exchange any Note for a period of 15 days before a selection of Notes to be redeemed.

     The registered Holder of a Note will be treated as the owner of it for all purposes.

AMENDMENT, SUPPLEMENT AND WAIVER

     Except as provided in the next two succeeding paragraphs, the Indenture or the Notes may be amended or supplemented with the consent of the Holders of at least a majority in principal amount of the Notes then outstanding (including, without limitation, consents obtained in connection with a purchase of, or tender offer or exchange offer for, Notes), and any existing default or compliance with any provision of the Indenture or the Notes may be waived with the consent of the Holders of a majority in principal amount of the then outstanding Notes (including, without limitation, consents obtained in connection with a purchase of, or tender offer or exchange for, Notes).

     Without the consent of each Holder affected, an amendment or waiver may not (with respect to any Notes held by a non-consenting Holder): (i) reduce the principal amount of Notes whose Holders must consent to an amendment, supplement or waiver, (ii) reduce the principal of or change the fixed maturity of any Note or alter the provisions with respect to the redemption of the Notes (other than provisions relating to the covenants described above under the caption "--Repurchase at the Option of Holders"), (iii) reduce the rate of or change the time for payment of interest on any Note, (iv) waive a Default or Event of Default in the payment of principal of or premium, if any, or interest on the Notes (except a rescission of acceleration of the Notes by the Holders of at least a majority in aggregate principal amount of the Notes and a waiver of the payment default that resulted from such acceleration), (v) make any Note payable in money other than that stated in the Notes, (vi) make any change in the provisions of the Indenture relating to waivers of past Defaults or the rights of Holders of Notes to receive payments of principal of or premium, if any, or interest on the Notes, (vii) waive a redemption payment with respect to any Note (other than a payment required by one of the covenants described above under the caption "--Repurchase at the Option of Holders") or (viii) make any change in the foregoing amendment and waiver provisions.

     Notwithstanding the foregoing, without the consent of any Holder of Notes, the Company and the Trustee may amend or supplement the Indenture or the Notes to cure any ambiguity, defect or inconsistency, to provide for uncertificated Notes in addition to or in place of certificated Notes, to provide for the assumption of the Company's obligations to Holders of Notes in the case of a merger or consolidation or sale of all or substantially all of the Company's assets, to add additional Subsidiary Guarantees or release any Subsidiary Guarantees in accordance with the terms of the Indenture, to make any change that would provide any additional rights or benefits to the Holders of Notes or that does not adversely affect the legal rights under the Indenture of any such Holder, or to comply with requirements of the Commission in order to effect or maintain the qualification of the Indenture under the Trust Indenture Act.

CONCERNING THE TRUSTEE

     The Indenture contains certain limitations on the rights of the Trustee, should it become a creditor of the Company, to obtain payment of claims in certain cases, or to realize on certain property received in respect of any such claim as security or otherwise. The Trustee will be permitted to engage in other transactions; however, if it acquires any conflicting interest it must eliminate such conflict within 90 days, apply to the Commission for permission to continue or resign.

     The Holders of a majority in principal amount of the then outstanding Notes will have the right to direct the time, method and place of conducting any proceeding for exercising any remedy available to the Trustee, subject to certain exceptions. The Indenture provides that in case an Event of Default shall occur (which shall not be cured), the Trustee will be required, in the exercise of its power, to use the degree of care of a prudent man in the conduct of his own affairs. Subject to such provisions, the Trustee will be under no obligation to exercise any of its rights or powers under the Indenture at the request of any Holder of Notes, unless such Holder shall have offered to the Trustee security and indemnity satisfactory to it against any loss, liability or expense.

ADDITIONAL INFORMATION

     Anyone who receives this Prospectus may obtain a copy of the Indenture and the Registration Rights Agreement without charge by writing to Clearview Cinema Group, Inc., 97 Main Street, Chatham, NJ 07928, Attention: Chief Financial Officer.

BOOK-ENTRY, DELIVERY AND FORM

     Rule 144A Notes initially will be represented by one or more Notes in registered, global form without interest coupons (collectively, the "Rule 144A Global Notes"). Regulation S Notes initially will be represented by one or more Notes in registered, global form without interest coupons (collectively, the "Regulation S Global Notes" and, together with the Rule 144A Global Notes, the "Global Notes"). The Global Notes will be deposited upon issuance with the Trustee as custodian for The Depository Trust Company ("DTC"), in New York, New York, and registered in the name of DTC or its nominee, Cede & Co. (the "Global Note Holder"), in each case for credit to an account of a direct or indirect participant in DTC as described below.

     Except as set forth below, the Global Notes may be transferred, in whole and not in part, only to another nominee of DTC or to a successor of DTC or its nominee. Beneficial interests in the Global Notes may not be exchanged for Notes in certificated form except in the limited circumstances described below. See "--Exchange of Book-Entry Notes for Certificated Notes." Except in the limited circumstances described below, owners of beneficial interests in the Global Notes will not be entitled to receive physical delivery of Certificated Securities (as defined).

     Initially, the Trustee will act as Paying Agent and Registrar. The Notes may be presented for registration of transfer and exchange at the offices of the Registrar.

DTC PROCEDURES

     The following description of the operations and procedures of the DTC, Euroclear and Cedel are provided solely as a matter of convenience. These operations and procedures are solely within the control of the respective settlement systems and are subject to changes by them from time to time. The Company takes no responsibility for these operations and procedures and urges investors to contact the system or their participants directly to discuss these matters.

     The DTC has advised the Company that the DTC is a limited-purpose trust company created to hold securities for the Participants and to facilitate the clearance and settlement of transactions in those securities between Participants through electronic book-entry changes in accounts of its Participants. The Participants include securities brokers and dealers (including the Initial Purchaser), banks, trust companies, clearing corporations and certain other organizations. Access to the DTC's system is also available to other entities such as banks, brokers, dealers and trust companies that clear through or maintain a custodial relationship with a Participant, either directly or indirectly (collectively, the "Indirect Participants"). Persons who are not Participants may beneficially own securities held by or on behalf of the DTC only through the Participants or the Indirect Participants. The ownership interests in, and transfers of ownership interests in, each security held by or on behalf of the DTC are recorded on the records of the Participants and Indirect Participants.

     The DTC has also advised the Company that, pursuant to procedures established by it, (i) upon deposit of the Global Notes, the DTC will credit the accounts of Participants designated by the Initial Purchaser with portions of the principal amount of the Global Notes and (ii) ownership of such interests in the Global Notes will be shown on, and the transfer of ownership thereof will be effected only through, records maintained by the DTC (with respect to the Participants) or by the Participants and the Indirect Participants (with respect to other owners of beneficial interest in the Global Notes).

     Investors in the Rule 144A Global Notes may hold their interests therein directly through the DTC, if they are Participants in such system, or indirectly through organizations (including Euroclear and Cedel) which are Participants in such system. Investors in the Regulation S Global Notes must initially hold their interests therein through Euroclear or Cedel, if they are participants in such systems, or indirectly through organizations that are participants in such systems. After the expiration of the Restricted Period (but not earlier), investors may also hold interests in the Regulation S Global Notes through Participants in the DTC system other than Euroclear and Cedel. Euroclear and Cedel will hold interests in the Regulation S Global Notes on behalf of their participants through customers' securities accounts in their respective names on the books of their respective depositories, which are Morgan Guaranty Trust Company of New York, Brussels office, as operator of Euroclear, and Citibank, N.A., as operator of Cedel. All interests in a Global Note, including those held through Euroclear or Cedel, may be subject to the procedures and requirements of the DTC. Those interests held through Euroclear or Cedel may also be subject to the procedures and requirements of such systems. The laws of some states require that certain persons take physical delivery in definitive form of securities that they own. Consequently, the ability to transfer beneficial interests in a Global Note to such persons will be limited to that extent. Because the DTC can act only on behalf of Participants, which in turn act on behalf of Indirect Participants and certain banks, the ability of a person having beneficial interests in a Global Note to pledge such interests to persons or entities that do not participate in the DTC system, or otherwise take actions in respect of such interests, may be affected by the lack of a physical certificate evidencing such interests.

     EXCEPT AS DESCRIBED BELOW, OWNERS OF INTEREST IN THE GLOBAL NOTES WILL NOT HAVE NOTES REGISTERED IN THEIR NAMES, WILL NOT RECEIVE PHYSICAL DELIVERY OF NOTES IN CERTIFICATED FORM AND WILL NOT BE CONSIDERED THE REGISTERED OWNERS OR "HOLDERS" THEREOF UNDER THE INDENTURE FOR ANY PURPOSE.

     Payments in respect of the principal of, and premium, if any, Liquidated Damages, if any, and interest on a Global Note registered in the name of the DTC or its nominee will be payable to the DTC in its capacity as the registered Holder under the Indenture. Under the terms of the Indenture, the Company and the Trustee will treat the persons in whose names the Notes, including the Global Notes, are registered as the owners thereof for the purpose of receiving such payments and for any and all other purposes whatsoever. Consequently, neither the Company, the Trustee nor any agent of the Company or the Trustee has or will have any responsibility or liability for (i) any aspect of the DTC's records or any Participant's or Indirect Participant's records relating to or payments made on account of beneficial ownership interest in the Global Notes, or for maintaining, supervising or reviewing any of the DTC's records or any Participant's or Indirect Participant's records relating to the beneficial ownership interests in the Global Notes or (ii) any other matter relating to the actions and practices of the DTC or any of its Participants or Indirect Participants. The DTC has advised the Company that its current practice, upon receipt of any payment in respect of securities such as the Notes (including principal and interest), is to credit the accounts of the relevant Participants with the payment on the payment date, in amounts proportionate to their respective holdings in the principal amount of beneficial interest in the relevant security as shown on the records of the DTC unless the DTC has reason to believe it will not receive payment on such payment date. Payments by the Participants and the Indirect Participants to the beneficial owners of Notes will be
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

governed by standing instructions and customary practices and will be the responsibility of the Participants or the Indirect Participants and will not be the responsibility of the DTC, the Trustee or the Company. Neither the Company nor the Trustee will be liable for any delay by the DTC or any of its Participants in identifying the beneficial owners of the Notes, and the Company and the Trustee may conclusively rely on and will be protected in relying on instructions from the DTC or its nominee for all purposes.

     Except for trades involving only Euroclear and Cedel participants, interest in the Global Notes are expected to be eligible to trade in the DTC's Same-Day Funds Settlement System and secondary market trading activity in such interests will, therefore, settle in immediately available funds, subject in all cases to the rules and procedures of the DTC and its Participants. See "--Same Day Settlement and Payment."

     The DTC has advised the Company that it will take any action permitted to be taken by a Holder of Notes only at the direction of one or more Participants to whose account the DTC has credited the interests in the Global Notes and only in respect of such portion of the aggregate principal amount of the Notes as to which such Participant or Participants has or have given such direction. However, if there is an Event of Default under the Notes, the DTC reserves the right to exchange the Global Notes for legended Notes in certificated form, and to distribute such Notes to its Participants.

     Although the DTC, Euroclear and Cedel have agreed to the foregoing procedures to facilitate transfers of interests in the Regulation S Global Notes and in the Rule 144A Global Notes among Participants in the DTC, Euroclear and Cedel, they are under no obligation to perform or to continue to perform such procedures, and such procedures may be discontinued at any time. Neither the Company nor the Trustee nor any of their respective agents will have any responsibility for the performance by the DTC, Euroclear or Cedel or their respective participants or indirect participants of their respective obligations under the rules and procedures governing their operations.

EXCHANGE OF BOOK-ENTRY NOTES FOR CERTIFICATED SECURITIES

     A Global Note is exchangeable for definitive Certificated Securities if (i) the DTC (x) notifies the Company that it is unwilling or unable to continue as the depositary for the Global Notes and the Company thereupon fails to appoint a successor depositary or (y) has ceased to be a clearing agency registered under the Exchange Act, (ii) the Company, at its option, notifies the Trustee in writing that it elects to cause the issuance of the Certificated Securities or
(iii) there shall have occurred and be continuing a Default or Event of Default with respect to the Notes. In addition, beneficial interests in a Global Note may be exchanged for Certificated Securities upon request but only upon prior written notice given to the Trustee by or on behalf of the DTC in accordance with the Indenture. In all cases, Certificated Securities delivered in exchange for any Global Note or beneficial interests therein will be registered in the names, and issued in any approved denominations, requested by or on behalf of the DTC (in accordance with its customary procedures) and will bear the applicable restrictive legend referred to in "Notice to Investors," unless the Company determines otherwise in compliance with applicable law.

EXCHANGE OF CERTIFICATED SECURITIES FOR BOOK-ENTRY NOTES

     Notes issued in certificated form may not be exchanged for beneficial interests in any Global Note unless the transferor first delivers to the Trustee a written certificate (in the form provided in the Indenture) to the effect that such transfer will comply with the appropriate transfer restrictions applicable to such Notes. See "Notice to Investors."

SAME DAY SETTLEMENT AND PAYMENT

     The Indenture requires that payments in respect of the Notes represented by the Global Notes (including principal, premium, if any, interest and Liquidated Damages, if any) be made by wire transfer of immediately available funds to the accounts specified by the Global Note Holder. With respect to Notes in certificated form, the Company will make all payments of principal, premium, if any, interest and Liquidated Damages, if any, by wire transfer of immediately available funds to the accounts specified by the Holders thereof or, if no such account is specified, by mailing a check to each such Holder's registered address. The Notes represented by the Global Notes are expected to be eligible to trade in the PORTAL market and to trade in the DTC's Same-Day
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

Funds Settlement System, and any permitted market trading activity in such Notes will, therefore, be required by the DTC to be settled in immediately available funds. The Company expects that secondary trading in any Certificated Securities will also be settled in immediately available funds.

     Because of time zone differences, the securities account of a Euroclear or Cedel participant purchasing an interest in a Global Note from a Participant in the DTC will be credited, and any such crediting will be reported to the relevant Euroclear or Cedel participant, during the securities settlement processing day (which must be a business day for Euroclear and Cedel) immediately following the settlement date of the DTC. The DTC has advised the Company that cash received in Euroclear or Cedel as a result of sales of interests in a Global Note by or through a Euroclear or Cedel participant to a Participant in the DTC will be received with value on the settlement date of the DTC but will be available in the relevant Euroclear or Cedel cash account only as of the business day for Euroclear or Cedel following the DTC's settlement date.

REGISTRATION RIGHTS; LIQUIDATED DAMAGES

     The Company and the Initial Purchaser are parties to the Registration Rights Agreement, pursuant to which the Company agreed to file with the Commission the Registration Statement and to make the Exchange Offer. If (i) the Company is not permitted to consummate the Exchange Offer because the Exchange Offer is not permitted by applicable law or Commission policy or (ii) any Holder of Transfer Restricted Securities notifies the Company after consummation of the Exchange Offer and on or prior to the 20th day following consummation of the Exchange Offer that (A) it is prohibited by law or Commission policy from participating in the Exchange Offer or (B) that it may not resell the New Notes acquired by it in the Exchange Offer to the public without delivering a prospectus and the prospectus contained in the Registration Statement is not appropriate or available for such resales or (C) that it is a broker-dealer and owns Notes acquired directly from the Company or an affiliate of the Company, the Company will use its best efforts to file with the Commission a Shelf Registration Statement to cover resales of the Notes by the Holders thereof who satisfy certain conditions relating to the provision of information in connection with the Shelf Registration Statement and to cause the applicable registration statement to be declared effective as promptly as possible by the Commission. For purposes of the foregoing, "Transfer Restricted Securities" means each Note until the earliest to occur of (i) the date on which such Note has been exchanged by a person other than a broker-dealer for a New Note in the Exchange Offer, (ii) following the exchange by a broker-dealer in the Exchange Offer of a Note for a New Note, the date on which such New Note is sold to a purchaser who receives from such broker-dealer on or prior to the date of such sale a copy of the prospectus contained in the Registration Statement, (iii) the date on which such Note has been effectively registered under the Securities Act and disposed of in accordance with the Shelf Registration Statement or (iv) the date on which such Note is distributed to the public pursuant to Rule 144 under the Act.

     The Registration Rights Agreement provides that (i) unless the Exchange Offer would not be permitted by applicable law or Commission policy, the Company will use its best efforts to issue on or prior to 30 business days after the date on which the Registration Statement was declared effective by the Commission, New Notes in exchange for all Notes tendered prior thereto in the Exchange Offer and (ii) if obligated to file the Shelf Registration Statement, the Company will use its best efforts to file the Shelf Registration Statement with the Commission on or prior to 60 days after such filing obligation arises and to cause the Shelf Registration to be declared effective by the Commission on or prior to 150 days thereafter. If (a) the Company fails to file any of the Registration Statements required by the Registration Rights Agreement on or before the date specified for such filing, (b) any of such Registration Statements is not declared effective by the Commission on or prior to the date specified for such effectiveness (the "Effectiveness Target Date"), or (c) the Company fails to consummate the Exchange Offer within 30 business days of the Effectiveness Target Date with respect to the Registration Statement, or (d) the Shelf Registration Statement or the Registration Statement is declared effective but thereafter ceases to be effective or usable in connection with resales of Transfer Restricted Securities during the periods specified in the Registration Rights Agreement (other than during a specified suspension period) (each such event referred to in clauses (a) through (d) above a "Registration Default"), then the Company will pay Liquidated Damages to each Holder of Transfer Restricted Securities, with respect to the first 90-day period immediately following the occurrence of such Registration Default in an amount equal to $.05 per week per $1,000 principal amount of Notes held by such Holder. The amount of the Liquidated Damages will increase by

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

an additional $.05 per week per $1,000 in principal amount of Notes with respect to each subsequent 90-day period until all Registration Defaults have been cured, up to a maximum amount of Liquidated Damages for all Registration Defaults of $.50 per week per $1,000 principal amount of Transfer Restricted Securities. All accrued Liquidated Damages will be paid by the Company on each Interest Payment Date by depositing with the Trustee for the benefit of the Holders entitled thereto immediately available funds in sums sufficient to pay such Liquidated Damages. Following the cure of all Registration Defaults, the accrual of Liquidated Damages will cease.

CERTAIN DEFINITIONS

     Set forth below are certain defined terms used in the Indenture. Reference is made to the Indenture for a full disclosure of all such terms, as well as any other capitalized terms used herein for which no definition is provided.

     "Acquired Debt" means, with respect to any specified Person, (i) Indebtedness of any other Person existing at the time such other Person is merged with or into or became a Subsidiary of such specified Person, including, without limitation, Indebtedness incurred in connection with, or in contemplation of, such other Person merging with or into or becoming a Subsidiary of such specified Person, and (ii) Indebtedness secured by a Lien encumbering any asset acquired by such specified Person.

     "Affiliate" of any specified Person means any other Person directly or indirectly controlling or controlled by or under direct or indirect common control with such specified Person. For purposes of this definition, "control" (including, with correlative meanings, the terms "controlling," "controlled by" and "under common control with"), as used with respect to any Person, shall mean the possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of such Person, whether through the ownership of voting securities, by agreement or otherwise; provided that beneficial ownership of 10% or more of the Voting Stock of a Person shall be deemed to be control.

     "Asset Sale" means (i) the sale, lease, conveyance or other disposition of any assets or rights (including, without limitation, by way of a sale and leaseback) other than sales of inventory in the ordinary course of business consistent with past practices (provided that the sale, lease, conveyance or other disposition of all or substantially all of the assets of the Company and its Subsidiaries taken as a whole will be governed by the provisions of the Indenture described above under the caption "--Change of Control" and/or the provisions described above under the caption "--Merger, Consolidation or Sale of Assets" and not by the provisions of the Asset Sale covenant), and (ii) the issue or sale by the Company or any of its Restricted Subsidiaries of Equity Interests of any of the Company's Subsidiaries, in the case of either clause (i) or (ii), whether in a single transaction or a series of related transactions (a) that have a fair market value in excess of $500,000 or (b) for net proceeds in excess of $500,000. Notwithstanding the foregoing, the following items shall not be deemed to be Asset Sales: (i) a transfer of assets by the Company to a Restricted Subsidiary that is a Subsidiary Guarantor or by a Restricted Subsidiary to the Company or to another Restricted Subsidiary that is a Subsidiary Guarantor, (ii) an issuance of Equity Interests by a Restricted Subsidiary to the Company or to another Restricted Subsidiary, (iii) a Restricted Payment that is permitted by the covenant described above under the caption "--Restricted Payments" and (iv) dispositions of Cash Equivalents.

     "Attributable Debt" in respect of a sale and leaseback transaction means, at the time of determination, the present value (discounted at the rate of interest implicit in such transaction, determined in accordance with GAAP) of the obligation of the lessee for net rental payments during the remaining term of the lease included in such sale and leaseback transaction (including any period for which such lease has been extended or may, at the option of the lessor, be extended).

     "Capital Lease Obligation" means, at the time any determination thereof is to be made, the amount of the liability in respect of a capital lease that would at such time be required to be capitalized on a balance sheet in accordance with GAAP.

     "Capital Stock" means (i) in the case of a corporation, corporate stock,
(ii) in the case of an association or business entity, any and all shares, interests, participations, rights or other equivalents (however designated) of corporate stock, (iii) in the case of a partnership or limited liability company, partnership or membership interests

(whether general or limited) and (iv) any other interest or participation that confers on a Person the right to receive a share of the profits and losses, of, or distributions of assets of, the issuing Person.

     "Cash Equivalents" means (i) United States dollars, (ii) securities issued or directly and fully guaranteed or insured by the United States government or any agency or instrumentality thereof (provided that the full faith and credit of the United States is pledged in support thereof) having maturities of not more than six months from the date of acquisition, (iii) certificates of deposit and eurodollar time deposits with maturities of six months or less from the date of acquisition, bankers' acceptances with maturities not exceeding six months and overnight bank deposits, in each case with any lender party to the New Credit Facility or with any domestic commercial bank having capital and surplus in excess of $500 million and a Thompson Bank Watch Rating of "B" or better,
(iv) repurchase obligations with a term of not more than seven days for underlying securities of the types described in clauses (ii) and (iii) above entered into with any financial institution meeting the qualifications specified in clause (iii) above, (v) commercial paper having the highest rating obtainable from Moody's Investors Service, Inc. or Standard & Poor's Corporation and in each case maturing within six months after the date of acquisition and (vi) money market funds at least 95% of the assets of which constitute Cash Equivalents of the kinds described in clauses (i) -- (v) of this definition.

     "Consolidated Cash Flow" means, with respect to any Person for any period, the Consolidated Net Income of such Person for such period plus (i) an amount equal to any extraordinary loss plus any net loss realized in connection with an Asset Sale (to the extent such losses were deducted in computing such Consolidated Net Income), plus (ii) provision for taxes based on income or profits of such Person and its Restricted Subsidiaries for such period, to the extent that such provision for taxes was included in computing such Consolidated Net Income, plus (iii) consolidated interest expense of such Person and its Restricted Subsidiaries for such period, whether paid or accrued and whether or not capitalized (including, without limitation, amortization of debt issuance costs and original issue discount, non-cash interest payments, the interest component of any deferred payment obligations, the interest component of all payments associated with Capital Lease Obligations, commissions, discounts and other fees and charges incurred in respect of letter of credit or bankers' acceptance financings, and net payments (if any) pursuant to Hedging Obligations), to the extent that any such expense was deducted in computing such Consolidated Net Income, plus (iv) depreciation, amortization (including amortization of goodwill and other intangibles but excluding amortization of prepaid cash expenses that were paid in a prior period) and other non-cash expenses (excluding any such non-cash expense to the extent that it represents an accrual of or reserve for cash expenses in any future period or amortization of a prepaid cash expense that was paid in a prior period) of such Person and its Restricted Subsidiaries for such period to the extent that such depreciation, amortization and other non-cash expenses were deducted in computing such Consolidated Net Income, minus (v) non-cash items increasing such Consolidated Net Income for such period (other than any item that was accrued in the ordinary course of business), in each case, on a consolidated basis and determined in accordance with GAAP.

     "Consolidated Net Income" means, with respect to any Person for any period, the aggregate of the Net Income of such Person and its Restricted Subsidiaries for such period, on a consolidated basis, determined in accordance with GAAP; provided that (i) the Net Income (but not loss) of any Person that is not a Restricted Subsidiary or that is accounted for by the equity method of accounting shall be included only to the extent of the amount of dividends or distributions paid in cash to the referent Person or a Wholly Owned Restricted Subsidiary thereof that is a Subsidiary Guarantor, (ii) the Net Income of any Restricted Subsidiary shall be excluded to the extent that the declaration or payment of dividends or similar distributions by that Restricted Subsidiary of that Net Income is not at the date of determination permitted without any prior governmental approval (that has not been obtained) or, directly or indirectly, by operation of the terms of its charter or any agreement, instrument, judgment, decree, order, statute, rule or governmental regulation applicable to that Restricted Subsidiary or its stockholders, (iii) the Net Income of any Person acquired in a pooling of interests transaction for any period prior to the date of such acquisition shall be excluded, (iv) the cumulative effect of a change in accounting principles shall be excluded and (v) the Net Income (but not loss) of any Unrestricted Subsidiary shall be excluded, whether or not distributed to the Company or one of its Subsidiaries.

     "Consolidated Net Tangible Assets" means, with respect to the Company and its Restricted Subsidiaries, the total amount of consolidated assets of the Company and its Restricted Subsidiaries (less applicable reserves and
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

other properly deductible items), determined on a consolidated basis and in accordance with GAAP, after deducting therefrom (i) all current liability items and (ii) all goodwill, trade names, trademarks, service marks, patents, unamortized debt discount and expense, and all other intangibles.

     "Consolidated Net Worth" means, with respect to any Person as of any date, the sum of (i) the consolidated equity of the common stockholders of such Person and its consolidated Subsidiaries as of such date plus (ii) the respective amounts reported on such Person's balance sheet as of such date with respect to any series of preferred stock (other than Disqualified Stock) that by its terms is not entitled to the payment of dividends unless such dividends may be declared and paid only out of net earnings in respect of the year of such declaration and payment, but only to the extent of any cash received by such Person upon issuance of such preferred stock, less (x) all write-ups (other than write-ups resulting from foreign currency translations and write-ups of tangible assets of a going concern business made within 12 months after the acquisition of such business) subsequent to the date of the Indenture in the book value of any asset owned by such Person or a consolidated Subsidiary of such Person, (y) all investments as of such date in unconsolidated Subsidiaries and in Persons that are not Subsidiaries (except, in each case, Permitted Investments), and (z) all unamortized debt discount and expense and unamortized deferred charges as of such date, all of the foregoing determined in accordance with GAAP.

     "Credit Facilities" means, with respect to the Company, one or more debt facilities (including, without limitation, the New Credit Facility) or commercial paper facilities with banks or other institutional lenders providing for revolving credit loans, term loans, receivables financing (including through the sale of receivables to such lenders or to special purpose entities formed to borrow from such lenders against such receivables) or letters of credit, in each case, as amended, restated, modified, renewed, refunded, replaced or refinanced in whole or in part from time to time. Indebtedness under Credit Facilities outstanding on the date on which Notes are first issued and authenticated under the Indenture shall be deemed to have been incurred on such date in reliance on the exception provided by clause (i) of the definition of Permitted Debt.

     "Default" means any event that is or with the passage of time or the giving of notice or both would be an Event of Default.

     "Disqualified Stock" means any Capital Stock that, by its terms (or by the terms of any security into which it is convertible, or for which it is exchangeable, at the option of the holder thereof), or upon the happening of any event, matures or is mandatorily redeemable, pursuant to a sinking fund obligation or otherwise, or redeemable at the option of the Holder thereof, in whole or in part, on or prior to the date that is 91 days after the date on which the Notes mature; provided, however, that any Capital Stock that would constitute Disqualified Stock solely because the holders thereof have the right to require the Company to repurchase such Capital Stock upon the occurrence of a Change of Control or an Asset Sale shall not constitute Disqualified Stock if the terms of such Capital Stock provide that the Company may not repurchase or redeem any such Capital Stock pursuant to such provisions unless such repurchase or redemption complies with the covenant described above under the caption "--Certain Covenants--Restricted Payments."

     "Equity Interests" means Capital Stock and all warrants, options or other rights to acquire Capital Stock (but excluding any debt security that is convertible into, or exchangeable for, Capital Stock).

     "Existing Indebtedness" means up to $1.0 million in aggregate principal amount of Indebtedness of the Company and its Subsidiaries (other than Indebtedness under the New Credit Facility) in existence on the date of the Indenture, until such amounts are repaid.

     "Fixed Charge Coverage Ratio" means with respect to any Person for any period, the ratio of the Consolidated Cash Flow of such Person and its Restricted Subsidiaries for such period to the Fixed Charges of such Person and its Restricted Subsidiaries for such period. In the event that the referent Person or any of its Restricted Subsidiaries incurs, assumes, Guarantees or redeems any Indebtedness (other than revolving credit borrowings) or issues or redeems preferred stock subsequent to the commencement of the period for which the Fixed Charge Coverage Ratio is being calculated but prior to the date on which the event for which the calculation of the Fixed Charge Coverage Ratio is made (the "Calculation Date"), then the Fixed Charge Coverage Ratio shall be calculated giving pro forma effect to such incurrence, assumption, Guarantee or redemption of Indebtedness, or such issuance or redemption of preferred stock, as if the same had occurred at the beginning of the applicable four-quarter reference period. In addition, for purposes of making the computation referred to above, (i) acquisitions that have been made by the Company or any of its Restricted Subsidiaries, including through mergers or consolidations and including any related financing transactions, during the four-quarter reference period or subsequent to such reference period and on or prior to the Calculation Date shall be deemed to have occurred on the first day of the four-quarter reference period and Consolidated Cash Flow for such reference period shall be calculated without giving effect to clause (iii) of the proviso set forth in the definition of Consolidated Net Income (and Consolidated Cash Flow related to any such acquisition shall be calculated on a pro forma basis giving effect to any pro forma expense and cost reductions as determined by the Company in accordance with Article 11 of Regulation S-X under the Securities Act), and (ii) the Consolidated Cash Flow attributable to discontinued operations, as determined in accordance with GAAP, and operations or businesses disposed of prior to the Calculation Date, shall be excluded and (iii) the Fixed Charges attributable to discontinued operations, as determined in accordance with GAAP and operations or businesses disposed of prior to the Calculation Date, shall be excluded, but only to the extent that the obligations giving rise to such Fixed Charges will not be obligations of the referent Person or any of its Restricted Subsidiaries following the Calculation Date.

     "Fixed Charges" means, with respect to any Person for any period, the sum, without duplication, of (i) the consolidated interest expense of such Person and its Restricted Subsidiaries for such period, whether paid or accrued (including, without limitation, amortization of debt issuance costs (other than debt issuance costs in respect of the Notes and the execution of the New Credit Facility on the date of the Indenture) and original issue discount, non-cash interest payments, the interest component of any deferred payment obligations, the interest component of all payments associated with Capital Lease Obligations, imputed interest with respect to Attributable Debt, commissions, discounts and other fees and charges incurred in respect of letter of credit or bankers' acceptance financings, and net payments (if any) pursuant to Hedging Obligations) and (ii) the consolidated interest of such Person and its Restricted Subsidiaries that was capitalized during such period, and (iii) any interest expense on Indebtedness of another Person that is Guaranteed by such Person or one of its Restricted Subsidiaries or secured by a Lien on assets of such Person or one of its Restricted Subsidiaries (whether or not such Guarantee or Lien is called upon) and (iv) the product of (a) all dividend payments, whether or not in cash, on any series of preferred stock of such Person or any of its Restricted Subsidiaries, other than dividend payments on Equity Interests payable solely in Equity Interests of the Company (other than Disqualified Stock) or to the Company or a Restricted Subsidiary of the Company, times (b) a fraction, the numerator of which is one and the denominator of which is one minus the then current combined federal, state and local statutory tax rate of such Person, expressed as a decimal, in each case, on a consolidated basis and in accordance with GAAP.

     "GAAP" means generally accepted accounting principles set forth in the opinions and pronouncements of the Accounting Principles Board of the American Institute of Certified Public Accountants and statements and pronouncements of the Financial Accounting Standards Board or in such other statements by such other entity as have been approved by a significant segment of the accounting profession, which are in effect from time to time.

     "Guarantee" means a guarantee (other than by endorsement of negotiable instruments for collection in the ordinary course of business), direct or indirect, in any manner (including, without limitation, by way of a pledge of assets or through letters of credit or reimbursement agreements in respect thereof), of all or any part of any Indebtedness.

     "Hedging Obligations" means, with respect to any Person, the obligations of such Person under (i) interest rate swap agreements, interest rate cap agreements and interest rate collar agreements and (ii) other agreements or arrangements designed to protect such Person against fluctuations in interest rates.

     "Indebtedness" means, with respect to any Person, any indebtedness of such Person, whether or not contingent, in respect of borrowed money or evidenced by bonds, notes, debentures or similar instruments or letters of credit (or reimbursement agreements in respect thereof) or banker's acceptances or representing Capital Lease Obligations or the balance deferred and unpaid of the purchase price of any property or representing any Hedging Obligations, except any such balance that constitutes an accrued expense or trade payable, if and to the extent any of the foregoing (other than letters of credit and Hedging Obligations) would appear as a liability upon a balance sheet of such Person prepared in accordance with GAAP, as well as all Indebtedness of others secured by a Lien on any asset of such Person (whether or not such Indebtedness is assumed by such Person) and, to the extent not otherwise included, the Guarantee by such Person of any indebtedness of any other Person. The amount of any Indebtedness outstanding as of any date shall be (i) the accreted value thereof, in the case of any Indebtedness issued with original issue discount, and (ii) the principal amount thereof, together with any interest thereon that is more than 30 days past due, in the case of any other Indebtedness.

     "Investments" means, with respect to any Person, all investments by such Person in other Persons (including Affiliates) in the forms of direct or indirect loans (including guarantees of Indebtedness or other obligations), advances or capital contributions (excluding commission, travel and similar advances to officers and employees made in the ordinary course of business), purchases or other acquisitions for consideration of Indebtedness, Equity Interests or other securities, together with all items that are or would be classified as investments on a balance sheet prepared in accordance with GAAP. If the Company or any Restricted Subsidiary of the Company sells or otherwise disposes of any Equity Interests of any direct or indirect Subsidiary of the Company such that, after giving effect to any such sale or disposition, such Person is no longer a Restricted Subsidiary of the Company, the Company shall be deemed to have made an Investment on the date of any such sale or disposition equal to the fair market value of the Equity Interests of such Subsidiary not sold or disposed of in an amount determined as provided in the final paragraph of the covenant described above under the caption "--Restricted Payments."

     "Lien" means, with respect to any asset, any mortgage, lien, pledge, charge, security interest or encumbrance of any kind in respect of such asset, whether or not filed, recorded or otherwise perfected under applicable law (including any conditional sale or other title retention agreement, any lease in the nature thereof, any option or other agreement to sell or give a security interest in and any filing of or agreement to give any financing statement under the Uniform Commercial Code (or equivalent statutes) of any jurisdiction).

     "Net Income" means, with respect to any Person, the net income (loss) of such Person, determined in accordance with GAAP and before any reduction in respect of preferred stock dividends, excluding, however, (i) any gain (but not loss), together with any related provision for taxes on such gain (but not loss), realized in connection with (a) any Asset Sale (including, without limitation, dispositions pursuant to sale and leaseback transactions) or (b) the disposition of any securities by such Person or any of its Restricted Subsidiaries or the extinguishment of any Indebtedness of such Person or any of its Restricted Subsidiaries and (ii) any extraordinary gain or loss, together with any related provision for taxes on such extraordinary gain or loss.

     "Net Proceeds" means the aggregate cash proceeds received by the Company or any of its Restricted Subsidiaries in respect of any Asset Sale (including, without limitation, any cash received upon the sale or other disposition of any non-cash consideration received in any Asset Sale), net of the direct costs relating to such Asset Sale (including, without limitation, legal, accounting and investment banking fees, and sales commissions) and any relocation expenses incurred as a result thereof, taxes paid or payable as a result thereof (after taking into account any available tax credits or deductions and any tax sharing arrangements), and any reserve for adjustment in respect of the sale price of such asset or assets established in accordance with GAAP.

     "New Credit Facility" means that certain Credit Agreement, dated as of June 12, 1998, by and among the Company and The Provident Bank, including any related notes, guarantees, collateral documents, instruments and agreements executed in connection therewith, and in each case as amended, modified, renewed, refunded, replaced or refinanced from time to time (including, without limitation, involving any increase in amount or replacement lender).

     "Non-Recourse Debt" means Indebtedness (i) as to which neither the Company nor any of its Restricted Subsidiaries (a) provides credit support of any kind (including any undertaking, agreement or instrument that would constitute Indebtedness), (b) is directly or indirectly liable (as a guarantor or otherwise), or (c) constitutes the lender, and (ii) no default with respect to which (including any rights that the holders thereof may have to take enforcement action against an Unrestricted Subsidiary) would permit (upon notice, lapse of time or both) any holder of any other Indebtedness (other than the Notes being offered hereby) of the Company or any of its Restricted Subsidiaries to declare a default on such other Indebtedness or cause the payment thereof to be accelerated or payable prior to its stated maturity.

     "Obligations" means any principal, interest, penalties, fees, indemnifications, reimbursements, damages and other liabilities payable under the documentation governing any Indebtedness.

     "Pending Acquisitions" means the proposed acquisitions of the Colony Cinemas in Livingston, N.J. and the West Milford Cinemas in West Milford, N.J. movie theaters.

     "Permitted Business" means the business being operated by the Company and its Restricted Subsidiaries on the date of the Indenture and any other business related, ancillary or complementary to any such business as determined in good faith by the Board of Directors from time to time.

     "Permitted Investments" means (i) any Investment in the Company or in a Restricted Subsidiary of the Company that is a Subsidiary Guarantor, (ii) any Investment in Cash Equivalents; (iii) any Investment by the Company or any Restricted Subsidiary of the Company in a Person, if as a result of such Investment (A) such Person becomes a Restricted Subsidiary of the Company and a Subsidiary Guarantor or (B) such Person is merged, consolidated or amalgamated with or into, or transfers or conveys substantially all of its assets to, or is liquidated into, the Company or a Restricted Subsidiary of the Company that is a Subsidiary Guarantor; (iv) any Investment made as a result of the receipt of non-cash consideration from an Asset Sale that was made pursuant to and in compliance with the covenant described above under the caption "--Repurchase at the Option of Holders--Asset Sales;" (v) any acquisition of assets solely in exchange for the issuance of Equity Interests (other than Disqualified Stock) of the Company; (vi) loans or advances to employees made in the ordinary course of business not to exceed $250,000 at any one time outstanding; and (vii) other Investments in any Person having an aggregate fair market value (measured on the date each such Investment was made and without giving effect to subsequent changes in value), when taken together with all other Investments made pursuant to this clause (vii) that are at the time outstanding, not to exceed the greater of $2.5 million or 5% of the Company's Consolidated Net Tangible Assets determined at the time of each such Investment without giving effect to subsequent changes in value.

     "Permitted Liens" means (i) Liens securing Indebtedness under the New Credit Facility that was permitted by the terms of the Indenture to be incurred;
(ii) Liens in favor of the Company; (iii) Liens on property of a Person existing at the time such Person is merged into or consolidated with the Company or any Restricted Subsidiary of the Company; provided that such Liens were in existence prior to the contemplation of such merger or consolidation and do not extend to any assets other than those of the Person merged into or consolidated with the Company; (iv) Liens on property existing at the time of acquisition thereof by the Company or any Subsidiary of the Company, provided that such Liens were in existence prior to the contemplation of such acquisition; (v) Liens to secure the performance of statutory obligations, surety or appeal bonds, performance bonds or other obligations of a like nature incurred in the ordinary course of business; (vi) Liens to secure Indebtedness (including Capital Lease Obligations) permitted by clause (iv) of the second paragraph of the covenant entitled "Incurrence of Indebtedness and Issuance of Preferred Stock" covering only the assets acquired with such Indebtedness; (vii) Liens existing on the date of the Indenture; (viii) Liens for taxes, assessments or governmental charges or claims that are not yet delinquent or that are being contested in good faith by appropriate proceedings promptly instituted and diligently concluded, provided that any reserve or other appropriate provision as shall be required in conformity with GAAP shall have been made therefor; (ix) Liens of the Company or any Restricted Subsidiary of the Company with respect to obligations that do not exceed $5.0 million at any one time outstanding and that
(a) are not incurred in connection with the borrowing of money or the obtaining of advances or credit (other than trade credit in the ordinary course of business) and (b) do not in the aggregate materially detract from the value of the property or materially impair the use thereof in the operation of business by the Company or such Restricted Subsidiary and (x) Liens on assets of Unrestricted Subsidiaries that secure Non-Recourse Debt of Unrestricted Subsidiaries.

     "Permitted Refinancing Indebtedness" means any Indebtedness of the Company or any of its Restricted Subsidiaries issued in exchange for, or the net proceeds of which are used to extend, refinance, renew, replace, defease or refund other Indebtedness of the Company or any of its Restricted Subsidiaries (other than intercompany Indebtedness); provided that: (i) the principal amount (or accreted value, if applicable) of such Permitted Refinancing Indebtedness does not exceed the principal amount of (or accreted value, if applicable), plus accrued interest on, the Indebtedness so extended, refinanced, renewed, replaced, defeased or refunded (plus the amount of reasonable expenses incurred in connection therewith); (ii) such Permitted Refinancing Indebtedness has a final maturity date later than the final maturity date of, and has a Weighted Average Life to Maturity equal to or greater than the Weighted Average Life to Maturity of, the Indebtedness being extended, refinanced, renewed, replaced, defeased or refunded; (iii) if the Indebtedness being extended, refinanced, renewed, replaced, defeased or refunded is subordinated in right of payment to the Notes, such Permitted Refinancing Indebtedness has a final maturity date later than the final maturity date of, and is subordinated in right of payment to, the Notes on terms at least as favorable (as determined in good faith by the Company) to the Holders of Notes as those contained in the documentation governing the Indebtedness being extended, refinanced, renewed, replaced, defeased or refunded; and (iv) such Indebtedness is incurred either by the Company or by the Restricted Subsidiary who is the obligor on the Indebtedness being extended, refinanced, renewed, replaced, defeased or refunded.

     "Restricted Investment" means an Investment other than a Permitted Investment.

     "Restricted Subsidiary" of a Person means any Subsidiary of the referent Person that is not an Unrestricted Subsidiary.

     "Significant Subsidiary" means any Restricted Subsidiary that would be a "significant subsidiary" as defined in Article 1, Rule 1-02 of Regulation S-X, promulgated pursuant to the Act, as such Regulation is in effect on the date hereof.

     "Stated Maturity" means, with respect to any installment of interest or principal on any series of Indebtedness, the date on which such payment of interest or principal was scheduled to be paid in the original documentation governing such Indebtedness, and shall not include any contingent obligations to repay, redeem or repurchase any such interest or principal prior to the date originally scheduled for the payment thereof.

     "Strategic Equity Investment" means an Investment in the Company by a Strategic Equity Investor.

     "Strategic Equity Investor" means, as of any date, any Person (other than an Affiliate of the Company) engaged in a Permitted Business which has a Total Equity Market Capitalization of at least $1 billion.

     "Subsidiary" means, with respect to any Person, (i) any corporation, association or other business entity of which more than 50% of the total voting power of shares of Capital Stock entitled (without regard to the occurrence of any contingency) to vote in the election of directors, managers or trustees thereof is at the time owned or controlled, directly or indirectly, by such Person or one or more of the other Subsidiaries of that Person (or a combination thereof) and (ii) any partnership (a) the sole general partner or the managing general partner of which is such Person or a Subsidiary of such Person or (b) the only general partners of which are such Person or of one or more Subsidiaries of such Person (or any combination thereof).

     "Subsidiary Guarantors" means (i) each Subsidiary in existence on the date of the Indenture and (ii) any other Subsidiary that executes a Subsidiary Guarantee in accordance with the provisions of the Indenture, and their respective successors and assigns.

     "Total Equity Market Capitalization" means the product of (i) the average of the reported closing share prices of the referent Person as of the five trading days immediately preceding the date of any Strategic Equity Investment and (ii) the total number of shares outstanding of the referent Person as reported in the last document publicly filed with the Commission by such Person.

     "Unrestricted Subsidiary" means (i) any Subsidiary acquired or created after the date of the Indenture that is designated by the Board of Directors as an Unrestricted Subsidiary pursuant to a Board Resolution; but only to the extent that such Subsidiary: (a) has no Indebtedness other than Non-Recourse Debt; (b) is not party to any agreement, contract, arrangement or understanding with the Company or any Restricted Subsidiary of the Company unless the terms of any such agreement, contract, arrangement or understanding are no less favorable to the Company or such Restricted Subsidiary than those that might be obtained at the time from Persons who are not Affiliates of the Company; (c) is a Person with respect to which neither the Company nor any of its Restricted Subsidiaries has any direct or indirect obligation (x) to subscribe for additional Equity Interests or (y) to maintain or preserve such Person's financial condition or to cause such Person to achieve any specified levels of operating results; and (d) has not guaranteed or otherwise directly or indirectly provided credit support for any Indebtedness of the Company or any of its Restricted Subsidiaries. Any such designation by the Board of Directors shall be evidenced to the Trustee by filing with the Trustee a certified copy of the Board Resolution giving effect to such designation and an Officers' Certificate certifying that such designation complied with the foregoing conditions and was permitted by the covenant described above under the caption "Certain Covenants--Restricted Payments." If, at any time, any Unrestricted Subsidiary would fail to meet the foregoing requirements as an Unrestricted Subsidiary, it shall thereafter cease to be an Unrestricted Subsidiary for purposes of the Indenture and any Indebtedness of such Subsidiary shall be deemed to be incurred by a Restricted Subsidiary of the Company as of such date (and, if such Indebtedness is not permitted to be incurred as of such date under the covenant described under the caption "Incurrence of Indebtedness and Issuance of Preferred Stock," the Company shall be in default of such covenant). The Board of Directors of the Company may at any time designate any Unrestricted Subsidiary to be a Restricted Subsidiary; provided that such designation shall be deemed to be an incurrence of Indebtedness by a Restricted Subsidiary of the Company of any outstanding Indebtedness of such Unrestricted Subsidiary and such designation shall only be permitted if (i) such Indebtedness is permitted under the covenant described under the caption "Certain Covenants--Incurrence of Indebtedness and Issuance of Preferred Stock," calculated on a pro forma basis as if such designation had occurred at the beginning of the four-quarter reference period, and (ii) no Default or Event of Default would be in existence following such designation.

     "Voting Stock" of any Person as of any date means the Capital Stock of such Person that is at the time entitled to vote in the election of the Board of Directors of such Person.

     "Weighted Average Life to Maturity" means, when applied to any Indebtedness at any date, the number of years obtained by dividing (i) the sum of the products obtained by multiplying (a) the amount of each then remaining installment, sinking fund, serial maturity or other required payments of principal, including payment at final maturity, in respect thereof, by (b) the number of years (calculated to the nearest one-twelfth) that will elapse between such date and the making of such payment, by (ii) the then outstanding principal amount of such Indebtedness.

     "Wholly Owned Restricted Subsidiary" of any Person means a Restricted Subsidiary of such Person all of the outstanding Capital Stock or other ownership interests of which (other than directors' qualifying shares) shall at the time be owned by such Person or by one or more Wholly Owned Restricted Subsidiaries of such Person.


     Certain definitions are being amended or deleted, and certain defintions are being added, by the Proposed Amendments. See "Description of Notes--The Proposed Amendments."



INDENTURE COMPARISON



     The following is a comparison of the Proposed Amendments with the corresponding existing provisions contained in the Indenture. The following comparison is qualified in its entirety by reference to the Supplemental Indenture and the Indenture, copies of which may be obtained from MacKenzie Partners, Inc., 156 Fifth Avenue, New York, New York 10010, telephone (212) 929-5500 (collect) or (800) 322-2885 (toll free), which is acting as Information Agent in the Consent Solicitation and Tender Offer. Capitalized terms used and not defined in this section shall have the meaning ascribed to them in the Indenture and the Supplemental Indenture.

Language indicated as being shown by strike out in the typset document is enclosed in brackets "[" and "]" in the electronic format.



             EXISTING INDENTURE                             MODIFIED INDENTURE
---------------------------------------------  ---------------------------------------------
                                         ARTICLE 1.
                         DEFINITIONS AND INCORPORATION BY REFERENCE
                                  SECTION 1.1 DEFINITIONS

[Not applicable]                               "Annualized Operating Cash Flow" means, for
                                               any period of twelve complete consecutive
                                               calendar months, an amount equal to Operating
                                               Cash Flow for such period.

[Not applicable]                               "Cash Flow Ratio" means, as at any date, the
                                               ratio of (i) the sum of the aggregate
                                               outstanding principal amount of all
                                               Indebtedness of the Company and the
                                               Restricted Subsidiaries determined on a
                                               consolidated basis, but excluding all Hedging
                                               Obligations entered into by the Company or
                                               any Restricted Subsidiary, outstanding on
                                               such date, plus (but without duplication of
                                               Indebtedness supported by letters of credit)
                                               the aggregate undrawn face amount of all
                                               letters of credit outstanding on such date to
                                               (ii) Annualized Operating Cash Flow
                                               determined as at the last day of the most
                                               recent month for which financial information
                                               is available.

                                               For purposes of this definition, the
                                               aggregate outstanding principal amount of all
                                               Indebtedness of the Company and the
                                               Restricted Subsidiaries on a consolidated
                                               basis shall be determined on a pro forma
                                               basis as if the Indebtedness giving rise to
                                               the need to perform such calculation had been
                                               incurred and the proceeds therefrom had been
                                               applied, and all other transactions in
                                               respect of which such Indebtedness is being
                                               incurred has occurred, on the last day of the
                                               most recent month for which financial
                                               information is available. In addition to the
                                               foregoing, for purposes of this definition,
                                               Annualized Operating Cash Flow shall be
                                               calculated on a pro forma basis after giving
                                               effect to (i) the incurrence of Indebtedness
                                               of the Company and the Restricted
                                               Subsidiaries (and the application of the
                                               proceeds therefrom) or repayment of other
                                               Indebtedness at any time subsequent to the
                                               beginning of the twelve month period and on
                                               or prior to the date of determination as if
                                               such incurrence (and the application of the
                                               proceeds thereof), or the repayment, as the
                                               case may be, occurred on the first day of
                                               such period, (ii) any asset dispositions,
                                               asset acquisitions (including any asset
                                               acquisitions giving rise to the need to make
                                               such calculation as a result of the Company
                                               or a Restricted Subsidiary (including an
                                               entity that becomes a Restricted Subsidiary
                                               as a result of such asset acquisition)
                                               incurring, assuming or otherwise becoming
                                               liable for Indebtedness) or Theatre
                                               Completions at any time on or subsequent to
                                               the first day of such twelve month period and
                                               on or

             EXISTING INDENTURE                             MODIFIED INDENTURE
---------------------------------------------  ---------------------------------------------
                                               prior to the date of determination, as if
                                               such asset disposition, asset acquisition
                                               (including the incurrence, assumption or
                                               liability for any such Indebtedness and also
                                               including Operating Cash Flow associated with
                                               such asset acquisition) or Theatre Completion
                                               occurred on the first day of such twelve
                                               month period, (iii) the effects of
                                               incremental contributions to Operating Cash
                                               Flow the Company reasonably believes in good
                                               faith could have been achieved during such
                                               twelve month period as a result of such asset
                                               acquisition or Theatre Completion (regardless
                                               of whether such incremental contributions
                                               could then be reflected in pro forma
                                               financial statements under GAAP, Regulation
                                               S-X promulgated by the SEC or any other
                                               regulation or policy of the SEC; provided,
                                               however, that such incremental contributions
                                               were identified and quantified in good faith
                                               in an officer's certificate delivered to the
                                               Trustee at the time of any calculation of the
                                               Cash Flow Ratio and (iv) any motion picture
                                               theatre that was permanently closed for
                                               business at any time on or subsequent to the
                                               first day of such twelve month period and on
                                               or prior to the date of determination as if
                                               such theatre was closed on the first day of
                                               such twelve month period.

"Consolidated Cash Flow" means, with respect   "Consolidated Cash Flow"
to any Person for any period, the              [deleted]
Consolidated Net Income of such Person for
such period plus (i) an amount equal to any
extraordinary loss plus any net loss realized
in connection with an Asset Sale (to the
extent such losses were deducted in computing
such Consolidated Net Income), plus (ii)
provision for taxes based on income or
profits of such Person and its Restricted
Subsidiaries for such period, to the extent
that such provision for taxes was included in
computing such Consolidated Net Income, plus
(iii) consolidated interest expense of such
Person and its Restricted Subsidiaries for
such period, whether paid or accrued and
whether or not capitalized (including,
without limitation, amortization of debt
costs and original issue discount, non-cash
interest payments, the interest component of
any deferred payment obligations, the
interest component of all payments associated
with Capital Lease Obligations, commissions,
discounts and other fees and charges incurred
in respect of letter of credit or bankers'
acceptance financings, and net payments (if
any) pursuant to Hedging Obligations), to the
extent that any such expense was deducted in
computing such Consolidated Net Income, plus
(iv) depreciation, amortization (including
amortization of goodwill and other
intangibles but excluding

             EXISTING INDENTURE                             MODIFIED INDENTURE
---------------------------------------------  ---------------------------------------------
amortization of prepaid cash expenses that
were paid in a prior period) and other
non-cash expenses (excluding any such
non-cash expense to the extent that it
represents an accrual of or reserve for cash
expenses in any future period or amortization
of a prepaid cash expense that was paid in a
prior period) of such Person and its
Restricted Subsidiaries for such period to
the extent that such depreciation,
amortization and other non-cash expenses were
deducted in computing such Consolidated Net
Income, minus (v) non-cash items increasing
such Consolidated Net Income for such period
(other than any item that was accrued in the
ordinary course of business), in each case,
on a consolidated basis and determined in
accordance with GAAP.

"Fixed Charge Coverage Ratio" means with       "Fixed Charge Coverage Ratio"
respect to any Person for any period, the      [deleted]
ratio of the Consolidated Cash Flow of such
Person and its Restricted Subsidiaries for
such period to the Fixed Charges of such
Person and its Restricted Subsidiaries for
such period. In the event that the referent
Person or any of its Restricted Subsidiaries
incurs, assumes, Guarantees or redeems any
Indebtedness (other than revolving credit
borrowings) or issues or redeems preferred
stock subsequent to the commencement of the
period for which the Fixed Charge Coverage
Ratio is being calculated but prior to the
date on which the event for which the
calculation of the Fixed Charge Coverage
Ratio is made (the "Calculation Date"), then
the Fixed Charge Coverage Ratio shall be
calculated giving pro forma effect to such
incurrence, assumption, Guarantee or
redemption of Indebtedness, or such issuance
or redemption of preferred stock, as if the
same had occurred at the beginning of the
applicable four-quarter reference period. In
addition, for purposes of making the
computation referred to above, (i)
acquisitions that have been made by the
Company or any of its Restricted
Subsidiaries, including through mergers or
consolidations and including any related
financing transactions, during the
four-quarter reference period or subsequent
to such reference period and on or prior to
the Calculation Date shall be deemed to have
occurred on the first day of the four-quarter
reference period and Consolidated Cash Flow
for such reference period shall be calculated
without giving effect to clause (iii) of the
proviso set forth in the definition of
Consolidated Net Income (and Consolidated
Cash Flow related to any such acquisition
shall be calculated on a pro forma basis
giving effect to any pro forma expense and
cost reductions as determined by the Company
in accordance with Article 11 of

             EXISTING INDENTURE                             MODIFIED INDENTURE
---------------------------------------------  ---------------------------------------------
Regulation S-X under the Securities Act), and
(ii) the Consolidated Cash Flow attributable
to discontinued operations, as determined in
accordance with GAAP, and operations or
businesses disposed of prior to the
Calculation Date, shall be excluded and (iii)
the Fixed Charges attributable to
discontinued operations, as determined in
accordance with GAAP and operations or
businesses disposed of prior to the
Calculation Date, shall be excluded, but only
to the extent that the obligations giving
rise to such Fixed Charges will not be
obligations of the referent Person or any of
its Restricted Subsidiaries following the
Calculation Date.

"Fixed Charges" means, with respect to any     "Fixed Charges"
Person for any period, the sum, without        [deleted]
duplication, of (i) the consolidated interest
expense of such Person and its Restricted
Subsidiaries for such period, whether paid or
accrued (including, without limitation,
amortization of debt issuance costs (other
than debt issuance costs in respect of the
Notes and the execution of the New Credit
Facility on the date of the Indenture) and of
original issue discount, non-cash interest
payments, the interest component of any
deferred payment obligations, the interest
component of all payments associated with
Capital Lease Obligations, imputed interest
with respect to Attributable Debt,
commissions, discounts and other fees and
charges incurred in respect of letter of
credit or bankers' acceptance financings, and
net payments (if any) pursuant to Hedging
Obligations) and (ii) the consolidated
interest of such Person and its Restricted
Subsidiaries that was capitalized during such
period and (iii) any interest expense on
Indebtedness of another Person that is
guaranteed by such Person or one of its
Restricted Subsidiaries or secured by a Lien
on assets of such Person or one of its
Restricted Subsidiaries (whether or not such
guarantee or Lien is called upon) and (iv)
the product of (a) all dividend payments,
whether or not in cash, on any series of
Preferred Stock of such Person or any of its
Restricted Subsidiaries, other than dividend
payments on Equity Interests payable solely
in Equity Interests of the Company (other
than Disqualified Stock) or to the Company or
a Restricted Subsidiary of the Company, times
(b) a fraction, the numerator of which is one
and the denominator of which is one minus the
then current combined federal, state and
local statutory tax rate of such Person,
expressed as a decimal, in each case, on a
consolidated basis and in accordance with
GAAP.

[Not applicable]                               "Operating Cash Flow" means, for any period,
                                               the sum of the following for the Company and
                                               the Restricted Subsidiaries for such period,
                                               determined on

             EXISTING INDENTURE                             MODIFIED INDENTURE
---------------------------------------------  ---------------------------------------------
                                               a consolidated basis in accordance with
                                               generally accepted accounting principles: (i)
                                               aggregate operating revenues minus (ii)
                                               aggregate operating expenses (excluding
                                               interest, depreciation and amortization and
                                               the amount of non-cash compensation in
                                               respect of any Company employee incentive
                                               stock programs for such period (not to exceed
                                               in the aggregate for any calendar year 7% of
                                               the Operating Cash Flow for the previous
                                               calendar year) and, to the extent otherwise
                                               included in operating expenses, any losses
                                               resulting from a writeoff or writedown of
                                               Investments by the Company or any Restricted
                                               Subsidiary in Affiliates).

"Permitted Investments" means (i) any          "Permitted Investments"
Investment in the Company or in a Restricted   [deleted]
Subsidiary of the Company that is a
Subsidiary Guarantor, (ii) any Investment in
Cash Equivalents; (iii) any Investment by the
Company or any Restricted Subsidiary of the
Company in a Person, if as a result of such
Investment (A) such Person becomes a
Restricted Subsidiary of the Company and a
Subsidiary Guarantor or (B) such Person is
merged, consolidated or amalgamated with or
into, or transfers or conveys substantially
all of its assets to, or is liquidated into,
the Company or a Restricted Subsidiary of the
Company that is a Subsidiary Guarantor; (iv)
any Investment made as a result of the
receipt of non-cash consideration from an
Asset Sale that was made pursuant to and in
compliance with the provisions of Section
4.10 hereof; (v) any acquisition of assets
solely in exchange for the issuance of Equity
Interests (other than Disqualified Stock) of
the Company; (vi) loans or advances to
employees made in the ordinary course of
business not to exceed $250,000 at any one
time outstanding; and (vii) other Investments
in any Person having an aggregate fair market
value (measured on the date each such
Investment was made and without giving effect
to subsequent changes in value), when taken
together with all other Investments made
pursuant to this clause (vii) that are at the
time outstanding, not to exceed the greater
of $2.5 million or 5% of the Company's
Consolidated Net Tangible Assets determined
at the time of each such Investment without
giving effect to subsequent changes in value.

"Restricted Investment" means an Investment    "Restricted Investment"
other than a Permitted Investment.             [deleted]

[Not applicable]                               "Theatre Completion" means any motion picture
                                               theatre or screen or enhancement which was
                                               first opened for business during the
                                               applicable period.

             EXISTING INDENTURE                             MODIFIED INDENTURE
---------------------------------------------  ---------------------------------------------
                                    ARTICLE 4. COVENANTS

                                    SECTION 4.3 REPORTS

(a) Whether or not required by the rules and   (a) Whether or not required by the rules and
regulations of the SEC, so long as any Notes   regulations of the SEC, so long as any Notes
are outstanding, the Company shall furnish to  are outstanding, the Company shall furnish to
the Trustee and the Holders of Notes (i) all   the Trustee and the Holders of Notes (i) all
quarterly and annual financial information     quarterly and annual financial information
that would be required to be contained in a    that would be required to be contained in a
filing with the SEC on Forms 10-Q and 10-K     filing with the SEC on Forms 10-Q and 10-K
(or 10-QSB or 10-KSB, as applicable) if the    (or 10-QSB or 10-KSB, as applicable) if the
Company were required to file such Forms,      Company were required to file such Forms,
including a "Management's Discussion and       including, for so long as the Company is
Analysis of Financial Condition and Results    required to file reports with the SEC under
of Operations" that describes the financial    the Exchange Act, a "Management's Discussion
condition and results of operations of the     and Analysis of Financial Condition and
Company and its consolidated Subsidiaries      Results of Operations" that describes the
(showing in reasonable detail, either on the   financial condition and results of operations
face of the financial statements or in the     of the Company and its consolidated
footnotes thereto, the financial condition     subsidiaries (showing in reasonable detail,
and results of operations of the Company and   either on the face of the financial
its Restricted Subsidiaries separate from the  statements or in the footnotes thereto, the financial condition and results of operations  financial condition and results of operations
of the Unrestricted Subsidiaries of the        of the Company and its restricted
Company) and, with respect to the annual       Subsidiaries separate from the financial
information only, a report thereon by the      condition and results of operations of the
Company's certified independent accountants    Unrestricted Subsidiaries of the Company)
and (ii) all current reports that would be     and, with respect to the annual information
required to be filed with the SEC on Form 8-K  only, a report thereon by the Company's
if the Company were required to file such      certified independent accountants and (ii)
reports, in each case within the time periods  all current reports that would be required to specified in the SEC's rules and regulations.  be filed with the SEC on Form 8-K if the
In addition, following the consummation of     Company were required to file such reports,
the exchange offer contemplated by the         in each case within the time periods
Registration Rights Agreement, whether or not  specified in the SEC's rules and regulations.
required by the rules and regulations of the   In addition, following the consummation of
SEC, the Company shall file a copy of all      the exchange offer contemplated by the
such information and reports with the SEC for  Registration Rights Agreement, whether or not
public availability within the time periods    required by the rules and regulations of the
specified in the SEC's rules and regulations   SEC, the Company shall file a copy of all
(unless the SEC will not accept such a         such information and reports with the SEC for
filing) and make such information available    public availability within the time periods
to securities analysts and prospective         specified in the SEC's rules and regulations
investors upon request.                        (unless the SEC will not accept such a
                                               filing) and make such information available
                                               to securities analysts and prospective
                                               investors upon request.

(b) For so long as any Notes remain            (b) For so long as any Notes remain
outstanding, the Company and the Subsidiary    outstanding, the Company and the Subsidiary
Guarantors shall furnish to the Holders and    Guarantors shall furnish to the Holders and
to securities analysts and prospective         to securities analysts and prospective
investors, upon their request, the             investors, upon their request, the
information required to be delivered pursuant  information required to be delivered pursuant
to Rule 144A(d)(4) under the Securities Act.   to Rule 144A(d)(4) under the Securities Act.

(c) Delivery of such reports, information and  (c) Delivery of such reports, information and documents to the Trustee is for informational  documents to the Trustee is for informational
purposes only and the Trustee's receipt of     purposes only and the Trustee's receipt of
such shall not constitute constructive notice  such shall not constitute constructive notice
of any information contained therein or        of any information contained therein or
determinable from information contained        determinable from information contained
therein, including the Company's               therein, including the Company's

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
             EXISTING INDENTURE                             MODIFIED INDENTURE
---------------------------------------------  ---------------------------------------------
compliance with any of its covenants           compliance with any of its covenants
hereunder (as to which the Trustee is          hereunder (as to which the Trustee is
entitled to rely exclusively on Officers'      entitled to rely exclusively on Officer's
Certificates).                                 Certificates).

                              SECTION 4.7 RESTRICTED PAYMENTS

The Company shall not, and shall not permit    The Company shall not, and shall not permit
any of its Restricted Subsidiaries to,         any of its Restricted Subsidiaries to,
directly or indirectly: (i) declare or pay     directly or indirectly: (i) declare or pay
any dividend or make any other payment or      any dividend or make any other payment or
distribution on account of the Company's or    distribution on account of the Company's or
any of its Restricted Subsidiaries' Equity     any of its Restricted Subsidiaries' Equity
Interests (including, without limitation, any  Interests (including, without limitation, any
payment in connection with any merger or       payment in connection with any merger or
consolidation involving the Company or any of  consolidation involving the Company or any of its Restricted Subsidiaries) or to the direct  its Restricted Subsidiaries) or to the direct
or indirect holders of the Company's or any    or indirect holders of the Company's or any
of its Restricted Subsidiaries' Equity         of its Restricted Subsidiaries' Equity
Interests in their capacity as such (other     Interests in their capacity as such (other
than dividends or distributions payable in     than dividends or distributions payable in
Equity Interests (other than Disqualified      Equity Interests (other than Disqualified
Stock) of the Company or to the Company or a   Stock) of the Company or to the Company or a
Restricted Subsidiary of the Company); (ii)    Restricted Subsidiary of the Company); (ii)
purchase, redeem or otherwise acquire or       purchase, redeem or otherwise acquire or
retire for value (including, without           retire for value (including, without
limitation, in connection with any merger or   limitation, in connection with any merger or
consolidation involving the Company) any       consolidation involving the Company) any
Equity Interests of the Company or other       Equity Interests of the Company or other
Affiliate of the Company (other than any such  Affiliate of the Company (other than any such
Equity Interests owned by the Company or any   Equity Interests owned by the Company or any
Restricted Subsidiary); (iii) make any         Restricted Subsidiary); and (iii) make any
payment on or with respect to, or purchase,    payment on or with respect to, or purchase,
redeem, defease or otherwise acquire or        redeem, defease or otherwise acquire or
retire for value any Indebtedness that is      retire for value any Indebtedness that is
subordinated to the Notes, except a payment    subordinated to the Notes, except a payment
of interest or principal at Stated Maturity;   of interest or principal at Stated Maturity[;
or (iv) make any Restricted Investment (all    or (iv) make any Restricted Investment] (all
such payments and other actions set forth in   such payments and other actions set forth in
clauses (i) through (iv) above being           clauses (i) through (iv)(iii) above being
collectively referred to as "Restricted        collectively referred to as "Restricted
Payments"), unless, at the time of and after   Payments"), unless, at the time of and after
giving effect to such Restricted Payment:      giving effect to such Restricted Payment:

(a) no Default or Event of Default shall have  (a) no Default or Event of Default shall have
occurred and be continuing or would occur as   occurred and be continuing or would occur as
a consequence thereof; and                     a consequence thereof; and

(b) the Company would, at the time of such     (b) the Company would, at the time of such
Restricted Payment and after giving pro forma  Restricted Payment and after giving pro forma
effect thereto as if such Restricted Payment   effect thereto as if such Restricted Payment
had been made at the beginning of the          had been made at the beginning of the
applicable four-quarter period, have been      applicable [four-quarter] period, have been
permitted to incur at least $1.00 of           permitted to incur at least $1.00 of
additional Indebtedness pursuant to the Fixed  additional Indebtedness pursuant to the [Fixed
Charge Coverage Ratio test set forth in the    Charge Coverage] Cash Flow Ratio test set
first paragraph of the covenant described      forth in the first paragraph of the covenant
below under Section 4.9 hereof; and            described below under Section 4.9 hereof; and

(c) such Restricted Payment, together with     (c) such Restricted Payment, together with
the aggregate amount of all other Restricted   the aggregate amount of all other Restricted
Payments made by the Company and its           Payments made by the Company and its
Restricted Subsidiaries                        Restricted Subsidiaries

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
             EXISTING INDENTURE                             MODIFIED INDENTURE
---------------------------------------------  ---------------------------------------------
after the date of the Indenture (excluding     after the date of the Indenture (excluding
Restricted Payments permitted by clauses       Restricted Payments permitted by clauses
(ii), (iii), (iv), (vi) and (vii) of the next  (ii), (iii), (iv), (vi) and (vii) of the next
succeeding paragraph), is less than the sum,   succeeding paragraph), is less than the sum,
without duplication, of (i) 50% of the         without duplication, of (i) $25.0 million,
Consolidated Net Income of the Company for     plus (ii), 50% of the Consolidated Net Income
the period (taken as one accounting period)    of the Company for the period (taken as one
from the beginning of the first fiscal         accounting period) from the beginning of the
quarter commencing after the date of the       first fiscal quarter commencing after the
Indenture to the end of the Company's most     date of the Indenture to the end of the
recently ended fiscal quarter for which        Company's most recently ended fiscal quarter
internal financial statements are available    for which internal financial statements are
at the time of such Restricted Payment (or,    available at the time of such Restricted
if such Consolidated Net Income for such       Payment (or, if such Consolidated Net Income
period is a deficit, less 100% of such         for such period is a deficit, less 100% of
deficit), plus (ii) 100% of the aggregate net  such deficit), plus [(ii)] (iii) 100% of the
cash proceeds received by the Company since    aggregate net cash proceeds received by the
the date of the Indenture as a contribution    Company since the date of the Indenture as a
to its common equity capital or from the       contribution to its common equity capital or
issue or sale of Equity Interests of the       from the issue or sale of Equity Interests of
Company (other than Disqualified Stock) or     the Company (other than Disqualified Stock)
from the issue or sale of Disqualified Stock   or from the issue or sale of Disqualified
or debt securities of the Company that have    Stock or debt securities of the Company that
been converted into such Equity Interests      have been converted into such Equity
(other than Equity Interests (or Disqualified  Interests (other than Equity Interests (or
Stock or convertible debt securities) sold to  Disqualified Stock or convertible debt
a Subsidiary of the Company), plus (iii) to    securities) sold to a Subsidiary of the
the extent that any Restricted Investment      Company), plus [(iii) to the extent that any
that was made after the date of the Indenture  Restricted Investment that was made after the
is sold for cash or otherwise liquidated or    date of the Indenture is sold for cash or
repaid for cash, the lesser of (A) the cash    otherwise liquidated or repaid for cash, the
return of capital with respect to such         lesser of (A) the cash return of capital with
Restricted Investment (less the cost of        respect to such Restricted Investment (less
disposition, if any) and (B) the initial       the cost of disposition, if any) and (B) the
amount of such Restricted Investment, plus     initial amount of such Restricted Investment,
(iv) 50% of any dividends received by the      plus] (iv) 50% of any dividends received by
Company or a Restricted Subsidiary that is a   the Company or a Restricted Subsidiary that
Subsidiary Guarantor after the date of the     is a Subsidiary Guarantor after the date of
Indenture from an Unrestricted Subsidiary of   the Indenture from an Unrestricted Subsidiary
the Company, to the extent that such           of the Company, to the extent that such
dividends were not otherwise included in       dividends were not otherwise included in
Consolidated Net Income of the Company for     Consolidated Net Income of the Company for
such period, plus (v) to the extent that any   such period, plus (v) to the extent that any
Unrestricted Subsidiary is redesignated as a   Unrestricted Subsidiary is redesignated as a
Restricted Subsidiary after the date of the    Restricted Subsidiary after the date of the
Indenture, the lesser of (A) the fair market   Indenture, the lesser of (A) the fair market
value of the Company's Investment in such      value of the Company's Investment in such
Subsidiary as of the date of such              Subsidiary as of the date of such
redesignation or (B) such fair market value    redesignation or (B) such fair market value
as of the date on which such Subsidiary was    as of the date on which such Subsidiary was
originally designated as an Unrestricted       originally designated as an Unrestricted
Subsidiary.                                    Subsidiary. For purposes of this Section
                                               4.7(c), the net proceeds in property other
                                               than cash received by the Company as
                                               contemplated by clause (iii) above shall be
                                               valued at the fair market value of such
                                               property (as determined by the Board of
                                               Directors, whose good faith determination
                                               shall be conclusive) at the date of receipt
                                               by the Company.

The foregoing provisions will not prohibit:    The foregoing provisions will not prohibit:
(i) the payment of any dividend within 60      (i) the payment of any dividend within 60
days after the date                            days after the date

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
             EXISTING INDENTURE                             MODIFIED INDENTURE
---------------------------------------------  ---------------------------------------------
of declaration thereof, if at said date of     of declaration thereof, if at said date of
declaration such payment would have complied   declaration such payment would have complied
with the provisions of the Indenture; (ii)     with the provisions of the Indenture; (ii)
the redemption, repurchase, retirement,        the redemption, repurchase, retirement,
defeasance or other acquisition of any         defeasance or other acquisition of any
subordinated Indebtedness or Equity Interests  subordinated Indebtedness or Equity Interests of the Company in exchange for, or out of the  of the Company in exchange for, or out of the
net cash proceeds of the substantially         net cash proceeds of the substantially
concurrent sale (other than to a Subsidiary    concurrent sale (other than to a Subsidiary
of the Company) of, other Equity Interests of  of the Company) of, other Equity Interests of
the Company (other than any Disqualified       the Company (other than any Disqualified
Stock); provided that the amount of any such   Stock); provided that the amount of any such
net cash proceeds that are utilized for any    net cash proceeds that are utilized for any
such redemption, repurchase, retirement,       such redemption, repurchase, retirement,
defeasance or other acquisition shall be       defeasance or other acquisition shall be
excluded from clause (ii) of the preceding     excluded from clause (ii)(iii) of the
paragraph; (iii) the defeasance, redemption,   preceding paragraph; (iii) the defeasance,
repurchase or other acquisition of             redemption, repurchase or other acquisition
subordinated Indebtedness with the net cash    of subordinated Indebtedness with the net
proceeds from an incurrence of Permitted       cash proceeds from an incurrence of Permitted
Refinancing Indebtedness; (iv) the payment of  Refinancing Indebtedness; (iv) the payment of
any dividend by a Subsidiary of the Company    any dividend by a Subsidiary of the Company
to the holders of such Subsidiary's common     to the holders of such Subsidiary's common
Equity Interests on a pro rata basis; (v) the  Equity Interests on a pro rata basis; (v) the
repurchase, redemption or other acquisition    repurchase, redemption or other acquisition
or retirement for value of any Equity          or retirement for value of any Equity
Interests of the Company or any Subsidiary of  Interests of the Company or any Subsidiary of
the Company held by any member of the          the Company held by any member of the
Company's (or any of its Subsidiaries')        Company's (or any of its Subsidiaries')
management pursuant to any management equity   management pursuant to any management equity
subscription agreement or stock option         subscription agreement or stock option
agreement in effect as of the date of the      agreement in effect as of the date of the
Indenture; provided that the aggregate price   Indenture; provided that the aggregate price
paid for all such repurchased, redeemed,       paid for all such repurchased, redeemed,
acquired or retired Equity Interests shall     acquired or retired Equity Interests shall
not exceed $250,000 in any twelve-month        not exceed $250,000 in any twelve- month
period; (vi) the redemption or repayment on    period; (vi) the redemption or repayment on
the date of the Indenture of (A) $1,350,000    the date of the Indenture of (A) $1,350,000
aggregate liquidation preference of            aggregate liquidation preference of
outstanding Series B Preferred Stock and (B)   outstanding Series B Preferred Stock and (B)
$6,000,000 aggregate principal amount of       $6,000,000 aggregate principal amount of
outstanding subordinated promissory notes      outstanding subordinated promissory notes
issued in connection with the acquisition of   issued in connection with the acquisition of
the Nelson Ferman Theaters, in each case with  the Nelson Ferman Theaters, in each case with
the net proceeds from the offering of the      the net proceeds from the offering of the
Notes; (vii) the payment of dividends to       Notes; (vii) the payment of dividends to
holders of any class or series of              holders of any class or series of
Disqualified Stock of the Company issued or    Disqualified Stock of the Company issued or
incurred after the date of the Indenture in    incurred after the date of the Indenture in
accordance with the covenant described in      accordance with the covenant described in
Section 4.9 hereof, provided that after        Section 4.9 hereof[, provided that after
giving effect to any such dividend as a Fixed  giving effect to any such dividend as a Fixed
Charge on a pro forma basis, the Company and   Charge on a pro forma basis, the Company and
its Restricted Subsidiaries would have had a   its Restricted Subsidiaries would have had a
Fixed Charge Coverage Ratio of at least 2.0    Fixed Charge Coverage Ratio of at least 2.0
to 1; and (viii) other Restricted Payments in  to 1;] and (viii) other Restricted Payments in
an aggregate amount not to exceed $500,000;    an aggregate amount not to exceed $500,000;
provided, however, that at the time of, and    provided, however, that at the time of, and
after giving effect to, any Restricted         after giving effect to, any Restricted
Payment permitted by clauses (ii), (iii),      Payment permitted by clauses (ii), (iii),
(iv), (v), (vii) and (viii) of this            (iv), (v), (vii) and (viii) of this
paragraph, no Default or Event of Default      paragraph, no Default or Event of Default
shall have occurred and be continuing.         shall have occurred and be continuing.


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
             EXISTING INDENTURE                             MODIFIED INDENTURE
---------------------------------------------  ---------------------------------------------
The Board of Directors may designate any       The Board of Directors may designate any
Restricted Subsidiary acquired or created      Restricted Subsidiary acquired or created
after the date of the Indenture (other than    after the date of the Indenture (other than
any Restricted Subsidiary created to effect    any Restricted Subsidiary created to effect
the Pending Acquisitions) to be an             the Pending Acquisitions) to be an
Unrestricted Subsidiary if such designation    Unrestricted Subsidiary if such designation
would not cause a Default. For purposes of     would not cause a Default. For purposes of
making such determination, all outstanding     making such determination, all outstanding
Investments by the Company and its Restricted  Investments by the Company and its Restricted
Subsidiaries (except to the extent repaid in   Subsidiaries (except to the extent repaid in
cash) in the Subsidiary so designated will be  cash) in the Subsidiary so designated will be
deemed to be Restricted Payments at the time   deemed to be Restricted Payments at the time
of such designation and will reduce the        of such designation and will reduce the
amount available for Restricted Payments       amount available for Restricted Payments
under the first paragraph of this covenant.    under the first paragraph of this covenant.
All such outstanding Investments will be       All such outstanding Investments will be
deemed to constitute Investments in an amount  deemed to constitute Investments in an amount
equal to the fair market value of such         equal to the fair market value of such
Investments at the time of such designation.   Investments at the time of such designation.
Such designation will only be permitted if     Such designation will only be permitted if
such Restricted Payment would be permitted at  such Restricted Payment would be permitted at
such time and if such Restricted Subsidiary    such time and if such Restricted Subsidiary
otherwise meets the definition of an           otherwise meets the definition of an
Unrestricted Subsidiary. Upon such             Unrestricted Subsidiary. Upon such
designation, the Subsidiary Guarantee, if      designation, the Subsidiary Guarantee, if
any, of such designated Unrestricted           any, of such designated Unrestricted
Subsidiary shall be automatically released.    Subsidiary shall be automatically released.

The amount of all Restricted Payments (other   The amount of all Restricted Payments (other
than cash) shall be the fair market value on   than cash) shall be the fair market value on
the date of the Restricted Payment of the      the date of the Restricted Payment of the
asset(s) or securities proposed to be          asset(s) or securities proposed to be
transferred or issued by the Company or such   transferred or issued by the Company or such
Restricted Subsidiary, as the case may be,     Restricted Subsidiary, as the case may be,
pursuant to the Restricted Payment. The fair   pursuant to the Restricted Payment. The fair
market value of any non-cash Restricted        market value of any non-cash Restricted
Payment shall be determined by the Board of    Payment shall be determined by the Board of
Directors whose resolution with respect        Directors whose [resolution with respect
thereto shall be delivered to the Trustee,     thereto shall be delivered to the Trustee,
such determination to be based upon an         such determination to be based upon an
opinion or appraisal issued by an accounting,  opinion or appraisal issued by an accounting,
appraisal or investment banking firm of        appraisal or investment banking firm of
national standing if such fair market value    national standing if such fair market value
exceeds $1.0 million. Not later than the date  exceeds $1.0 million] good faith determination of making any Restricted Payment, the Company  shall be conclusive. Not later than the date
shall deliver to the Trustee an Officers'      of making any Restricted Payment, the Company
Certificate stating that such Restricted       shall deliver to the Trustee an Officers'
Payment is permitted and setting forth the     Certificate stating that such Restricted
basis upon which the calculations required by  Payment is permitted and setting forth the this Section 4.7 were computed, together with  basis upon which the calculations required by
a copy of any fairness opinion or appraisal    this Section 4.7 were computed, [together with
required by the terms of this Indenture.       a copy of any fairness opinion or appraisal
                                               required by the terms of this Indenture].

           SECTION 4.9 INCURRENCE OF INDEBTEDNESS AND ISSUANCE OF PREFERRED STOCK

The Company shall not, and shall not permit    The Company shall not, and shall not permit
any of its Restricted Subsidiaries to,         any of its Restricted Subsidiaries to,
directly or indirectly, create, incur, issue,  directly or indirectly, create, incur, issue,
assume, Guarantee or otherwise become          assume, Guarantee or otherwise become
directly or indirectly liable, contingently    directly or indirectly liable, contingently
or otherwise, with respect to (collectively,   or otherwise, with respect to (collectively,
"incur") any                                   "incur") any


                                       112
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
             EXISTING INDENTURE                             MODIFIED INDENTURE
---------------------------------------------  ---------------------------------------------
Indebtedness (including Acquired Debt) and     Indebtedness (including Acquired Debt) and
the Company shall not issue any Disqualified   the Company shall not issue any Disqualified
Stock and shall not permit any of its          Stock and shall not permit any of its
Restricted Subsidiaries to issue any shares    Restricted Subsidiaries to issue any shares
of preferred stock; provided, however, that    of preferred stock; provided, however, that
if no Default or Event of Default shall have   if no Default or Event of Default shall have
occurred and be continuing at the time of or   occurred and be continuing at the time of or
as a consequence of such incurrence or         as a consequence of such incurrence or
issuance, (i) the Company may incur            issuance, (i) the Company may incur
Indebtedness (including Acquired Debt) or      Indebtedness (including Acquired Debt) or
issue shares of Disqualified Stock and (ii)    issue shares of Disqualified Stock and (ii)
any Subsidiary Guarantor may incur             any Subsidiary Guarantor may incur
Indebtedness (including Acquired Debt), in     Indebtedness (including Acquired Debt), in
each case if the Fixed Charge Coverage Ratio   each case if [the Fixed Charge Coverage Ratio
for the Company's most recently ended four     for the Company's most recently ended four
full fiscal quarters for which internal        full fiscal quarters for which internal
financial statements are available             financial statements are available
immediately preceding the date on which such   immediately preceding the date on which such
additional Indebtedness is incurred or such    additional Indebtedness is incurred or such
Disqualified Stock is issued would have been   Disqualified Stock is issued would have been
at least 2.0 to 1, determined on a pro forma   at least 2.0 to 1, determined on a pro forma
basis (including a pro forma application of    basis (including proceeds therefrom), as if
the net proceeds therefrom), as if the         the additional Indebtedness had been
additional Indebtedness had been incurred, or  incurred, or the Disqualified Stock had been
the Disqualified Stock had been issued, as     issued, as the case may be, at the beginning
the case may be, at the beginning of such      of such four-quarter period,] after giving
four-quarter period.                           effect thereto, the Cash Flow Ratio is less
                                               than or equal to 9.0 to 1.0.

The provisions of the first paragraph of this  The provisions of the first paragraph of this
Section 4.9 shall not apply to the incurrence  Section 4.9 shall not apply to the incurrence of any of the following items of Indebtedness  of any of the following items of Indebtedness
(collectively, "Permitted Debt"):              (collectively, "Permitted Debt"):

  (i) the incurrence by the Company of         (i) the incurrence by the Company of
Indebtedness and letters of credit (with       Indebtedness and letters of credit (with
letters of credit being deemed to have a       letters of credit being deemed to have a
principal amount equal to the maximum          principal amount equal to the maximum
potential liability of the Company and its     potential liability of the Company and its
Restricted Subsidiaries thereunder) under      Restricted Subsidiaries thereunder) under
Credit Facilities; provided that the           Credit Facilities; provided that the
aggregate principal amount of all              aggregate principal amount of all
Indebtedness outstanding under all Credit      Indebtedness outstanding under all Credit
Facilities under this clause (i) after giving  Facilities under this clause (i) after giving
effect to such incurrence does not exceed an   effect to such incurrence does not exceed an
amount equal to $15 million, less the          amount equal to [$15] $100 million, less the
aggregate amount of all Net Proceeds of Asset  aggregate amount of all Net Proceeds of Asset
Sales applied to repay Indebtedness under a    Sales applied to repay Indebtedness under a
Credit Facility pursuant to Section 4.10       Credit Facility pursuant to Section 4.10
hereof;                                        hereof;

  (ii) the incurrence by the Company and its   (ii) the incurrence by the Company and its
Restricted Subsidiaries of the Existing        Restricted Subsidiaries of the Existing
Indebtedness;                                  Indebtedness;

  (iii) the incurrence by the Company of       (iii) the incurrence by the Company of
Indebtedness represented by the Notes and by   Indebtedness represented by the Notes and by
the Subsidiary Guarantors of Indebtedness      the Subsidiary Guarantors of Indebtedness
represented by the Subsidiary Guarantees;      represented by the Subsidiary Guarantees;

  (iv) the incurrence by the Company or any    (iv) the incurrence by the Company or any of
of the Subsidiary Guarantors of Indebtedness   the Subsidiary Guarantors of Indebtedness
represented by Capital Lease Obligations,      represented by Capital Lease Obligations,
mortgage financings or purchase money          mortgage financings or purchase money
obligations, in each case incurred for         obligations, in each case incurred for


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
             EXISTING INDENTURE                             MODIFIED INDENTURE
---------------------------------------------  ---------------------------------------------
the purpose of financing all or any part of    the purpose of financing all or any part of
the purchase price or cost of construction or  the purchase price or cost of construction or
improvement of property, plant or equipment    improvement of property, plant or equipment
used in the business of the Company or such    used in the business of the Company or such
Subsidiary Guarantor, in an aggregate          Subsidiary Guarantor, in an aggregate
principal amount not to exceed $5.0 million    principal amount not to exceed $5.0 million
at any time outstanding;                       at any time outstanding;

  (v) the incurrence by the Company or any of  (v) the incurrence by the Company or any of
its Restricted Subsidiaries of Permitted       its Restricted Subsidiaries of Permitted
Refinancing Indebtedness in exchange for, or   Refinancing Indebtedness in exchange for, or
the net proceeds of which are used to refund,  the net proceeds of which are used to refund, refinance or replace Indebtedness (other than  refinance or replace Indebtedness (other than intercompany Indebtedness) that was permitted  intercompany Indebtedness) that was permitted
by this Indenture to be incurred under the     by this Indenture to be incurred under the
first paragraph hereof or clauses (ii) and     first paragraph hereof or clauses (ii) and
(iv) of this paragraph;                        (iv) of this paragraph;

  (vi) the incurrence by the Company or any    (vi) the incurrence by the Company or any
Subsidiary Guarantor of intercompany           Subsidiary Guarantor of intercompany
Indebtedness between or among the Company and  Indebtedness between or among the Company and
any Subsidiary Guarantor; provided, however,   any Subsidiary Guarantor; provided, however,
that (i) if the Company is the obligor on      that (i) if the Company is the obligor on
such Indebtedness, such Indebtedness is        such Indebtedness, such Indebtedness is
expressly subordinated to the prior payment    expressly subordinated to the prior payment
in full in cash of all Obligations with        in full in cash of all Obligations with
respect to the Notes and (ii) (A) any          respect to the Notes and (ii) (A) any
subsequent issuance or transfer of Equity      subsequent issuance or transfer of Equity
Interests that results in any such             Interests that results in any such
Indebtedness being held by a Person other      Indebtedness being held by a Person other
than the Company or a Subsidiary Guarantor     than the Company or a Subsidiary Guarantor
thereof and (B) any sale or other transfer of  thereof and (B) any sale or other transfer of any such Indebtedness to a Person that is not  any such Indebtedness to a Person that is not
either the Company or a Subsidiary Guarantor   either the Company or a Subsidiary Guarantor
thereof shall be deemed, in each case, to      thereof shall be deemed, in each case, to
constitute an incurrence of such Indebtedness  constitute an incurrence of such Indebtedness
by the Company or such Subsidiary Guarantor,   by the Company or such Subsidiary Guarantor,
as the case may be, that was not permitted by  as the case may be, that was not permitted by
this clause (vi);                              this clause (vi);

  (vii) the incurrence by the Company or any   (vii) the incurrence by the Company or any of
of its Restricted Subsidiaries of Hedging      its Restricted Subsidiaries of Hedging
Obligations that are incurred for the purpose  Obligations that are incurred for the purpose
of fixing or hedging interest rate risk with   of fixing or hedging interest rate risk with
respect to any floating rate Indebtedness      respect to any floating rate Indebtedness
that is permitted by the terms of this         that is permitted by the terms of this
Indenture to be outstanding;                   Indenture to be outstanding;

  (viii) the Guarantee by the Company or any   (viii) the Guarantee by the Company or any of
of the Subsidiary Guarantors of Indebtedness   the Subsidiary Guarantors of Indebtedness of
of the Company or a Restricted Subsidiary of   the Company or a Restricted Subsidiary of the
the Company that was permitted to be incurred  Company that was permitted to be incurred by
by another provision of this Section 4.9;      another provision of this Section 4.9;

  (ix) the incurrence by the Company or any    (ix) the incurrence by the Company or any
Subsidiary Guarantor of additional             Subsidiary Guarantor of additional
Indebtedness in an aggregate principal amount  Indebtedness in an aggregate principal amount
(or accreted value, as applicable) at any      (or accreted value, as applicable) at any
time outstanding, including all Permitted      time outstanding, including all Permitted
Refinancing Indebtedness incurred to refund,   Refinancing Indebtedness incurred to refund,
refinance or replace any Indebtedness          refinance or replace any Indebtedness
incurred pursuant to this clause (ix), not to  incurred pursuant to this clause (ix), not to
exceed $10.0 million; and                      exceed $10.0 million; and

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
             EXISTING INDENTURE                             MODIFIED INDENTURE
---------------------------------------------  ---------------------------------------------
  (x) the incurrence by the Company's          (x) the incurrence by the Company's
Unrestricted Subsidiaries of Non-Recourse      Unrestricted Subsidiaries of Non-Recourse
Debt, provided, however, that if any such      Debt, provided, however, that if any such
Indebtedness ceases to be Non-Recourse Debt    Indebtedness ceases to be Non-Recourse Debt
of an Unrestricted Subsidiary, such event      of an Unrestricted Subsidiary, such event
shall be deemed to constitute an incurrence    shall be deemed to constitute an incurrence
of Indebtedness by a Restricted Subsidiary of  of Indebtedness by a Restricted Subsidiary of
the Company that was not permitted by this     the Company that was not permitted by this
clause (x).                                    clause (x).

For purposes of determining compliance with    For purposes of determining compliance with
this Section 4.9, in the event that an item    this Section 4.9, in the event that an item
of Indebtedness meets the criteria of more     of Indebtedness meets the criteria of more
than one of the categories of Permitted Debt   than one of the categories of Permitted Debt
described in clauses (i) through (x) above or  described in clauses (i) through (x) above or
is entitled to be incurred pursuant to the     is entitled to be incurred pursuant to the
first paragraph of this covenant, the Company  first paragraph of this covenant, the Company
shall, in its sole discretion, classify such   shall, in its sole discretion, classify such
item of Indebtedness in any manner that        item of Indebtedness in any manner that
complies with this covenant. Accrual of        complies with this covenant. Accrual of
interest or accretion or amortization of       interest or accretion or amortization of
original issue discount will not be deemed to  original issue discount will not be deemed to be an incurrence of Indebtedness for purposes  be an incurrence of Indebtedness for purposes
of this Section 4.9; provided, in each such    of this Section 4.9[; provided, in each such
case, that the amount thereof is included in   case, that the amount thereof is included in
Fixed Charges of the Company as accrued.       Fixed Charges of the Company as accrued].

The Company shall not incur any Indebtedness   The Company shall not incur any Indebtedness
that is contractually subordinated in right    that is contractually subordinated in right
of payment to any other Indebtedness of the    of payment to any other Indebtedness of the
Company unless such Indebtedness is also       Company unless such Indebtedness is also
contractually subordinated in right of         contractually subordinated in right of
payment to the Notes on substantially          payment to the Notes on substantially
identical terms; provided, however, that no    identical terms; provided, however, that no
Indebtedness of the Company shall be deemed    Indebtedness of the Company shall be deemed
to be contractually subordinated in right of   to be contractually subordinated in right of
payment to any other Indebtedness of the       payment to any other Indebtedness of the
Company solely by virtue of being unsecured.   Company solely by virtue of being unsecured.

                         SECTION 4.11 TRANSACTIONS WITH AFFILIATES

The Company shall not, and shall not permit    The Company shall not, and shall not permit
any of its Restricted Subsidiaries to, make    any of its Restricted Subsidiaries to, make
any payment to, or sell, lease, transfer or    any payment to, or sell, lease, transfer or
otherwise dispose of any of its properties or  otherwise dispose of any of its properties or assets to, or purchase any property or assets  assets to, or purchase any property or assets
from, or enter into or make or amend any       from, or enter into or make or amend any
transaction, contract, agreement,              transaction, contract, agreement,
understanding, loan, advance or Guarantee      understanding, loan, advance or Guarantee
with, or for the benefit of, any Affiliate     with, or for the benefit of, any Affiliate
(each of the foregoing, an "Affiliate          (each of the foregoing, an "Affiliate
Transaction"), unless: (i) such Affiliate      Transaction"), unless: (i) such Affiliate
Transaction is on terms that are no less       Transaction is on terms that are no less
favorable to the Company or the relevant       favorable to the Company or the relevant
Restricted Subsidiary than those that would    Restricted Subsidiary than those that would
have been obtained in a comparable             have been obtained in a comparable
transaction by the Company or such Restricted  transaction by the Company or such Restricted
Subsidiary with an unrelated Person and (ii)   Subsidiary with an unrelated Person and (ii)
the Company delivers to the Trustee (a) with   the Company delivers to the Trustee [(a)] with
respect to any Affiliate Transaction or        respect to any Affiliate Transaction or
series of related Affiliate Transactions       series of related Affiliate Transactions
involving aggregate consideration in excess    involving aggregate consideration in excess
of $1.0 million, a                             of [$1.0] $5.0 million,

             EXISTING INDENTURE                             MODIFIED INDENTURE
---------------------------------------------  ---------------------------------------------
resolution of the Board of Directors set       [a resolution of the Board of Directors set
forth in an Officers' Certificate certifying   forth in] an Officers' Certificate certifying
that such Affiliate Transaction complies with  that such Affiliate Transaction complies with
clause (i) above and that such Affiliate       clause (i) above [and that such Affiliate
Transaction has been approved by a majority    Transaction has been approved by a majority
of the disinterested members of the Board of   of the disinterested members of the Board of
Directors and (b) with respect to any          Directors and (b) with respect to any
Affiliate Transaction or series of related     Affiliate Transaction or series of related
Affiliate Transactions involving aggregate     Affiliate Transactions involving aggregate
consideration in excess of $5.0 million, an    consideration in excess of $5.0 million, an
opinion as to the fairness to the Holders of   opinion as to the fairness to the Holders of
such Affiliate Transaction from a financial    such Affiliate Transaction from a financial
point of view issued by an independent         point of view issued by an independent
accounting, appraisal or investment banking    accounting, appraisal or investment banking
firm of national standing. Notwithstanding     firm of national standing.] Notwithstanding
the foregoing, the following items shall not   the foregoing, the following items shall not
be deemed to be Affiliate Transactions: (i)    be deemed to be Affiliate Transactions: (i)
any employment agreement approved by the       any employment agreement approved by the
Board of Directors and entered into by the     Board of Directors and entered into by the
Company or any of its Restricted Subsidiaries  Company or any of its Restricted Subsidiaries
in the ordinary course of business and         in the ordinary course of business and
consistent with the past practice of the       consistent with the past practice of the
Company or such Restricted Subsidiary, (ii)    Company or such Restricted Subsidiaries, (ii)
transactions between or among the Company      transactions between or among the Company
and/or its Restricted Subsidiaries, (iii)      and/or its Restricted Subsidiaries, (iii)
payment of reasonable directors fees to        payment of reasonable directors fees to
Persons who are not otherwise Affiliates of    Persons who are not otherwise Affiliates of
the Company and (iv) Restricted Payments that  the Company and (iv) Restricted Payments that
are permitted by the provisions of Section     are permitted by the provisions of Section
4.7 hereof.                                    4.7 hereof.

                        SECTION 4.13 SALE AND LEASEBACK TRANSACTIONS

The Company shall not, and shall not permit    The Company shall not, and shall not permit
any of its Restricted Subsidiaries to, enter   any of its Restricted Subsidiaries to, enter
into any sale and leaseback transaction;       into any sale and leaseback transaction;
provided that the Company may enter into a     provided that the Company may enter into a
sale and leaseback transaction if (i) the      sale and leaseback transaction if (i) the
Company could have (a) incurred Indebtedness   Company could have (a) incurred Indebtedness
in an amount equal to the Attributable Debt    in an amount equal to the Attributable Debt
relating to such sale and leaseback            relating to such sale and leaseback
transaction pursuant to the Fixed Charge       transaction pursuant to the [Fixed Charge
Coverage Ratio test set forth in the first     Coverage] Cash Flow Ratio test set forth in
paragraph of 4.9 hereto and (b) incurred a     the first paragraph of 4.9 hereto and (b)
Lien to secure such Indebtedness pursuant to   incurred a Lien to secure such Indebtedness
the covenant described above under Section     pursuant to the covenant described above
4.12 hereto, (ii) the gross cash proceeds of   under Section 4.12 hereto, (ii) the gross
such sale and leaseback transaction are at     cash proceeds of such sale and leaseback
least equal to the fair market value (as       transaction are at least equal to the fair
determined in good faith by the Board of       market value (as determined in good faith by
Directors and set forth in an Officers'        the Board of Directors and set forth in an
Certificate delivered to the Trustee) of the   Officers' Certificate delivered to the
property that is the subject of such sale and  Trustee) of the property that is the subject
leaseback transaction and (iii) the transfer   of such sale and leaseback transaction and
of assets in such sale and leaseback           (iii) the transfer of assets in such sale and
transaction is permitted by, and the Company   leaseback transaction is permitted by, and
applies the proceeds of such transaction in    the Company applies the proceeds of such
accordance with the provisions of Section      transaction in accordance with the provisions
4.10 hereto.                                   of Section 4.10 hereto.

             EXISTING INDENTURE                             MODIFIED INDENTURE
---------------------------------------------  ---------------------------------------------
                              SECTION 4.15 BUSINESS ACTIVITIES

The Company shall not, and shall not permit    [deleted]
any Restricted Subsidiary to, engage in any
business other than Permitted Businesses,
except to such extent as would not be
material to the Company and its Restricted
Subsidiaries taken as a whole.

                                         ARTICLE 5.

                                         SUCCESSORS

                    SECTION 5.1 MERGER, CONSOLIDATION OR SALE OF ASSETS

(a) The Company may not consolidate or merge   (a) The Company may not consolidate or merge
with or into (whether or not the Company is    with or into (whether or not the Company is
the surviving corporation), or sell, assign,   the surviving corporation), or sell, assign,
transfer, lease, convey or otherwise dispose   transfer, lease, convey or otherwise dispose
of all or substantially all of its properties  of all or substantially all of its properties
or assets in one or more related               or assets in one or more related
transactions, to another corporation, Person   transactions, to another corporation, Person
or entity unless (i) the Company is the        or entity unless (i) the Company is the
surviving corporation or the entity or the     surviving corporation or the entity or the
Person formed by or surviving any such         Person formed by or surviving any such
consolidation or merger (if other than the     consolidation or merger (if other than the
Company) or to which such sale, assignment,    Company) or to which such sale, assignment,
transfer, lease, conveyance or other           transfer, lease, conveyance or other
disposition shall have been made is a          disposition shall have been made is a
corporation organized or existing under the    corporation organized or existing under the
laws of the United States, any state thereof   laws of the United States, any state thereof
or the District of Columbia; (ii) the entity   or the District of Columbia; (ii) the entity
or Person formed by or surviving any such      or Person formed by or surviving any such
consolidation or merger (if other than the     consolidation or merger (if other than the
Company) or the entity or Person to which      Company) or the entity or Person to which
such sale, assignment, transfer, lease,        such sale, assignment, transfer, lease,
conveyance or other disposition shall have     conveyance or other disposition shall have
been made assumes all the obligations of the   been made assumes all the obligations of the
Company under the Registration Rights          Company under the Registration Rights
Agreement, the Notes and this Indenture        Agreement, the Notes and this Indenture
pursuant to a supplemental indenture in a      pursuant to a supplemental indenture in a
form reasonably satisfactory to the Trustee;   form reasonably satisfactory to the Trustee;
(iii) immediately after such transaction no    and (iii) immediately after such transaction
Default or Event of Default exists; and (iv)   no Default or Event of Default exists; [and
except in the case of a merger of the Company  (iv) except in the case of a merger of the with or into a Wholly Owned Subsidiary of the  Company with or into a Wholly-Owned
Company, the Company or the entity or Person   Subsidiary of the Company, the Company or the
formed by or surviving any such consolidation  entity or Person formed by or surviving any
or merger (if other than the Company), or to   such consolidation or merger (if other than
which such sale, assignment, transfer, lease,  the Company), or to which such sale,
conveyance or other disposition shall have     assignment, transfer, lease, conveyance or
been made (A) will have Consolidated Net       other disposition shall have been made (A)
Worth immediately after the transaction equal  will have Consolidated Net Worth immediately to or greater than the Consolidated Net Worth  after the transaction equal to or greater
of the Company immediately preceding the       than the Consolidated Net Worth of the
transaction and (B) will, at the time of such  Company immediately preceding the transaction transaction and after giving pro forma effect  and (B) will, at the time of such transaction
thereto as if such transaction had occurred    and after giving pro forma effect thereto as
at the beginning of the applicable             if such transaction had occurred at the
four-quarter period, be permitted to incur at  beginning of the applicable four quarter
least $1.00 of additional Indebtedness         period be permitted to incur at least $1.00
pursuant to the Fixed Charge Coverage Ratio    of additional Indebtedness pursuant to the
test set forth in the first                    Fixed Charge Coverage

             EXISTING INDENTURE                             MODIFIED INDENTURE
---------------------------------------------  ---------------------------------------------
paragraph of the covenant described in         Ratio test set forth in the first paragraph
Section 4.9 hereof.                            of the covenant described in Section 4.9
                                               hereof.]

(b) No Subsidiary Guarantor shall consolidate  (b) No Subsidiary Guarantor shall consolidate
with or merge with or into (whether or not     with or merge with or into (whether or not
such Subsidiary Guarantor is the surviving     such Subsidiary Guarantor is the surviving
Person), another corporation, Person or        Person), another corporation, Person or
entity whether or not affiliated with such     entity whether or not affiliated with such
Subsidiary Guarantor unless (i) subject to     Subsidiary Guarantor unless (i) subject to
the provisions of Section 10.6 hereof, the     the provisions of Section 10.6 hereof, the
Person formed by or surviving any such         Person formed by or surviving any such
consolidation or merger (if other than such    consolidation or merger (if other than such
Subsidiary Guarantor) (A) is a corporation     Subsidiary Guarantor) (A) is a corporation
organized or existing under the laws of the    organized or existing under the laws of the
United States, any state thereof or the        United States, any state thereof or the
District of Columbia and (B) assumes all the   District of Columbia and (B) assumes all the
obligations of such Subsidiary Guarantor       obligations of such Subsidiary Guarantor
pursuant to a supplemental indenture in form   pursuant to a supplemental indenture in form
and substance reasonably satisfactory to the   and substance reasonably satisfactory to the
Trustee, under this Indenture and the          Trustee, under this Indenture and the
Registration Rights Agreement; (ii)            Registration Rights Agreement; and (ii)
immediately after giving effect to such        immediately after giving effect to such
transaction, no Default or Event of Default    transaction, no Default or Event of Default
exists; and (iii) the Company would be         exists, [and (iii) the Company would be
permitted by virtue of the Company's pro       permitted by virtue of the Company's pro
forma Fixed Charge Coverage Ratio,             forma Fixed Charge Coverage Ratio,
immediately after giving effect to such        immediately after giving effect to such
transaction, to incur at least $1.00 of        transaction, to incur at least $1.00 of
additional Indebtedness pursuant to the Fixed  additional Indebtedness pursuant to the Fixed
Charge Coverage Ratio test set forth in        Charge Coverage Ratio test set forth in
Section 4.9 hereof. Notwithstanding the        Section 4.9 hereof. Notwithstanding the
foregoing clause (iii), each Subsidiary        foregoing clause (iii), each Subsidiary
Guarantor may consolidate with or merge into   Guarantor may consolidate with or merge into
the Company or another Subsidiary Guarantor.   the Company or another Subsidiary Guarantor.]

                          DESCRIPTION OF CAPITAL STOCK

     The authorized capital stock of the Company consists of 10,000,000 shares of Common Stock and 2,500,000 shares of Preferred Stock. The following is a summary description of the Common Stock, Preferred Stock and Class A Warrants. This summary description does not purport to be complete and is qualified in its entirety by reference to the Certificate and the Warrant Agreement dated as of May 23, 1997 by and between the Company and MidMark.

COMMON STOCK

     The holders of shares of Common Stock are entitled to one vote for each share held on all matters submitted to a vote of the holders of the Common Stock and the Class A Preferred Stock and do not have cumulative voting rights. Holders of shares of Common Stock are entitled to receive dividends, if any, as declared by the Board of Directors out of funds legally available therefor. Upon liquidation, dissolution or winding up of the Company, holders of shares of Common Stock are entitled to share ratably in the net assets of the Company available after the payment of all debts and other liabilities of the Company, subject to the prior rights of outstanding shares of Preferred Stock. Holders of shares of Common Stock have no preemptive, subscription, redemption or conversion rights. The rights, preferences and privileges of holders of shares of Common Stock are subject to, and may be adversely affected by, the rights of the holders of shares of the Class A Preferred Stock, Class B Preferred Stock and Class C Preferred Stock or any other series of Preferred Stock the Company may designate and issue in the future.

PREFERRED STOCK

     The Board of Directors has the authority, without further action by the stockholders, to issue shares of Preferred Stock in one or more series and to fix the number of shares, designations, voting powers, preferences, optional and other special rights and the restrictions or qualifications thereof, subject to the rights of the holders of the Class A Preferred Stock discussed below. The rights, preferences, privileges and powers of each series of Preferred Stock may differ with respect to dividend rates, amounts payable on liquidation, voting rights, conversion rights, redemption provisions, sinking fund provisions and other matters. The following is a description of the two Classes of Preferred Stock that are currently outstanding.

  Class A Preferred Stock

     In May 1996, the Company authorized 1,303 shares and issued 779 shares of Class A Preferred Stock. Each share of Class A Preferred Stock is convertible at any time at the option of the holders into 600 shares of the Common Stock. Upon the occurrence of certain events, the shares of Class A Preferred Stock will automatically convert into shares of Common Stock of the Company. The holders of the Class A Preferred Stock are entitled to receive preferential dividends, when and as declared by the Board of Directors, in a per share amount equal to the product of the dividend payable per share of Common Stock and the number of shares of Common Stock into which a share of Class A Preferred Stock is then convertible. So long as any shares of Class A Preferred Stock are outstanding, unless all dividends on the Class A Preferred Stock have been paid, no dividend or other distribution may be paid or made on the Common Stock or any other capital stock of the Company ranking junior as to dividends to the Class A Preferred Stock and no such capital stock may be acquired by the Company, other than by means of a distribution or exchange of capital stock of the Company ranking junior to the Class A Preferred Stock. In the event of any sale of all or substantially all of the assets of the Company or any liquidation, dissolution or winding up of the Company, the holders of the Class A Preferred Stock will be entitled to receive an amount per share equal to $2,558.85, subject to certain adjustments, plus all declared but unpaid dividends per share on the Class A Preferred Stock, prior to any distribution to holders of the Common Stock or any other capital stock of the Company ranking junior upon liquidation or dissolution to the Class A Preferred Stock.

     Generally, the holders of the Class A Preferred Stock vote with the holders of the Common Stock on all matters submitted to a vote of the stockholders of the Company other than the election of members of the Board of Directors for so long as those holders vote separately for Preferred Directors. The holders of the Class A Preferred Stock will vote separately as a class for two Preferred Directors so long as the outstanding shares of

Class A Preferred Stock represent more than 15% of the combined voting power of the outstanding capital stock of the Company or for one Preferred Director so long as the outstanding shares of Class A Preferred Stock represent at least 5% and no more than 15% of the combined voting power of the outstanding capital stock of the Company.

  Class B Preferred Stock

     In December 1997, the Company authorized 20,000 shares and issued 600 shares of its Class B Preferred Stock to Mr. Robert Davidoff and CMCO, Inc. in exchange for 8% subordinated promissory notes in the aggregate principal amount of $600,000. The Company repurchased such shares in June 1998 with a portion of the proceeds of the Notes Offering. In March 1998, the Company issued 750 shares of Class B Preferred Stock as a portion of the purchase price in connection with the acquisition of the CJM Theaters. The Company repurchased the remaining shares of Class B Preferred Stock in September 1998 with a portion of the proceeds of the Notes Offering. As of September 30, 1998, there were no shares of Class B Preferred Stock outstanding.

  Class C Preferred Stock

     The Company has authorized and issued 3,000 shares of Class C Preferred Stock. Each share of Class C Preferred Stock is convertible at any time at the option of the holder after the earlier of (i) July 21, 1998 and (ii) the date on which a registration statement covering the shares of Common Stock into which the Class C Preferred Stock is convertible has been declared effective, into a number of shares of the Common Stock based on a conversion price equal to the lesser (i) $21.95 per share or (ii) 87.5% of the average of the fourth, fifth and sixth lowest closing prices of the Common Stock during the 20-day period immediately prior to such conversion, subject to certain limitations and adjustments. On April 23, 2000, the shares of Class C Preferred Stock will automatically convert into shares of Common Stock on the basis of the conversion price then in effect, subject to certain conditions. In the event the Company fails to deliver such shares of Common Stock upon conversion of the Class C Preferred Stock, the Company must pay interest to the holder in the amount of up to 24% per annum on the liquidation preference of the shares so converted for the number of days until such shares of Common Stock are delivered to the holder. The holders of the Class C Preferred Stock are entitled to receive cumulative preferential dividends, when and as declared by the Board of Directors, in a per share amount equal to, on an annualized basis, 5% of the stated value of the Class C Preferred Stock ($1,000 per share), payable in cash or in shares of Common Stock, at the Company's option. In the event the Company fails to deliver shares of Common Stock paid as dividends, the Company must pay interest to the holder in the amount of up to 24% per annum on dividend amount for the number of days until such shares of Common Stock are delivered to the holder. In the event of any sale of all or substantially all of the assets of the Company or any liquidation, dissolution or winding up of the Company, the holder of the Class C Preferred Stock will be entitled to receive a liquidation preference of $1,000 per share (subject to adjustment in the event of any stock split, combination or reclassification of the Class C Preferred Stock or other similar event) plus any accrued and unpaid dividends thereon. Upon the occurrence of certain events, as described below, the Class C Preferred Stock will be mandatorily redeemable at the option of the holder of the Class C Preferred Stock, at a redemption price equal to the greater of (i) 125% of the liquidation preference of the shares being redeemed and (ii) an amount determined by dividing the liquidation preference of the shares being redeemed by the conversion price in effect on the date of such redemption multiplied by the closing trading price for the Common Stock on the five trading days immediately preceding the date of such redemption. Events giving rise to mandatory redemption include, among other things, (i) the Company's failure to issue and deliver the shares of Common Stock upon conversion due to voluntary action by the Company or a failure by the Company to take action, (ii) the material breach by the Company, due to voluntary action taken by the Company or a failure by the Company to take action, of any covenant or other material term or condition of any agreement entered into in connection with such issuance,
(iii) materially inaccurate or misleading representations or warranties by the Company in connection with the issuance and sale of the Class C Preferred Stock, due to voluntary action taken by the Company or a failure by the Company to take action, (iv) the required registration statement not being declared effective within the required period of time or if the registration statement lapses for any reason or is unavailable to the holder for the sale of the conversion shares, provided that the cause of such lapse or unavailability is not due to factors solely within the control of the holder, and provided further that the failure or lapse or unavailability is due to a voluntary action by the Company or a failure by the Company to take action, (v) the Common Stock not being listed on the AMEX, New York Stock Exchange or the National Association of Securities Dealers, Inc. National Market System due to voluntary action by the Company or a failure by the Company to take action, or (vi) a change in control of the Company, which results in prior stockholders of the Company failing to own at least 50% of the surviving entity, other than a transaction which is not approved by the Board of Directors of the Company.

CLASS A WARRANT

     The Class A Warrant is initially exercisable for 282,600 shares of Common Stock, at an initial exercise price of $.01 per share, subject to adjustment in certain events. The Class A Warrant is not exercisable until June 1, 2001 unless, prior to that date, the Company sells all or substantially all of its assets, liquidates, dissolves or winds up or merges or consolidates with another corporation in a transaction immediately after which persons who held voting securities of the Company having more than 50% of the combined voting power of the outstanding voting securities of the Company do not hold voting securities of the surviving corporation having more than 50% of the combined voting power of the outstanding voting securities of the surviving corporation or a majority of the outstanding shares of Common Stock are acquired by a single person or group of affiliated persons (other than the Company's current stockholders). The number of shares of Common Stock for which the Class A Warrant is exercisable will be subject to reduction if any of the events described in the preceding sentence occur or if there is an underwritten public offering of shares of Common Stock pursuant to an effective registration statement under the Securities Act or if the Common Stock is listed on a national securities exchange or registered as a class under the Exchange Act, and the Fair Market Value (as defined below) of the Common Stock is greater than the Floor Price (currently equal to $11.37 per share). Fair Market Value for purposes of any of such transactions is equal to the consideration paid or payable or deemed paid to the holders of the Common Stock assuming the exercise of all warrants to purchase shares of Common Stock and the conversion of all securities convertible into shares of Common Stock (other than the Class A Warrant). Fair Market Value for purposes of a public offering or any such listing or registration of the Common Stock is based on the average closing sale price or last bid price for the Common Stock for any 120-day trading period following the closing of such offering or listing or registration, so long as the closing sale price or last bid price on each day in that period exceeds the Floor Price; provided, that the last day of any such period may not occur during any "lock up" period agreed to by the holder of the Class A Warrant with respect to any public offering. The reduction in the number of shares of Common Stock purchasable upon exercise of the Class A Warrants is based upon a formula and, if the Fair Market Value is high enough (currently $17.25), could result in the Class A Warrant not being exercisable for any shares. The Floor Price and the number of shares of Common Stock that the Class A Warrant are exercisable for are subject to adjustment for subdivisions or combinations of the Common Stock, the issuance of shares of Common Stock as a dividend and certain reorganizations and reclassifications, mergers and consolidations.

     Contemporaneously with the execution of the Merger Agreement, MidMark, the holder of the Class A Warrant, entered into an agreement with Clearview and Cablevision, pursuant to which MidMark agreed that, immediately prior to the effective time of the Merger, MidMark will surrender its Class A Warrant to Clearview for cancellation in exchange for payment by Clearview of $1.00.

CERTAIN PROVISIONS OF THE CERTIFICATE AND THE BY-LAWS

     The Certificate and the By-laws contain a number of provisions relating to corporate governance and the rights of stockholders. Certain of these provisions may be deemed to have a potential "anti-takeover" effect insofar as such provisions may delay, defer or prevent a change of control of the Company, including, but not limited, to the following provisions:

     The Certificate provides that the holders of the Common Stock may only take action at a duly called meeting of the stockholders of the Company and may not act by written consent.

     The By-laws contain certain notification requirements relating to nominations to the Board of Directors and to the raising of business matters at stockholder meetings. Such requirements provide that a notice of proposed stockholder business must be timely given in writing to the Secretary of the Company prior to the appropriate meeting. To be timely, notice relating to an annual meeting must be given not less than 60, nor more than 90, days in advance of such meeting; provided, that if the date of the annual meeting is changed by more than 30 days from the anniversary date of the prior annual meeting, written notice must be given no later than the fifth day after the first public disclosure of the date of the meeting. The By-laws provide that special meetings of stockholders may be called only by certain officers of the Company or the Board of Directors.

     The Certificate contains certain provisions permitted under the Delaware General Corporation Law (the "DCL") regarding the liability of directors. These provisions eliminate the personal liability of a director to the Company and its stockholders for monetary damages for breach of fiduciary duty as a director other than for any breach of that director's duty of loyalty, for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, for any transaction from which the director derived an improper personal benefit or for an unlawful payment of dividends or redemption of stock. Those provisions do not affect the availability of equitable remedies such as an action to enjoin or rescind a transaction involving a breach of fiduciary duty. The By-laws provide that the Company will indemnify its directors and officers, and may indemnify any authorized representative of the Company, to the fullest extent permitted by the DCL. The Company believes that such provisions will assist the Company in attracting and retaining qualified individuals to serve as directors and officers.

     The By-laws provide that the number of directors constituting the entire Board of Directors will be established by the Board of Directors except as otherwise provided in the Certificate, but will consist of not less than three Common Directors. Common Directors may be removed by the holders of the Common Stock only for cause and new Common Directors may be elected simultaneously with such removal. The By-laws further provide that any amendment of the By-laws to permit the removal of Common Directors without cause by the holders of the Common Stock will not apply to any incumbent director for the balance of his or her term.

     The Certificate provides that the Common Directors will be divided into three classes serving staggered three-year terms. Each class will consist, as nearly as possible, of one-third of the whole number of Common Directors. The classification of the Common Directors and the separate voting for the Preferred Directors has the effect of making it more difficult for stockholders to change the composition of the Board of Directors in a relatively short period of time. At least three annual meetings of stockholders will generally be required to effect a change in a majority of the Board of Directors.

     The By-laws may be amended by a majority of the Board of Directors, subject to the right of the stockholders to amend the By-laws by the affirmative vote of the holders of at least two-thirds of the outstanding shares of Common Stock and Class A Preferred Stock voting as a single class. The Certificate may be amended by the affirmative vote of the holders of a majority of the outstanding shares of Common Stock and Class A Preferred Stock voting as a single class, except that the affirmative vote of the holders of at least two-thirds of such shares is required to amend certain provisions, including the provisions establishing a classified board and prohibiting action by written consent.

TRANSFER AGENT AND REGISTRAR

     The transfer agent and registrar for the Common Stock is The Bank of New York.

                       DESCRIPTION OF NEW CREDIT FACILITY

     Clearview Cinema Group, Inc. (the "Borrower") has entered into a Senior Bank Credit Facility with The Provident Bank (the "New Credit Facility"). The following is a summary of certain provisions of the New Credit Facility and does not purport to be complete and is subject to, and is qualified in its entirety by reference to, the definitive terms of the New Credit Facility.

     The New Credit Facility provides for revolving credit loans in an aggregate principal amount not to exceed $15.0 million, with all outstanding indebtedness thereunder repayable on the fifth anniversary of the closing of the New Credit Facility. Revolving credit loans will be available for general corporate purposes, including working capital and theater acquisitions. Amounts borrowed under the New Credit Facility may be repaid and reborrowed, provided that the Borrower is in compliance with all covenants under the New Credit Facility, and if, following consummation of such borrowing, the ratios of senior indebtedness under the New Credit Facility to consolidated EBITDA, determined on a pro forma basis with adjustments acceptable to The Provident Bank, does not exceed 3.5 to 1. Availability under the New Credit Facility is $15.0 million.

     In addition, the New Credit Facility provides for mandatory prepayments equal to (i) the net proceeds of certain extraordinary dispositions (unless the Borrower reasonably intends to reinvest the proceeds in specified assets within six months or other exceptions are applicable) and (ii) certain unused condemnation and insurance proceeds.

     The Borrower's obligations under the New Credit Facility are guaranteed by all of the Borrower's present direct and indirect subsidiaries, and secured by the pledge of the stock of all direct and indirect subsidiaries of the Borrower. The subsidiary guarantees are secured by substantially all of the assets of each such subsidiary.

     Loans under the New Credit Facility will bear interest at a rate equal to The Provident Bank's prime rate. Following the occurrence and during the continuation of an event of default under the New Credit Facility, the loans will bear interest at the applicable rate plus 2%.

     The New Credit Facility ranks pari passu in right of payment with the Notes, except that the Notes are unsecured. The New Credit Facility contains covenants that, among other things, restrict the ability of the Borrower and its subsidiaries to materially change the nature of their business, consolidate with or merge with or into other entities, make payments of principal or interest on contractually subordinated debt (in each case subject to certain exceptions), incur lease obligations, pay management compensation in excess of specified amounts, dispose of assets or businesses, make investments, grant liens, mortgages or other encumbrances, agree to restrictions on payments of dividends or intercompany indebtedness, incur indebtedness, enter into sale-leaseback transactions, enter into transactions with affiliates except on an arm's length basis, incur capital expenditures in excess of specified amounts and otherwise restrict corporate activities. In addition, the New Credit Facility requires compliance with certain financial covenants, including requiring the Borrower and its subsidiaries to maintain a minimum interest coverage ratio, a minimum debt service coverage ratio, and a minimum senior secured indebtedness under the New Credit Facility to consolidated EBITDA ratio. The Borrower does not expect that such covenants will materially impact the ability of the Borrower and its subsidiaries to operate their respective businesses.

     The terms of the New Credit Facility permit the Borrower to make payments on pari passu debt (including the Notes). There are no limitations in the New Credit Facility on the ability of the subsidiaries of the Borrower to make distributions to the Borrower.

     The New Credit Facility contains customary events of default, including the failure to pay principal when due or any interest or other amount that becomes due within three days after the due date thereof, any representation or warranty being made by the Borrower that is incorrect in any material respect on or as of the date made, a default in the performance of any negative covenants or a default in the performance of certain other covenants or agreements for a period of thirty days, default in certain other indebtedness, certain insolvency events, rendering of judgments against the Borrower in specified amounts and failure to satisfy such judgments within specified periods, occurrence of a material adverse effect (i.e. an event which will, or is reasonably likely to, have a material adverse effect on the collateral under the New Credit Facility or upon the financial condition, operations, assets or prospects in the aggregate of the Borrower) and certain change of control events (including a Change of Control as defined in the Indenture). In addition, the New Credit Facility provides that a default under the Indenture will result in a default under the New Credit Facility.

             CERTAIN UNITED STATES FEDERAL INCOME TAX CONSEQUENCES

     The following general discussion summarizes certain of the material U.S. federal income tax consequences of the Exchange Offer to holders of the Old Notes. This discussion is a summary for general information only and does not consider all aspects of U.S. federal income tax that may be relevant to a holder of the Old Notes in light of such holder's personal circumstances. This discussion also does not address the U.S. federal income tax consequences to holders subject to special treatment under the U.S. federal income tax laws, such as dealers in securities or foreign currency, tax-exempt entities, banks, thrifts, insurance companies, persons that hold the Old Notes as part of a "straddle," a "hedge" against currency risk or a "conversion transaction," persons that have a

"functional currency" other than the U.S. dollar, and investors in pass-through entities. In addition, this discussion does not describe any tax consequences arising out of the tax laws of any state, local or foreign jurisdiction.

     This discussion is based upon the Code, existing and proposed regulations thereunder, Internal Revenue Service ("IRS") rulings and pronouncements and judicial decisions now in effect, all of which are subject to change (possibly on a retroactive basis). The Company has not and will not seek any rulings or opinions from the IRS or counsel with respect to the matters discussed below. There can be no assurance that the IRS will not take positions concerning the tax consequences of the Exchange Offer which are different from those discussed herein.

     HOLDERS OF OLD NOTES SHOULD CONSULT THEIR OWN ADVISORS CONCERNING THE APPLICATION OF U.S. FEDERAL INCOME TAX LAWS, AS WELL AS THE LAWS OF ANY STATE, LOCAL OR FOREIGN TAXING JURISDICTION, TO THE EXCHANGE OFFER IN LIGHT OF THEIR PARTICULAR SITUATIONS.

     The exchange of Old Notes for New Notes pursuant to the Exchange Offer should not constitute a taxable exchange. As a result, (i) a holder should not recognize taxable gain or loss as a result of exchanging Old Notes for New Notes pursuant to the Exchange Offer; (ii) the holding period of the New Notes should include the holding period of the Old Notes exchanged therefor and (iii) the adjusted tax basis of the New Notes should be the same as the adjusted tax basis of the old Notes exchanged therefor immediately before the exchange

                              PLAN OF DISTRIBUTION

     Each broker-dealer that receives New Notes for its own account in connection with the Exchange Offer must acknowledge that it will deliver a prospectus in connection with any resale of such New Notes. This Prospectus, as it may be amended or supplemented from time to time, may be used by a broker-dealer in connection with resales of New Notes received in exchange for Old Notes if such Old Notes were acquired as a result of market-making activities or other trading activities. The Company has agreed that for a period of 90 days after the date of this Prospectus, it will make this Prospectus, as amended or supplemented, available to any broker-dealer that requests such documents in the Letter of Transmittal, for use in connection with any such
resale. In addition, until                (90 days after the date of this
Prospectus), all dealers effecting transactions in the New Notes may be required to deliver a prospectus.

     The Company will not receive any proceeds from any sale of New Notes by broker-dealers. New Notes received by broker-dealers for their own account in connection with the Exchange Offer may be sold from time to time in one or more transactions in the over-the-counter market, in negotiated transactions, through the writing of options on the New Notes or a combination of such methods of resale, at market prices prevailing at the time of resale, at prices related to such prevailing market prices or negotiated prices. Any such resale may be made directly to purchasers or to or through brokers or dealers who may receive compensation in the form of commissions or concessions from any such broker-dealer and/or the purchasers of any such New Notes. Any broker-dealer that resells New Notes that were received by it for its own account in connection with the Exchange Offer and any broker or dealer that participates in a distribution of such New Notes may be deemed to be an "underwriter" within the meaning of the Securities Act, and any profit on any such resale of New Notes and any commissions or concessions received by any such persons may be deemed to be underwriting compensation under the Securities Act. The Letter of Transmittal states that by acknowledging that it will deliver and by delivering a prospectus, a broker-dealer will not be deemed to admit that it is an "underwriter" within the meaning of the Securities Act.

                                 LEGAL MATTERS

     The validity of the New Notes offered hereby will be passed upon for the Company by Kirkpatrick & Lockhart LLP.

                                    EXPERTS

     The consolidated financial statements of Clearview Cinema Group, Inc. and its subsidiaries as of December 31, 1997 and for the year then ended included in this Prospectus have been audited by PricewaterhouseCoopers LLP, independent accountants, as stated in their report appearing herein.

     The consolidated financial statements of Clearview Cinema Group, Inc. and its subsidiaries as of December 31, 1996 and for each of the two years in the period then ended, the combined financial statements of the UA I Theaters as of December 31, 1996 and for each of the two years in the period then ended, the combined financial statements of the Nelson Ferman Theaters as of September 30, 1997 and for the nine months then ended and the year ended December 31, 1996, and the combined financial statements of the CJM Theaters as of September 30, 1997 and for the nine months then ended and for the year ended December 31, 1996 have been audited by Wiss & Company, LLP, independent auditors, as set forth in their respective reports appearing herein.

                         INDEX TO FINANCIAL STATEMENTS


                                                              PAGE
                                                              ----
CLEARVIEW CINEMA GROUP, INC.
  Consolidated Balance Sheets as of December 31, 1997 and
     June 30, 1998..........................................   F-2
  Consolidated Statements of Operations for the Three and
     Six Months Ended June 30, 1997 and 1998................   F-3
  Consolidated Statement of Changes in Stockholders' Equity
     for the Six Months Ended June 30, 1998.................   F-4
  Consolidated Statements of Cash Flows for the Six Months
     Ended June 30, 1997 and 1998...........................   F-5
  Notes to Consolidated Financial Information...............   F-6

CLEARVIEW CINEMA GROUP, INC.
  Report of Independent Accountants (PricewaterhouseCoopers
     LLP)...................................................  F-13
  Independent Auditors' Report (Wiss & Company, LLP)........  F-14
  Consolidated Balance Sheet as of December 31, 1996 and
     1997...................................................  F-15
  Consolidated Statement of Operations for the Years Ended
     December 31, 1995, 1996 and 1997.......................  F-16
  Consolidated Statement of Changes in Stockholders' Equity
     for the Years Ended December 31, 1995, 1996 and
     1997...................................................  F-17
  Consolidated Statement of Cash Flows for the Years Ended
     December 31, 1995, 1996 and 1997.......................  F-18
  Notes to Consolidated Financial Statements................  F-19

THEATERS ACQUIRED FROM UNITED ARTISTS
  Independent Auditors' Report (Wiss & Company, LLP)........  F-33
  Combined Balance Sheets at December 31, 1996 and March 31,
     1997 (unaudited).......................................  F-34
  Combined Statements of Income and Divisional Equity for
     the Years Ended December 31, 1995 and 1996 and the
     Three Months Ended March 31, 1996 and 1997
     (unaudited)............................................  F-35
  Combined Statements of Cash Flows for the Years Ended
     December 31, 1995 and 1996 and the Three Months Ended
     March 31, 1996 and 1997 (unaudited)....................  F-36
  Notes to Combined Financial Statements....................  F-37

THEATERS ACQUIRED FROM NELSON FERMAN THEATERS AT PARSIPPANY
  AND ROXBURY
  Independent Auditors' Report (Wiss & Company, LLP)........  F-40
  Combined Balance Sheet at September 30, 1997..............  F-41
  Combined Statements of Income and Changes in Retained
     Earnings for the Year Ended December 31, 1996 and the
     Nine Months Ended September 30, 1997...................  F-42
  Combined Statements of Cash Flows for the Year Ended
     December 31, 1996 and Nine Months Ended September 30,
     1997...................................................  F-43
  Notes to Combined Financial Statements....................  F-44

THEATERS ACQUIRED FROM CJM THEATERS AT KIN-MALL,
  MIDDLEBROOK, CEDAR GROVE AND BELLEVUE
  Independent Auditors' Report (Wiss & Company, LLP)........  F-47
  Combined Balance Sheet, September 30, 1997................  F-48
  Combined Statements of Income and Changes in Retained
     Earnings for the Year Ended December 31, 1996 and the
     Nine Months Ended September 30, 1997...................  F-49
  Combined Statements of Cash Flow for the Year Ended
     December 31, 1996 and the Nine Months Ended September
     30, 1997...............................................  F-50
  Notes to Combined Financial Statements....................  F-51

CLEARVIEW CINEMA GROUP, INC.

CONSOLIDATED BALANCE SHEETS

                                                              DECEMBER 31,     JUNE 30,
                                                                  1997           1998
                                                              ------------    -----------
                                                                              (UNAUDITED)
ASSETS
Current Assets:
  Cash and cash equivalents.................................  $ 1,647,176     $21,239,630
  Inventories...............................................      116,655         187,087
  Other current assets......................................      341,273         559,211
                                                              -----------     -----------
          Total current assets..............................    2,105,104      21,985,928
Property, Equipment and Leaseholds, Net.....................   34,488,714      41,282,655
Intangible assets, net......................................   19,931,555      33,199,903
Other non-current assets....................................      827,019         804,712
                                                              -----------     -----------
                                                              $57,352,392     $97,273,198
                                                              ===========     ===========

            LIABILITIES AND STOCKHOLDERS' EQUITY
Current Liabilities:
  Current maturities of long-term debt......................  $ 2,876,607     $        --
  Accounts payable and accrued expenses.....................    4,562,633       6,283,167
                                                              -----------     -----------
          Total current liabilities.........................    7,439,240       6,283,167
Long-term debt, less current maturities.....................   32,234,955      80,000,000
Subordinated notes payable--long term.......................    6,000,000              --
Commitments and Contingencies (Note 7)
Class B Redeemable Preferred Stock..........................    1,350,000         750,000
Stockholders' Equity:
  Undesignated preferred stock:
     2,475,697 shares authorized............................           --              --
  Class A Preferred Stock, par value $.01, 1,303 shares
     authorized; 779 shares issued and outstanding..........            8               8
  Class C Preferred Stock, par value $.01, 3,000 shares
     authorized; 3,000 shares issued and outstanding........           --              30
  Common Stock, par value $.01, 10,000,000 shares
     authorized; 2,213,097 and 2,304,802 shares issued and
     outstanding............................................       22,131          23,048
  Additional paid-in capital................................   12,214,515      18,230,563
  Accumulated deficit.......................................   (1,908,457)     (8,013,618)
                                                              -----------     -----------
          Total stockholders' equity........................   10,328,197      10,240,031
                                                              -----------     -----------
                                                              $57,352,392     $97,273,198
                                                              ===========     ===========

         See accompanying notes to consolidated financial information.

CLEARVIEW CINEMA GROUP, INC.

CONSOLIDATED STATEMENTS OF OPERATIONS
(UNAUDITED)

                                                       THREE MONTHS ENDED            SIX MONTHS ENDED
                                                            JUNE 30,                     JUNE 30,
                                                    -------------------------    -------------------------
                                                       1997          1998           1997          1998
                                                    ----------    -----------    ----------    -----------
THEATER REVENUES:
  Box office......................................  $1,996,644    $ 6,567,730    $4,708,854    $13,644,849
  Concession......................................     593,835      2,307,209     1,337,821      4,591,268
  Other...........................................      91,396        269,889       141,135        589,520
                                                    ----------    -----------    ----------    -----------
                                                     2,681,875      9,144,828     6,187,810     18,825,637
                                                    ----------    -----------    ----------    -----------
OPERATING EXPENSES:
  Film rental.....................................     992,574      3,469,187     2,188,700      6,529,384
  Cost of concession sales........................     106,029        302,683       221,278        660,148
  Theater operating expenses......................   1,228,805      3,685,008     2,448,960      7,140,267
  General and administrative expenses.............     212,912        659,720       404,718      1,669,519
  Depreciation and amortization...................     384,696      1,619,943       797,707      2,882,568
                                                    ----------    -----------    ----------    -----------
                                                     2,925,016      9,736,541     6,061,363     18,881,886
                                                    ----------    -----------    ----------    -----------
OPERATING (LOSS) INCOME...........................    (243,141)      (591,713)      126,447        (56,249)
Interest expense, net.............................     365,180      1,465,601       724,146      2,626,348
                                                    ----------    -----------    ----------    -----------
LOSS BEFORE EXTRAORDINARY ITEM....................    (608,321)    (2,057,314)     (597,699)    (2,682,597)
Extraordinary item--loss on redemption of debt....          --     (2,029,649)           --     (2,029,649)
                                                    ----------    -----------    ----------    -----------
NET LOSS..........................................    (608,321)    (4,086,963)     (597,699)    (4,712,246)
Preferred Stock Dividends.........................          --     (1,362,990)           --     (1,392,915)
                                                    ----------    -----------    ----------    -----------
LOSS AVAILABLE FOR COMMON STOCK...................  $ (608,321)   $(5,449,953)   $ (597,699)   $(6,105,161)
                                                    ==========    ===========    ==========    ===========
BASIC AND DILUTED LOSS PER SHARE..................  $    (0.34)   $     (2.39)   $    (0.33)   $     (2.71)
                                                    ==========    ===========    ==========    ===========

         See accompanying notes to consolidated financial information.

CLEARVIEW CINEMA GROUP, INC.

CONSOLIDATED STATEMENT OF CHANGES IN STOCKHOLDERS' EQUITY
SIX MONTHS ENDED JUNE 30, 1998
(UNAUDITED)

                                    CLASS A                                 CLASS C
                                PREFERRED STOCK      COMMON STOCK       PREFERRED STOCK   ADDITIONAL
                                ---------------   -------------------   ---------------     PAID-IN     ACCUMULATED
                                SHARES   AMOUNT    SHARES     AMOUNT    SHARES   AMOUNT     CAPITAL       DEFICIT        TOTAL
                                ------   ------   ---------   -------   ------   ------   -----------   -----------   -----------
BALANCE, DECEMBER 31, 1997:...   779       $8     2,213,097   $22,131      --      --     $12,214,515   $(1,908,457)  $10,328,197
  Issuance of common stock
    for assets acquired.......    --       --        91,705       917      --      --       1,747,083           --      1,748,000
  Issuance of preferred
    stock.....................    --       --                           3,000     $30       2,973,727           --      2,973,757
  Preferred stock dividend....    --       --            --        --      --      --       1,295,238   (1,392,915)       (97,677)
  Net loss....................    --       --            --        --      --      --              --   (4,712,246)    (4,712,246)
                                 ---       --     ---------   -------   -----     ---     -----------   -----------   -----------
BALANCE, JUNE 30, 1998........   779       $8     2,304,802    23,048   3,000     $30     $18,230,563   $(8,013,618)  $10,240,031
                                 ===       ==     =========   =======   =====     ===     ===========   ===========   ===========

         See accompanying notes to consolidated financial information.

CLEARVIEW CINEMA GROUP, INC.

CONSOLIDATED STATEMENTS OF CASH FLOWS
(UNAUDITED)

                                                                   SIX MONTHS ENDED
                                                                       JUNE 30,
                                                              ---------------------------
                                                                 1997            1998
                                                              -----------    ------------
CASH FLOWS FROM OPERATING ACTIVITIES:
  Net loss..................................................  $  (597,699)   $ (4,712,246)
  Adjustments to reconcile net loss to net cash provided by
     operating activities:
     Depreciation and amortization of property, equipment
      and leaseholds........................................      705,071       1,945,546
     Amortization of intangible assets......................       92,636         937,022
     Amortization of debt discount and issuance costs.......       87,649         179,607
     Extraordinary loss from early extinguishment of debt...           --       2,029,649
     Changes in operating assets and liabilities:
       Inventories..........................................       (3,908)        (70,432)
       Other current assets.................................     (125,005)       (217,938)
       Other non-current assets.............................          769         (46,821)
       Accounts payable and accrued expenses................      378,013       1,671,097
                                                              -----------    ------------
          Net cash provided by operating activities.........      537,526       1,715,484
                                                              -----------    ------------
CASH FLOWS FROM INVESTING ACTIVITIES:
  Purchase and construction of property, equipment and
     leaseholds.............................................   (1,392,692)     (2,871,487)
  Acquisitions of theaters..................................           --     (15,025,000)
  Acquisition costs.........................................     (101,036)       (231,171)
                                                              -----------    ------------
          Net cash used in investing activities.............   (1,493,728)    (18,127,658)
                                                              -----------    ------------
CASH FLOWS FROM FINANCING ACTIVITIES:
  Proceeds from issuance of long term debt..................    1,550,000      85,800,000
  Payments on long term debt................................     (423,621)    (47,154,291)
  Prepayment premium on long term debt repaid...............           --        (410,000)
  Debt issuance costs.......................................           --      (4,556,598)
  Deferred offering costs...................................     (163,285)             --
  Redemption of class B preferred stock.....................           --        (600,000)
  Proceeds from issuance of class C preferred stock.........           --       3,000,000
  Preferred stock issuance costs............................           --         (26,243)
  Preferred stock dividends paid............................           --         (48,240)
                                                              -----------    ------------
          Net cash provided by financing activities.........      963,094      36,004,628
                                                              -----------    ------------
NET CHANGE IN CASH AND CASH EQUIVALENTS.....................        6,892      19,592,454
CASH AND CASH EQUIVALENTS, BEGINNING OF PERIOD..............      751,345       1,647,176
                                                              -----------    ------------
CASH AND CASH EQUIVALENTS, END OF PERIOD....................  $   758,237    $ 21,239,630
                                                              ===========    ============
SUPPLEMENTAL CASH FLOW INFORMATION:
  Interest paid.............................................  $   577,080    $  2,432,164
                                                              ===========    ============
  Non-cash investing and financing activities:
     Issuance of common stock as consideration for theater
      and assets acquired...................................  $        --    $  1,748,000
                                                              ===========    ============
     Warrants repurchased through issuance of debt..........  $ 1,000,000    $         --
                                                              ===========    ============

         See accompanying notes to consolidated financial information.

CLEARVIEW CINEMA GROUP, INC.

NOTES TO CONSOLIDATED FINANCIAL INFORMATION

NOTE 1--BASIS OF PRESENTATION

     The balance sheet as of December 31, 1997 has been derived from the audited balance sheet contained elsewhere herein of Clearview Cinema Group, Inc. (the "Company"), and is presented for comparative purposes. All other financial information is unaudited. In the opinion of management, all adjustments, which include only normal recurring adjustments necessary to present fairly the financial position, results of operations and cash flows for all periods presented, have been made. Results of operations for interim periods are not necessarily indicative of the operating results for a full year.

     Footnote disclosures normally included in financial statements prepared in accordance with generally accepted accounting principles have been omitted in accordance with the published rules and regulations of the Securities and Exchange Commission. The financial information presented in this report should be read in conjunction with the annual financial statements included elsewhere herein.

     In February 1997, the Financial Accounting Standards Board issued Statement of Financial Accounting Standards 128, Earnings Per Share ("SFAS 128") which is effective for financial statements for both interim and annual periods ending after December 15, 1997. The Company adopted SFAS 128 in the fourth quarter of 1997. SFAS 128 replaces the presentation of primary and fully diluted earnings per share with basic and diluted earnings per share. Basic earnings per share is calculated based on the weighted average number of common shares outstanding during the period and excludes all dilution. Diluted earnings per share is calculated by using the weighted average number of common shares outstanding, while also giving effect to all dilutive potential common shares that were outstanding during the period. Prior period amounts have been restated to conform to the requirements of SFAS 128.

     For the three and six months ended June 30, 1998, the net loss available to common stockholders was $5,449,953 and $6,105,161, respectively after giving effect to the preferred stock dividend. For the three and six months ended June 30, 1997, the net loss available to common stockholders (no preferred dividend was applicable for the 1997 periods) was $608,321 and $597,699, respectively. For the three and six months ended June 30, 1998 the weighted average number of shares outstanding used in the computation of basic and diluted loss per share was 2,280,288 and 2,250,717, respectively. For the three and six months ended June 30, 1997, the weighted average number of shares outstanding used in the computation of basic and diluted loss per share was 1,797,000.

     Reclassification--Certain amounts previously reported have been reclassified to conform to current period presentation.

NOTE 2--STOCK BASED COMPENSATION

     At the June 11, 1998 Annual Meeting of Stockholders, the shares of common stock that are authorized to be issued under the 1997 Stock Incentive Plan ("the Plan") was increased from 200,000 to 450,000. During the three and six months ended June 30, 1998 the Company granted stock options to purchase 101,000 and 162,000 shares of common stock, respectively, under the Plan with exercise prices equal to the closing quoted market price of the Company's common stock on the date of grant. In accordance with Accounting Principles Board Opinion No. 25, "Accounting for Stock Issued to Employees", no compensation costs have been recognized as the options had no intrinsic value (exercise price equaled fair value of common stock) on the dates of issuance. Awards granted under the Plan become fully vested upon a change in control of the Company (see Note 8).

NOTE 3--LONG-TERM DEBT AND SUBORDINATED NOTES PAYABLE

     In February 1998, the Company amended and restated its then-existing Credit Facility (the "Old Credit Facility") by obtaining a third term note ("Term Note C") totaling $5.8 million which was used to acquire four additional theaters.

CLEARVIEW CINEMA GROUP, INC.

     In June 1998, the Company completed an offering of Senior Notes (the "Notes") for $80.0 million (approximately $76.1 million after issuance costs and related fees). The Notes mature on June 1, 2008 and bear interest at a fixed rate of 10.875%, payable semiannually on June 1 and December 1, commencing on December 1, 1998. At any time prior to June 1, 2001, the Company may on any one or more occasions redeem up to 33% of the aggregate principal amount of Notes at a redemption price of 110.875% of the principal amount thereof, with the net cash proceeds of a public offering of common stock of the Company or the net cash proceeds from a strategic equity investment in the Company, provided that, among other things, at least $53.3 million in the aggregate principal amount of the Notes remains outstanding immediately after such redemption. After June 1, 2003 the Notes are subject to redemption at any time at the option of the Company, at specified redemption prices. Upon a change of control of the Company, each holder of the Notes shall have the right to require the Company to repurchase all or any part of such holder's Notes at an offer price equal to 101% of the aggregate principal amount thereof. The Notes also stipulate that the holders of at least 25% in principal amount of the then outstanding Notes may declare all the Notes due and payable immediately upon the occurrence of certain events of default, such as default in payment of principal and interest when due, default under other agreements relating to indebtedness individually or in the aggregate exceeding $5 million and failure to comply with the covenants and other provisions of the Notes agreement. The Notes further provide that if any event of default occurs prior to June 1, 2003 and is due to any willful action or inaction taken or not taken by the Company with the intention of avoiding the prohibition on redemption of certain portions of the Notes prior to June 1, 2003, then the Notes shall become immediately due and payable at a specified premium, ranging from 107.25% to 110.875% of the principal amount depending on the date the event of default occurs. The Notes impose various restrictive covenants, including restrictions on the payment of dividends, the incurrence of additional indebtedness, the entering into of certain transactions and the issuance of preferred stock in certain circumstances.

     Concurrent with the closing of the Notes offering, the Company repaid the borrowings under the Old Credit Facility ($41.1 million, including accrued interest and a prepayment premium) and entered into a New Credit Facility with the same institution, which provides for a secured revolving line of credit in the aggregate principal amount of $15.0 million. The New Credit Facility bears interest at the prime rate (8.50% at June 30, 1998) with all outstanding indebtedness repayable on the fifth anniversary of the closing of the New Credit Facility. The New Credit Facility is collateralized by substantially all of the assets of the Company and contains various restrictive covenants including minimum interest and debt service coverage ratios, restrictions on the payment of dividends (except on the Class B Preferred Stock and Class C Preferred Stock now outstanding), restrictions on payments to purchase, redeem or otherwise acquire or retire for value any shares or rights to acquire shares of the Company's capital stock and subordinated indebtedness (except the Class B Preferred Stock, Class C Preferred Stock and any subordinated indebtedness outstanding at the time of the agreement), the incurrence of additional indebtedness and the entering into of certain transactions. The New Credit Facility agreement further stipulates that the lender may terminate the credit commitment and declare all of the amounts outstanding under the agreement to be immediately due and payable upon the occurrence of certain events including default on payment of principal and interest when due, noncompliance with covenants, default under other agreements relating to indebtedness individually or in the aggregate exceeding $5 million, and change of control of the Company. There were no amounts outstanding under the New Credit Facility as of the date hereof.

     In June 1998 the Company repaid the $6.0 million of Subordinated Notes Payable, issued in 1997 to the seller in connection with the Nelson Ferman Acquisition, from the proceeds of the Notes and Class C Preferred Stock offerings (see Note 4).

NOTE 4--PREFERRED STOCK

     In April 1998 the Company designated a new series, consisting of 3,000 shares of its preferred stock, $.01 par value, as Class C Convertible Preferred Stock (the "Class C Preferred Stock"). Concurrently, the Company entered into a Securities Purchase Agreement and issued the 3,000 shares of its Class C Preferred Stock for $2.97 million in cash, net of offering costs.

CLEARVIEW CINEMA GROUP, INC.

     The conversion feature grants the holder of the Class C Preferred Stock the right to convert to common stock based on a formula any time after July 20, 1998 at a conversion price equal to the lesser of (a) $21.95 and (b) 87 1/2% of the average of the 4th, 5th, and 6th lowest closing trade price of the Company's common stock during the 20 trading days preceding the conversion date. As more fully described in Note 8, on August 13, 1998 an announcement was made of a definitive agreement for Cablevision Systems Corp. to acquire all outstanding shares of the Company's common stock. The Class C Preferred Stock Agreement provides that, upon any public announcement by the Company regarding such a change of control transaction, the conversion price of the Class C Preferred Stock adjusts to the lower of (a) the average closing trade price of the Company's common stock for the five trading days immediately preceding the announcement date ($22.11), and (b) the conversion price as determined by the conversion formula discussed above and will remain in effect for a specified period of time. The holder of the Class C Preferred Stock is subject to certain conversion limitations which restricts conversion of the preferred shares if (a) the aggregate number of shares of the Company's common stock already issued and to be issued on conversion would exceed 19.99% of the number of the Company's common stock outstanding, and (b) the number of shares of the Company's common stock beneficially owned by the holder plus the number of shares of the Company's common stock issuable upon conversion would equal or exceed 4.99% of the number of shares of the Company's common stock then issued and outstanding. The Class C Preferred Stock will be automatically converted two years following the issue date.

     The Class C Preferred Stock agreement also provides the holders the right to redeem their preferred shares at a price based on a formula upon the occurrence of certain events involving voluntary actions or failure to take action by the Company, such as change in control transactions, failure to deliver shares of common stock upon conversion of the Class C Preferred Stock, delisting of the Company's common stock on a national exchange and material breach of covenants and other terms of the agreements surrounding the issuance of the Class C Preferred Stock.

     In accordance with the Registration Rights agreement included in the Securities Purchase Agreement, the Company filed with the Securities and Exchange Commission a registration statement covering 257,143 shares of the Company's common stock representing at least 150% of the number of shares of common stock then issuable upon conversion of the Class C Preferred Stock.

     In accordance with Emerging Issues Task Force Abstract D-60 ("EITF Abstract D-60"), "Accounting for the Issuance of Convertible Preferred Stock with a Nondetachable Conversion Feature", the intrinsic value of the beneficial conversion feature of the Class C Preferred Stock, which is measured as the difference between the conversion price and fair value of the common stock on the date of issuance, is recognized as a non-cash preferred stock dividend over the period from issuance to earliest conversion (90 days) in the statement of changes in stockholders' equity. Based on the Company's stock price on April 23, 1998 (date of issuance), the fair value of the conversion feature is $1,714,286, which will be recorded as a preferred stock dividend on a straight line basis over the period from issuance through July 20, 1998, the earliest conversion date. The amount recorded from issuance through June 30, 1998 was $1,295,238, with the remainder to be recorded in July 1998.

     In June 1998, the Company redeemed 600 shares of its Class B Preferred Stock for $600,000 from the proceeds of the Notes (see Note 3) and the Class C Preferred Stock offerings. The holder of the remaining 750 shares of Class B Preferred Stock acquired the right to require the Company to redeem the shares for $750,000 at any time upon the consummation of the Notes offering on June 12, 1998.

NOTE 5--THEATER ACQUISITIONS:

     During the first quarter of 1998, the Company acquired a total of four theaters and acquired the right to operate two theaters, totaling twenty one screens, and during the second quarter of 1998 the Company acquired a total of three theaters and 23 screens, located in New Jersey and New York. The acquisitions have been accounted for under the purchase method of accounting. Under the purchase method of accounting, the purchase price for each transaction has been allocated based on the estimated fair value of identifiable tangible and intangible assets

CLEARVIEW CINEMA GROUP, INC.

(principally property, equipment and leasehold interest) of the respective theaters with the excess purchase price, together with acquisition costs, being allocated to goodwill. The results of operations of the acquired theaters are included in the accompanying consolidated financial information from the respective acquisition dates.

     Clairidge Acquisition--In February 1998, the Company acquired substantially all the assets, including the leasehold interest, equipment and various operating contracts, of one theater from Clairidge Cinemas, Inc. (the "Clairidge Acquisition") for a total purchase price of $2.3 million. The Company paid $2.1 million in cash from borrowings under the Old Credit Facility and issued 14,782 shares of Company common stock with an aggregate market value of $200,000 based on the closing price of the Company's stock on the ten trading days preceding the acquisition. The leasehold interest acquired is to be amortized over the theater lease, which has a remaining lease term through December 31, 2016. The purchase price has been allocated as follows:

Leasehold interest.............................    $  104,500
Equipment......................................       345,000
Goodwill.......................................     1,850,500
                                                   ----------
                                                   $2,300,000
                                                   ==========

     UA II Acquisition--In March 1998, the Company acquired substantially all the assets, including land, building, equipment and various operating contracts, of two theaters from United Artists Theater Circuit, Inc. (the "UA II Acquisition") for a total purchase price of $1.5 million paid in cash from borrowings under the Old Credit Facility. The purchase price has been allocated as follows:

Land...........................................    $  252,000
Building.......................................     1,008,000
Equipment......................................       240,000
                                                   ----------
                                                   $1,500,000
                                                   ==========

     Cobble Hill Acquisition--In March 1998, the Company acquired substantially all the assets, including equipment and various operating contracts of one theater from Cobble Hill Cinemas, Inc. (the "Cobble Hill Acquisition") for a total purchase price of $2.15 million, paid in cash from borrowings under the Old Credit Facility. The purchase price has been allocated as follows:

Equipment......................................    $  188,500
Non-compete....................................        14,000
Goodwill.......................................     1,947,500
                                                   ----------
                                                   $2,150,000
                                                   ==========

     Great Neck/Franklin Square Acquisition--In June 1998, the Company acquired substantially all the assets, including the leasehold interests, equipment and various operating contracts of two theaters from Great Neck Theater Associates, Inc. and WSA Theater Corp. (the "Great Neck/Franklin Square Acquisition") for a total purchase price of $6.5 million, paid in cash from the proceeds of the Notes and Class C Preferred Stock offerings. The purchase price has been allocated as follows:

Leasehold Interest.............................    $  458,000
Equipment......................................     1,022,000
Non-compete....................................        23,000
Goodwill.......................................     4,997,000
                                                   ----------
                                                   $6,500,000
                                                   ==========

CLEARVIEW CINEMA GROUP, INC.

     AMC Acquisition--In June 1998, the Company acquired substantially all the assets, including the leasehold interest, equipment and various operating contracts of one theatre from American Multi-Cinema, Inc. (the "AMC Acquisition") for a total purchase price of $2.775 million, paid in cash from the proceeds of the Notes and Class C Preferred Stock offerings. The purchase price has been allocated as follows:

Leasehold Interest.............................    $  242,000
Equipment......................................       460,000
Goodwill.......................................     2,073,000
                                                   ----------
                                                   $2,775,000
                                                   ==========

NOTE 6--EXTRAORDINARY CHARGE:

     In connection with the early extinguishment of the debt under the Old Credit Facility (see Note 3), the Company recognized an extraordinary charge of $2,029,649 or $.89 and $.90 per share for the three and six months ended June 30, 1998, respectively. The extraordinary charge consisted of a prepayment premium of $410,000 and the write-off of unamortized debt discount and debt issuance costs of $242,729 and $1,376,920, respectively.

NOTE 7--COMMITMENTS AND CONTINGENCIES

     In June 1998, the Company entered into an agreement, subject to obtaining certain approvals, to develop a new multiplex theater in Wayne, PA. Construction is expected to be completed by December 1998 and is estimated to cost $750,000. In addition, monthly rental payments of $4,500 will be due on the earlier of 120 days after all permits have been obtained or the date that the Company begins operating the theater.

     In June 1998, the Company entered into agreements to purchase the Colony Cinemas in Livingston, NJ (3 screens) and the West Milford Cinemas in West Milford, NJ (4 screens) for an aggregate of $1.5 million in cash. The Company will purchase the land, building and other assets of the Colony Cinemas, and the leasehold interest underlying the West Milford Cinemas. These acquisitions are expected to be completed by the end of August 1998.

     In March 1998, the Company entered into an agreement to develop a new multiplex theater in Putnam County, NY. The agreement provides that after the theater is constructed the Company will add the seats and other theater equipment at an estimated cost of approximately $1.1 million. Monthly rental payments of approximately $22,500 are payable beginning on the earlier of 120 days after the landlord completes construction and the date that Clearview begins operating the theater. Construction is expected to be completed by the end of 1998.

     In February 1998, the Company entered into a lease agreement to operate a theater facility in Montclair, N.J. for ten years with four 5-year renewal options. The lease provides for a monthly base rent of $3,125 and is adjusted upward each year based on a formula.

     In connection with the CJM Acquisition consummated in 1997, the Company agreed to pay the seller additional consideration of 750 shares of Class B redeemable preferred stock valued at $750,000 if another competing theater is not opened in the operating vicinity of the purchased theaters within two years of the date of the agreement, or December 12, 1999. However, such consideration is deemed to be contingent and, as such, will only be recorded on when it becomes probable that no competing theater will be opened by December 12, 1999.

     On April 30, 1998, the Company issued 76,923 shares of common stock having a market value of $1,548,000 in order to acquire the leasehold interest and related construction permit from Warren County Cinemas, for a 15-screen multiplex theater in Mansfield, NJ. The shareholders of Warren County Cinemas have the right to receive additional consideration, dependent upon future earnings of the theater for the next two years,

CLEARVIEW CINEMA GROUP, INC.

of up to $500,000. The shares of common stock issued are unregistered shares and are subject to a Voting Trust Agreement whereby the Chairman of the Company has the right to exercise all rights as an owner of the shares, including the right to vote, until the shares are sold or registered. The shares may be sold at any time subject to certain restrictions on the amount and holding period of the shares as stipulated under Rule 144 of the Securities Act of 1933 ("the Securities Act"). The shareholders also have the right to participate in certain registered offerings undertaken by the Company under the Securities Act that could result in the sale of the shares held. Construction began in May 1998 and is expected to be completed by the end of October 1998. The estimated cost of development is $3.1 million. The Company began paying 50% of the monthly rental payments of $29,167 and will become liable for the full monthly rent on the earlier of the opening of the theater and January 1, 1999.

     In February 1997, the Company entered into an agreement to lease a new multiplex theater to be constructed in Bayonne, N.J. The landlord has agreed to install all seats and other theater equipment according to the Company's specifications, and therefore the Company does not expect to incur any capital costs for the project. Construction is expected to be completed in early 1999, at which time the Company would be obligated to begin monthly rental payments of $41,667.

     During September 1995, the Company entered into an agreement providing for the lease of three New York theater locations with annual combined rent of approximately $300,000 and the option to purchase certain assets of the three theaters through September 2000. Until the exercise of this option, the Company is required to make annual payments which are recorded as interest expense. It is the Company's intention to exercise this option.

NOTE 8--SUBSEQUENT EVENTS

     On August 13, 1998, the Company announced that it had entered into an Agreement and Plan of Merger among Cablevision Systems Corporation ("Cablevision"), CCG Holdings Inc., a subsidiary of Cablevision, and the Company, pursuant to which the Company would be acquired by Cablevision. Each issued and outstanding share of common stock of the Company would be acquired at $24.25 per share, payable in a combination of cash and Cablevision common stock on the basis of 55% cash and 45% Cablevision common stock. The gross value of the transaction is estimated at approximately $160 million, based on the acquisition of approximately 3.3 million shares of the Company's common stock on a fully diluted basis and the assumption of the $80 million of Notes outstanding as of August 13, 1998.


     The consummation of the transaction, expected to be completed in the fourth quarter of 1998, is subject to the satisfaction of certain closing conditions including, among others, receipt of certain governmental approvals and approval of the transaction by the stockholders of the Company. Approximately 54.7% of the voting stockholders of the Company have entered into agreements with Cablevision pursuant to which such stockholders have agreed to vote their securities in favor of the transaction.


     The acquisition of the Company by Cablevision would be considered a change in control transaction which would trigger certain provisional rights as stipulated in various security and debt agreements of the Company. Specifically, a change in control would (a) entitle the holders of the Notes the right to require the Company to repurchase all or any portion of the Notes at 101% of the aggregate principal amount outstanding, (b) grant the lender under the New Credit Facility the right to terminate the credit commitment and declare all amounts outstanding immediately due and payable, (c) result in an adjustment of the conversion price of the Class C Preferred Stock and also give the holders the right to redeem the shares held, (d) result in all stock options outstanding to purchase 284,500 shares of the Company's common stock to become fully exercisable, and (e) result in the automatic conversion of the Class A Preferred Stock into 467,400 shares of the Company's common stock. Clearview made a tender offer, which expired on September 17, 1998, to repurchase the Company's 10 7/8% Senior Notes. No holder elected to tender their Notes. The change in control provision under the Notes continues to be operational.

CLEARVIEW CINEMA GROUP, INC.

     In January 1998, the Company entered into an agreement providing for the lease of a theater in Millburn, N.J. with the option to purchase certain assets of the theater for $1.15 million in cash. The initial lease period was for three months, with an option to extend for an additional three months, at $9,000 per month, which the Company exercised. In August 1998, the Company exercised its option to purchase the theater, using a portion of the proceeds from the Notes offering.



     In August 1998, the Company purchased substantially all the assets, including equipment and leasehold interests of one theater located in Bala Cynwyd, Pennsylvania from Constantine Sotolidis (the "Bala Cynwyd Acquisition"), for $700,000 in cash, using a portion of the proceeds from the Notes offering.

                       REPORT OF INDEPENDENT ACCOUNTANTS

To the Board of Directors and Stockholders of Clearview Cinema Group, Inc.

In our opinion, the accompanying consolidated balance sheet and the related consolidated statements of operations, of changes in stockholders' equity, and of cash flows present fairly, in all material respects, the financial position of Clearview Cinema Group, Inc. and its subsidiaries (the "Company") at December 31, 1997, and the results of their operations and their cash flows for the year in conformity with generally accepted accounting principles. These financial statements are the responsibility of the Company's management; our responsibility is to express an opinion on these financial statements based on our audit. We conducted our audit of these statements in accordance with generally accepted auditing standards which require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, and evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for the opinion expressed above.

Price Waterhouse LLP

New York, New York
March 19, 1998

                          INDEPENDENT AUDITORS' REPORT

Board of Directors
Clearview Cinema Group, Inc.

     We have audited the consolidated balance sheet of Clearview Cinema Group, Inc. and subsidiaries as of December 31, 1996 and the related consolidated statements of operations, changes in stockholders' equity and cash flows for each of the two years in the period ended December 31, 1996. These consolidated financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these consolidated financial statements based on our audits.

     We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the consolidated financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the consolidated financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

     In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the financial position of Clearview Cinema Group, Inc. and subsidiaries at December 31, 1996 and the results of their operations and their cash flows for each of the two years in the period ended December 31, 1996, in conformity with generally accepted accounting principles.

                                          WISS & COMPANY, LLP

Woodbridge, New Jersey
  February 10, 1997 (except as to
  the stock split described in Note 7
  and as to Note 12, for which the dates
  are August 7, 1997 and February 3, 1998)

CLEARVIEW CINEMA GROUP, INC.

CONSOLIDATED BALANCE SHEET
DECEMBER 31, 1996 AND 1997
--------------------------------------------------------------------------------

                                                                     DECEMBER 31,
                                                              --------------------------
                                                                 1996           1997
                                                              -----------    -----------
                           ASSETS
Current assets
  Cash and cash equivalents.................................  $   751,345    $ 1,647,176
  Inventories...............................................       45,102        116,655
  Other current assets......................................       34,866        341,273
                                                              -----------    -----------
          Total current assets..............................      831,313      2,105,104
Property, equipment and leaseholds, net.....................   11,412,217     34,488,714
Intangible assets, net......................................    2,711,518     19,931,555
Other non-current assets....................................      805,496        827,019
                                                              -----------    -----------
                                                              $15,760,544    $57,352,392
                                                              ===========    ===========

            LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities
  Current maturities of long-term debt......................  $   835,650    $ 2,876,607
  Current maturities of subordinated notes payable..........      479,986
  Accounts payable and accrued expenses.....................    1,226,502      4,562,633
                                                              -----------    -----------
          Total current liabilities.........................    2,542,138      7,439,240
Long-term debt, less current maturities.....................    7,742,611     32,234,955
Subordinated notes payable, less current maturities.........    1,193,882      6,000,000
Commitments and contingencies (Note 10)
Class A redeemable preferred stock at redemption price......    2,132,294
Class B redeemable preferred stock..........................                   1,350,000
Redeemable common stock at redemption price.................      357,305
Stockholders' equity
  Undesignated preferred stock 2,498,697 and 2,478,697
     shares authorized, respectively
  Class A preferred stock, par value $.01, 1,303 shares
     authorized; 779 shares issued and outstanding..........            8              8
  Common stock, par value $.01, 10,000,000 shares
     authorized; 832,800 and 2,213,097 shares issued and
     outstanding, respectively..............................        8,328         22,131
  Additional paid-in-capital................................    4,827,096     12,214,515
  Accumulated deficit.......................................     (553,519)    (1,908,457)
  Less: Redemption price of redeemable stock................   (2,489,599)
                                                              -----------    -----------
          Total stockholders' equity........................    1,792,314     10,328,197
                                                              -----------    -----------
                                                              $15,760,544    $57,352,392
                                                              ===========    ===========

          See accompanying notes to consolidated financial statements.

CLEARVIEW CINEMA GROUP, INC.

CONSOLIDATED STATEMENT OF OPERATIONS
FOR THE YEARS ENDED DECEMBER 31, 1995, 1996 AND 1997
--------------------------------------------------------------------------------

                                                           1995          1996          1997
                                                        ----------    ----------    -----------
Theater revenues
  Box office..........................................  $1,759,131    $6,195,399    $12,926,134
  Concession..........................................     554,671     1,861,155      3,914,416
  Other...............................................      31,895       141,420        421,427
                                                        ----------    ----------    -----------
                                                         2,345,697     8,197,974     17,261,977
                                                        ----------    ----------    -----------
Operating expenses
  Film rental and booking fees........................     823,791     3,022,377      6,168,380
  Cost of concession sales............................      99,261       279,549        634,395
  Theater operating expenses..........................   1,078,370     3,297,825      6,590,703
  General and administrative expenses.................     375,262       589,822      1,130,855
  Depreciation and amortization.......................      99,632       635,007      2,051,163
                                                        ----------    ----------    -----------
                                                         2,476,316     7,824,580     16,575,496
                                                        ----------    ----------    -----------
  Operating income (loss).............................    (130,619)      373,394        686,481
Interest expense, net.................................      85,697       591,722      2,015,419
                                                        ----------    ----------    -----------
  Net loss............................................  $ (216,316)   $ (218,328)   $(1,328,938)
                                                        ==========    ==========    ===========
Basic and diluted loss per share......................  $     (.36)   $     (.29)   $     (1.03)
                                                        ==========    ==========    ===========

          See accompanying notes to consolidated financial statements.

CLEARVIEW CINEMA GROUP, INC.

CONSOLIDATED STATEMENT OF CHANGES IN STOCKHOLDERS' EQUITY
FOR THE YEARS ENDED DECEMBER 31, 1995, 1996 AND 1997
--------------------------------------------------------------------------------

                                      CLASS A
                                  PREFERRED STOCK      COMMON STOCK       ADDITIONAL
                                  ---------------   -------------------     PAID-IN     ACCUMULATED
                                  SHARES   AMOUNT    SHARES     AMOUNT      CAPITAL       DEFICIT         TOTAL
                                  ------   ------   ---------   -------   -----------   ------------   -----------
Balance, December 31, 1994......                      600,000   $ 6,000   $   765,200   $   (78,875)   $   692,325
  Dividends paid................                                                            (30,000)       (30,000)
  Issuance of warrants in
    connection with subordinated
    debt........................                                               19,610                       19,610
  Net loss......................                                                           (216,316)      (216,316)
                                   ---       --     ---------   -------   -----------   ------------   -----------
Balance, December 31, 1995......                      600,000     6,000       784,810      (325,191)       465,619
  Proceeds from sale of
    preferred stock, net of
    related costs of $154,911...   779       $8                             2,345,081                    2,345,089
  Dividends paid................                                                            (10,000)       (10,000)
  Issuance of common stock
    For cash....................                       12,600       126        69,874                       70,000
    Upon conversion of debt.....                       12,000       120        79,880                       80,000
    For assets acquired.........                      208,200     2,082     1,107,918                    1,110,000
  Issuance of warrants in
    connection with
    Subordinated debt...........                                               23,532                       23,532
    Bank financing..............                                              416,001                      416,001
  Net loss......................                                                           (218,328)      (218,328)
                                   ---       --     ---------   -------   -----------   ------------   -----------
Balance, December 31, 1996......   779        8       832,800     8,328     4,827,096      (553,519)     4,281,913
  Repurchase of warrants held by
    lender......................                                           (1,000,000)                  (1,000,000)
  Sale of underwriter
    warrants....................                                                1,000                        1,000
  Issuance of common stock
    At initial public offering,
      net of costs..............                    1,150,000    11,500     7,055,597                    7,067,097
    Upon termination of
      preferred stock redemption
      right.....................                       60,000       600        25,400       (26,000)
    In exchange for warrants
      surrendered...............                       66,000       660       103,340                      104,000
    In exchange for assets
      acquired..................                      104,297     1,043     1,202,082                    1,203,125
  Net loss......................                                                         (1,328,938)    (1,328,938)
                                   ---       --     ---------   -------   -----------   ------------   -----------
Balance, December 31, 1997......   779       $8     2,213,097   $22,131   $12,214,515   $(1,908,457)   $10,328,197
                                   ===       ==     =========   =======   ===========   ============   ===========

          See accompanying notes to consolidated financial statements.

CLEARVIEW CINEMA GROUP, INC.

CONSOLIDATED STATEMENT OF CASH FLOWS
FOR THE YEARS ENDED DECEMBER 31, 1995, 1996 AND 1997
--------------------------------------------------------------------------------

                                                            1995          1996          1997
                                                         -----------   -----------   -----------
Cash flows from operating activities
  Net loss.............................................  $  (216,316)  $  (218,328)  $(1,328,938)
  Adjustments to reconcile net loss to net cash
     provided by operating activities
     Depreciation and amortization of property,
       equipment and leaseholds........................       95,445       526,182     1,675,856
     Amortization of intangible assets.................        4,187       108,825       375,307
     Amortization of debt discount and debt issuance
       costs...........................................        5,320        42,715       281,190
     Interest expense recognized upon surrender of
       warrants........................................                                  104,000
     Changes in operating assets and liabilities
       Inventories.....................................       (4,938)      (28,455)      (71,553)
       Other current assets............................      (62,014)       32,954      (306,407)
       Other non-current assets........................       (9,600)      (48,063)     (131,382)
       Accounts payable and accrued expenses...........      306,736       731,232     3,336,131
                                                         -----------   -----------   -----------
          Net cash provided by operating activities....      118,820     1,147,062     3,934,204
                                                         -----------   -----------   -----------
Cash flows from investing activities
  Purchase of property, equipment and leaseholds.......     (630,675)     (317,946)   (3,486,123)
  Acquisitions of theaters.............................                 (6,499,000)  (29,875,000)
  Acquisition costs and other..........................     (608,315)     (477,906)     (285,499)
                                                         -----------   -----------   -----------
          Net cash used in investing activities........   (1,238,990)   (7,294,852)  (33,646,622)
                                                         -----------   -----------   -----------
Cash flows from financing activities
  Proceeds from issuance of long-term debt.............      400,000     4,317,228    30,386,108
  Payments on long-term debt...........................      (17,448)     (136,543)   (4,995,054)
  Proceeds from issuance of subordinated notes
     payable...........................................      580,000       600,000
  Payments on subordinated notes payable...............                               (1,100,000)
  Debt issuance costs..................................                   (342,842)     (750,902)
  Proceeds from issuance of common stock upon initial
     public offering...................................                                9,200,000
  Initial public offering costs........................                               (2,132,903)
  Proceeds from issuance of common stock...............                     70,000
  Proceeds from issuance of preferred stock............                  2,500,000
  Preferred stock issuance costs.......................                   (154,911)
  Dividends paid.......................................      (30,000)      (10,000)
  Proceeds from issuance of underwriter warrants.......                                    1,000
  Payments on option...................................      (80,000)     (120,000)
                                                         -----------   -----------   -----------
          Net cash provided by financing activities....      852,552     6,722,932    30,608,249
                                                         -----------   -----------   -----------
Net change in cash and cash equivalents................     (267,618)      575,142       895,831
Cash and cash equivalents, beginning of year...........      443,821       176,203       751,345
                                                         -----------   -----------   -----------
Cash and cash equivalents, end of year.................  $   176,203   $   751,345   $ 1,647,176
                                                         ===========   ===========   ===========

          See accompanying notes to consolidated financial statements.

CLEARVIEW CINEMA GROUP, INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
DECEMBER 31, 1997
--------------------------------------------------------------------------------

NOTE 1--NATURE OF THE BUSINESS AND SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

     Principles of Consolidation--The consolidated financial statements include the accounts of Clearview Cinema Group, Inc. ("Clearview") and its wholly-owned subsidiaries (collectively referred to as the "Company"). All significant intercompany balances and transactions have been eliminated in consolidation.

     Nature of the Business--The Company was incorporated November 23, 1994 and is a regional motion picture exhibitor that acquires and operates in-town multiplex theaters primarily located in affluent suburban communities in the New York/New Jersey metropolitan area. As of December 31, 1997, the Company's 31 theaters with 148 screens show a mix of first-run commercial, art and family-oriented films. The Company licenses films from distributors on a film-by-film and theater-by-theater basis. The Company's business is seasonal with a substantial portion of its revenue and operating income being derived during the summer months (June through August) and the holiday season (November and December).

     Use of Estimates--The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results, as determined at a later date, could differ from those estimates.

     Film rental costs owed to distributors are estimated as a percentage of the film's box office receipts and the length of a film's run and are ultimately settled with distributors within a period approximating three months.

     Revenue Recognition--The Company recognizes revenues from box office admissions and concession sales at the time of sale.

     Cash Equivalents--Cash equivalents include commercial paper investments purchased with original maturities of three months or less.

     Inventories--Inventories consist of concession products and are stated at the lower of cost (first-in, first-out method) or market.

     Property, Equipment and Leaseholds--Property, equipment and leaseholds are stated at cost less accumulated depreciation and amortization. Buildings and improvements, furniture and equipment are depreciated using the straight line method over the estimated useful lives of the assets as follows: buildings and improvements--40 years; furniture and equipment--5 to 7 years. Leasehold interests represent acquired rights to operate theatres under previously existing operating leases. The fair value assigned to these leasehold interests and lease improvements are capitalized and amortized using the straight-line method over the shorter of the term of the lease or the estimated useful life of the assets.

     In 1996, the Company adopted Statement of Financial Accounting Standards 121, Accounting for the Impairment of Long-Lived Assets and for Long-Lived Assets to Be Disposed Of ("SFAS 121"). SFAS 121 requires that long-lived assets and certain identifiable intangibles to be held and used by the Company be reviewed for impairment whenever there is an indication that the carrying amount of the asset may not be recoverable. Recoverability of these assets is determined by comparing the forecasted undiscounted net cash flows of the operation to which the assets relate, to the carrying amount, including associated intangible assets, of such operation. The adoption of SFAS 121 did not have a significant effect on the consolidated financial position or results of operations.

     Intangible Assets--Intangible assets consist of cost in excess of the tangible and identifiable intangible assets of the theaters acquired (goodwill), debt issuance costs, covenants not to compete, and organization costs. Costs are amortized on a straight line basis over the following lives: goodwill--15 years, covenants not to compete--3 to 5 years, organization costs--5 years. The Company evaluates the recoverability of goodwill on an ongoing

CLEARVIEW CINEMA GROUP, INC.

DECEMBER 31, 1997
--------------------------------------------------------------------------------

NOTE 1--NATURE OF THE BUSINESS AND SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES--(CONTINUED) basis in light of changes in any business conditions, events or circumstances that may indicate the potential impairment of intangibles. Debt issuance costs are amortized as interest expense over the term of the related debt.

     Stock-Based Compensation--The Company has elected to follow Accounting Principles Board Opinion No. 25, Accounting for Stock Issued to Employees ("APB 25") and related interpretations in accounting for stock-based compensation. The Company has adopted the disclosure-only provisions of Statement of Financial Accounting Standards No. 123, Accounting for Stock-Based Compensation ("SFAS 123").

     Income Taxes--Deferred tax assets and liabilities are computed annually for temporary differences between the financial statement and tax bases of assets and liabilities that will result in taxable or deductible amounts in the future based on enacted tax laws and rates applicable to the periods in which the temporary differences are expected to affect taxable income. Valuation allowances are established when necessary to reduce deferred tax assets to the amounts expected to be realized.

     Net Loss Per Share--In February 1997, the Financial Accounting Standards Board issued Statement of Financial Accounting Standards 128, Earnings Per Share ("SFAS 128") which is effective for financial statements for both interim and annual periods ending after December 15, 1997. The Company adopted SFAS 128 in the fourth quarter of 1997. SFAS 128 replaces the presentation of primary and fully diluted earnings per share with basic and diluted earnings per share. Basic earnings per share is calculated based on the weighted average number of common shares outstanding during the period and excludes all dilution. Diluted earnings per share is calculated by using the weighted average number of common shares outstanding, while also giving effect to all dilutive potential common shares that were outstanding during the period. Prior period amounts have been restated to conform to the requirements of SFAS 128.

     Disclosure of Fair Value of Financial Instruments--The carrying amounts reported for cash and cash equivalents and accounts payable and accrued expenses approximate fair value due to the short maturities of these assets and liabilities. The fair value of the long term debt, subordinated notes payable and Class B redeemable preferred stock are estimated based on discounted future cash flows using rates currently available for debt and equity instruments with similar terms. At December 31, 1997, the fair values approximate carrying values.

NOTE 2--THEATER ACQUISITIONS

     During 1997, the Company acquired a total of fourteen theaters and 79 screens located in New Jersey and New York. The acquisitions have been accounted for under the purchase method of accounting. Under the purchase method of accounting, the purchase price for each transaction has been allocated based on the estimated fair value of identifiable tangible and intangible assets (principally property, equipment and leasehold interest) of the respective theaters with the excess purchase price, together with acquisition costs approximating $285,000 being allocated to goodwill. The results of operations of the acquired theaters are included in the accompanying consolidated financial statements from the respective acquisition dates.

     UA Acquisition--In September 1997 the Company acquired substantially all the assets, including land, building, leasehold interests, equipment and various operating contracts of five theaters from United Artists Theater Circuit, Inc. (the "UA Acquisition") for a total purchase price of $8.65 million in cash from proceeds of the initial public offering (Note 7) and borrowings under the Credit Facility (Note 6). Leasehold interests

CLEARVIEW CINEMA GROUP, INC.

DECEMBER 31, 1997
--------------------------------------------------------------------------------

NOTE 2--THEATER ACQUISITIONS--(CONTINUED) acquired are to be amortized over the related theater leases which have remaining lease terms through December 31, 2019. The purchase price has been allocated as follows:

Land........................................................  $1,527,000
Buildings...................................................   3,665,000
Leasehold interests.........................................   2,641,000
Equipment...................................................     695,000
Goodwill....................................................     122,000
                                                              ----------
                                                              $8,650,000
                                                              ==========

     Nelson Ferman Acquisition--In November 1997 the Company acquired substantially all the assets, including leasehold interests, equipment and various operating contracts of two theaters from F&N Cinema, Inc. (the "Nelson Ferman Acquisition") for a total purchase price of $18.5 million. The Company paid $12 million in cash from borrowings under the Credit Facility, issued $6 million in subordinated notes payable (Note 6) and issued 41,797 shares of common stock with an aggregate market value of $500,000 based on the closing price of the Company's stock on the ten days preceding the acquisition. Leasehold interests acquired are to be amortized over the related theater leases which have remaining lease terms through December 31, 2016. The purchase price has been allocated as follows:

Leasehold interests.........................................  $ 6,500,000
Equipment...................................................    1,270,000
Non-compete.................................................       10,000
Goodwill....................................................   10,720,000
                                                              -----------
                                                              $18,500,000
                                                              ===========

     CJM Acquisition--In December 1997 the Company executed four separate agreements to acquire certain assets, including leasehold interests and equipment of four theaters from CJM Enterprises (the "CJM Acquisition") for a total purchase price of approximately $8.7 million. Pursuant to the agreements, the Company paid $7.25 million in cash from borrowings under the Credit Facility, issued 62,500 shares of common stock with an aggregate market value of approximately $703,000 (based on the closing price of the Company's stock on the date of acquisition) and agreed to issue either 750 shares of Class B redeemable preferred stock (Note 7) by March 31, 1998 or pay $750,000 in cash in lieu of stock if the Company consummated a private placement offering by such date. As the private placement offering is not likely to occur by March 31, 1998, the 750 shares of Class B redeemable preferred stock will be issued and have been reflected as such in the accompanying financial statements. The agreements also provide for additional consideration of 750 additional shares of Class B redeemable preferred stock valued at $750,000 to be paid to the seller if another competing theater is not opened in the operating vicinity of the purchased theaters within two years. However, such consideration is deemed to be contingent and, as such, will only be recorded on December 12, 1999 if no competing theater has opened. Leasehold interests acquired in the CJM Acquisition are to be amortized over the related theater leases which have remaining lease terms through November 30, 2017. The purchase price has been allocated as follows:

Leasehold interests.........................................  $1,503,000
Equipment...................................................   1,510,400
Non-compete.................................................      60,000
Goodwill....................................................   5,629,725
                                                              ----------
                                                              $8,703,125
                                                              ==========

CLEARVIEW CINEMA GROUP, INC.

DECEMBER 31, 1997
--------------------------------------------------------------------------------

NOTE 2--THEATER ACQUISITIONS--(CONTINUED)
     The shares of common stock issued in the Nelson Ferman Acquisition and the CJM Acquisition are unregistered shares and are subject to Voting Trust Agreements whereby the President and Chief Executive Officer has the right to vote the shares until the shares are sold or registered.

     The Company acquired three additional theaters during 1997 in two separate transactions for $1,975,000 in cash from borrowings under the Credit Facility and working capital.

     The following unaudited pro forma consolidated results of operations for the years ended December 31, 1996 and 1997 assumes the UA Acquisition, the Nelson Ferman Acquisition and the CJM Acquisition, along with the Company's 1996 acquisitions, had occurred on January 1, 1996 giving effect to purchase accounting adjustments and financing. The pro forma results have been prepared for informational purposes only and do not reflect any benefit from economies which might be achieved from combined operations. The pro forma results do not represent results which would have occurred if the acquisition had taken place on the basis assumed above, nor are they indicative of the results of future combined operations.

                                                     YEAR ENDED DECEMBER 31,
                                                    --------------------------
                                                       1996           1997
                                                    (UNAUDITED)    (UNAUDITED)
                                                    -----------    -----------
Revenues..........................................  $28,960,499    $32,105,444
Net loss..........................................   (3,692,950)    (3,692,996)
Basic and diluted loss per share..................  $     (1.68)   $     (1.67)

     During 1996, the Company acquired the leaseholds of seven theaters and two theaters with the underlying real estate, all located in New Jersey and New York (the "1996 Acquisitions"). The 1996 Acquisitions have also been accounted for under the purchase method of accounting. The results of operations of the acquired theaters are included in the accompanying consolidated financial statements from their respective acquisition dates. The 1996 Acquisitions are described as follows:

     May 1996--The Company purchased the leaseholds of three New Jersey theaters and one New York theater in May 1996 for $5,000,000 in cash and the issuance of 208,200 shares of the Company's Common Stock. The total cost was allocated as follows: $835,000--theater equipment, $5,075,000--leasehold interests and $200,000--covenant not to compete.

     July 1996--The Company purchased the leaseholds of two New York theaters in July 1996. The total cost of $1,499,000 was paid in cash and was allocated as follows: $1,489,000--leasehold interests and $10,000--covenant not to compete.

     December 1996--The Company purchased two theaters and the underlying real estate and the leasehold of another theater in New Jersey in December 1996. The total cost of $5,000,000 was paid with a $4,400,000 secured note and $600,000 subordinated note. The purchase price was allocated as follows: $400,000--land, $1,300,000--buildings and leasehold improvements, $832,000--theater equipment, $848,000--leasehold interests and $1,620,000--goodwill.

     The following unaudited pro forma results of operations for the years ended December 31, 1995 and 1996 assume the 1996 Acquisitions occurred as of January 1, 1995 after giving effect to certain adjustments, including depreciation and increased interest expense on acquisition debt. The pro forma results have been prepared for

CLEARVIEW CINEMA GROUP, INC.

DECEMBER 31, 1997
--------------------------------------------------------------------------------

NOTE 2--THEATER ACQUISITIONS--(CONTINUED) comparative purposes only and do not purport to indicate the results of operations which would actually have occurred had the combinations been in effect on the dates indicated, or which may occur in the future.

                                                            YEAR ENDED
                                                           DECEMBER 31,
                                                    --------------------------
                                                       1995           1996
                                                    -----------    -----------
                                                           (UNAUDITED)
Revenues..........................................  $10,754,531    $13,182,481
Net loss..........................................  $(1,658,987)   $(1,268,766)
Basic and diluted loss per common share...........  $     (2.05)   $     (1.55)

NOTE 3--PROPERTY, EQUIPMENT AND LEASEHOLDS

     Property, equipment and leaseholds are summarized as follows:

                                                           DECEMBER 31,
                                                    --------------------------
                                                       1996           1997
                                                    -----------    -----------
Land..............................................  $   400,000    $ 1,927,848
Buildings and improvements........................    1,302,098      5,491,183
Leasehold interest and improvements...............    8,095,097     21,704,639
Furniture and equipment...........................    2,347,117      7,772,995
                                                    -----------    -----------
                                                     12,144,312     36,896,665
Less: Accumulated depreciation and amortization...      732,095      2,407,951
                                                    -----------    -----------
                                                    $11,412,217    $34,488,714
                                                    ===========    ===========

NOTE 4--INTANGIBLE ASSETS

     Intangible assets are summarized as follows:

                                                             DECEMBER 31,
                                                       ------------------------
                                                          1996         1997
                                                       ----------   -----------
Goodwill.............................................  $2,151,437   $19,004,450
Debt issuance costs..................................     378,264     1,129,166
Covenants not to compete.............................     210,000       305,000
Organization costs...................................      36,362        42,234
                                                       ----------   -----------
                                                        2,776,063    20,480,850
Less: Accumulated amortization.......................      64,545       549,295
                                                       ----------   -----------
                                                       $2,711,518   $19,931,555
                                                       ==========   ===========

CLEARVIEW CINEMA GROUP, INC.

DECEMBER 31, 1997
--------------------------------------------------------------------------------

NOTE 5--ACCOUNTS PAYABLE AND ACCRUED EXPENSES

     Accounts payable and accrued expenses are summarized as follows:

                                                            DECEMBER 31,
                                                      ------------------------
                                                         1996          1997
                                                      ----------    ----------
Film rental and booking fees payable................  $  699,444    $1,613,834
Accounts payable....................................     243,278     1,936,552
Accrued interest....................................      55,351       369,874
Accrued payroll.....................................      68,632       254,538
Sales taxes payable.................................      49,228       100,688
Other accrued expenses..............................     110,569       287,147
                                                      ----------    ----------
                                                      $1,226,502    $4,562,633
                                                      ==========    ==========

NOTE 6--LONG-TERM DEBT AND SUBORDINATED NOTES PAYABLE

     Long-term debt consists of the following:

                                                                             DECEMBER 31,
                                                                       ------------------------
               DESCRIPTION                       INTEREST RATE            1996         1997
               -----------                       -------------            ----         ----
Term notes A & B under Credit Facility,
  interest payable in monthly
  installments, principal due in quarterly
  installments through September 2002, net  10% at December 31, 1997 of unamortized debt discount of $384,976  (floating rate of 1.5%
  and $242,729, respectively..............  above prime)               $3,790,024   $34,757,271
Notes payable--Seller, refinanced as
  described below.........................                              4,400,000
Note payable to bank, in monthly
  installments of principal and interest
  of $5,029, due October 2005.............  11 1/4%                       337,009       313,096
Other.....................................                                 51,228        41,195
                                                                       ----------   -----------
                                                                        8,578,261    35,111,562
Less: Current maturities..................                                835,650     2,876,607
                                                                       ----------   -----------
                                                                       $7,742,611   $32,234,955
                                                                       ==========   ===========

     Credit Facility--In September 1997 the Company entered into an amended and restated credit agreement with Provident Bank (the "Credit Facility") consisting of a revolving credit line of $1.0 million, Term Note A of $12 million and Term Note B of $17 million, the proceeds of which were used to refinance existing term loans with the same bank of $10.4 million and finance acquisitions (Note
2). In December 1997 the Company further increased its Credit Facility to $36 million by increasing the availability under Term Note B to $23 million through the participation of an additional bank, the proceeds of which were used to finance acquisitions (Note 2). In February 1998, the Company increased its Credit Facility by obtaining a $5.8 million Term Note C (Note 14).

     The revolving credit line of $1 million bears interest at prime +1.5%, terminates on September, 2002 and can be used for refinancing existing debt, financing working capital, financing acquisitions and for general corporate purposes. There were no amounts outstanding on the revolving credit line at December 31, 1997.

CLEARVIEW CINEMA GROUP, INC.

DECEMBER 31, 1997
--------------------------------------------------------------------------------

NOTE 6--LONG-TERM DEBT AND SUBORDINATED NOTES PAYABLE--(CONTINUED)
     The Credit Facility is collateralized by substantially all of the assets of the Company and contains various restrictive covenants, including maintenance of specified levels of net worth and debt coverage ratios. All such covenants were satisfied or waived by the bank at December 31, 1997 and 1996. The Credit Facility also restricts certain payments by the Company including the payment of dividends, retirement of equity securities or retirement of any subordinated debt through premium payments.

     In accordance with the provisions of the Credit Facility, the Company maintains a $2.5 million key-man life insurance policy on its President and Chief Executive Officer.

     Refinancing--In January 1997, seller-financing of $4,400,000 was paid with $100,000 from the Company's operating cash and the proceeds from a $4,300,000 bank term note, issued under the Company's credit agreement with its principal lender. Accordingly, the note payable at December 31, 1996 was classified in accordance with the terms of this new bank term note.

     Subordinated Notes--In November 1997, the Company issued $6 million in subordinated notes payable to the seller in connection with the Nelson Ferman Acquisition (Note 2). The notes bear interest at 10 1/2% which is payable monthly. The principal and any unpaid interest on one note in the amount of $2 million is due on the earlier of the consummation of a private debt offering or January 1999. The principal on the $4 million note is due the earlier of the consummation of a private debt offering or November 2002.

     During 1995 and 1996, the Company sold 8% subordinated notes totalling $1,100,000 to certain related parties. In October 1997, the Company repaid $500,000 of these subordinated notes payable and in December 1997, the Company converted the remaining $600,000 of subordinated notes payable into 600 shares of Class B redeemable preferred stock valued at $600,000 (Note 7).

     The Company had a $600,000 12% subordinated note payable which was issued in connection with its acquisition of certain theaters in December 1996. Such note was repaid in August 1997 upon consummation of the Company's initial public offering.

     Long-term debt and subordinated notes payable at December 31, 1997 mature as follows:

YEAR ENDING DECEMBER 31,
------------------------
1998........................................................  $ 2,876,607
1999........................................................    8,984,318
2000........................................................    6,989,036
2001........................................................    7,024,619
2002........................................................   15,091,387
2003 and thereafter.........................................      145,595
                                                              -----------
                                                              $41,111,562
                                                              ===========

NOTE 7--STOCKHOLDERS' EQUITY

     Stock Split--In May 1997, the Company's Board of Directors approved a 600 to 1 stock split which has been retroactively reflected in the accompanying consolidated financial statements.

     Initial Public Offering--In August 1997, the Company consummated an initial public offering (the "Offering") through the sale of 1,150,000 shares of its common stock, $.01 par value for total proceeds of approximately $7.1 million, net of offering costs of approximately $2.1 million.

CLEARVIEW CINEMA GROUP, INC.

DECEMBER 31, 1997
--------------------------------------------------------------------------------

NOTE 7--STOCKHOLDERS' EQUITY--(CONTINUED)
     Preferred Stock--The Company's Certificate of Incorporation authorizes the issuance of up to 2,500,000 shares of preferred stock. The Board of Directors is authorized to issue shares of preferred stock from time to time in one or more series and to establish and designate any such series and to determine the number of shares and the relative conversion rights, voting rights, terms of redemption and liquidation.

     Class A Preferred Stock and Warrant--In May and July 1996, the Company issued 779 shares of Class A preferred stock and warrants in exchange for $2,500,000. Each share of Class A preferred stock is convertible at any time at the option of the holders into 600 shares of common stock. Upon the occurrence of certain events, the shares of Class A preferred stock will automatically convert into shares of common stock. The warrants, which entitled the holder to purchase up to 471 shares of Class A preferred stock were exchanged at the time of the offering for a new warrant exercisable for 282,600 shares of common stock.

     The warrant is not exercisable until June 1, 2001 unless, prior to that date, the Company sells all or substantially all of its assets, liquidates, dissolves or merges with another corporation in a transaction which results in a change in control of the Company's voting stock. The number of shares of common stock for which the warrant is exercisable is subject to reduction, including not being exercisable into any shares, based on a formula and the fair value of the Company's stock as defined, upon the occurrence of certain events.

     Class B Redeemable Preferred Stock--During 1997 the Company authorized 20,000 shares and issued 1,350 shares of Class B non-voting, 10 1/2% cumulative redeemable preferred stock with a liquidation value of $1,000 per share. The holders of the Class B redeemable preferred stock are entitled to receive preferential dividends, when and as declared by the Board of Directors. So long as any shares of Class B redeemable preferred stock are outstanding, unless all dividends on the Class B redeemable preferred stock have been paid, no dividend or other distribution may be paid or made on the common stock, Class A preferred stock or any other capital stock of the Company ranking junior as to dividends to the Class B redeemable preferred stock. In the event of any sale of all or substantially all of the assets of the Company or any liquidation, dissolution or winding up of the Company, the holders of the Class B redeemable preferred stock will be entitled to receive an amount per share equal to a liquidation value ($1,000) plus all unpaid dividends per share on the Class B redeemable preferred stock, prior to any distribution to holders of the common stock, Class A preferred stock or any other capital stock of the Company ranking junior upon liquidation or dissolution. The holder of Class B redeemable preferred stock can redeem upon the earlier to occur of dissolution of the Company, within ten business days after the date of closing of a private placement offering with aggregate proceeds of $70 million, or five years after the date of issuance of such shares. The Company can redeem these shares at any time.

     Warrants--In consideration of services provided at the time of the Offering, the Company issued to the underwriter of the Offering, for a nominal amount of $1,000, warrants to purchase 100,000 shares of common stock with an initial exercise price of $9.60 per share. As provided in the warrant agreement, the exercise price and the number of shares that may be purchased upon the exercise of the warrants are subject to modification and adjustment upon the occurrence of certain events, as defined in the warrant agreement. The warrants are exercisable for a four year period commencing on August 12, 1998. The fair value of services provided of approximately $200,000 has been determined based on the fair value of the warrants using an option pricing model in accordance with SFAS 123 and has no impact on stockholders' equity as the services provided are considered additional offering costs.

     During 1995 and 1996, the Company issued 200 warrants, convertible into 120,000 shares of common stock, together with the issuance of certain subordinated debt. Concurrent with the consummation of the Offering, holders of warrants to purchase 97,500 shares of common stock (at exercise prices ranging from $3.33 to $6.67 per share) exchanged such warrants for 66,000 shares of common stock and also amended the terms of

CLEARVIEW CINEMA GROUP, INC.

DECEMBER 31, 1997
--------------------------------------------------------------------------------

NOTE 7--STOCKHOLDERS' EQUITY--(CONTINUED) certain subordinated notes payable. The fair value of the common stock issued, less the value of the warrants surrendered, was recorded as interest expense of $104,000 in the accompanying financial statements. The remaining warrants were canceled upon retirement of the subordinated debt on December 12, 1997 (Note 6) in accordance with the terms of the debt and warrant agreement.

     In connection with the bank financing as described in Note 6 and pursuant to a May 1996 warrant agreement (amended in December 1996), the Company issued seven-year warrants in May and December 1996 to its principal lender to purchase 43,800 and 50,400 shares of the Company's common stock, respectively, at an exercise price of $.01 per share. In June 1997, the Company repurchased those warrants for $1 million which approximated the put price at that time. As a result, the repurchase has been recorded as a charge to additional paid-in-capital.

     Terminated Redemption Rights--A certain common stockholder had the right to sell its shares of common stock at a redemption price based upon a formula. If such stockholder did not exercise that right, the Company had the right to purchase those shares of common stock from such stockholder at a price based upon the same formula. Such stockholder and the Company terminated those rights upon consummation of the Offering.

     The holder of the outstanding shares of the Company's Class A preferred stock, $.01 par value had the right to sell to the Company all of those shares or the shares of common stock into which those shares had been converted at a redemption price determined in accordance with a specified formula. Such holder terminated that right upon consummation of the Offering in exchange for the issuance of 60,000 shares of common stock. The fair value of the 60,000 shares of common stock issued, less the estimated value of the redemption right terminated, was recorded as a preferred stock dividend of $26,000 during 1997.

     As of December 31, 1996, the Company reported the Class A redeemable preferred stock and the redeemable common stock at the current redemption value separately between liabilities and stockholders' equity, since redemption was outside of the Company's control. A corresponding reduction was made to stockholders' equity, as the equivalent of treasury stock. The per share redemption value of the Class A redeemable preferred stock was based on the greater of gross revenues (as defined) or six times theater operating income before general and administrative expenses, interest and taxes for the preceding twelve months divided by the number of shares of common stock issued and, as if converted or exercised, all convertible securities, options, warrants and similar instruments. The redemption value of the common stock was based on book value per share computed on a fully diluted basis.

NOTE 8--INCOME TAXES

     Deferred income taxes reflect the tax consequences on future years of differences between the bases of assets and liabilities for financial reporting purposes and income tax purposes. A valuation allowance is provided when it is more likely than not that some portion of the deferred tax assets will not be realized. The Company has determined, based on its recurring net losses since inception, that a full valuation allowance of $85,000, $172,000 and $621,000 is appropriate at December 31, 1995, 1996 and 1997.

CLEARVIEW CINEMA GROUP, INC.

DECEMBER 31, 1997
--------------------------------------------------------------------------------

NOTE 8--INCOME TAXES--(CONTINUED)
     The income tax effect of temporary differences that give rise to the deferred tax assets and deferred tax liabilities at December 31, 1997 are as follows:

Deferred tax assets
  Net operating loss carryforwards..........................  $ 678,000
  Other.....................................................     46,000
                                                              ---------
Gross deferred tax assets...................................    724,000

Deferred tax liabilities
  Property, equipment and leaseholds........................   (103,000)
                                                              ---------
                                                                621,000
Valuation allowance.........................................   (621,000)
                                                              ---------
  Net deferred tax assets...................................  $
                                                              =========

     A reconciliation between the statutory federal income tax rate of 34% and the effective rate of income tax expense for the years ended December 31, 1995, 1996 and 1997 follows:

                                                          YEAR ENDED DECEMBER 31,
                                                     ---------------------------------
                                                       1995        1996        1997
                                                     --------    --------    ---------
Income tax benefit at federal statutory rate.......  $(72,000)   $(74,000)   $(452,000)
State income tax benefit, net of federal tax
  effect...........................................   (13,000)    (13,000)     (79,000)
Increase in net operating loss carryforwards.......    85,000      87,000      531,000
                                                     --------    --------    ---------
Provision (benefit) for income taxes...............  $           $           $
                                                     ========    ========    =========

     The Company has available at December 31, 1997 net operating loss carryforwards totaling approximately $1,698,000 that may be applied against future consolidated federal and state taxable income of the respective subsidiary companies. The loss carryforwards will expire through 2012.

     Certain losses are subject to limitation by the provisions of Section 382 of the Internal Revenue Code due to a more than 50% change in ownership which occurred upon the consummation of the Company's Offering.

NOTE 9--STOCK BASED COMPENSATION

     In August 1997, the Company adopted the Stock Incentive Plan (the "Plan") which provides for the granting of awards to purchase shares of the Company's common stock to officers, directors and key employees and non-employees at the discretion of a committee of the Board of Directors. Awards granted under the Plan may be in the form of Non-Qualified Stock Options, Incentive Stock Options, Stock Appreciation Rights, Restricted Shares and Performance Awards. The exercise price of each share of stock awarded under the Plan shall be determined by the committee; provided however, that the exercise price shall in all cases be equal to or greater than the quoted market price of the Company's common stock on the date of grant. At December 31, 1997, 200,000 shares of common stock are reserved for issuance under the Plan. Awards granted under the Plan become fully vested upon a change in control of the Company.

     During 1997, the Company granted 122,500 incentive stock options with exercise prices ranging from $8 to $12 and with a weighted average exercise price of $8.40 per share. No options became exercisable or were forfeited during 1997. The awards granted during 1997 terminate in 10 years and have a graded vesting schedule that provides for 100% vesting in four years as follows: Year 1--10%, Year 2--35%, Year 3--65%, Year 4--100%.

CLEARVIEW CINEMA GROUP, INC.

DECEMBER 31, 1997
--------------------------------------------------------------------------------

NOTE 9--STOCK BASED COMPENSATION--(CONTINUED)
     Pro forma information, as required by SFAS 123, has been determined as if the Company had accounted for stock options awarded under the Plan under the fair value method as defined by SFAS 123. The fair value of these options was estimated at the date of grant using the Black Scholes option pricing model with the following weighted-average assumptions: risk-free rate of 6.5%; expected common stock market price volatility factor of 30%; and an average expected life of the options of six years. The weighted average fair value of each option on the date of grant using the option pricing model was $3.26. If fair value based accounting in accordance with SFAS 123 had been used to measure stock based compensation cost, the Company's consolidated net loss would have increased by $40,000 or $0.03 per share for the year ended December 31, 1997. This pro forma impact only takes into account options granted since January 1, 1997 and is likely to increase in future years as additional options are granted and amortized ratably over the vesting period.

NOTE 10--COMMITMENTS AND CONTINGENCIES

     Theater Leases--A substantial portion of the Company's theaters and the corporate office are operated under lease arrangements with initial lease terms and renewal options. Future minimum rental payments for all non-cancellable operating leases having initial or remaining lease terms in excess of one year as of December 31, 1997 are:

YEAR ENDING DECEMBER 31,
------------------------
1998........................................................  $ 2,685,334
1999........................................................    2,699,106
2000........................................................    2,646,440
2001........................................................    2,557,795
2002........................................................    2,602,006
2003 and thereafter.........................................   17,837,239
                                                              -----------
                                                              $31,027,920
                                                              ===========

     Certain theaters operated by the company have operating leases that contain escalating clauses. For these leases, the aggregate rent payments over the lease term are recognized on a straight-line basis over the lease term. The differences between the expense charged to operations and amounts payable under such leases are recorded annually as deferred rent expense, which will ultimately reverse over the lease term. In addition, leases require additional amounts to be paid for common area maintenance and/or contingent rental payments based on a percent of net revenues of the theater in excess of a predetermined amount. Total rent expense for the years ended December 31, 1995, 1996 and 1997 was approximately $209,000, $802,000 and $1,287,000, respectively.

     Acquisition Commitments--During September 1995, the Company entered into an option agreement providing for the lease of three New York theater locations with the option to purchase certain assets of the three theaters through September 2000. In consideration of the option granted, the Company made an initial $200,000 payment which was financed by the seller. Until exercise of the option, the Company is required to make annual payments which are recorded as interest expense in the accompanying financial statements. It is the Company's intention to ultimately exercise this option.

     In November 1997, the Company entered into an agreement to acquire a theater upon completion of construction of such theater for a price of $1 million to be paid in common stock of the Company; provided however, that in no event shall the common shares to be issued be greater than 90,909 or less than 76,923 shares. The closing date under this agreement will occur within ten business days after receipt of a valid construction permit, but in no event later than January 1999. Neither the Company nor the seller is obligated to close on this agreement if a valid construction permit is not obtained by June 1998.

CLEARVIEW CINEMA GROUP, INC.

DECEMBER 31, 1997
--------------------------------------------------------------------------------

NOTE 10--COMMITMENTS AND CONTINGENCIES--(CONTINUED)
     Employment Agreement--The Company is obligated through May 2003 to pay its President and Chief Executive Officer an annual base salary of $120,000, plus an additional amount based on gross revenue, provided that such total does not to exceed $750,000.

NOTE 11--SUPPLEMENTAL DISCLOSURE OF CASH FLOW INFORMATION

                                                            1995         1996          1997
                                                          --------    ----------    ----------
Cash paid for interest..................................  $ 42,877    $  623,656    $1,179,000
Non-cash investing and financing activities
  Issuance of common stock as consideration for theaters
     acquired...........................................               1,110,000     1,203,125
  Issuance of subordinated notes payable as
     consideration for theaters acquired................               5,000,000     6,000,000
  Issuance of Class B redeemable preferred stock as
     consideration for theaters acquired................                               750,000
  Conversion of subordinated notes payable into Class B
     redeemable preferred stock.........................                               600,000
  Repurchase of warrants................................                             1,000,000
  Common stock issued upon termination of preferred
     stock redemption right.............................                                26,000
  Fair value of warrants issued in connection with
     subordinated debt and bank financing...............    19,610       439,533
  Conversion of subordinated note payable (related
     party) into common stock...........................                  80,000
  Project acquisition costs in exchange for option
     payable............................................   200,000

NOTE 12--SUPPLEMENTAL DISCLOSURE OF LOSS PER SHARE

                                                            1995         1996          1997
                                                          ---------    ---------    -----------
Net Loss................................................  $(216,316)   $(218,328)   $(1,328,938)
Less: Preferred stock dividends.........................                                (26,000)
                                                          ---------    ---------    -----------
Loss available to common stockholders...................  $(216,316)   $(218,328)   $(1,354,938)
                                                          =========    =========    ===========
Weighted average shares outstanding.....................    600,000      744,038      1,312,865
                                                          =========    =========    ===========
Basic and diluted loss per share........................  $    (.36)   $   (0.29)   $     (1.03)
                                                          =========    =========    ===========

     The Class A preferred stock and warrant, underwriter warrants and incentive stock options outstanding are potentially convertible into 972,500 shares of common stock and have not been included in the computation of diluted loss per share as the effect would have been antidilutive. The Company's loss per share for the years ended December 31, 1995 and 1996 have been restated in accordance with SFAS 128, as described in Note 1.

NOTE 13--RELATED PARTY TRANSACTIONS

     In June 1997 the Company entered into a consulting and confidentiality agreement with a director and stockholder of the Company to assist the Company in the identification of theater acquisition candidates and provide other services as requested by the Company. The director/stockholder is also an executive vice president of First New York Realty Co., Inc. ("First New York"). To the extent, if any, that the director/stockholder identifies any person who is interested in leasing a site to the Company in his capacity as an employee of First

CLEARVIEW CINEMA GROUP, INC.

DECEMBER 31, 1997
--------------------------------------------------------------------------------

NOTE 13--RELATED PARTY TRANSACTIONS--(CONTINUED)
New York and the Company determines to lease that site, First New York could be entitled to a commission from that person and the director/stockholder would then be entitled to a commission from First New York. During the years ended December 31, 1995, 1996 and 1997 the Company incurred $0, $12,000 and $17,000, respectively in consulting fees to the director/stockholder.

     In May 1997 the Company renewed its agreement with an affiliated entity who is a preferred stockholder and whose managing directors are directors of the Company, to provide business strategy and financial and investment management services for a fee equal to $60,000 per year. The Company incurred fees for such services of $30,000 and $50,000 in 1996 and 1997, respectively. No such fees were paid in 1995.

     A director of the Company is an officer of the entity that served as the underwriter for the Offering. The director was appointed to the Company's board of directors subsequent to consummation of the Offering. Amounts paid to the underwriter for services provided at the time of the Offering were $1,013,000.

NOTE 14--SUBSEQUENT EVENTS

     In February 1998, the Company extended its existing Credit Facility through the issuance of a Term Note C in the amount of $5.8 million to be used for additional acquisitions. Interest is due quarterly at prime plus 1.5%. Principal payments are to be paid quarterly commencing October 1, 1998 with final payment due September 2002. The Company borrowed $3.8 million under Term Note C to fund the acquisition of three theaters subsequent to December 31, 1997. The Company continues to pursue the acquisition of additional theaters, the development of new theaters and the addition of screens to existing theaters.

     In March 1998, the Company adopted the Clearview Cinema Group 401(K) Plan (the "401(K) Plan") that covers all employees of the Company who have reached the age of 21 and have completed one year of service, as defined. The 401(K) Plan provides for employee elective contributions up to 15% of annual compensation, with matching contributions by the Company of 50% of the first 6% of the employees' compensation contributed. Additionally, the Company, at its discretion may make profit-sharing contributions to the 401(K) Plan. Employees vest 100% in the Company's matching contributions and profit sharing contributions after three years of service.

NOTE 15--SUBSEQUENT EVENT--MERGER TRANSACTION (UNAUDITED)

     On August 13, 1998, the Company announced that it had entered into an Agreement and Plan of Merger among Cablevision Systems Corporation ("Cablevision"), CCG Holdings Inc., a subsidiary of Cablevision, and the Company, pursuant to which the Company would be acquired by Cablevision. Each issued and outstanding share of common stock of the Company would be acquired at $24.25 per share, payable in a combination of cash and Cablevision common stock on the basis of 55% cash and 45% Cablevision common stock. The gross value of the transaction is estimated at approximately $160 million, based on the acquisition of approximately 3.3 million shares of the Company's common stock on a fully diluted basis and the assumption of the $80 million of Notes outstanding as of August 13, 1998.


     The consummation of the transaction, expected to be completed in the fourth quarter of 1998, is subject to the satisfaction of certain closing conditions including, among others, receipt of certain governmental approvals and approval of the transaction by the stockholders of the Company. Approximately 54.7% of the voting stockholders of the Company have entered into agreements with Cablevision pursuant to which such stockholders have agreed to vote their securities in favor of the transaction.

CLEARVIEW CINEMA GROUP, INC.

DECEMBER 31, 1997
--------------------------------------------------------------------------------

NOTE 15--SUBSEQUENT EVENT--MERGER TRANSACTION (UNAUDITED)--(CONTINUED)
     The acquisition of the Company by Cablevision would be considered a change in control transaction which would trigger certain provisional rights as stipulated in various security and debt agreements of the Company. Specifically, a change in control would (a) entitle the holders of the Notes the right to require the Company to repurchase all or any portion of the Notes at 101% of the aggregate principal amount outstanding, (b) grant the lender under the New Credit Facility the right to terminate the credit commitment and declare all amounts outstanding immediately due and payable, (c) result in an adjustment of the conversion price of the Class C Preferred Stock and also give the holders the right to redeem the shares held, (d) result in all stock options outstanding to purchase 284,500 shares of the Company's common stock to become fully exercisable, and (e) result in the automatic conversion of the Class A Preferred Stock into 467,400 shares of the Company's common stock. Clearview made a tender offer, which expired on September 17, 1998, to repurchase the Company's 10 7/8% Senior Notes. No holder elected to tender their Notes. The change in control provision under the Notes continues to be operational.

                          INDEPENDENT AUDITORS' REPORT

Board of Directors
Clearview Cinema Group, Inc.

     We have audited the combined balance sheet of the United Artist Theatre Circuit, Inc. Theaters at Bronxville, Larchmont, Wayne, New City and Mamaroneck (the "UA Theaters"), as of December 31, 1996 and the related combined statements of income and divisional equity and cash flows for each of the two years in the period ended December 31, 1996. These combined financial statements are the responsibility of the management of United Artist Theatre Circuit, Inc. Our responsibility is to express an opinion on these combined financial statements based on our audits.

     We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the combined financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the combined financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

     In our opinion, the combined financial statements referred to above present fairly, in all material respects, the financial position of the UA Theaters at December 31, 1996 and the results of their operations and their cash flows for each of the two years in the period ended December 31, 1996, in conformity with generally accepted accounting principles.

     As discussed in Note 1 to the combined financial statements, United Artist Theatre Circuit, Inc. changed its method of accounting for impairment of long-lived assets in accordance with SFAS 121 in 1996.

                                          WISS & COMPANY, LLP

Woodbridge, New Jersey
June 4, 1997

UNITED ARTISTS THEATRES AT BRONXVILLE, LARCHMONT, WAYNE,
NEW CITY AND MAMARONECK

COMBINED BALANCE SHEETS
--------------------------------------------------------------------------------

                                                              DECEMBER 31,     MARCH 31,
                                                                  1996           1997
                                                              ------------    -----------
                                                                              (UNAUDITED)
                           ASSETS
CURRENT ASSETS:
  Cash......................................................   $   61,716     $    65,666
  Inventories...............................................       22,122          22,930
  Other current assets......................................       19,366          43,799
                                                               ----------     -----------
     Total current assets...................................      103,204         132,395
                                                               ----------     -----------
PROPERTY AND EQUIPMENT, LESS ACCUMULATED DEPRECIATION.......    4,846,814       4,827,793
                                                               ----------     -----------
OTHER ASSETS:
  Due from parent and affiliate.............................    2,955,667       3,247,520
  Security deposits.........................................        2,000           2,000
                                                               ----------     -----------
                                                                2,957,667       3,249,520
                                                               ----------     -----------
                                                               $7,907,685     $ 8,209,708
                                                               ==========     ===========
             LIABILITIES AND DIVISIONAL EQUITY
CURRENT LIABILITIES:
  Accounts payable and accrued expenses.....................   $  731,595     $   932,282
DIVISIONAL EQUITY...........................................    7,176,090       7,277,426
                                                               ----------     -----------
                                                               $7,907,685     $ 8,209,708
                                                               ==========     ===========

            See accompanying notes to combined financial statements.

UNITED ARTISTS THEATRES AT BRONXVILLE, LARCHMONT, WAYNE,
NEW CITY AND MAMARONECK

COMBINED STATEMENTS OF INCOME AND DIVISIONAL EQUITY
--------------------------------------------------------------------------------

                                                   YEAR ENDED                 THREE MONTHS
                                                  DECEMBER 31,               ENDED MARCH 31,
                                             -----------------------     -----------------------
                                                1995         1996           1996         1997
                                             ----------   ----------     ----------   ----------
                                                                               (UNAUDITED)
THEATER REVENUES:
  Box office...............................  $3,503,949   $3,578,346     $  864,313   $  961,187
  Concession...............................   1,004,651    1,048,292        239,725      278,823
  Other....................................     147,248      174,334         35,051       39,238
                                             ----------   ----------     ----------   ----------
                                              4,655,848    4,800,972      1,139,089    1,279,248
                                             ----------   ----------     ----------   ----------
OPERATING EXPENSES:
  Film rental and booking fees.............   1,556,970    1,603,729        362,806      482,578
  Cost of concession sales.................     171,003      176,031         42,005       43,294
  Theater operating expenses...............   1,734,320    1,828,092        444,099      470,704
  General and administrative...............      71,634       71,366         16,933       19,890
  Depreciation and amortization............     224,947      216,154         56,033       49,142
  Impairment of long-lived assets..........          --      224,908             --           --
                                             ----------   ----------     ----------   ----------
                                              3,758,874    4,120,280        921,876    1,065,608
                                             ----------   ----------     ----------   ----------
OPERATING INCOME...........................     896,974      680,692        217,213      213,640
INTEREST EXPENSE...........................     588,577      444,534        111,000      112,304
                                             ----------   ----------     ----------   ----------
NET INCOME.................................     308,397      236,158        106,213      101,336
DIVISIONAL EQUITY:
  Beginning of period......................   6,631,535    6,939,932      6,939,932    7,176,090
                                             ----------   ----------     ----------   ----------
  End of period............................  $6,939,932   $7,176,090     $7,046,145   $7,277,426
                                             ==========   ==========     ==========   ==========

            See accompanying notes to combined financial statements.

UNITED ARTISTS THEATRES AT BRONXVILLE, LARCHMONT, WAYNE,
NEW CITY AND MAMARONECK

COMBINED STATEMENTS OF CASH FLOWS
--------------------------------------------------------------------------------

                                                      YEAR ENDED               THREE MONTHS
                                                     DECEMBER 31,             ENDED MARCH 31,
                                                -----------------------    ---------------------
                                                  1995         1996          1996        1997
                                                ---------   -----------    ---------   ---------
                                                                                (UNAUDITED)
CASH FLOWS FROM OPERATING ACTIVITIES:
  Net income..................................  $ 308,397   $   236,158    $ 106,213   $ 101,336
  Adjustments to reconcile net income (loss)
     to net cash flows from operating
     activities:
     Depreciation and amortization............    224,947       216,154       56,033      49,142
     Loss in impairment of long-lived asset...         --       224,908           --          --
     Changes in operating assets and
       liabilities:
       Inventories............................        299        (1,442)      (1,073)       (808)
       Other current assets...................        471        19,510       14,586     (24,433)
       Security deposits......................         --        (2,000)      (2,000)         --
       Accounts payable and accrued
          expenses............................    (73,043)      274,470       51,129     200,687
                                                ---------   -----------    ---------   ---------
          Net cash flows from operating
            activities........................    461,071       967,758      224,888     325,924
                                                ---------   -----------    ---------   ---------
CASH FLOWS FROM INVESTING ACTIVITIES:
  Purchase of property and equipment..........   (180,994)      (46,942)     (28,277)    (30,121)
  Advances to parent and affiliate............   (250,028)   (1,004,461)    (289,193)   (291,853)
                                                ---------   -----------    ---------   ---------
          Net cash flows from investing
            activities........................   (431,022)   (1,051,403)    (317,470)   (321,974)
                                                ---------   -----------    ---------   ---------
NET CHANGE IN CASH............................     30,049       (83,645)     (92,582)      3,950
CASH, BEGINNING OF PERIOD.....................    115,312       145,361      145,361      61,716
                                                ---------   -----------    ---------   ---------
CASH, END OF PERIOD...........................  $ 145,361   $    61,716    $  52,779   $  65,666
                                                =========   ===========    =========   =========
SUPPLEMENTAL CASH FLOW INFORMATION:
  Interest paid...............................  $      --   $        --    $      --   $      --
                                                ---------   -----------    ---------   ---------
  Income taxes paid...........................  $      --   $        --    $      --   $      --
                                                ---------   -----------    ---------   ---------

            See accompanying notes to combined financial statements.

UNITED ARTISTS THEATRE CIRCUIT, INC. CINEMAS AT
BRONXVILLE, LARCHMONT, WAYNE, NEW CITY AND MAMARONECK

NOTES TO COMBINED FINANCIAL STATEMENTS

(Data relating to March 31, 1997 and 1996 are unaudited)
--------------------------------------------------------------------------------

NOTE 1--NATURE OF THE BUSINESS AND SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES:

     Principles of Combination--The combined financial statements include the accounts of the United Artist Theatre Circuit, Inc. theaters at Bronxville, Larchmont, Wayne, New City and Mamaroneck (the "UA Theaters"). All significant inter-location balances and transactions have been eliminated in combination.

     Nature of the Business--The UA Theaters are regional motion picture houses located in suburban communities in the New York/New Jersey metropolitan area.

     Revenues and Film Rental Costs--The UA Theaters recognize revenues from box office admissions and concession sales at the time of sale. Film rental costs are based a film's box office receipts and length of a film's run.

     Seasonality--The UA Theaters' business is seasonal with a large portion of their revenues and profits being derived during the summer months (June through August) and the holiday season (November and December).

     Estimates and Uncertainties--The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results, as determined at a later date, could differ from those estimates.

     Inventories--Inventories consist of concession products and are stated at the lower of cost (first-in, first-out method) or market.

     Property and Equipment--Property and equipment are stated at cost. Buildings and improvements, theater equipment and office furniture and equipment are depreciated using straight line and accelerated methods over the estimated useful lives of the assets. In general, the estimated useful lives used in computing depreciation and amortization are: buildings and improvements--39 years; theater equipment--5 to 10 years; office furniture and equipment--5 to 10 years. Leasehold improvements are amortized using the straight-line method over the term of the related lease or the estimated useful life of the asset, whichever is less.

     Rent Expense--The Wayne theater included in the combined financial statements is operated under a lease that contains predetermined increases in the rent payable during the term of such lease. For this lease, the aggregate rental expense over the lease term is recognized on a straight-line basis over the lease term. The differences between the expense charged to operations and the amount payable under that lease are recorded annually as deferred rent expense, which will ultimately reverse over the lease term.

     Additional rent is paid for common area maintenance and may also be charged based on a percentage of net revenue in excess of a predetermined amount.

     Financial Instruments--Financial instruments include cash, security deposits, accounts payable and accrued expenses The amounts reported for financial instruments are considered to be reasonable approximations of their fair values, based on market information concerning financial instruments with similar characteristics available to management.

     Impairment of Long-Lived Assets--In 1996, the United Artists Theatre Circuit, Inc. ("UA") adopted Statement of Financial Accounting Standards ("SFAS") No. 121, "Accounting for the Impairment of Long-Lived Assets and for Long-Lived Assets to be Disposed Of" (See Note 4). SFAS No. 121 prescribes that an impairment loss is recognized in the event that facts and circumstances indicate that the carrying amount of an asset may not be recoverable.

UNITED ARTISTS THEATRE CIRCUIT, INC. CINEMAS AT
BRONXVILLE, LARCHMONT, WAYNE, NEW CITY AND MAMARONECK

NOTES TO COMBINED FINANCIAL STATEMENTS--(CONTINUED)

(Data relating to March 31, 1997 and 1996 are unaudited)
--------------------------------------------------------------------------------

NOTE 1--NATURE OF THE BUSINESS AND SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES:--(CONTINUED)
     Interim reporting--The interim financial statements included herein reflect all adjustments which are, in the opinion of management, necessary for a fair presentation of the results for the interim periods presented. Such adjustments consist solely of normal recurring accruals. Results for interim periods are not necessarily indicative of results for a full year.

NOTE 2--PROPERTY AND EQUIPMENT:

     Property and equipment are summarized as follows:

                                                     DECEMBER 31,    MARCH 31,
                                                         1996           1997
                                                     ------------    ----------
Land...............................................   $1,520,650     $1,520,650
Buildings and improvements.........................    1,584,363      1,584,363
Leasehold improvements.............................    1,922,135      1,928,550
Office furniture and equipment.....................      874,058        897,702
                                                      ----------     ----------
                                                       5,901,206      5,931,265
Less: Accumulated depreciation and amortization....    1,054,392      1,103,472
                                                      ----------     ----------
                                                      $4,846,814     $4,827,793
                                                      ==========     ==========

NOTE 3--COMMITMENTS AND CONTINGENCIES:

     Theater Leases--Certain of the UA Theaters are operated under lease arrangements. The following is a schedule of future minimum rental payments required for all non-cancellable operating leases (for theater facilities) that have initial or remaining lease terms in excess of one year at December 31, 1996:

YEAR ENDING DECEMBER 31,
------------------------
1997........................................................  $  121,293
1998........................................................     121,293
1999........................................................     121,293
2000........................................................     121,293
2001........................................................     122,439
2002 and thereafter.........................................     961,689
                                                              ----------
                                                              $1,569,300
                                                              ==========

     Rent expense for theater operating leases in 1995 and 1996 was approximately $108,000 and $151,000, respectively.

NOTE 4--IMPAIRMENT OF LONG-LIVED ASSETS:

     In the third quarter of 1996, UA recorded a $224,908 charge for the difference between the fair value and the carrying value of the New City theater location. The fair value was determined based on an offer received by UA to sell such location for approximately $1,300,000, reduced further for estimated sales costs.

UNITED ARTISTS THEATRE CIRCUIT, INC. CINEMAS AT
BRONXVILLE, LARCHMONT, WAYNE, NEW CITY AND MAMARONECK

NOTES TO COMBINED FINANCIAL STATEMENTS--(CONTINUED)

(Data relating to March 31, 1997 and 1996 are unaudited)
--------------------------------------------------------------------------------

NOTE 5--RELATED PARTY TRANSACTIONS:

     Operating Expenses, Management Fees and Interest Expense--The UA Theaters' operations through the date of sale were significantly controlled by UA. In that regard, the cash deposited to the UA Theaters' operating accounts was transferred to UA which used the funds to pay operating expenses, along with the funds from other UA affiliated theaters, on a company-wide basis using an integrated system.

     Interest expense represents an allocation of interest costs incurred by UA and is charged to the UA Theaters based on each theater's respective net assets.

NOTE 6--SUBSEQUENT EVENTS (UNAUDITED):

     In July, 1997, UA entered into an agreement to sell substantially all of the assets, including leasehold interests, equipment and various operating contracts, of the UA Theaters to Clearview Cinema Group, Inc. for $8,650,000.

                          INDEPENDENT AUDITORS' REPORT

Board of Directors of
Clearview Cinema Group, Inc.

     We have audited the combined balance sheet of the Nelson Ferman Theaters at Parsippany and Roxbury (the "NF Theaters"), as of September 30, 1997 and the related combined statements of income and changes in retained earnings and cash flows for the nine months ended September 30, 1997 and the year ended December 31, 1996. These combined financial statements are the responsibility of the management of Nelson Ferman, Inc. Our responsibility is to express an opinion on these combined financial statements based on our audits.

     We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the combined financials are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the combined financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

     In our opinion, the combined financial statements referred to above present fairly, in all material respects, the financial position of the NF Theaters at September 30, 1997, and the results of their operations and their cash flows for of the nine months ended September 30, 1997 and the year ended December 31, 1996, in conformity with generally accepted accounting principles.

                                          WISS & COMPANY, LLP

Woodbridge, New Jersey
October 22, 1997

NELSON FERMAN THEATERS AT PARSIPPANY AND ROXBURY

COMBINED BALANCE SHEET
SEPTEMBER 30, 1997
--------------------------------------------------------------------------------

                           ASSETS
CURRENT ASSETS:
  Cash......................................................     $  37,017
  Other current assets......................................        84,415
                                                                 ---------
          Total current assets..............................                         $  121,432
PROPERTY AND EQUIPMENT, LESS ACCUMULATED DEPRECIATION.......                          3,828,748
OTHER ASSETS:
  Due from affiliate........................................       125,488
  Other assets..............................................        36,403              161,891
                                                                 ---------           ----------
                                                                                     $4,112,071
                                                                                     ==========

            LIABILITIES AND STOCKHOLDERS' EQUITY
CURRENT LIABILITIES:
  Current maturities of long-term debt......................     $ 302,917
  Current portion of deferred income........................       100,000
  Accounts payable and accrued expenses.....................       723,674
                                                                 ---------
          Total current liabilities.........................                         $1,126,591
LONG-TERM LIABILITIES:
  Long-term debt, less current maturities...................     1,633,333
  Deferred income, net of current portion...................       625,000
                                                                 ---------
                                                                                      2,258,333
COMMITMENTS AND CONTINGENCIES
STOCKHOLDERS' EQUITY:
  Common Stock..............................................       504,000
  Additional paid-in capital................................        27,000
  Retained earnings.........................................       196,147
                                                                 ---------
          Total Stockholders' Equity........................                            727,147
                                                                                     ----------
                                                                                     $4,112,071
                                                                                     ==========

            See accompanying notes to combined financial statements.

NELSON FERMAN THEATERS AT PARSIPPANY AND ROXBURY

COMBINED STATEMENTS OF INCOME
AND CHANGES IN RETAINED EARNINGS
--------------------------------------------------------------------------------

                                                                               NINE MONTHS
                                                               YEAR ENDED         ENDED
                                                              DECEMBER 31,    SEPTEMBER 30,
                                                                  1996            1997
                                                              ------------    -------------
THEATER REVENUES:
  Box office................................................   $4,812,495      $4,015,770
  Concession................................................    1,129,729         989,484
  Other.....................................................       39,167          35,979
                                                               ----------      ----------
                                                                5,981,391       5,041,233
                                                               ----------      ----------
OPERATING EXPENSES:
  Film rental and booking fees..............................    2,373,986       1,925,740
  Theater operating expenses................................    1,848,016       1,354,756
  General and administrative expenses.......................    1,103,057         819,520
  Depreciation and amortization.............................      403,075         298,980
                                                               ----------      ----------
                                                                5,728,134       4,398,996
                                                               ----------      ----------
OPERATING INCOME............................................      253,257         642,237
INTEREST EXPENSE............................................      250,156         188,963
                                                               ----------      ----------
NET INCOME..................................................        3,101         453,274
RETAINED EARNINGS (DEFICIT), BEGINNING OF PERIOD............     (260,228)       (257,127)
                                                               ----------      ----------
RETAINED EARNINGS (DEFICIT), END OF PERIOD..................   $ (257,127)     $  196,147
                                                               ==========      ==========

            See accompanying notes to combined financial statements.

NELSON FERMAN THEATERS AT PARSIPPANY AND ROXBURY

COMBINED STATEMENTS OF CASH FLOWS
--------------------------------------------------------------------------------

                                                                               NINE MONTHS
                                                               YEAR ENDED         ENDED
                                                              DECEMBER 31,    SEPTEMBER 30,
                                                                  1996            1997
                                                              ------------    -------------
CASH FLOWS FROM OPERATING ACTIVITIES:
  Net Income................................................   $   3,101        $ 453,274
  Adjustments to reconcile net income (loss) to net cash
     flows from operating activities:
     Depreciation and amortization..........................     403,075          298,980
     Recognition of deferred revenue........................    (100,000)         (75,000)
     Amortization of accrued rent...........................      25,146           18,860
     Changes in operating assets and liabilities:
       Other current assets.................................     (28,286)          32,466
       Other assets.........................................      10,000           12,000
       Accounts payable and accrued expenses................      19,681         (157,215)
                                                               ---------        ---------
          Net cash flows from operating activities..........     332,717          583,365
                                                               ---------        ---------
CASH FLOWS FROM INVESTING ACTIVITIES:
  Purchase of property and equipment........................    (114,423)              --
  Advances to parent and affiliate..........................     (89,878)        (494,209)
                                                               ---------        ---------
          Net cash flows from investing activities..........    (204,301)        (494,209)
                                                               ---------        ---------
CASH FLOW FROM FINANCING ACTIVITIES:
  Payments on long-term debt................................    (156,604)        (151,250)
                                                               ---------        ---------
NET CHANGE IN CASH..........................................     (28,188)         (62,094)
CASH, BEGINNING OF PERIOD...................................     127,299           99,111
                                                               ---------        ---------
CASH, END OF PERIOD.........................................   $  99,111        $  37,017
                                                               =========        =========
SUPPLEMENTAL CASH FLOW INFORMATION:
  Interest paid.............................................   $ 250,156        $ 188,963
                                                               =========        =========
  Income taxes paid.........................................   $      --        $      --
                                                               =========        =========

            See accompanying notes to combined financial statements.

NELSON FERMAN THEATERS AT PARSIPPANY AND ROXBURY

NOTES TO COMBINED FINANCIAL STATEMENTS
--------------------------------------------------------------------------------

NOTE 1--NATURE OF THE BUSINESS AND SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES:

     Principles of Combination--The combined financial statements include the accounts of two theater affiliates of Nelson Ferman, Inc. ("Nelson Ferman") at Parsippany and Roxbury (the "NF Theaters"). All significant inter-location balances and transactions have been eliminated in combination.

     Nature of the Business--The NF Theaters operated multi-screen theaters in Morris County, New Jersey.

     Revenues and Film Rental Costs--The NF Theaters recognize revenues from box office admissions at the time of sale. Concession sales are recognized as a commission from a third party, when earned. Film rental costs are based on a film's box office receipts and length of a film's run.

     Seasonality--The NF Theaters' business is seasonal with a large portion of their revenues and profits being derived during the summer months (June through August) and the holiday season (November and December).

     Estimates and Uncertainties--The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results, as determined at a later date, could differ from those estimates.

     Property and Equipment--Property and equipment are stated at cost. Theater equipment and office furniture and equipment are depreciated using straight line and accelerated methods over the estimated useful lives of the assets of 7 years. Leasehold improvements are amortized using the straight-line method over the term of the related lease or the estimated useful life of the asset, whichever is less.

     Rent Expense--The NF Theaters included in the combined financial statements are operated under leases that contain predetermined increases in the rentals payable during the term of such leases. For these leases, the aggregate rental expense over the lease terms is recognized on a straight-line basis over the lease terms. The differences between the expense charged to operations and the amount payable under that lease are recorded annually as deferred rent expense, which will ultimately reverse over the lease terms.

     Additional rent is paid for common area maintenance and may also be charged based on a percentage of net revenue in excess of a predetermined amount.

     Financial Instruments--Financial instruments include cash and accounts payable and accrued expenses. The amounts reported for financial instruments are considered to be reasonable approximations of their fair values, based on market information of financial instruments with similar characteristics available to management.

     Income Taxes--The NF Theaters have elected under Section 1361 of the Internal Revenue Code and under New Jersey corporate statutes to be taxed as small business corporations. Under these provisions, all earnings and losses of the NF Theaters are reported on the tax returns of the shareholders. Accordingly, no provision has been made for federal income taxes and the NF Theaters are subject to state taxes at a nominal rate.

     Impairment of Long-Lived Assets--In 1996, Nelson Ferman adopted Statement of Financial Accounting Standards ("SFAS") No. 121, "Accounting for the Impairment of Long-Lived Assets and for Long-Lived Assets to be Disposed Of." The effect of the adoption of that statement did not have a material effect on the financial statements.

NELSON FERMAN THEATERS AT PARSIPPANY AND ROXBURY

--------------------------------------------------------------------------------

NOTE 2--PROPERTY AND EQUIPMENT:

     Property and equipment at September 30, 1997 are summarized as follows:

Leasehold improvements......................................  $4,063,081
Furniture and equipment.....................................   1,563,084
                                                              ----------
                                                               5,626,165
Less: Accumulated depreciation and amortization.............   1,797,417
                                                              ----------
                                                              $3,828,748
                                                              ==========

NOTE 3--LONG-TERM DEBT:

     Long-Term Debt--A summary of long-term debt at September 30, 1997 follows:

                                                        INTEREST
                    DESCRIPTION                           RATE
                    -----------                         --------
Notes payable, due in monthly installments of
  $14,583 plus interest, through November 2000 with
  the remaining balance of $1,239,583 due in January       Prime%
  2001..............................................    plus .25    $1,808,333
Other...............................................     Various       127,917
                                                                    ----------
                                                                     1,936,250
Less: Current maturities............................                   302,917
                                                                    ----------
                                                                    $1,633,333
                                                                    ==========

     The above debt is secured by the leasehold interest and other operating assets of the NF Theaters and is guaranteed by all affiliates of Nelson Ferman, including its stockholders.

     Long-term debt matures as follows:

                  YEAR ENDED SEPTEMBER 30,
                  ------------------------
1998........................................................  $  302,917
1999........................................................     175,000
2000........................................................     175,000
2001........................................................   1,283,333
                                                              ----------
                                                              $1,936,250
                                                              ==========

NOTE 4--DEFERRED INCOME:

     The NF Theaters entered into an agreement with the concession vendor of the Parsippany location in November, 1994, wherein the concessionaire paid $1,000,000 as advance commissions. The commissions are being recognized as income ratably over the term of the concession agreement, which expires in November 2004. At September 30, 1997, the unamortized deferred commission amounted to approximately $725,000.

     The agreement stipulates that if the NF Theater at Parsippany cancels the agreement prior to its expiration, the remaining unamortized balance must be refunded to the concessionaire.

NELSON FERMAN THEATERS AT PARSIPPANY AND ROXBURY

--------------------------------------------------------------------------------

NOTE 5--COMMON STOCK:

     Common stock consists of the following at September 30, 1997:

Parsippany:
  No par value, authorized and issued 100 shares............  $500,000
Roxbury:
  No par value, authorized and issued 100 shares............     4,000
                                                              --------
                                                              $504,000
                                                              ========

NOTE 6--COMMITMENTS AND CONTINGENCIES:

     Theater Leases--The following is a schedule of future minimum rental payments required for all non-cancelable operating leases (for theater facilities) that have initial or remaining lease terms in excess of one year at September 30, 1997:

YEAR ENDING SEPTEMBER 30,
-------------------------
1997........................................................  $  353,805
1998........................................................     353,805
1999........................................................     361,523
2000........................................................     361,523
2001........................................................     375,478
2002 and thereafter.........................................   5,954,209
                                                              ----------
                                                              $7,760,343
                                                              ==========

     Rent expense for theater operating leases for the year ended December 30, 1996 and the nine months ended September 30, 1997 was approximately $570,000 and $384,000, respectively.

NOTE 7--RELATED PARTY TRANSACTIONS:

     Operating Expenses, Management Fees and Interest Expense--The NF Theaters' operations through the date of sale were significantly controlled by Nelson Ferman. In that regard, the cash deposited to the NF Theaters' operating accounts was transferred to Nelson Ferman, which used the funds to pay operating expenses, along with the funds from other Nelson Ferman affiliated theaters, on a company-wide basis using an integrated system.

     Interest expense represents an allocation of interest costs incurred by Nelson Ferman and is charged to the NF Theaters based on each theater's respective net assets.

NOTE 8--SUBSEQUENT EVENT (UNAUDITED):

     In November 1997, Nelson Ferman sold substantially all of the assets, including leasehold interests, equipment and various operating contracts of the NF Theaters at Parsippany and Roxbury to Clearview Cinema Group, Inc. ("Clearview") for $18.5 million; $11.6 million in cash, 10 1/2% subordinated notes aggregating $6.0 million, and common stock of Clearview valued at $500,000, with an additional $400,000 held in escrow until the satisfaction of certain obligations of Nelson Ferman.

                          INDEPENDENT AUDITORS' REPORT

Board of Directors
Clearview Cinema Group, Inc.

We have audited the combined balance sheet of the CJM Theaters at Kin-Mall, Middlebrook, Cedar Grove and Bellevue (the "CJM Theaters") as of September 30, 1997 and the related combined statements of income and retained earnings and cash flows for the nine months ended September 30, 1997 and the year ended December 31, 1996. These combined financial statements are the responsibility of the management of CJM Entertainment, Inc. Our responsibility is to express an opinion on these combined financial statements based on our audits.

We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the combined financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the combined financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the combined financial statements referred to above present fairly, in all material respects, the financial position of the CJM Theaters at September 30, 1997, and the results of their operations and their cash flows for the nine months ended September 30, 1997 and the year ended December 31, 1996, in conformity with generally accepted accounting principles.

                                          WISS & COMPANY, LLP

Woodbridge, New Jersey
December 4, 1997

CJM THEATERS AT KIN-MALL, MIDDLEBROOK,
CEDAR GROVE AND BELLEVUE

COMBINED BALANCE SHEET

SEPTEMBER 30, 1997
--------------------------------------------------------------------------------

                           ASSETS
CURRENT ASSETS:
  Cash......................................................  $1,030,467
  Inventories...............................................      15,657
  Other current assets......................................      31,668
                                                              ----------
     Total current assets...................................               $1,077,792
PROPERTY AND EQUIPMENT, NET OF ACCUMULATED DEPRECIATION.....                2,479,993
OTHER ASSETS................................................                   30,280
                                                                           ----------
                                                                           $3,588,065
                                                                           ==========

            LIABILITIES AND STOCKHOLDERS' EQUITY

ACCOUNTS PAYABLE AND ACCRUED EXPENSES.......................               $  377,445
AMOUNTS DUE TO OFFICER......................................                2,313,489
COMMITMENTS AND CONTINGENCIES

STOCKHOLDERS' EQUITY:
  Common stock..............................................  $   19,000
  Retained earnings.........................................     878,131
                                                              ----------
     Total stockholders' equity.............................                  897,131
                                                                           ----------
                                                                           $3,588,065
                                                                           ==========

            See accompanying notes to combined financial statements.

CJM THEATERS AT KIN-MALL, MIDDLEBROOK,
CEDAR GROVE AND BELLEVUE

COMBINED STATEMENTS OF INCOME AND CHANGES IN RETAINED EARNINGS
--------------------------------------------------------------------------------

                                                                               NINE MONTHS
                                                               YEAR ENDED         ENDED
                                                              DECEMBER 31,    SEPTEMBER 30,
                                                                  1996            1997
                                                              ------------    -------------
THEATER REVENUES:
  Box office................................................   $3,774,264      $3,532,934
  Concession................................................    1,211,383       1,015,434
  Other.....................................................       10,008          12,300
                                                               ----------      ----------
                                                                4,995,655       4,560,668
                                                               ----------      ----------
OPERATING EXPENSES:
  Film rental and booking fees..............................    1,703,429       1,608,263
  Cost of concessions.......................................      248,766         194,289
  Theater operating expenses................................    1,823,464       1,695,748
  General and administrative expenses.......................      181,116         114,834
  Depreciation and amortization.............................      314,976         191,781
                                                               ----------      ----------
                                                                4,271,751       3,804,915
                                                               ----------      ----------
OPERATING INCOME............................................      723,904         755,753
INTEREST EXPENSE............................................      182,296         151,409
                                                               ----------      ----------
INCOME BEFORE PROVISION FOR INCOME TAXES....................      541,608         604,344
PROVISION FOR INCOME TAXES..................................       18,761          25,500
                                                               ----------      ----------
NET INCOME..................................................      522,847         578,844
RETAINED EARNINGS, BEGINNING OF PERIOD......................      326,579         643,381
DISTRIBUTIONS TO STOCKHOLDERS...............................     (206,045)       (344,094)
                                                               ----------      ----------
RETAINED EARNINGS, END OF PERIOD............................   $  643,381      $  878,131
                                                               ==========      ==========

            See accompanying notes to combined financial statements.

CJM THEATERS AT KIN-MALL, MIDDLEBROOK,
CEDAR GROVE AND BELLEVUE

COMBINED STATEMENTS OF CASH FLOWS
--------------------------------------------------------------------------------

                                                                               NINE MONTHS
                                                               YEAR ENDED         ENDED
                                                              DECEMBER 31,    SEPTEMBER 30,
                                                                  1996            1997
                                                              ------------    -------------
CASH FLOWS FROM OPERATING ACTIVITIES:
  Net income................................................   $  522,847      $  578,844
  Adjustments to reconcile net income to net cash flows from operating activities:
     Depreciation and amortization..........................      314,976         191,781
     Changes in operating assets and liabilities:
       Inventories..........................................           40          (2,795)
       Other current assets.................................        2,060         (10,553)
       Other assets.........................................      (29,668)          1,501
       Accounts payable and accrued expenses................       28,296        (148,958)
                                                               ----------      ----------
          Net cash flows from operating activities..........      838,551         609,820
                                                               ----------      ----------
CASH FLOWS FROM INVESTING ACTIVITIES:
  Purchase of property and equipment........................     (398,904)       (293,327)
                                                               ----------      ----------
          Net cash flows from investing activities..........     (398,904)       (293,327)
                                                               ----------      ----------
CASH FLOW FROM FINANCING ACTIVITIES:
  Distributions to stockholders.............................     (206,045)       (344,094)
  Net advances from officer.................................       58,418          30,666
  Proceeds from issuance of common stock....................        2,000              --
                                                               ----------      ----------
          Net cash flows from financing activities..........     (145,627)       (313,428)
                                                               ----------      ----------
NET CHANGE IN CASH..........................................      294,020           3,065
CASH, BEGINNING OF PERIOD...................................      733,382       1,027,402
                                                               ----------      ----------
CASH, END OF PERIOD.........................................   $1,027,402      $1,030,467
                                                               ==========      ==========
SUPPLEMENTAL CASH FLOW INFORMATION:
  Interest paid.............................................   $  182,296      $  151,409
                                                               ==========      ==========
  Income taxes paid.........................................   $    8,500      $   18,000
                                                               ==========      ==========

            See accompanying notes to combined financial statements.

CJM THEATERS AT KIN-MALL, MIDDLEBROOK,
CEDAR GROVE AND BELLEVUE

NOTES TO COMBINED FINANCIAL STATEMENTS
--------------------------------------------------------------------------------

NOTE 1--NATURE OF THE BUSINESS AND SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES:

     Principles of Combination--The combined financial statements include the accounts of certain theater affiliates of CJM Entertainment, Inc. ("CJM") at Kin-Mall, Middlebrook, Cedar Grove and Bellevue (the "CJM Theaters"). All significant inter-location balances and transactions have been eliminated in combination.

     Nature of the Business--The CJM Theaters operated multi-screen theaters located in Morris, Essex and Monmouth Counties, New Jersey.

     Revenues and Film Rental Costs--The CJM Theaters recognize revenues from box office admissions and concession sales at the time of sale. Film rental costs are based on a film's box office receipts and length of a film's run.

     Seasonality--The CJM Theaters' business is seasonal with a large portion of their revenues and profits being derived during the summer months (June through August) and the holiday season (November and December).

     Estimates and Uncertainties--The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results, as determined at a later date, could differ from those estimates.

     Property and Equipment--Property and equipment are stated at cost. Theater equipment and office furniture and equipment are depreciated using straight line and accelerated methods over the estimated useful lives of the assets of 7 years. Leasehold improvements are amortized using the straight-line method over the term of the related lease or the estimated useful life of the asset, which ever is less.

     Rent Expense--The CJM Theaters included in the combined financial statements are operated under leases that contain predetermined increases in the rentals payable during the term of such leases. For these leases, the aggregate rental expense over the lease terms is recognized on a straight-line basis over the lease terms. The differences between the expense charged to operations and the amount payable under that lease are recorded annually as deferred rent expense, which will ultimately reverse over the lease term.

     Additional rent is paid for common area maintenance and may also be charged based on a percentage of net revenue in excess of a predetermined amount.

     Financial Instruments--Financial instruments include cash and accounts payable and accrued expenses The amounts reported for financial instruments are considered to be reasonable approximations of their fair values, based on market information of financial instruments with similar characteristics available to management.

     Income Taxes--The CJM Theaters have elected under Section 1361 of the Internal Revenue Code and under New Jersey corporate statutes to be taxed as small business corporations. Under these provisions, all earnings and losses of the CJM Theaters are reported on the tax returns of the shareholders. Accordingly, no provision has been made for federal income taxes and the CJM Theaters are subject to state taxes at a nominal rate.

     Impairment of Long-Lived Assets--In 1996, the CJM Theaters adopted Statement of Financial Accounting Standards ("SFAS") No. 121, "Accounting for the Impairment of Long-Lived Assets and for Long-Lived Assets to be Disposed Of." The effect of adoption of the statement did not have a material effect on the financial statements.

CJM THEATERS AT KIN-MALL, MIDDLEBROOK,
CEDAR GROVE AND BELLEVUE

NOTES TO COMBINED FINANCIAL STATEMENTS--(CONTINUED)
--------------------------------------------------------------------------------

NOTE 2--PROPERTY AND EQUIPMENT:

     Property and equipment at September 30, 1997 are summarized as follows:

Leasehold improvements......................................  $2,323,240
Furniture and other equipment...............................   1,480,472
                                                              ----------
                                                               3,803,712
Less: Accumulated depreciation and amortization.............   1,323,719
                                                              ----------
                                                              $2,479,993
                                                              ==========

NOTE 3--COMMON STOCK:

     Common stock consist of the following at September 30, 1997:

Kin-Mall:
  No par value, authorized 2500 shares, issued and
     outstanding 200 shares.................................  $ 2,000
Middlebrook:
  No par value, authorized 2500 shares, issued and
     outstanding 100 shares.................................   10,000
Cedar Grove:
  No par value, authorized 2500 shares, issued and
     outstanding 200 shares.................................    5,000
Bellevue:
  No par value, authorized 2500 shares, issued and
     outstanding 200 shares.................................    2,000
                                                              -------
                                                              $19,000
                                                              =======

NOTE 4--COMMITMENTS AND CONTINGENCIES:

     Theater Leases--The following is a schedule of future minimum rental payments required for all non-cancellable operating leases that have initial or remaining lease terms in excess of one year at September 30, 1997:

YEAR ENDING SEPTEMBER 30,
-------------------------
1998........................................................  $  712,112
1999........................................................     668,135
2000........................................................     448,250
2001........................................................     470,325
2002........................................................     430,326
2003 and thereafter.........................................   2,249,744
                                                              ----------
                                                              $4,978,892
                                                              ==========

     Rent expense for theater operating leases for the nine months ended September 30, 1997 and the year ended December 31, 1996, was approximately $608,000 and $750,000, respectively.

NOTE 5--RELATED PARTY TRANSACTIONS:

     Due to Officer--The amount due to officer represent advances made to each of the respective CJM Theaters' since their inception. No specified payment terms have been determined.

CJM THEATERS AT KIN-MALL, MIDDLEBROOK,
CEDAR GROVE AND BELLEVUE

NOTES TO COMBINED FINANCIAL STATEMENTS--(CONTINUED)
--------------------------------------------------------------------------------

NOTE 6--SUBSEQUENT EVENT (UNAUDITED):

     In December 1997, CJM sold substantially all of the assets, including leasehold interests, equipment and various operating contracts of the CJM Theaters at Kin-Mall, Middlebrook, Cedar Grove and Bellevue to Clearview Cinema Group, Inc. ("Clearview").

     CJM received 62,500 shares of common stock of Clearview in exchange for certain furniture, fixtures, equipment, and personal property related to the operation of its Bellevue theater, a four-screen theater located in Upper Montclair, New Jersey and a leasehold interest in the real property on which that theater is located.

     Pursuant to three separate asset purchase agreements, CJM sold the respective leasehold interests and furniture, fixtures, equipment and personal property related to the operation of its eight-screen Kin-Mall theater located in Kinnelon, New Jersey; its five-screen theater located in Cedar Grove, New Jersey; and its ten-screen Middlebrook theater located in Ocean Township, New Jersey. The aggregate purchase price of these three acquisitions totaled $8.75 million; $7.25 million in cash and the right to receive 1,500 shares of Clearview's Class B Non-Voting Cumulative Redeemable Preferred Stock (the "Class B Preferred Stock"). CJM will receive cash of $1.5 million (plus interest accrued at 10 1/2%) in lieu of the Class B Preferred Stock if Clearview consummates a specified debt offering by certain prescribed dates. In addition, the right to receive 750 of the 1,500 shares of Clearview's Class B Preferred Stock will also terminate if, prior to December 12, 1999, any other party receives all material governmental approvals for the construction of a new theater complex in a specified location.

---------------------------------------------------------
---------------------------------------------------------

     No person has been authorized to give any information or to make any representations not contained in this Prospectus in connection with the offer made in this Prospectus, and, if given or made, such information or representations must not be relied upon as having been authorized by the Company. This Prospectus does not constitute an offer to sell or the solicitation of an offer to buy any security other than the Notes offered hereby nor does it constitute an offer to sell, or a solicitation of an offer to buy, any of the Notes to any person in any jurisdiction in which it would be unlawful to make such an offer or solicitation to such person. Neither the delivery of this Prospectus nor any sale made hereunder shall, under any circumstances, create an implication that there has not been any change in the facts set forth in this Prospectus or in the affairs of the Company since the date hereof.

                            ------------------------

                               TABLE OF CONTENTS


                                           PAGE
                                           ----
Available Information....................    v
Prospectus Summary.......................    1
Risk Factors.............................   16
The Exchange Offer.......................   24
Use of Proceeds..........................   31
Capitalization...........................   32
Unaudited Pro Forma Combined Financial
  Information............................   33
Selected Historical Financial Data.......   43
Management's Discussion and Analysis of
  Financial Condition and Results of
  Operations.............................   45
Business.................................   52
Management...............................   67
Certain Transactions.....................   71
Principal Stockholders...................   74
Description of Notes.....................   75
Description of Capital Stock.............  119
Description of New Credit Facility.......  122
Certain United States Federal Income Tax
  Consequences...........................  123
Plan of Distribution.....................  124
Legal Matters............................  124
Experts..................................  125
Index to Financial Statements............  F-1


---------------------------------------------------------
---------------------------------------------------------
---------------------------------------------------------
---------------------------------------------------------

                          CLEARVIEW CINEMA GROUP, INC.

                               ------------------

                              10 7/8% SENIOR NOTES
                                    DUE 2008
                                ----------------
                                   PROSPECTUS
                                ----------------
---------------------------------------------------------
---------------------------------------------------------

                PART II--INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 20. INDEMNIFICATION OF DIRECTORS AND OFFICERS.

     Reference is hereby made to Section 145 of the General Corporation Law of the State of Delaware (the "DCL"), which provides that a corporation will have the power to indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (a "proceeding"), by reason of the fact that he is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, with respect to the payment of certain amounts under certain circumstances.

     Article V ("Article V") of the Amended and Restated By-laws of Clearview Cinema Group, Inc. (the "Company") provides that the Company will indemnify and hold harmless, to the fullest extent permitted by applicable law, any person who was or is made or is threatened to be made a party or is otherwise involved in any proceeding by reason of the fact that he, or a person for whom he is the legal representative, is or was a director or officer of the Company or is or was a director or officer of the Company and is or was serving at the request of the Company as a director, officer, employee or agent of another corporation or of a partnership, joint venture, trust, enterprise or non-profit entity, including service with respect to employee benefit plans.

     Any indemnification pursuant to Article V (unless ordered by a court) will be made by the Company only upon a determination that indemnification is proper in the circumstances because the director or officer, as the case may be, has met the applicable standard of conduct set forth in Article V. Such determination will be made (a) by a majority vote of the directors who are not parties to such action, suit or proceeding, even though less than a quorum, or
(b) if there are no such directors, or if such directors so direct, by independent legal counsel in a written opinion, or (c) by the stockholders. to the extent, however, that a director or officer of the Company has been successful on the merits or otherwise in defense of a proceeding, or in defense of any claim, issue or matter therein, he or she will be indemnified against expenses (including attorneys' fees) actually and reasonably incurred by him or her in connection therewith, without the necessity of authorization in the specific case. Except for proceedings to enforce rights to indemnification (which are governed by Section 5.5 of Article V), the Company is not obligated to indemnify any director or officer in connection with a proceeding (or part thereof) initiated by that person unless that proceeding was authorized or consented to by the Board of Directors of the Company.

     Expenses (including attorneys' fees) incurred by a director or officer in defending or investigating any threatened or pending civil, criminal, administrative or investigative action, suit or proceeding will be paid by the Company in advance of the final disposition of such Action, suit or proceeding upon receipt of an undertaking by or on behalf of that director or officer to repay those amounts if it ultimately is determined that he or she is not entitled to be indemnified by the Company as authorized in Article V, if such an undertaking is required at the time by the DCL. In addition, the board of Directors of the Company, without approval from the stockholders, may borrow money on behalf of the Company form time to time to discharge the Company's obligations with respect to indemnification, the advancement and reimbursement of expenses, and the purchase and maintenance of insurance on behalf of any person, whether or not the Company would have the power or the obligation to indemnify him or her against such liability under the provisions of Article V.

     Article V provides that the rights to indemnification and advancement of expenses conferred by Article V are not exclusive of any other rights to which those seeking indemnification or advancement of expenses may otherwise be entitled. Article V further provides that the Board of Directors of the Company is authorized to provide rights to indemnification and the advancement of expenses to employees and agents of the Company similar to those conferred in
Article V on directors and officers of the Company. Nothing in Article V precludes the indemnification of any person whom the Company has the power or obligation to indemnify under the provisions of the DCL, including without limitation, the provisions of Section 145 thereof, or otherwise.

     Article V states that any repeal or modification of the Article will not adversely affect any right or protection of a director of the Company existing at the time of such repeal or modification with respect to acts or omissions occurring prior to such repeal or modification. Further, the rights conferred by
Article V, unless otherwise
provided when authorized or ratified, continue as to any person who has ceased to be a director of the Company and inure to the benefit of the heirs, executors and administrators of such person.

     Article IX ("Article IX") of the Amended and Restated Certificate of Incorporation of the Company provides that the personal liability of a director of the Company is eliminated to the fullest extent permitted by Section 102(b)(7) of the DCL, as the same may be amended and supplemented. Article IX states that, without limiting the generality of the foregoing, no director will be personally liable to the Company or any of its stockholders for monetary damages for breach of fiduciary duty as a director, except for liability (i) for any breach of the director's duty of loyalty to the Company or its stockholders,
(ii) for acts or omissions no in good faith or which involve misconduct or a knowing violation of law, (iii) pursuant to Section 174 of the DCL, (relating to unlawful distributions and redemption's of shares), or (iv) for any transaction from which the director derived an improper personal benefit.

     The rights conferred by Article IX are presumed to have been relied upon by directors of the Company in serving or continuing to serve the Company and are enforceable as contract rights. Those rights are not exclusive of any other rights to which the directors of the Company may otherwise be entitled. The Company may enter into contracts to provide the directors of the Company with rights to indemnification to the maximum extent permitted by the DCL. The Company may create trust funds, grant security interests in the assets of the Company, obtain letters of credit or use other means to ensure payment of such amounts as may be necessary to perform the obligations provided for in Article IX, the Amended and Restated By-laws of the Company or any such contract.

     The rights conferred by Article IX continue as to any person who has ceased to be a director of the Company and inure to the benefit of the heirs, executors and administrators of such person. Any repeal or modification of Article IX by the stockholders of the Company will not adversely affect any right or protection of a director of the Company existing at the time of such repeal or modification with respect to acts or omissions occurring prior to such repeal or modification.

ITEM 21. EXHIBITS AND FINANCIAL STATEMENT SCHEDULES.

     (a) Exhibits.

     The following exhibits are filed as part of this registration statement:

EXHIBIT                                                                    PRIOR FILING OR
NUMBER                         DESCRIPTION                               SEQUENTIAL PAGE NO.
------                         -----------                               -------------------
 2.01      Agreement and Plan of Merger dated as of August 12,     Exhibit 2.01 to Current Report
           1998 by and among Clearview Cinema Group, Inc.,         on Form 8-K filed on August 27,
           Cablevision Systems Corporation and CCG Holdings        1998
           Inc.
 2.02      Stockholders Agreement dated as of August 12, 1998      Exhibit 2.02 to Current Report
           by and among Cablevision Systems Corporation, A.        on Form 8-K filed on August 27,
           Dale Mayo, individually and as voting trustee, under    1998
           Certain Voting Trust Agreements, and Robert G.
           Davidoff, CMNY Capitol VI, L.P., CM Co, Inc.,
           MidMark Capital, L.P., Prime Charter Ltd., Brett E.
           Marks, John Nelson, F&N Cinema, Inc., Roxbury
           Cinemas, Inc., Olde EC, Inc. (f/k/a Emerson Cinemas,
           Inc.), Michael C. Rush, Pamela Ferman, Seth Ferman,
           Craig Zeltner, Clairidge Cinemas, Inc., Paul Kay,
           Cindy Kay, and Marshall Capital Management, Inc.

EXHIBIT                                                                    PRIOR FILING OR
NUMBER                         DESCRIPTION                               SEQUENTIAL PAGE NO.
------                         -----------                               -------------------
 2.03      Agreement of Purchase and Sale by and among United      Exhibit 2.01 to Registration
           Artists Theatre Circuit, Inc., United Artists           Statement on Form SB-2 filed
           Properties I Corp., Mamaroneck Playhouse Holding        May 27, 1997
           Corporation and CCC Bronxville Cinema Corp., CCC
           Mamaroneck Cinema Corp., CCC Wayne Cinema Corp., CCC
           BC Realty Corp., CCC Cinema 304 Corp., CCC Larchmont
           Cinema Corp. and the Company, dated July 21, 1997
 3.01      Amended and Restated Certificate of Incorporation of    Exhibit 3.01 to Quarterly
           Clearview Cinema Group, Inc.                            Report on Form 10-QSB for the
                                                                   Quarter ended June 30, 1997
 3.02      Amended and Restated By-laws of Clearview Cinema        Exhibit 3.02 to Quarterly
           Group, Inc.                                             Report on Form 10-QSB for the
                                                                   Quarter ended June 30, 1997
 4.01      Specimen Common Stock Certificate                       Exhibit 4.01 to Registration
                                                                   Statement on Form SB-2 filed
                                                                   May 27, 1997
 4.02      Certificate of Designations, Preferences, Rights and    Exhibit 4.02 to Annual Report
           Limitations of Class B Nonvoting Cumulative             on Form 10-KSB for the year
           Redeemable Preferred Stock of Clearview Cinema          ended December 21, 1998
           Group, Inc.
 4.03      Certificate of Designation of Class C Convertible       Exhibit 4.01 to Current Report
           Preferred Stock of Clearview Cinema Group, Inc.,        on Form 8-K filed April 23,
           dated April 23, 1998                                    1998
 4.04      Indenture dated as of June 12, 1998 by and among        Exhibit 4.04 to Registration
           Clearview Cinema Group, Inc., its subsidiaries as       Statement on Form SB-2 filed
           guarantors, and The Bank of New York                    July 2, 1998
 5.01      Opinion of Kirkpatrick & Lockhart LLP as to the         Exhibit 5.01 to Registration
           validity of the securities being registered             Statement on Form S-4 filed
                                                                   July 21, 1998
 9.01      Voting Trust Agreement by and between Brett E. Marks    Exhibit 9.01 to Registration
           and A. Dale Mayo as Voting Trustee, dated December      Statement on Form SB-2 filed
           21, 1994                                                May 27, 1997
 9.02      Voting Trust Agreement by and between Michael C.        Exhibit 9.02 to Registration
           Rush and A. Dale Mayo as Voting Trustee, dated June     Statement on Form SB-2 filed
           20, 1995                                                May 27, 1997
 9.03      Voting Trust Agreement by and between Emerson           Exhibit 9.03 to Registration
           Cinema, Inc. and A. Dale Mayo as Voting Trustee,        Statement on Form SB-2 filed
           dated May 29, 1996                                      May 27, 1997
 9.04      Voting Trust Agreement by and among Paul Kay, Cindy     Exhibit 9.04 to Registration
           Kay and A. Dale Mayo as Voting Trustee, dated July      Statement on Form SB-2 filed
           31, 1996                                                May 27, 1997
 9.05      Voting Trust Agreement by and between Louis G.          Exhibit 9.05 to Registration
           Novick and A. Dale Mayo as Voting Trustee, dated        Statement on Form SB-2 filed
           August 30, 1996                                         May 27, 1997

EXHIBIT                                                                    PRIOR FILING OR
NUMBER                         DESCRIPTION                               SEQUENTIAL PAGE NO.
------                         -----------                               -------------------
 9.06      Voting Trust Agreement dated as of November 21, 1997    Exhibit 9.01 to Current Report
           by and among F&N Cinema, Inc., Roxbury Cinema, Inc.     on Form 8-K filed November 21,
           and A. Dale Mayo, as Trustee                            1997
 9.07      Voting Trust Agreement dated as of December 12, 1997    Exhibit 9.01 to Current Report
           by and among The New Bellevue Theater Corp., Jesse      on Form 8-K filed December 12,
           Sayegh and A. Dale Mayo, as                             1997 Trustee
 9.08      Voting Trust Agreement dated as of February 13, 1998    Exhibit 9.08 to Registration
           by and between Clairidge Cinemas, Inc. and A. Dale      Statement on Form SB-2 filed
           Mayo, as Trustee                                        July 2, 1998
 9.09      Voting Trust Agreement dated as of April 30, 1998 by    Exhibit 9.09 to Registration
           and among John Nelson, Seth Ferman, Pamela Ferman,      Statement on Form SB-2 filed
           Martin Drescher and A. Dale Mayo, as Trustee            July 2, 1998
 9.10      Voting Trust Agreement dated as of September 1, 1997    Exhibit 9.08 to Current Report
           between John Nelson and A. Dale Mayo, as Trustee        on Form 8-K filed August 27,
                                                                   1998
 9.11      Voting Trust Agreement dated as of September 1, 1997    Exhibit 9.08 to Current Report
           between Seth Ferman and A. Dale Mayo, as Trustee        on Form 8-K filed August 27,
                                                                   1998
 9.12      Voting Trust Agreement dated as of September 1, 1997    Exhibit 9.08 to Current Report
           between Pamela Ferman and A. Dale Mayo, as Trustee      on Form 8-K filed August 27,
                                                                   1998
 9.13      Voting Trust Agreement dated as of September 1,         Exhibit 9.08 to Current Report
           1997, between Craig Zeltner and A. Dale Mayo, as        on Form 8-K filed August 27,
           Trustee                                                 1998
 10.01     Employment Agreement by and between the Company and     Exhibit 10.08 to Registration
           A. Dale Mayo, dated May 29, 1996                        Statement on Form SB-2 filed
                                                                   May 27, 1997
 10.02     Collective Agreement by and among Cinema Grand          Exhibit 10.36 to Registration
           Avenue, Inc., Triplex Movies at Port Washington,        Statement on Form SB-2 filed
           Inc. and the Company, CCC Grand Avenue Cinema Corp.,    May 27, 1997
           CCC Port Washington Cinema Corp., dated September 8,
           1995
 10.03     Management Agreement by and among Cinema Herricks,      Exhibit 10.37 to Registration
           Inc., the Company, and CCC Herricks Cinema Corp.        Statement on Form SB-2 filed
           dated September 8, 1995                                 May 27, 1997
 10.04     Letter modifying Management Agreement and Collective    Exhibit 10.38 to Registration
           Agreement dated November 17, 1995                       Statement on Form SB-2 filed
                                                                   May 27, 1997
 10.05     Escrow Agreement by and among Cinema Grand Avenue,      Exhibit 10.39 to Registration
           Inc., Triplex Movies at Port Washington, Inc., the      Statement on Form SB-2 filed
           Company, CCC Grand Avenue Cinema Corp. and CCC Port     May 27, 1997
           Washington Cinema Corp., dated September 8, 1995
 10.06     Escrow Agreement by and among Cinema Herricks, Inc.,    Exhibit 10.40 to Registration
           the Company and CCC Cinema Herricks Corp., dated        Statement on Form SB-2 filed
           September 8, 1995                                       May 27, 1997
 10.07     Non-Competition Agreement, by and among the Company,    Exhibit 10.46 to Registration
           CCC Emerson Cinema, Inc., and John Nelson, Pamela       Statement on Form SB-2 filed
           Ferman and Seth Ferman, dated May 29, 1996              May 27, 1997

EXHIBIT                                                                    PRIOR FILING OR
NUMBER                         DESCRIPTION                               SEQUENTIAL PAGE NO.
------                         -----------                               -------------------
 10.08     Asset Purchase Agreement among Magic Cinemas L.L.C.,    Exhibit 10.47 to Registration
           CCC Tenafly Cinema Corp., CCC Bergenfield Cinema        Statement on Form SB-2 filed
           Corp., CCC Closter Cinema Corp. and the Company,        May 27, 1997
           dated December 13, 1996
 10.09     Assignment of Real Estate Lease, by and between         Exhibit 10.48 to Registration
           Allwood Clifton Cinema, Inc. and CCC Allwood Cinema     Statement on Form SB-2 filed
           Corp., dated May 29, 1996, assigning that certain       May 27, 1997
           lease dated November 5, 1986 by and between 96
           Market Associates, as lessor and Assignor, as
           amended pursuant to the Lease Modification Agreement
           dated October 10, 1989
 10.10     Assignment of Real Estate Lease by and between New      Exhibit 10.49 to Registration
           City Cinemas, Inc. and CCC New City Cinema Corp.,       Statement on Form SB-2 filed
           dated May 29, 1996, assigning that certain lease        May 27, 1997
           dated January 18, 1965, by and between Bridon Realty
           Co., as lessor, and Irving Sherman and David
           Sanders, as assigned by Irving Sherman and David
           Sanders to New City Town Theatre, Inc. pursuant to
           an Assignment Agreement dated February 10, 1981, as
           further amended pursuant to an Addendum to Lease
           dated November 14, 1990, as further assigned by New
           City Town Theatre, Inc. to Assignor pursuant to an
           Assignment and Assumption of Lease dated November
           14, 1990
 10.11     Assignment of Real Estate Lease by and between          Exhibit 10.50 to Registration
           Emerson Cinema, Inc. and CCC Emerson Cinema Corp.,      Statement on Form SB-2 filed
           dated May 29, 1996, assigning that certain lease by     May 27, 1997
           and between Robert Nelson, Bernat Nelson and Leo
           Zucker doing business as Robert Lee Realty Co., a
           partnership and Irving Sherman, David Sanders and
           Albert Margulies, dated January 18, 1965, as further
           amended by Lessor and Emerson Town Theatre, Inc.
           pursuant to an Extension and Modification of Lease
           dated July 12, 1982, as further amended by Lessor
           and Emerson Town Theatre, Inc. pursuant to an
           Addendum to Lease dated June 1, 1986, and further
           amended and assigned by Emerson Town Theatre, Inc.
           to Emerson Cinema, Inc. pursuant to an Addendum to
           Lease dated November 18, 1988 among Lessor, Emerson
           Town Theatre, Inc. and Assignor
 10.12     Form of Lock-up Agreement                               Exhibit 10.52 to Registration
                                                                   Statement on Form SB-2 filed
                                                                   May 27, 1997
 10.13     Consent and Waiver Agreement dated May 23, 1997 by      Exhibit 10.53 to Registration
           and among the Company, CMNY Capital II, L.P.,           Statement on Form SB-2 filed
           MidMark Capital, L.P., Emerson Cinema, Inc., A. Dale    May 27, 1997
           Mayo, Brett E. Marks, Michael C. Rush, Paul and
           Cindy Kay and Louis G. Novick
 10.14     Termination Agreement for Stockholders and              Exhibit 10.54 to Registration
           Registration Rights Agreement dated May 23, 1997 by     Statement on Form SB-2 filed
           and among the Company, CMNY Capital II, L.P.,           May 27, 1997
           MidMark Capital, L.P., A. Dale Mayo, Brett E. Marks,
           Michael C. Rush, Emerson Cinema, Inc., Paul and
           Cindy Kay and Louis G. Novick

EXHIBIT                                                                    PRIOR FILING OR
NUMBER                         DESCRIPTION                               SEQUENTIAL PAGE NO.
------                         -----------                               -------------------
 10.15     Exchange and Termination Agreement dated May 23,        Exhibit 10.55 to Registration
           1997 by and among the Company, MidMark Capital,         Statement on Form SB-2 filed
           L.P., and A. Dale Mayo                                  May 27, 1997
 10.16     Exchange and Termination Agreement dated May 23,        Exhibit 10.56 to Registration
           1997 by and among the Company, CMNY Capital II,         Statement on Form SB-2 filed
           L.P., CMCO, Inc., Robert G. Davidoff, A. Dale Mayo,     May 27, 1997
           Brett E. Marks and Michael C. Rush
 10.17     Registration Rights Agreement dated May 23, 1997 by     Exhibit 10.58 to Registration
           and among the Company, CMNY Capital II, L.P.,           Statement on Form SB-2 filed
           MidMark Capital, L.P., Emerson Cinema, Inc., A. Dale    May 27, 1997
           Mayo, Brett E. Marks, Michael C. Rush, Paul and
           Cindy Kay and Louis G. Novick
 10.18     Form of Consulting Agreement by and between the         Exhibit 10.59 to Registration
           Company and MidMark Associates, Inc.                    Statement on Form SB-2 filed
                                                                   May 27, 1997
 10.19     Clearview Cinema Group, Inc. 1997 Stock Incentive       Exhibit 10.63 to Registration
           Plan                                                    Statement on Form SB-2 filed
                                                                   May 27, 1997
 10.20     Consulting and Confidentiality Agreement by and         Exhibit 10.64 to Registration
           between the Company and Brett E. Marks                  Statement on Form SB-2 filed
                                                                   May 27, 1997
 10.21     Second Amended and Restated Credit Agreement by and     Exhibit 10.21 to Registration
           between Clearview Cinema Group, Inc. and The            Statement on Form SB-2 filed
           Provident Bank, dated June 12, 1998                     July 2, 1998
 10.22     Agreement, dated as of September 1, 1997, by among      Exhibit 10.02 to Quarterly
           Clearview Cinema Group, Inc., First New York Reality    Report on Form 10-QSB for the
           Co. Inc., and Brett Marks                               Quarter ended June 30, 1997
 10.23     Registration Rights Agreement dated as of November      Exhibit 10.03 to Current Report
           21, 1997 by and among Clearview Cinema Group, Inc.,     on Form 8-K filed November 21,
           F&N Cinema, Inc. and Roxbury Cinema, Inc.               1997
 10.24     Assignment by F&N Cinema, Inc. dated November 7,        Exhibit 10.04 to Current Report
           1997 assigning to CCC Parsippany Cinema Corp. that      on Form 8-K filed November 21,
           certain Ground Lease between The Trustees of Net        1997
           Realty Holding Trust and F&N Cinema, Inc. dated May
           12, 1993, as amended by the First Amendment to
           Ground Lease dated July 11, 1994, and as further
           amended by Second Amendment to Ground Lease dated
           December 19, 1994
 10.25     Assignment, Acceptance of Assignment and Consent to     Exhibit 10.05 to Current Report
           Assignment of Lease between Roxbury Cinema Inc. and     on Form 8-K filed November 21,
           CCC Succasunna Cinema Corp., dated November 21,         1997
           1997, assigning that certain Lease between First
           Roxbury Company and Roxbury Cinema Inc. dated May
           24, 1989, as amended by Lease Modification Agreement
           dated May 2, 1990, and as further amended by Second
           Lease Modification Agreement dated December 20, 1994

EXHIBIT                                                                    PRIOR FILING OR
NUMBER                         DESCRIPTION                               SEQUENTIAL PAGE NO.
------                         -----------                               -------------------
 10.26     Lease dated December 1997 between Jesse Y. Sayegh       Exhibit 10.01 to Current Report
           and CCC Bellevue Cinema Corp. together with Rider to    on Form 8-K filed December 12,
           Lease, as amended by Rider Attachment to Lease dated    1997
           December 12, 1997
 10.27     Registration Rights Agreement dated as of December      Exhibit 10.02 to Current Report
           12, 1997 by and among Clearview Cinema Group, Inc.,     on Form 8-K filed December 12,
           The New Bellevue Theater Corp. and Jesse Sayegh         1997
 10.28     Assignment and Assumption and Consent to Assignment     Exhibit 10.03 to Current Report
           of Lease dated December 12, 1997 by and among Jesse     on Form 8-K filed December 12,
           Sayegh, CCC Cedar Grove Cinema Corp., Clearview         1997
           Cinema Group, Inc. and Leonard Diener Investment
           Company, assigning that certain Lease Agreement by
           and between Beatrice Diener d/b/a/ Leonard Diener
           Investment Company and Jesse Sayegh dated May 29,
           1990, as amended by letter dated March 26, 1997
 10.29     Assignment and Assumption and Consent to Assignment     Exhibit 10.04 to Current Report
           of Lease dated December 12, 1997 by and among Jesse     on Form 8-K filed December 12,
           Sayegh, CCC Kin Mall Cinema Corp., Clearview Cinema     1997
           Group, Inc. and C.J.M. Enterprises, Inc., assigning
           that certain Lease by and between Lester M. Entin
           Associates and C.J.M. Enterprises, Inc. dated
           December 17, 1991, as amended by First Amendment to
           lease dated December 31, 1996
 10.30     Assignment and Assumption and Consent to Assignment     Exhibit 10.05 to Current Report
           of Lease dated December 12, 1997 by and among Jesse     on Form 8-K filed December 12,
           Sayegh, CCC Middlebrook Cinema Corp., Clearview         1997
           Cinema Group, Inc., Westwood Oaks, Inc. and Westwood
           Oaks Associates, assigning that certain Lease by and
           between Westwood Oaks, Inc. and Jesse Sayegh dated
           September 28, 1993, together with Rider LC to Lease
 10.31     Securities Purchase Agreement dated as of April 23,     Exhibit 10.01 to Current Report
           1998, by and between Clearview Cinema Group, Inc.       on Form 8-K filed April 23,
           and Proprietary Convertible Investment Group, Inc.      1998
 10.32     Registration Rights Agreement dated as April 23,        Exhibit 10.02 to Current Report
           1998, by and between Clearview Cinema Group, Inc.,      on Form 8-K filed April 23,
           and Proprietary Convertible Investment Group, Inc.      1998
           (n/k/a Marshall Capital Management, Inc.)
 10.33     Registration Rights Agreement dated as of February      Exhibit 10.33 to Registration
           13, 1998 by and between Clairidge Cinemas, Inc. and     Statement on Form SB-2 filed
           Clearview Cinema Group, Inc.                            July 2, 1998
 10.34     Registration Rights Agreement dated as of April 30,     Exhibit 10.34 to Registration
           1998 by and among John Nelson, Seth Ferman, Pamela      Statement on Form SB-2 filed
           Ferman, Martin Drescher and Clearview Cinema Group,     July 2, 1998
           Inc.
 10.35     Registration Rights Agreement dated as of June 12,      Exhibit 10.35 to Registration
           1998 by and among Clearview Cinema Group, Inc., its     Statement on Form SB-2 filed
           subsidiaries as guarantors, and Lehman Brothers,        July 2, 1998
           Inc.
 16.02     Letter regarding change in certifying accountants       Exhibit 16.01 to Current Report
                                                                   on Form 8-K filed December 16,
                                                                   1997

EXHIBIT                                                                    PRIOR FILING OR
NUMBER                         DESCRIPTION                               SEQUENTIAL PAGE NO.
------                         -----------                               -------------------
 21.01     Significant Subsidiaries                                Exhibit 10.39 to Annual Report
                                                                   on Form 10-KSB for the year
                                                                   ended December 31, 1998
 23.01     Consent of PricewaterhouseCoopers LLP                   Filed Herewith
 23.02     Consent of Wiss & Company LLP                           Filed Herewith
 24.01     Powers of Attorney (included on signature page of       Exhibit 24.01 to Registration
           this registration statement)                            Statement on S-4 filed July 21,
                                                                   1998
 25.01     Statement of Eligibility under the Trust Indenture      Exhibit 25.01 to Registration
           Act of 1939 of The Bank of New York, as trustee, on     Statement on Form S-4 filed
           Form T-1                                                July 21, 1998
 99.01     Form of letter of Transmittal                           Filed Herewith
 99.02     Form of Notice of Guaranteed Delivery                   Filed Herewith


     (b) Financial Statement Schedules

     All schedules are omitted because they are not applicable or because the required information is contained in the financial statements or notes thereto included in this Registration Statement.

ITEM 22. UNDERTAKINGS.

     The undersigned registrant hereby undertakes:

     (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

        (i) To include any prospectus required by section 10(a)(3) of the Securities Act of 1933;

        (ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement;

        (iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

     Provided, however, that paragraphs (i) and (ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Commission by the registrant pursuant to section 13 or section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement.

     (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at the time shall be deemed to be the initial bona fide offering thereof.

     (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

     (4) That, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant's annual report pursuant to section 13(a) or section 15(d) of the Securities Exchange Act of 1934 that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

     The undersigned registrant hereby undertakes to respond to requests for information that is incorporated by reference into the Prospectus pursuant to Items 4, 10(b), 11 or 13 of Form S-4, within one business day of receipt of such request, and to send the incorporated documents by first class mail or other equally prompt means. This includes information contained in documents filed subsequent to the effective date of the registration statement through the date of responding to the request.

     The undersigned registrant hereby undertakes to supply by means of a post-effective amendment all information concerning a transaction, and the company being acquired involved therein, that was not the subject of and included in the registration statement when it became effective.

                                   SIGNATURES


     In accordance with the requirements of the Securities Act of 1933, as amended, the registrant has duly caused this amendment to its exchange offer registration statement on Form S-4 to be signed on its behalf by the undersigned, thereunto duly authorized, in the Town of Chatham, State of New Jersey, on November 6, 1998.


                                          CLEARVIEW CINEMA GROUP, INC.

                                          By:         /s/ A. DALE MAYO
                                            ------------------------------------
                                                        A. Dale Mayo
                                                   Chairman of the Board,
                                               President and Chief Executive
                                                           Officer

     In accordance with the requirements of the Securities Act of 1933, as amended, this registration statement has been signed by the following persons in the capacities and on the dates indicated.


              SIGNATURE                                  CAPACITY                       DATE
              ---------                                  --------                       ----

           /s/ A. DALE MAYO               Chairman of the Board, President,       November 6, 1998
--------------------------------------    Chief Executive Officer (Principal
             A. Dale Mayo                 Executive Officer) and Director

          /s/ JOAN M. ROMINE              Vice President-Finance, Chief           November 6, 1998
--------------------------------------    Financial Officer and Treasurer
            Joan M. Romine                (Principal Financial and Accounting
                                          Officer)

*                                         Director                                November 6, 1998
--------------------------------------
Sueanne H. Mayo

*                                         Director                                November 6, 1998
--------------------------------------
Wayne Clevenger

*                                         Director                                November 6, 1998
--------------------------------------
Robert Davidoff

*                                         Director                                November 6, 1998
--------------------------------------
Brett E. Marks

*                                         Director                                November 6, 1998
--------------------------------------
Denis Newman

*                                         Director                                November 6, 1998
--------------------------------------
Philip M. Getter

         By: /s/ A. DALE MAYO
--------------------------------------
             A. Dale Mayo
  Attorney-in-Fact, pursuant to the
power of attorney previously filed as
 part of this registration statement.

                                 EXHIBIT INDEX

EXHIBIT                                                                   PRIOR FILING OR
NUMBER                        DESCRIPTION                               SEQUENTIAL PAGE NO.
------                        -----------                               -------------------
 2.01      Agreement and Plan of Merger dated as of August       Exhibit 2.01 to Current Report on
           12, 1998 by and among Clearview Cinema Group,         Form 8-K filed on August 27, 1998
           Inc., Cablevision Systems Corporation and CCG
           Holdings Inc.
 2.02      Stockholders Agreement dated as of August 12, 1998    Exhibit 2.02 to Current Report on
           by and among Cablevision Systems Corporation, A.      Form 8-K filed on August 27, 1998
           Dale Mayo, individually and as voting trustee,
           under Certain Voting Trust Agreements, and Robert
           G. Davidoff, CMNY Capitol VI, L.P., CM Co, Inc.,
           MidMark Capital, L.P., Prime Charter Ltd., Brett
           E. Marks, John Nelson, F&N Cinema, Inc., Roxbury
           Cinemas, Inc., Olde EC, Inc. (f/k/a Emerson
           Cinemas, Inc.), Michael C. Rush, Pamela Ferman,
           Seth Ferman, Craig Zeltner, Clairidge Cinemas,
           Inc., Paul Kay, Cindy Kay, and Marshall Capital
           Management, Inc.
 2.03      Agreement of Purchase and Sale by and among United    Exhibit 2.01 to Registration
           Artists Theatre Circuit, Inc., United Artists         Statement on Form SB-2 filed May
           Properties I Corp., Mamaroneck Playhouse Holding      27, 1997
           Corporation and CCC Bronxville Cinema Corp., CCC
           Mamaroneck Cinema Corp., CCC Wayne Cinema Corp.,
           CCC BC Realty Corp., CCC Cinema 304 Corp., CCC
           Larchmont Cinema Corp. and the Company, dated July
           21, 1997
 3.01      Amended and Restated Certificate of Incorporation     Exhibit 3.01 to Quarterly Report
           of Clearview Cinema Group, Inc.                       on Form 10-QSB for the Quarter
                                                                 ended June 30, 1997
 3.02      Amended and Restated By-laws of Clearview Cinema      Exhibit 3.02 to Quarterly Report
           Group, Inc.                                           on Form 10-QSB for the Quarter
                                                                 ended June 30, 1997
 4.01      Specimen Common Stock Certificate                     Exhibit 4.01 to Registration
                                                                 Statement on Form SB-2 filed May
                                                                 27, 1997
 4.02      Certificate of Designations, Preferences, Rights      Exhibit 4.02 to Annual Report on
           and Limitations of Class B Nonvoting Cumulative       Form 10-KSB for the year ended
           Redeemable Preferred Stock of Clearview Cinema        December 21, 1998
           Group, Inc.
 4.03      Certificate of Designation of Class C Convertible     Exhibit 4.01 to Current Report on
           Preferred Stock of Clearview Cinema Group, Inc.,      Form 8-K filed April 23, 1998
           dated April 23, 1998
 4.04      Indenture dated as of June 12, 1998 by and among      Exhibit 4.04 to Registration
           Clearview Cinema Group, Inc., its subsidiaries as     Statement on Form SB-2 filed July
           guarantors, and The Bank of New York                  2, 1998
 5.01      Opinion of Kirkpatrick & Lockhart LLP as to the       Exhibit 5.01 to Registration
           validity of the securities being registered           Statement on Form S-4 filed July
                                                                 21, 1998
 9.01      Voting Trust Agreement by and between Brett E.        Exhibit 9.01 to Registration
           Marks and A. Dale Mayo as Voting Trustee, dated       Statement on Form SB-2 filed May
           December 21, 1994                                     27, 1997

EXHIBIT                                                                   PRIOR FILING OR
NUMBER                        DESCRIPTION                               SEQUENTIAL PAGE NO.
------                        -----------                               -------------------
 9.02      Voting Trust Agreement by and between Michael C.      Exhibit 9.02 to Registration
           Rush and A. Dale Mayo as Voting Trustee, dated        Statement on Form SB-2 filed May
           June 20, 1995                                         27, 1997
 9.03      Voting Trust Agreement by and between Emerson         Exhibit 9.03 to Registration
           Cinema, Inc. and A. Dale Mayo as Voting Trustee,      Statement on Form SB-2 filed May
           dated May 29, 1996                                    27, 1997
 9.04      Voting Trust Agreement by and among Paul Kay,         Exhibit 9.04 to Registration
           Cindy Kay and A. Dale Mayo as Voting Trustee,         Statement on Form SB-2 filed May
           dated July 31, 1996                                   27, 1997
 9.05      Voting Trust Agreement by and between Louis G.        Exhibit 9.05 to Registration
           Novick and A. Dale Mayo as Voting Trustee, dated      Statement on Form SB-2 filed May
           August 30, 1996                                       27, 1997
 9.06      Voting Trust Agreement dated as of November 21,       Exhibit 9.01 to Current Report on
           1997 by and among F&N Cinema, Inc., Roxbury           Form 8-K filed November 21, 1997
           Cinema, Inc. and A. Dale Mayo, as Trustee
 9.07      Voting Trust Agreement dated as of December 12,       Exhibit 9.01 to Current Report on
           1997 by and among The New Bellevue Theater Corp.,     Form 8-K filed December 12, 1997
           Jesse Sayegh and A. Dale Mayo, as Trustee
 9.08      Voting Trust Agreement dated as of February 13,       Exhibit 9.08 to Registration
           1998 by and between Clairidge Cinemas, Inc. and A.    Statement on Form SB-2 filed July
           Dale Mayo, as Trustee                                 2, 1998
 9.09      Voting Trust Agreement dated as of April 30, 1998     Exhibit 9.09 to Registration
           by and among John Nelson, Seth Ferman, Pamela         Statement on Form SB-2 filed July
           Ferman, Martin Drescher and A. Dale Mayo, as          2, 1998
           Trustee
 9.10      Voting Trust Agreement dated as of September 1,       Exhibit 9.08 to Current Report on
           1997 between John Nelson and A. Dale Mayo, as         Form 8-K filed August 27, 1998
           Trustee
 9.11      Voting Trust Agreement dated as of September 1,       Exhibit 9.08 to Current Report on
           1997 between Seth Ferman and A. Dale Mayo, as         Form 8-K filed August 27, 1998
           Trustee
 9.12      Voting Trust Agreement dated as of September 1,       Exhibit 9.08 to Current Report on
           1997 between Pamela Ferman and A. Dale Mayo, as       Form 8-K filed August 27, 1998
           Trustee
 9.13      Voting Trust Agreement dated as of September 1,       Exhibit 9.08 to Current Report on
           1997, between Craig Zeltner and A. Dale Mayo, as      Form 8-K filed August 27, 1998
           Trustee
 10.01     Employment Agreement by and between the Company       Exhibit 10.08 to Registration
           and A. Dale Mayo, dated May 29, 1996                  Statement on Form SB-2 filed May
                                                                 27, 1997
 10.02     Collective Agreement by and among Cinema Grand        Exhibit 10.36 to Registration
           Avenue, Inc., Triplex Movies at Port Washington,      Statement on Form SB-2 filed May
           Inc. and the Company, CCC Grand Avenue Cinema         27, 1997
           Corp., CCC Port Washington Cinema Corp., dated
           September 8, 1995
 10.03     Management Agreement by and among Cinema Herricks,    Exhibit 10.37 to Registration
           Inc., the Company, and CCC Herricks Cinema Corp.      Statement on Form SB-2 filed May
           dated September 8, 1995                               27, 1997

EXHIBIT                                                                   PRIOR FILING OR
NUMBER                        DESCRIPTION                               SEQUENTIAL PAGE NO.
------                        -----------                               -------------------
 10.04     Letter modifying Management Agreement and             Exhibit 10.38 to Registration
           Collective Agreement dated November 17, 1995          Statement on Form SB-2 filed May
                                                                 27, 1997
 10.05     Escrow Agreement by and among Cinema Grand Avenue,    Exhibit 10.39 to Registration
           Inc., Triplex Movies at Port Washington, Inc., the    Statement on Form SB-2 filed May
           Company, CCC Grand Avenue Cinema Corp. and CCC        27, 1997
           Port Washington Cinema Corp., dated September 8,
           1995
 10.06     Escrow Agreement by and among Cinema Herricks,        Exhibit 10.40 to Registration
           Inc., the Company and CCC Cinema Herricks Corp.,      Statement on Form SB-2 filed May
           dated September 8, 1995                               27, 1997
 10.07     Non-Competition Agreement, by and among the           Exhibit 10.46 to Registration
           Company, CCC Emerson Cinema, Inc., and John           Statement on Form SB-2 filed May
           Nelson, Pamela Ferman and Seth Ferman, dated May      27, 1997
           29, 1996
 10.08     Asset Purchase Agreement among Magic Cinemas          Exhibit 10.47 to Registration
           L.L.C., CCC Tenafly Cinema Corp., CCC Bergenfield     Statement on Form SB-2 filed May
           Cinema Corp., CCC Closter Cinema Corp. and the        27, 1997
           Company, dated December 13, 1996
 10.09     Assignment of Real Estate Lease, by and between       Exhibit 10.48 to Registration
           Allwood Clifton Cinema, Inc. and CCC Allwood          Statement on Form SB-2 filed May
           Cinema Corp., dated May 29, 1996, assigning that      27, 1997
           certain lease dated November 5, 1986 by and
           between 96 Market Associates, as lessor and
           Assignor, as amended pursuant to the Lease
           Modification Agreement dated October 10, 1989
 10.10     Assignment of Real Estate Lease by and between New    Exhibit 10.49 to Registration
           City Cinemas, Inc. and CCC New City Cinema Corp.,     Statement on Form SB-2 filed May
           dated May 29, 1996, assigning that certain lease      27, 1997
           dated January 18, 1965, by and between Bridon
           Realty Co., as lessor, and Irving Sherman and
           David Sanders, as assigned by Irving Sherman and
           David Sanders to New City Town Theatre, Inc.
           pursuant to an Assignment Agreement dated February
           10, 1981, as further amended pursuant to an
           Addendum to Lease dated November 14, 1990, as
           further assigned by New City Town Theatre, Inc. to
           Assignor pursuant to an Assignment and Assumption
           of Lease dated November 14, 1990

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
EXHIBIT                                                                   PRIOR FILING OR
NUMBER                        DESCRIPTION                               SEQUENTIAL PAGE NO.
------                        -----------                               -------------------
 10.11     Assignment of Real Estate Lease by and between        Exhibit 10.50 to Registration
           Emerson Cinema, Inc. and CCC Emerson Cinema Corp.,    Statement on Form SB-2 filed May
           dated May 29, 1996, assigning that certain lease      27, 1997
           by and between Robert Nelson, Bernat Nelson and
           Leo Zucker doing business as Robert Lee Realty
           Co., a partnership and Irving Sherman, David
           Sanders and Albert Margulies, dated January 18,
           1965, as further amended by Lessor and Emerson
           Town Theatre, Inc. pursuant to an Extension and
           Modification of Lease dated July 12, 1982, as
           further amended by Lessor and Emerson Town
           Theatre, Inc. pursuant to an Addendum to Lease
           dated June 1, 1986, and further amended and
           assigned by Emerson Town Theatre, Inc. to Emerson
           Cinema, Inc. pursuant to an Addendum to Lease
           dated November 18, 1988 among Lessor, Emerson Town
           Theatre, Inc. and Assignor
 10.12     Form of Lock-up Agreement                             Exhibit 10.52 to Registration
                                                                 Statement on Form SB-2 filed May
                                                                 27, 1997
 10.13     Consent and Waiver Agreement dated May 23, 1997 by    Exhibit 10.53 to Registration
           and among the Company, CMNY Capital II, L.P.,         Statement on Form SB-2 filed May
           MidMark Capital, L.P., Emerson Cinema, Inc., A.       27, 1997
           Dale Mayo, Brett E. Marks, Michael C. Rush, Paul
           and Cindy Kay and Louis G. Novick
 10.14     Termination Agreement for Stockholders and            Exhibit 10.54 to Registration
           Registration Rights Agreement dated May 23, 1997      Statement on Form SB-2 filed May
           by and among the Company, CMNY Capital II, L.P.,      27, 1997
           MidMark Capital, L.P., A. Dale Mayo, Brett E.
           Marks, Michael C. Rush, Emerson Cinema, Inc., Paul
           and Cindy Kay and Louis G. Novick
 10.15     Exchange and Termination Agreement dated May 23,      Exhibit 10.55 to Registration
           1997 by and among the Company, MidMark Capital,       Statement on Form SB-2 filed May
           L.P., and A. Dale Mayo                                27, 1997
 10.16     Exchange and Termination Agreement dated May 23,      Exhibit 10.56 to Registration
           1997 by and among the Company, CMNY Capital II,       Statement on Form SB-2 filed May
           L.P., CMCO, Inc., Robert G. Davidoff, A. Dale         27, 1997
           Mayo, Brett E. Marks and Michael C. Rush
 10.17     Registration Rights Agreement dated May 23, 1997      Exhibit 10.58 to Registration
           by and among the Company, CMNY Capital II, L.P.,      Statement on Form SB-2 filed May
           MidMark Capital, L.P., Emerson Cinema, Inc., A.       27, 1997
           Dale Mayo, Brett E. Marks, Michael C. Rush, Paul
           and Cindy Kay and Louis G. Novick
 10.18     Form of Consulting Agreement by and between the       Exhibit 10.59 to Registration
           Company and MidMark Associates, Inc.                  Statement on Form SB-2 filed May
                                                                 27, 1997
 10.19     Clearview Cinema Group, Inc. 1997 Stock Incentive     Exhibit 10.63 to Registration
           Plan                                                  Statement on Form SB-2 filed May
                                                                 27, 1997
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

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
EXHIBIT                                                                   PRIOR FILING OR
NUMBER                        DESCRIPTION                               SEQUENTIAL PAGE NO.
------                        -----------                               -------------------
 10.20     Consulting and Confidentiality Agreement by and       Exhibit 10.64 to Registration
           between the Company and Brett E. Marks                Statement on Form SB-2 filed May
                                                                 27, 1997
 10.21     Second Amended and Restated Credit Agreement by       Exhibit 10.21 to Registration
           and between Clearview Cinema Group, Inc. and The      Statement on Form SB-2 filed July
           Provident Bank, dated June 12, 1998                   2, 1998
 10.22     Agreement, dated as of September 1, 1997, by among    Exhibit 10.02 to Quarterly Report
           Clearview Cinema Group, Inc., First New York          on Form 10-QSB for the Quarter
           Reality Co. Inc., and Brett Marks                     ended June 30, 1997
 10.23     Registration Rights Agreement dated as of November    Exhibit 10.03 to Current Report
           21, 1997 by and among Clearview Cinema Group,         on Form 8-K filed November 21,
           Inc., F&N Cinema, Inc. and Roxbury Cinema, Inc.       1997
 10.24     Assignment by F&N Cinema, Inc. dated November 7,      Exhibit 10.04 to Current Report
           1997 assigning to CCC Parsippany Cinema Corp. that    on Form 8-K filed November 21,
           certain Ground Lease between The Trustees of Net      1997
           Realty Holding Trust and F&N Cinema, Inc. dated
           May 12, 1993, as amended by the First Amendment to
           Ground Lease dated July 11, 1994, and as further
           amended by Second Amendment to Ground Lease dated
           December 19, 1994
 10.25     Assignment, Acceptance of Assignment and Consent      Exhibit 10.05 to Current Report
           to Assignment of Lease between Roxbury Cinema Inc.    on Form 8-K filed November 21,
           and CCC Succasunna Cinema Corp., dated November       1997
           21, 1997, assigning that certain Lease between
           First Roxbury Company and Roxbury Cinema Inc.
           dated May 24, 1989, as amended by Lease
           Modification Agreement dated May 2, 1990, and as
           further amended by Second Lease Modification
           Agreement dated December 20, 1994
 10.26     Lease dated December 1997 between Jesse Y. Sayegh     Exhibit 10.01 to Current Report
           and CCC Bellevue Cinema Corp. together with Rider     on Form 8-K filed December 12,
           to Lease, as amended by Rider Attachment to Lease     1997
           dated December 12, 1997
 10.27     Registration Rights Agreement dated as of December    Exhibit 10.02 to Current Report
           12, 1997 by and among Clearview Cinema Group,         on Form 8-K filed December 12,
           Inc., The New Bellevue Theater Corp. and Jesse        1997
           Sayegh
 10.28     Assignment and Assumption and Consent to              Exhibit 10.03 to Current Report
           Assignment of Lease dated December 12, 1997 by and    on Form 8-K filed December 12,
           among Jesse Sayegh, CCC Cedar Grove Cinema Corp.,     1997
           Clearview Cinema Group, Inc. and Leonard Diener
           Investment Company, assigning that certain Lease
           Agreement by and between Beatrice Diener d/b/a/
           Leonard Diener Investment Company and Jesse Sayegh
           dated May 29, 1990, as amended by letter dated
           March 26, 1997

EXHIBIT                                                                   PRIOR FILING OR
NUMBER                        DESCRIPTION                               SEQUENTIAL PAGE NO.
------                        -----------                               -------------------
 10.29     Assignment and Assumption and Consent to              Exhibit 10.04 to Current Report
           Assignment of Lease dated December 12, 1997 by and    on Form 8-K filed December 12,
           among Jesse Sayegh, CCC Kin Mall Cinema Corp.,        1997
           Clearview Cinema Group, Inc. and C.J.M.
           Enterprises, Inc., assigning that certain Lease by
           and between Lester M. Entin Associates and C.J.M.
           Enterprises, Inc. dated December 17, 1991, as
           amended by First Amendment to lease dated December
           31, 1996
 10.30     Assignment and Assumption and Consent to              Exhibit 10.05 to Current Report
           Assignment of Lease dated December 12, 1997 by and    on Form 8-K filed December 12,
           among Jesse Sayegh, CCC Middlebrook Cinema Corp.,     1997
           Clearview Cinema Group, Inc., Westwood Oaks, Inc.
           and Westwood Oaks Associates, assigning that
           certain Lease by and between Westwood Oaks, Inc.
           and Jesse Sayegh dated September 28, 1993,
           together with Rider LC to Lease
 10.31     Securities Purchase Agreement dated as of April       Exhibit 10.01 to Current Report
           23, 1998, by and between Clearview Cinema Group,      on Form 8-K filed April 23, 1998
           Inc. and Proprietary Convertible Investment Group,
           Inc.
 10.32     Registration Rights Agreement dated as April 23,      Exhibit 10.02 to Current Report
           1998, by and between Clearview Cinema Group, Inc.,    on Form 8-K filed April 23, 1998
           and Proprietary Convertible Investment Group, Inc.
           (n/k/a Marshall Capital Management, Inc.)
 10.33     Registration Rights Agreement dated as of February    Exhibit 10.33 to Registration
           13, 1998 by and between Clairidge Cinemas, Inc.       Statement on Form SB-2 filed July
           and Clearview Cinema Group, Inc.                      2, 1998
 10.34     Registration Rights Agreement dated as of April       Exhibit 10.34 to Registration
           30, 1998 by and among John Nelson, Seth Ferman,       Statement on Form SB-2 filed July
           Pamela Ferman, Martin Drescher and Clearview          2, 1998
           Cinema Group, Inc.
 10.35     Registration Rights Agreement dated as of June 12,    Exhibit 10.35 to Registration
           1998 by and among Clearview Cinema Group, Inc.,       Statement on Form SB-2 filed July
           its subsidiaries as guarantors, and Lehman            2, 1998
           Brothers, Inc.
 16.02     Letter regarding change in certifying accountants     Exhibit 16.01 to Current Report
                                                                 on Form 8-K filed December 16,
                                                                 1997
 21.01     Significant Subsidiaries                              Exhibit 10.39 to Annual Report on
                                                                 Form 10-KSB for the year ended
                                                                 December 31, 1998
 23.01     Consent of PricewaterhouseCoopers LLP                 Filed Herewith
 23.02     Consent of Wiss & Company LLP                         Filed Herewith
 24.01     Powers of Attorney (included on signature page of     Exhibit 24.01 to Registration
           this registration statement)                          Statement on Form S-4 filed July
                                                                 21, 1998
 25.01     Statement of Eligibility under the Trust Indenture    Exhibit 25.01 to Registration
           Act of 1939 of The Bank of New York, as trustee,      Statement on Form S-4 filed July
           on Form T-1                                           21, 1998
 99.01     Form of letter of Transmittal                         Filed Herewith
 99.02     Form of Notice of Guaranteed Delivery                 Filed Herewith